As filed with the Securities and Exchange Commission on March 1, 2002
                                            Registration Statement No. 333-71532
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                               AMENDMENT NO. 3 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           TLC LASER EYE CENTERS INC.
             (Exact Name of Registrant as Specified in its Charter)

            Ontario                                         8093
(State or Other Jurisdiction of                (Primary Standard Industrial
 Incorporation or Organization)                Classification Code Number)

                                    980151150
                                (I.R.S. Employer
                             Identification Number)

                                5280 Solar Drive
                                    Suite 300
                          Mississauga, Ontario L4W 5M8
                                 (905) 602-2020
   (Address, Including Zip Code and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Office)

                                Andrew Beck, Esq.
                                    Torys LLP
                                 237 Park Avenue
                               New York, New York
                                   10017-3142
                                 (212) 880-6000
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

           David Chaikof, Esq.
                Torys LLP                           Lloyd Fiorini, Esq.
     Suite 3000, Maritime Life Tower            TLC Laser Eye Centers Inc.
         P.O. Box 270, TD Centre                     5280 Solar Drive
        79 Wellington Street West                        Suite 300
         Toronto, Ontario M5K 1E2              Mississauga, Ontario L4W 5M8
              (416) 865-0040                          (905) 602-2020

                              Thomas A. Litz, Esq.
                           Andrew J. Klinghammer, Esq.
                               Thompson Coburn LLP
                                One Firstar Plaza
                            St. Louis, Missouri 63101
                                 (314) 552-6000

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and the conditions described herein have been satisfied or waived.

                  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Each Class of          Amount to be        Proposed Maximum            Proposed Maximum                Amount of
Securities to be Registered     Registered (2)      Offering Price Per Unit     Aggregate Offering Price (3)    Registration Fee(4)
------------------------------------------------------------------------------------------------------------------------------------
Common Shares (1)               35,001,330 Shares           $2.39                     $86,616,498                  $21,654.12
------------------------------------------------------------------------------------------------------------------------------------

(1)   Includes one attached common share purchase right per share.
(2) Based upon an assumed maximum number of shares that may be issued in the merger. At the time of the merger, LaserVision is expected to have outstanding 28,019,450 common shares and options and warrants to purchase 8,297,740 common shares.
(3) Estimated solely for the purpose of calculating the registration fee calculated pursuant to Rule 457(f)(1) under the Securities Act of 1933 on the basis of the aggregate market value of the LaserVision common stock to be exchanged for the securities to be issued by the Registrant calculated by multiplying $2.385, the average of the high and low prices per share of the LaserVision common stock reported on the Nasdaq National Market System on October 11, 2001, by the aggregate number of shares of LaserVision common stock (i) outstanding on October 11, 2001 and (ii) issuable pursuant to all outstanding options and warrants.
(4) The total amount of the registration fee was paid previously upon the initial filing of this registration statement.

                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

   [Logo of TLC Laser Eye Centers Inc.]     [Logo of Laser Vision Centers, Inc.]

Proxy Statement/Management Proxy Statement Information Circular and Prospectus for up to 35,001,330 common shares

                    Merger Proposed - Your Vote Is Important

      The boards of directors of TLC Laser Eye Centers Inc. and Laser Vision Centers, Inc. have approved an agreement and plan of merger whereby TLC will acquire Laser Vision Centers, Inc. through a merger. In the merger, each share of LaserVision common stock will be converted into the right to receive 0.95 of a TLC common share. After the merger, TLC will change its name to TLC VISION Corporation.

      We expect that the merger generally will be tax-free for LaserVision shareholders resident in the United States with respect to the TLC common shares they receive in the merger.

      The exchange ratio is fixed, meaning that it will not be adjusted based on changes in the prices of the common stock of TLC or LaserVision prior to the closing. Therefore, the value of the TLC common shares which you will receive in the merger may increase or decrease before the merger.

      Based on the closing price of TLC common shares on the Nasdaq National Market System of $2.12 on February 28, 2002, the 0.95 exchange ratio represented approximately $2.01 in value for each share of LaserVision common stock. We urge you to obtain current market price quotations for TLC and LaserVision common stock. The TLC common shares are traded on The Toronto Stock Exchange under the symbol "TLC" and on the Nasdaq National Market System under the symbol "TLCV." The common stock of LaserVision is traded on the Nasdaq National Market System under the symbol "LVCI."

      Each company will hold a meeting of its shareholders to vote on this merger proposal and other selected matters. Whether or not you plan to attend your meeting, please take the time to vote by completing and mailing the enclosed proxy card. The date of the TLC meeting is April 18, 2002 and the date of the LaserVision meeting is April 18, 2002. We enthusiastically join the other members of our respective boards of directors in unanimously recommending that our respective shareholders vote FOR the merger.


            /s/ Elias Vamvakas                  /s/ John J. Klobnak
            --------------------------          --------------------------
            Elias Vamvakas                      John J. Klobnak
            Chairman of the Board               Chairman of the Board
            TLC Laser Eye Centers Inc.          Laser Vision Centers, Inc.

      For a discussion of certain risk factors which you should consider in evaluating the merger, see "Risk Factors" beginning on page 24.

      Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this document or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated March 1, 2002 and is being first mailed on or about March 7, 2002.

                           TLC LASER EYE CENTERS INC.

                              ___________________

            NOTICE OF 2001 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 18, 2002

                              ___________________

      NOTICE IS HEREBY GIVEN THAT the 2001 annual and special meeting of the shareholders of TLC Laser Eye Centers Inc. will be held on April 18, 2002 at 10:00 a.m., Eastern Standard Time at News Theatre, 98 The Esplanade, Toronto, Ontario for the following purposes.

      1. To approve the transactions contemplated by an agreement and plan of merger dated as of August 25, 2001, by and among Laser Vision Centers, Inc., TLC and a wholly owned subsidiary of TLC that provides for the wholly owned subsidiary of TLC to merge with and into LaserVision; in the merger, LaserVision will become a subsidiary of TLC and each share of LaserVision common stock will be converted into the right to receive 0.95 of a TLC common share;

      2. To approve amending TLC's articles of incorporation to change its corporate name from "TLC Laser Eye Centers Inc." to "TLC VISION Corporation;"

      3. To approve the continuance of TLC under the laws of New Brunswick, including the adoption of new by-laws;

      4. To approve amending TLC's articles of incorporation to increase the maximum number of directors from ten to fifteen;

      5. To approve the repricing of TLC stock options with an exercise price above $8.688;

      6. To elect eleven directors for the ensuing year. Four of the nominee directors currently serve as directors of LaserVision and their election as directors will be effective when the merger is completed;

      7. To receive the consolidated financial statements of TLC for the fiscal year ended May 31, 2001, together with the report of the auditors thereon;

      8. To appoint Ernst & Young LLP as auditors of TLC for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors;

      9. To transact such further business as may properly come before the annual and special meeting or any adjournment thereof; and

      10. If necessary, to adjourn or postpone the annual and special meeting.

      The text of the special resolutions approving items 1 to 5, above, is contained in Appendix F to the accompanying joint proxy statement/prospectus. A shareholder who dissents in respect of the continuance of TLC under the laws of New Brunswick is entitled to be paid the fair value of his or her shares in accordance with Section 185 of the Business Corporations Act (Ontario). Shareholders who wish to dissent should carefully review the section entitled "Information Regarding the TLC Shareholder Meeting - Resolution 3: Approval of the Continuance of TLC under the Laws of New Brunswick and the Adoption of New By-Laws - Dissenters' Rights" in, and Schedule E to, the accompanying joint proxy statement/prospectus.

      TLC's board of directors has fixed the close of business on March 5, 2002 as the record date for determining TLC's shareholders entitled to notice of and to vote at its annual and special meeting.


                                      (ii)

      TLC's management is soliciting the enclosed proxy. Please refer to the accompanying joint proxy statement/prospectus, which is a management information circular under Canadian law, for further information with respect to the business to be transacted at the annual and special meeting. The joint proxy statement/prospectus and its appendices are deemed incorporated by reference in and to form part of this notice. TLC's management requests that you complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the annual and special meeting in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the annual and special meeting.

      The TLC board of directors recommends that you vote FOR each of the above proposals.

                                        By Order of the Board of Directors


                                        /s/ Lloyd D. Fiorini
                                        ----------------------------------------
                                        Lloyd D. Fiorini
                                        General Counsel and Secretary

Mississauga, Ontario
March 1, 2002

      Whether or not you expect to attend the annual and special meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to assure that your shares are represented. If you execute a proxy card, you may still attend the annual and special meeting, revoke your proxy and vote your shares in person. However, attending the annual and special meeting in person will not revoke your proxy unless you follow the procedures explained under "Information Regarding the TLC Shareholder Meeting -- Revocation of Proxies" in the accompanying joint proxy statement/prospectus.


                                     (iii)

                           LASER VISION CENTERS, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 18, 2002

To the Shareholders of Laser Vision Centers, Inc.:

      We will hold a special meeting of shareholders of Laser Vision Centers, Inc., a Delaware corporation, on April 18, 2002, at 9:00 a.m., Central Standard Time, at the Doubletree Hotel and Conference Center, 16625 Swingley Ridge Drive, Chesterfield, Missouri 63017, for the purpose of considering and voting upon the following:

      1. A proposal to approve the acquisition of LaserVision by TLC Laser Eye Centers Inc., an Ontario corporation, in accordance with the agreement and plan of merger, dated as of August 25, 2001, by and among LaserVision, TLC and a wholly owned subsidiary of TLC, and the transactions contemplated by that agreement. Under the terms of the agreement and plan of merger, a subsidiary of TLC will merge with and into LaserVision and LaserVision will become a wholly owned subsidiary of TLC. In the merger, each share of LaserVision common stock will be converted into the right to receive 0.95 of a TLC common share;

      2. To authorize the board of directors of LaserVision to adjourn the special meeting to permit further solicitation of proxies, if necessary; and

      3. To transact any other business that may properly come before the special meeting or any adjournments or postponements of the special meeting.

      These items of business are described in the accompanying joint proxy statement/prospectus. You may vote your shares at the special meeting if you are a shareholder of record on March 1, 2002. A shareholder list dated as of the record date will be available for inspection by any shareholder at the offices of Laser Vision in St. Louis, Missouri for ten days prior to the special meeting.

                                    By Order of the Board of Directors


                                    /s/ Robert W. May
                                    --------------------------------------------
                                    Robert W. May
                                    Vice Chairman, General Counsel and Secretary

St. Louis, Missouri
March 1, 2002

      Please sign, date and return the enclosed proxy as soon as possible, whether or not you plan to attend the special meeting. We have enclosed a postage-paid return envelope for your convenience. You may withdraw your proxy at any time prior to or at the special meeting.

      Please read carefully the accompanying joint proxy statement/prospectus and the copy of the merger agreement that appears as Appendix A to the joint proxy statement/prospectus. The joint proxy statement/prospectus describes the proposed merger and certain other transactions entered into in connection with the merger. The joint proxy statement/prospectus and its appendices are deemed incorporated by reference in and to form a part of this notice.

      Your board of directors recommends that you vote FOR approval of the agreement and plan of merger and the transactions contemplated thereby and authorization to adjourn the meeting to permit further solicitation of proxies.


                                      (iv)

                                TABLE OF CONTENTS

TLC LASER EYE CENTERS INC. NOTICE OF 2001 ANNUAL AND SPECIAL MEETING OF
SHAREHOLDERS..................................................................ii

LASER VISION CENTERS, INC. NOTICE OF SPECIAL MEETING OF SHAREHOLDERS..........iv

ADDITIONAL INFORMATION.........................................................1

QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................2

SUMMARY........................................................................4

RISK FACTORS..................................................................24

FORWARD-LOOKING STATEMENTS....................................................35

INFORMATION REGARDING THE TLC SHAREHOLDER MEETING.............................37
Solicitation of Proxies.......................................................37
Appointment of Proxies........................................................37
Non-Registered Shareholders...................................................37
Revocation of Proxies.........................................................38
Voting of Proxies.............................................................39
Voting Shares and Record Date.................................................39
Business to be Conducted at the Meeting.......................................39
Other Business................................................................50
Information on Executive Compensation.........................................50
Report On Executive Compensation..............................................54
Compensation of Directors.....................................................55
Performance Graph.............................................................55
Statement of Corporate Governance Policies....................................56
Audit Committee Report........................................................58
Directors' and Officers' Liability Insurance..................................58
Certain Relationships and Related Party Transactions..........................59
Security Ownership of Certain Beneficial Owners and Management................59
Section 16(a) Beneficial Ownership Reporting Compliance.......................60

INFORMATION REGARDING THE LASERVISION SHAREHOLDER MEETING.....................61
Solicitation of Proxies.......................................................61
Appointment of Proxies........................................................61
Matters to Be Considered......................................................62
Record Date and Voting Rights.................................................62
Recommendation of LaserVision Board of Directors..............................62
Security Ownership of Certain Beneficial Owners And Management................62

THE MERGER....................................................................64
General.......................................................................64
Background and Reasons for the Merger.........................................65
Recommendation of TLC Board of Directors......................................68
Recommendation of LaserVision Board of Directors..............................70
Certain Projections (Unaudited)...............................................72
Opinion of SG Cowen...........................................................74
Opinion of Goldman Sachs......................................................88
Conditions to the Merger......................................................94


                                      (v)

Non-Solicitation Obligations of LaserVision...................................96
Other Covenants...............................................................97
Termination of the Merger Agreement...........................................98
Amendments and Waivers to the Merger Agreement................................99
Representations and Warranties...............................................100
Exchange of Share Certificates...............................................100
Treatment of Fractional Shares...............................................101
Accounting Treatment.........................................................101
Material U.S. Federal Income Tax Consequences................................102
Interests of Specified Persons in the Merger.................................105
Fees Payable to Financial Advisors...........................................107
Resale Restrictions..........................................................107
Stock Exchange Listings......................................................107
Regulatory Matters...........................................................107
Fees and Expenses............................................................108

TLC SELECTED CONSOLIDATED FINANCIAL INFORMATION..............................109

LASERVISION SELECTED CONSOLIDATED FINANCIAL DATA.............................111

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION FOR TLC VISION............113

COMPARATIVE MARKET PRICE DATA................................................125

THE COMPANIES AFTER THE MERGER...............................................127
General......................................................................127
Plans and Proposals..........................................................127
Directors and Officers.......................................................127
Principal Holders of Securities..............................................131
Dividend Policy..............................................................131
Independent Auditors.........................................................131
Transfer Agent and Registrar.................................................131
Certain Relationships and Related Party Transactions.........................131

DESCRIPTION OF TLC SHARE CAPITAL.............................................133
General......................................................................133
TLC Shareholder Rights Plan..................................................133

BUSINESS OF TLC..............................................................136
General......................................................................136
Recent Developments..........................................................136

BUSINESS OF LASERVISION......................................................138
General......................................................................138
Recent Developments..........................................................139

COMPARISON OF SHAREHOLDER RIGHTS.............................................140
Ontario Law Compared To New Brunswick Law....................................140
Delaware Law Compared To New Brunswick Law...................................142

LEGAL MATTERS................................................................150

EXPERTS......................................................................150


                                      (vi)

SHAREHOLDER PROPOSALS........................................................151

WHERE YOU CAN FIND MORE INFORMATION..........................................151

DIRECTORS' APPROVAL..........................................................154

APPENDIX A AGREEMENT AND PLAN OF MERGER......................................A-1

APPENDIX B OPINION OF SG COWEN SECURITIES CORPORATION........................B-1

APPENDIX C OPINION OF GOLDMAN, SACHS & CO....................................C-1

APPENDIX D PROPOSED ARTICLES AND BY-LAWS OF TLC VISION CORPORATION...........D-1

APPENDIX E SECTION 185 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)............E-1

APPENDIX F TLC SHAREHOLDERS RESOLUTIONS......................................F-1

APPENDIX G AUDIT COMMITTEE TERMS OF REFERENCE OF TLC LASER EYE CENTERS INC...G-1

APPENDIX H CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES CONSOLIDATED
FINANCIAL STATEMENTS.........................................................H-1

APPENDIX I ADDITIONAL INFORMATION FOR CANADIAN SHAREHOLDERS OF TLC ON
THE DIFFERENCES BETWEEN U.S. AND CANADIAN GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES...................................................................I-1


                                     (vii)

                             ADDITIONAL INFORMATION

      This joint proxy statement/prospectus incorporates important business and financial information about TLC and LaserVision from other documents filed with the U.S. Securities and Exchange Commission that are not delivered with or included in this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain copies of each of the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

     TLC Laser Eye Centers Inc.                   Laser Vision Centers, Inc.
     5280 Solar Drive                             540 Maryville Centre Drive
     Suite 300                                    Suite 200
     Mississauga, Ontario L4W 5M8                 St. Louis, Missouri 63141
     Attention: Investor Relations Department     Attention: Investor Relations
                                                             Department
     Telephone: (905) 602-2020                    Telephone: (314) 434-6900

      If you would like to request documents, please do so by April 11, 2002 in order to receive them before the meetings. If you request any documents from either of us, we will mail them to you by first class mail, or another equally prompt means, within one business day after the request is received.

      See "Where You Can Find More Information" on page 151 for more information on where you can find reports and other information on TLC and LaserVision and other documents that have been filed relating to the merger.

                              ___________________

      In this joint proxy statement/prospectus, $ refers to U.S. dollars and Cdn$ refers to Canadian dollars.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

      The following questions and answers highlight the most important aspects of the merger, but do not cover all of the information in this joint proxy statement/prospectus. You should read this entire joint proxy statement/prospectus carefully.

Q:    What will happen in the merger?

A: A wholly owned subsidiary of TLC will merge with and into LaserVision. LaserVision will continue as the surviving corporation and will be a wholly owned subsidiary of TLC.

Q:    Why are TLC and LaserVision proposing the merger?

A: The boards of directors of both companies believe the merger is in the best interests of both companies and their respective shareholders. TLC and LaserVision believe that the combined company will have the efficiencies and resources to capture the full value of its growth potential. TLC and LaserVision believe that the merger combines the complementary strengths of each organization, enabling the value of each company's assets to be more fully realized. Combining the companies should help position TLC VISION for growth by providing cost controls and the resources and combined operating efficiencies needed for expanded franchises and other development opportunities.

Q:    What do I need to do now?

A: You should carefully read and consider the information contained in this document. Then, please fill out, sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your meeting. If a returned card is signed but does not specify a choice, your proxy will be voted FOR the matters being considered at your meeting.

Q:    Who can vote at the meetings?

A: You may vote at the TLC shareholder meeting if you owned TLC common shares at the close of business on March 5, 2002. You may vote at the LaserVision shareholder meeting if you owned shares of LaserVision common stock at the close of business on March 1, 2002. If you acquired TLC common shares after those dates you may be able to vote those shares if you comply with the procedures described in this joint proxy statement/prospectus.

Q: How many votes are required to approve the merger agreement and matters relating to the merger agreement?

A: Approval of the merger by TLC shareholders requires the affirmative vote of a majority of the votes cast at the TLC shareholder meeting. Approval of the merger by the LaserVision shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of LaserVision. In addition, some matters related to the merger, such as approval of the continuance of TLC under the laws of New Brunswick and the adoption of new by-laws, the change of name of TLC, and the increase in the size of the TLC board of directors, require the affirmative vote of at least two-thirds of the votes cast at the TLC shareholder meeting.

Q:    May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at your company's meeting. If you are a shareholder of TLC, you can revoke your proxy in one of three ways. First, you can deposit a written notice stating that you would like to revoke your proxy with the transfer agent no later than the last business day prior to the meeting or with the chair at the meeting. Second, you can complete and deposit a new proxy card with the Secretary of TLC c/o CIBC Mellon Trust Company not later than the close of business on April 16, 2002. Third, you may attend your company's meeting and vote in person. If you are a LaserVision shareholder, you may revoke your proxy by sending a written notice of revocation or a properly executed proxy card bearing a later date to LaserVision's corporate secretary, or by attending the special meeting and electing to vote in person. Simply attending the meeting, however, will not revoke your proxy. You must follow the proper procedure to revoke your proxy at the meeting. If you have instructed a broker or other intermediary on how to vote your shares, you must follow directions received from your broker or other intermediary on how to change your vote.

Q:    What rights do I have if I oppose the merger and related matters?

A: TLC shareholders have dissenters' rights with respect to the continuance of TLC under the laws of New Brunswick. TLC shareholders who properly exercise their dissenters' rights will be entitled to be paid the fair value of their TLC common shares. LaserVision shareholders do not have dissenters' rights in connection with the merger.

Q:    Should I send in my stock certificate now?

A: No. After the merger is completed, LaserVision shareholders will receive written instructions for exchanging their stock certificates for new certificates representing the consideration to be received by them in the merger. Please do not send in your stock certificates with your proxy. TLC shareholders will not be required to exchange their share certificates representing TLC common shares as a result of the merger.

Q:    Who can help answer my questions?

A: If you have any questions about the matters addressed in this joint proxy statement/prospectus or if you need additional copies of this joint proxy statement/prospectus, you should contact:

      Shareholders of TLC:

      TLC Laser Eye Centers Inc.
      5280 Solar Drive
      Suite 300
      Mississauga, Ontario L4W 5M8
      Canada
      (905) 602-2020
      Attention: Investor Relations Department

      Shareholders of LaserVision:

      Laser Vision Centers, Inc.
      540 Maryville Centre Drive
      Suite 200
      St. Louis, Missouri 63141
      (314) 434-6900
      Attention: Investor Relations Department

--------------------------------------------------------------------------------

                                     SUMMARY

      This summary highlights selected information about the merger from this document and may not contain all of the information that is important to you. The summary should be read together with the more detailed information and financial statements and related notes and other financial information contained elsewhere or incorporated by reference in this joint proxy statement/prospectus. Many items in this summary include a page reference directing you to a more complete description of that item.

The Companies
(pages 136 to 139)

 TLC Laser Eye Centers Inc.            TLC, an Ontario corporation, is one of
      5280 Solar Drive                 the largest providers of laser vision
          Suite 300                    correction services in North America. TLC
Mississauga, Ontario L4W 5M8           owns and manages eye care centers which,
           Canada                      together with TLC's network of over
       (905) 602-2020                  12,500 eye care doctors, provide laser
                                       vision correction of common refractive
                                       disorders such as nearsightedness,
                                       farsightedness and astigmatism. TLC,
                                       which commenced operations in 1993,
                                       currently has 59 refractive centers in 28 states and provinces throughout the
                                       United States and Canada.

                                       TLC Acquisition II Corp., referred to as the merger subsidiary, is a wholly owned subsidiary of TLC. The merger subsidiary was incorporated under the laws of Delaware on August 21, 2001. The merger subsidiary will merge with and into LaserVision on the effective date of the merger.

Laser Vision Centers, Inc.             LaserVision, a Delaware corporation,
540 Maryville Centre Drive             provides access to computer-controlled
        Suite 200                      lasers called excimer lasers, automated
St. Louis, Missouri 63141              microsurgical instruments used to create
      (314) 434-6900                   a thin flap on the eye called
                                       microkeratomes, other equipment and
                                       support services such as training,
                                       technical support and equipment
                                       maintenance to eye surgeons for the
                                       treatment of nearsightedness,
                                       farsightedness, astigmatism and cataracts primarily in the United States. Much of LaserVision's equipment is mobile and is routinely moved from location to location in response to demand for procedures.
                                       LaserVision also provides equipment at
                                       fixed locations.

                                       In August 2001, LaserVision acquired
                                       assets and liabilities of ClearVision
                                       Laser Centers, Inc., a Nevada
                                       corporation, and its wholly owned
                                       subsidiaries. ClearVision developed and
                                       operated excimer laser centers for the
                                       correction of refractive vision disorders and provided mobile access to excimer lasers in 13 states in the United States.

The TLC Meeting                        TLC will hold its annual and special
(pages 37 to 60)                       meeting on April 18, 2002 at 10:00 a.m.
                                       Eastern Standard Time at News
                                       Theatre, 98 The Esplanade, Toronto,
                                       Ontario. At the meeting, the
                                       shareholders of TLC will be asked to
                                       consider and vote upon a number of
                                       resolutions described and included in
                                       this document, including a resolution to approve the merger agreement that provides for the merger subsidiary to merge with and into LaserVision. Under the terms of the merger agreement, LaserVision will become a wholly owned subsidiary of TLC and each share of LaserVision common stock will be converted into the right to receive 0.95 of a TLC common share. The other resolutions that shareholders will be asked to consider are

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                                       4
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                                       resolutions approving:

                                         o  the change of the name of TLC to
                                            "TLC VISION Corporation;"

                                         o  the continuance of TLC under the
                                            laws of New Brunswick, including the
                                            adoption of new by-laws;

                                         o  an increase in the maximum number of
                                            directors from 10 to 15 directors;
                                            and

                                         o  the repricing of TLC stock options
                                            with an exercise price above $8.688.

                                       Because the TLC meeting is also an annual meeting, shareholders of TLC will also be asked to vote on the election of directors, including four directors designated by LaserVision whose terms of office will begin at the time the merger becomes effective, to appoint auditors and to receive the consolidated financial statements of TLC for the fiscal year ended May 31, 2001.

The LaserVision Meeting                LaserVision will hold its special
(pages 61 to 63)                       meeting on April 18, 2002 at 9:00 a.m.,
                                       Central Standard Time, at the Doubletree
                                       Hotel and Conference Center, 16625
                                       Swingley Ridge Drive, Chesterfield,
                                       Missouri 63017. At the meeting, the
                                       shareholders of LaserVision will be
                                       asked to consider and vote upon the
                                       merger agreement that provides for the
                                       merger subsidiary to merge with and into LaserVision. Under the terms of the merger agreement, LaserVision will become a wholly owned subsidiary of TLC and each share of LaserVision common stock will be converted into the right to receive 0.95 of a TLC common share.

The Merger                             To understand the merger fully and for a
(pages 64 to 108)                      more complete description of the legal
                                       terms of the merger, you should read
                                       carefully this entire document and the
                                       documents incorporated by reference. The merger agreement appears as Appendix A to this joint proxy statement/prospectus.
                                       TLC and LaserVision encourage you to read the merger agreement. It is the legal document that governs the merger.

                                       TLC, the merger subsidiary and
                                       LaserVision have entered into a merger
                                       agreement dated August 25, 2001. The
                                       merger agreement provides for the merger of the merger subsidiary with and into LaserVision. After the merger, LaserVision will be the surviving corporation and will become a wholly owned subsidiary of TLC. This merger will be effective as soon as practicable and in any event not later than the last day of the month and five business days after the satisfaction of or, to the extent permitted under the merger agreement, waiver of, all conditions to the merger contained in the merger agreement, whichever is later.

                                       The merger is conditional upon the
                                       completion of a number of items,
                                       including:

                                         o  regulatory and shareholder approval;

                                         o  the expiration or termination of the
                                            relevant waiting period under the
                                            Hart-Scott-Rodino Antitrust
                                            Improvements Act of 1976, as
                                            amended, which waiting period
                                            expired on October 18, 2001;

                                         o  the filing and effectiveness of one
                                            or more registration statements

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                                       5
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                                            filed by TLC with the U.S.
                                            Securities and Exchange Commission
                                            with respect to the common shares of
                                            TLC to be issued under the merger
                                            agreement and TLC common shares
                                            issuable upon the exercise of TLC
                                            stock options issued under the
                                            merger agreement;

                                         o  the written opinion of counsel to
                                            the effect that the merger will
                                            constitute a tax-free reorganization
                                            under the Internal Revenue Code of
                                            1986, as amended, which opinion has
                                            been delivered;

                                         o  the receipt by each of LaserVision
                                            and TLC of a written fairness
                                            opinion from its respective
                                            independent financial advisor, each
                                            of which has been received;

                                         o  the conditional approval for listing
                                            by The Toronto Stock Exchange and
                                            the Nasdaq National Market System of
                                            the TLC common shares to be issued
                                            in the merger and to be issuable
                                            upon exercise of TLC stock options
                                            issued under the merger agreement,
                                            which conditional approval has been
                                            obtained from The Toronto Stock
                                            Exchange; and

                                         o  the continued accuracy in all
                                            material respects of each party's
                                            representations and warranties and
                                            the performance by each party of its
                                            obligations under the merger
                                            agreement.

                                       Conditions to the merger may be waived by the party entitled to the benefit of the condition. In the event that any material condition is waived, we will be required to amend the registration statement of which this joint proxy statement/prospectus forms a part and the management of the company waiving the condition will be required to resolicit proxies from its shareholders.

                                       The merger agreement provides that each
                                       share of LaserVision common stock that is outstanding when the merger occurs will be converted into the right to receive
                                       0.95 of a TLC common share. Assuming the merger was consummated on February 25, 2002, TLC would issue an aggregate of approximately 26,496,672 TLC common shares in the merger in exchange for the issued and outstanding shares of LaserVision common stock, representing approximately 41% of the issued and outstanding common shares of TLC VISION after the merger. Based on the value of the TLC common shares to be issued in exchange for shares of LaserVision common stock, the value of the TLC options to be issued in connection with the merger and the costs associated with the merger, the aggregate consideration to be paid by TLC in the merger is approximately $72.9 million as of February 25, 2002. No fractional common shares of TLC will be issued in the merger. See "The Merger - Treatment of Fractional Shares" for a description of how LaserVision shareholders will receive cash in lieu of fractional shares.

                                       In addition, at the effective time of the merger, outstanding options and warrants to purchase shares of LaserVision common stock will become options to purchase TLC common shares. The number of TLC common shares that will be received upon exercise of each TLC stock option will be
                                       0.95 of the number of shares of
                                       LaserVision common stock that would have been received upon exercise of the LaserVision option or warrant. As contemplated by the merger agreement, immediately prior to the merger, LaserVision will decrease the exercise price of outstanding options and warrants to acquire 2,106,100 shares of LaserVision common

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                                       6
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                                       stock, which otherwise would have had an
                                       exercise price greater than $8.688 per
                                       common share of TLC after the merger, to a price of $8.688 per common share of TLC after the merger.

                                       The options to acquire TLC common shares that are issued under the merger agreement will not be issued under TLC's amended and restated stock option plan and the number of shares issuable on the exercise of these options will not be counted in determining the maximum number of TLC common shares available for issuance under the TLC stock option plan. These TLC stock options will have the same terms and conditions as the LaserVision options and warrants which they replace, including the same expiration date and exercise price per share, except with respect to the vesting of options held by John J. Klobnak, Robert W. May and B. Charles Bono, senior officers of LaserVision, which will vest immediately upon the merger becoming effective under the terms of employment agreements described under "The Merger -- Interests of Specified Persons in the Merger."

                                       Subject to the approval of TLC
                                       shareholders and The Toronto Stock
                                       Exchange, TLC will allow the holders of
                                       outstanding TLC stock options with an
                                       exercise price greater than $8.688 to
                                       elect to reduce the exercise price of
                                       their options to $8.688 by surrendering a number of the existing shares subject to each repriced option as follows:

                                         o  for every option with an exercise
                                            price of at least $40, the holder
                                            will surrender 75% of the shares
                                            subject to that option;

                                         o  for every option with an exercise
                                            price of at least $30 but less than
                                            $40, the holder will surrender
                                            two-thirds of the shares subject to
                                            that option; and

                                         o  for every option with an exercise
                                            price of at least $20 but less than
                                            $30, the holder will surrender 50%
                                            of the shares subject to that
                                            option.

                                       Every option with an exercise price of at least $8.688 but less than $20 will be repriced to $8.688 without the holder having to surrender any of the shares subject to that option. Options to acquire an aggregate of 863,867 TLC common shares would be affected by this repricing. If approved and if all holders of options with an exercise price greater than $8.688 elect to reduce their option prices, the repriced options will then be exercisable to acquire an aggregate of 847,109 TLC common shares.

Risk Factors                           There are risk factors that should be
(pages 24 to 34)                       considered by TLC shareholders and
                                       LaserVision shareholders in evaluating
                                       whether to approve the merger agreement
                                       and the related transactions. Some of
                                       these risk factors relate directly to the merger while others relate to the business of each of TLC and LaserVision, independent of the merger, and the combined business to be carried on by TLC
                                       VISION. See "Risk Factors" for a more
                                       complete discussion of these risk
                                       factors.

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Termination of the                     TLC and LaserVision can agree to
Merger Agreement                       terminate the merger agreement without
(pages 98 to 99)                       completing the merger, and either of them
                                       can terminate the merger agreement under various circumstances, including if:

                                         o  the merger is not completed by March
                                            31, 2002;
                                         o  any applicable law makes the
                                            consummation of the merger illegal;

                                         o  a court or other governmental
                                            authority prohibits the merger;

                                         o  LaserVision or TLC shareholders do
                                            not approve the merger agreement and
                                            the transactions contemplated
                                            thereby;

                                         o  the closing price of TLC common
                                            shares on the Nasdaq National Market
                                            System at any time is less than
                                            $2.15 or the closing price of shares
                                            of LaserVision common stock on the
                                            Nasdaq National Market System at any
                                            time is less than $1.50;

                                         o  the other company has breached any
                                            representation or warranty contained
                                            in the merger agreement which would
                                            have or would be reasonably likely
                                            to have a material adverse effect,
                                            or there has been a material breach
                                            of any of the covenants or
                                            agreements contained in the merger
                                            agreement, which breach is not
                                            curable or, if curable, is not cured
                                            within 30 days; or

                                         o  the board of directors of
                                            LaserVision recommends or enters
                                            into a written agreement, other than
                                            a confidentiality agreement, with a
                                            third party for a merger or similar
                                            transaction, take-over bid or sale
                                            of more than 50% of the consolidated
                                            assets of LaserVision, liquidation,
                                            or sale of shares constituting more
                                            than 15% of the shares of
                                            LaserVision common stock.

                                       On September 20 and 21, 2001, December
                                       18, 19, 20, 21 and 26, 2001 and on
                                       February 25, 26, 27 and 28, 2002, the
                                       closing price of TLC common shares as
                                       quoted on the Nasdaq National Market
                                       System was less than $2.15. The parties
                                       have advised each other than they do not intend to exercise their respective rights to terminate the merger agreement on the basis of those prices. The parties have also advised each other that they do not intend to exercise their respective rights to terminate the merger agreement if the merger is not completed by March 31, 2002, provided that it is completed by April 30, 2002.

                                       In addition, the merger agreement may be terminated and the merger may be abandoned at any time prior to the closing by action of the LaserVision board of directors in writing if all three of the following have occurred:

                                         o  LaserVision is not in breach of its
                                            non-solicitation obligations in the
                                            merger agreement;

                                         o  the merger shall not have been
                                            approved by the LaserVision
                                            shareholders; and

                                         o  the LaserVision board of directors
                                            authorizes LaserVision, subject to
                                            the terms of the merger agreement,
                                            including consulting with its
                                            financial and legal advisors, to
                                            enter into a written agreement,
                                            other than a confidentiality
                                            agreement, concerning a proposal
                                            that would, if consummated in
                                            accordance with its terms, result in
                                            a transaction more favorable to
                                            LaserVision's shareholders, referred
                                            to in this joint proxy
                                            statement/prospectus as a superior
                                            proposal, and LaserVision promptly
                                            notifies TLC in writing that it
                                            intends

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                                            to enter into such an agreement.

                                       The merger agreement may be terminated
                                       and the merger may be abandoned at any
                                       time prior to the closing by TLC in
                                       writing if either: (1) the LaserVision
                                       board of directors shall have withdrawn
                                       or adversely modified its approval or
                                       recommendation of the merger; or (2)
                                       LaserVision enters into a written
                                       agreement, other than a confidentiality
                                       agreement, for a superior proposal.

                                       LaserVision will be required to pay TLC a termination fee of $3 million in immediately available funds, if any one of the following events occurs:

                                         o  LaserVision enters into a written
                                            agreement, other than a
                                            confidentiality agreement, for an
                                            acquisition proposal;

                                         o  LaserVision terminates the merger
                                            agreement after the LaserVision
                                            board of directors has authorized
                                            LaserVision to enter into an
                                            agreement for a superior proposal;

                                         o  TLC terminates the merger agreement
                                            because the LaserVision board of
                                            directors withdraws or adversely
                                            modifies its approval or
                                            recommendation of the merger because
                                            of a superior proposal; or

                                         o  TLC terminates the merger agreement
                                            because LaserVision recommends or
                                            enters into a written agreement,
                                            other than a confidentiality
                                            agreement, for a superior proposal.

Reasons for the Merger                 The merger was driven by complementary
(pages 65 to 68)                       business models. TLC and LaserVision
                                       believe that the combined company will
                                       have the efficiencies and resources to
                                       capture the full value of its growth
                                       potential. Together, the company will be one of the premiere companies in the eye surgery industry, providing support services such as training, technical support and equipment maintenance to a leading network of affiliated doctors so they can deliver superior patient care.
                                       TLC and LaserVision believe that the
                                       merger combines the complementary
                                       strengths of each organization, enabling the value of each company's assets to be more fully realized. Combining the companies should help position TLC VISION for growth by providing cost controls and the resources and combined operating efficiencies needed for expanded franchises and other development opportunities.

                                       TLC's large network of affiliated doctors is expected to bring additional support to the cataract and ambulatory surgery sectors in which LaserVision currently operates and we believe TLC VISION will be able to provide a greater range of services to these affiliated doctors. For LaserVision's ambulatory surgical center and cataract businesses, the merger represents a unique opportunity for growth given the significant capital requirements and other barriers to growth in these businesses.

                                       As a national company, we believe that
                                       TLC VISION will be able to obtain
                                       additional national contracts and
                                       corporate programs and will be able to
                                       realize greater value out of national
                                       coverage.

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Recommendations of the TLC and         The Board of Directors of TLC has
LaserVision Board of Directors         determined that the merger agreement and
(pages 68 to 72)                       the transactions contemplated thereby are
                                       fair to TLC shareholders and in the best interests of TLC and unanimously recommends that the shareholders of TLC approve the merger agreement and the merger.

                                       The Board of Directors of LaserVision has determined that the merger agreement and the transactions contemplated thereby are fair to LaserVision shareholders and in the best interests of LaserVision and unanimously recommends that the shareholders of LaserVision approve the merger agreement and the merger.

Approval by TLC Shareholders           Approval of the merger requires the
(pages 39 to 50)                       affirmative vote of a majority of the
                                       votes cast at the TLC shareholder
                                       meeting. In addition, the resolutions
                                       relating to the following matters require the affirmative vote of at least two-thirds of the votes cast at the TLC shareholder meeting in order to be approved:

                                         o  the change of name of TLC to "TLC
                                            VISION Corporation;"

                                         o  the continuance of TLC under the
                                            laws of New Brunswick, including the
                                            adoption of new by-laws; and

                                         o  an increase in the maximum number of
                                            directors from 10 to 15 directors.

                                       Approval of the repricing of the TLC
                                       stock options with an exercise price
                                       above $8.688 requires the affirmative
                                       vote of a majority of the votes cast at
                                       the TLC shareholder meeting. For the
                                       purposes of the approval of the repricing of the TLC stock options, the votes of directors and senior officers of TLC, and its subsidiaries, to whom options have been or may be granted under the TLC stock option plan and their spouses, partners and certain other related persons will not be counted in determining whether the necessary level of shareholder approval has been obtained.

                                       If the merger is not approved, TLC will
                                       not proceed with the change of name or
                                       the repricing of the TLC stock options.

                                       The officers and directors of TLC own
                                       approximately 19% of the outstanding TLC common shares entitled to vote and have advised TLC that they intend to vote FOR the resolutions relating to the above matters other than the repricing of the TLC stock options, for which their votes will not be counted.

Approval by LaserVision                Approval of the merger requires the
Shareholders                           affirmative vote of the holders of a
(page 62)                              majority of the outstanding shares of
                                       LaserVision common stock. The officers
                                       and directors of LaserVision own
                                       approximately 1.4% of the outstanding
                                       shares of LaserVision common stock
                                       entitled to vote and have advised
                                       LaserVision that they intend to vote FOR the merger. TLC indirectly owns approximately 2% of the outstanding shares of LaserVision common stock entitled to vote and intends to vote FOR the merger.

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Opinion of Financial Advisor to TLC    SG Cowen Securities Corporation was
(pages 74 to 88)                       retained by TLC to act as exclusive
                                       financial advisor to TLC in connection
                                       with the merger. On August 23, 2001, SG
                                       Cowen delivered its written opinion to
                                       the TLC board of directors to the effect that as of the date of the opinion and based upon and subject to various matters described in the opinion, the number of TLC common shares into which each share of LaserVision common stock will be converted under the merger agreement, referred to as the conversion number, was fair, from a financial point of view, to TLC.

                                       The full text of the written opinion of
                                       SG Cowen, dated August 23, 2001, which
                                       sets forth the assumptions made,
                                       procedures followed, other matters
                                       considered and limitations on the review by SG Cowen is attached as Appendix B to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. SG Cowen provided its opinion for the information and assistance of the TLC board of directors in connection with its consideration of the merger and its opinion does not constitute a recommendation as to how any TLC shareholder should vote with respect to the merger. TLC shareholders are urged to, and should, read the opinion of SG Cowen in its entirety.

Opinion of Financial Advisor           On August 25, 2001, Goldman, Sachs & Co.
to LaserVision                         rendered its oral opinion to the
(pages 88 to 94)                       LaserVision board of directors, which was
                                       subsequently confirmed in writing, that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth in the opinion, the conversion number under the merger agreement is fair, from a financial point of view, to the holders of shares of LaserVision common stock, other than TLC.

                                       The full text of the written opinion of
                                       Goldman Sachs, dated August 25, 2001,
                                       which sets forth assumptions made,
                                       matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference.
                                       Goldman Sachs provided its opinion for
                                       the information and assistance of
                                       LaserVision's board of directors in
                                       connection with its consideration of the merger and its opinion does not constitute a recommendation as to how any holder of shares of LaserVision common stock should vote with respect to the merger. LaserVision shareholders are urged to, and should, read the opinion in its entirety.

Accounting Treatment                   The merger will be accounted for as a
(pages 101 to 102)                     purchase for financial reporting and
                                       accounting purposes under U.S. and
                                       Canadian generally accepted accounting
                                       principles.

Stock Exchange Listings                TLC has applied to the Nasdaq National
(page 107)                             Market System and has received
                                       conditional approval from The Toronto
                                       Stock Exchange for the listing of the TLC common shares to be issued to shareholders of LaserVision in the merger and the TLC common shares to be subject to TLC stock options issued under the merger agreement.

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U.S. Federal Income Tax                The merger is intended to qualify, for
Consequences                           U.S. federal income tax purposes, as a
(pages 102 to 105)                     tax-free reorganization so that,
                                       generally, no gain or loss would be
                                       recognized by U.S. holders of shares of
                                       LaserVision common stock. Thompson Coburn
                                       LLP, counsel to LaserVision, has
                                       delivered an opinion to the effect that
                                       the merger will constitute a
                                       reorganization within the meaning of
                                       Section 368(a) of the Internal Revenue
                                       Code of 1986, as amended. "The Merger -
                                       Material U.S. Federal Income Tax
                                       Consequences" contains a more complete
                                       discussion of U.S. federal income tax
                                       consequences to U.S. holders of
                                       LaserVision common stock.

Interests of Specified Persons         A number of directors and officers of
in the Merger                          LaserVision have interests in the merger
(pages 105 to 107)                     in addition to the interests of the
                                       shareholders of LaserVision. These
                                       interests exist, in part, because of
                                       employment agreements that the officers
                                       of LaserVision will enter into with TLC
                                       VISION upon completion of the merger.
                                       These agreements provide for severance
                                       payments upon termination of employment, accelerated vesting of TLC stock options and other benefits. LaserVision also anticipates granting a stock option for up to 300,000 additional shares of LaserVision common stock to an executive officer and issuing cash payments of up to a total of $250,000 to three executive officers prior to the closing of the merger. Certain officers and employees of TLC also received cash bonuses totalling
                                       Cdn$75,000 in connection with the merger.
                                       In addition, the directors of TLC and
                                       four directors of LaserVision will become directors of TLC VISION after the merger.

                                       The LaserVision board of directors and
                                       the TLC board of directors were aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

Procedures for Exchange                If the requisite approvals are obtained
of Share Certificates                  from TLC shareholders and LaserVision
(pages 100 to 101)                     shareholders and the merger is completed,
                                       LaserVision shareholders will be required to exchange their share certificates representing shares of LaserVision common stock for share certificates representing
                                       TLC VISION common shares. We encourage
                                       LaserVision shareholders to review
                                       carefully the information under the
                                       heading "The Merger - Exchange of Shares" for a more detailed description of the procedures to be followed in order to obtain new share certificates. TLC shareholders will not be required to exchange their share certificates representing TLC common shares as a result of the merger.

Dissenters' Rights                     TLC shareholders have dissenters' rights
(pages 42 to 45)                       with respect to the continuance of TLC
                                       under the laws of New Brunswick, which is one of a series of interrelated transactions which the parties have agreed to engage in under the merger agreement. TLC shareholders who properly exercise their dissenters' rights will be entitled to be paid the fair value of their TLC common shares. Dissenters' rights are technical and a TLC shareholder who does not follow the proper procedures will not be entitled to be paid the fair value of his or her TLC common shares. TLC shareholders should refer to "Information Regarding the TLC
                                       Shareholder Meeting - Business to be
                                       Conducted at the Meeting - Resolution 3" for an explanation of the continuance under the laws of New Brunswick and "Information Regarding the TLC
                                       Shareholder Meeting - Business to be
                                       Conducted at the Meeting - Resolution 3 -
                                       Dissenters' Rights" and

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                                       Appendix E for an explanation of the
                                       procedure for exercising these
                                       dissenters' rights. We encourage TLC
                                       shareholders to read about their
                                       dissenters' rights and to consult with
                                       their advisers. LaserVision shareholders do not have dissenters' appraisal rights in connection with the merger.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          Comparative Market Price Data
                               (pages 125 to 126)

      TLC common shares are traded on The Toronto Stock Exchange under the symbol "TLC" and on the Nasdaq National Market System under the symbol "TLCV." LaserVision common stock is traded on the Nasdaq National Market System under the symbol "LVCI." The information shown in the table below presents the closing price per share on the Nasdaq National Market System and The Toronto Stock Exchange for TLC common shares and the closing price per share on the Nasdaq National Market System for LaserVision common stock on August 24, 2001, the last full trading day prior to the public announcement of the proposed merger, and on February 28, 2002, the last full trading day prior to the date of this joint proxy statement/prospectus, and, applying the closing prices on the Nasdaq National Market System, the equivalent value per share of LaserVision common stock based upon a conversion number of 0.95 of a TLC common share for each share of LaserVision common stock.

      Because the market price of TLC common shares is subject to fluctuation due to numerous market forces, the market value of the TLC common shares that holders of shares of LaserVision common stock will receive in the merger may increase or decrease prior to the effective time of the merger. LaserVision shareholders should obtain current market quotations for their shares and the TLC common shares. Historical market prices are not indicative of future market prices.

                                                TLC         TLC      LaserVision      Equivalent Value
                                              (Nasdaq)     (TSE)       (Nasdaq)    Per LaserVision Share
                                              --------   ---------   -----------   ---------------------
Market price as of August 24, 2001 ........     $4.34    Cdn$ 6.75      $3.01              $4.12
Market price as of February 28, 2002 ......     $2.12    Cdn$ 3.44      $1.99              $2.01

      The following table sets forth the high and low sale prices per share of TLC common shares as reported on The Toronto Stock Exchange and the Nasdaq National Market System for the periods indicated.

                                                                    Price Range
                                                 -------------------------------------------------
                                                   Nasdaq (TLCV)                 TSE (TLC)
                                                 -----------------      --------------------------
                                                   High      Low           High             Low
                                                   ----      ---           ----             ---
Quarter Ended
August 31, 1999 ............................     $53.500   $24.125      Cdn$ 79.00      Cdn$ 36.50
November 30, 1999 ..........................      32.750    15.750           49.50           23.25
February 29, 2000 ..........................      19.875    10.500           29.25           16.25
May 31, 2000 ...............................      15.688     5.891           23.00            8.75

August 31, 2000 ............................     $ 8.313   $ 5.000      Cdn$ 12.20      Cdn$  7.70
November 30, 2000 ..........................       5.500     2.250            8.20            3.55
February 28, 2001 ..........................       7.875     1.125           12.00            1.67
May 31, 2001 ...............................       9.250     4.640           14.20            7.11

August 31, 2001 ............................     $ 5.700   $ 3.610      Cdn$  8.70      Cdn$  5.68
November 30, 2001 ..........................       3.900     1.750            6.09            2.81
December 1, 2001 to February 28, 2002 ......     $ 3.600   $ 1.950         $  5.77         $  3.11

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                                       14

--------------------------------------------------------------------------------

      The following table sets forth the high and low sale prices per share of LaserVision common stock as reported on the Nasdaq National Market System for the periods indicated, adjusted for the 2-for-1 stock split which occurred in August 1999.

                                                                 Price Range
                                                             -------------------
                                                                Nasdaq (LVCI)
                                                             -------------------
                                                               High        Low
                                                               ----        ---
Quarter Ended
July 31, 1999 ..........................................     $37.813     $21.000
October 31, 1999 .......................................      33.750       8.500
January 31, 2000 .......................................      16.750       7.813
April 30, 2000 .........................................      12.000       3.875

July 31, 2000 ..........................................     $ 7.813     $ 4.000
October 31, 2000 .......................................       6.875       3.750
January 31, 2001 .......................................       4.125       1.125
April 30, 2001 .........................................       5.188       2.219

July 31, 2001 ..........................................     $ 4.000     $ 2.250
October 31, 2001 .......................................       3.660       1.520
January 31, 2002 .......................................       3.310       1.800
February 1, 2002 to February 28, 2002 ..................       2.500       1.810
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 TLC SUMMARY CONSOLIDATED FINANCIAL INFORMATION

      The following table presents summary historical consolidated financial information for TLC as of and for each of the fiscal years in the five-year period ended May 31, 2001 and as of November 30, 2001 and for the six months ended November 30, 2001 and 2000. The information as of and for the five years in the period ended May 31, 2001 has been prepared in accordance with or reconciled to U.S. generally accepted accounting principles has been derived from TLC's audited consolidated financial statements. The information as of November 30, 2001 and for the six months ended November 30, 2001 and 2000 has been derived from TLC's unaudited consolidated financial statements which have also been prepared in accordance with U.S. generally accepted accounting principles. This unaudited information includes all adjustments which are, in the opinion of TLC's management, necessary for a fair presentation and of a normal recurring nature. Results for the six months ended November 30, 2001 do not necessarily indicate results for the entire fiscal year. TLC encourages you to read this financial information in conjunction with TLC's consolidated financial statements, and related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in TLC's annual report on Form 10-K/A for the fiscal year ended May 31, 2001 and quarterly report on Form 10-Q for the quarter ended November 30, 2001, which are incorporated by reference in this joint proxy statement/prospectus, and the unaudited pro forma combined financial information for TLC VISION, and the related notes, appearing elsewhere in this joint proxy statement/prospectus. TLC also prepares its consolidated financial statements in accordance with Canadian generally accepted accounting principles.

                                             For the Six Months Ended                       For the Year Ended
                                                    November 30,                                   May 31,
                                               ---------------------   ----------------------------------------------------------
                                                   2001         2000       2001          2000       1999         1998        1997
                                                   ----         ----       ----          ----       ----         ----        ----
                                                                                 (dollars in thousands, except per share data)
Income Statement Data:
Revenues(1) ...........................        $ 61,682      $86,355   $174,006      $201,223   $146,910      $59,122     $19,948
Cost of revenues ......................          45,577(2)    57,119    110,016       129,234     92,383       29,669      13,852
Gross margin ..........................          16,105       29,236     63,990        71,989     54,527       29,453       6,096
Operating expenses ....................          54,726(3)    61,620    101,682        75,939     54,370       36,487      14,697
Income (loss) from operations .........         (38,621)     (32,384)   (37,692)       (3,950)       157       (7,034)     (8,601)
Net loss ..............................         (39,930)     (33,201)   (37,773)(4)    (5,918)    (4,556)(5)  (10,280)     (9,574)
Loss per share ........................           (1.05)       (0.88)     (1.00)        (0.16)     (0.13)       (0.37)      (0.47)
Weighted average number of common
   shares outstanding (in thousands) ..          38,052       37,565     37,779        37,178     34,090       28,035      20,617

Operating Data:
Number of eye care centers (at end of period):
   Owned .....................................       27           32         30            36         40           36          19
   Managed ...................................       32           30         29            26         15            9           8
Number of secondary care centers
   (at end of period) ........................        3            2          5             5         14           15           7
Number of laser vision correction procedures:
   Owned centers .............................   16,566       28,626     55,553        62,000     52,506       24,222       9,542
   Managed centers ...........................   25,342       31,871     67,247        72,000     38,094       11,637       1,484
Total procedures .............................   41,908       60,497    122,800       134,000     90,600       35,859(6)   11,026(7)

                                                      As of
                                                November 30, 2001                             As of May 31,
                                                -----------------   ------------------------------------------------------------
                                                                         2001         2000         1999         1998        1997
                                                                         ----         ----         ----         ----        ----
                                                                                              (in thousands)
Balance Sheet Data:
Cash and cash equivalents .....................    $  43,686        $  47,987    $  78,531    $ 125,598    $   1,895    $ 13,230
Working capital ...............................       24,977           36,837       59,481      146,884       53,153       8,055
Total assets ..................................      209,161          238,438      289,364      295,675      164,212      73,746
Total debt, excluding current portion .........       12,020            8,313        6,728       11,030       17,911      10,935
Shareholders' equity:
  Capital stock ...............................    $ 276,434        $ 276,277    $ 269,953    $ 269,454    $ 143,554    $ 63,522
  Warrants ....................................          532              532          532           --           --          --
  Deficit .....................................     (120,091)         (80,161)     (42,388)     (31,267)     (22,421)    (12,141)
  Accumulated other comprehensive income (loss)           --           (9,542)      (4,451)       5,936          407          --
Total shareholders' equity ....................      156,875          187,106      223,646      244,123      121,540      51,381

----------
(1) Includes primarily those revenues pertaining to the operation of eye care centers, the management of refractive and secondary care centers and TLC's other non-refractive businesses.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(2) In the second quarter of fiscal 2002, TLC recorded a write down of $1.1 million related to a reduction in fair value of capital assets.

(3) In the second quarter of fiscal 2002, TLC recorded a write down of investments of $20.0 million and recorded restructuring and other charges of $934,000.

(4) In fiscal 2001, decisions were made to: (1) exit from an e-commerce enterprise, eyeVantage.com Inc., resulting in a restructuring charge of $11.7 million, (2) record the potential for losses in an equity investment in a secondary care operation of $1.0 million, (3) record the estimated costs associated with TLC's current restructuring initiative in the amount of $3.4 million, (4) segregate the amount of $2.1 million for an arbitration award against TLC, and (5) provide $0.9 million for the impairment of a portfolio investment.

(5) In the last quarter of fiscal 1999, TLC made a decision to restructure operations in connection with its managed care and secondary care businesses. As a result, TLC recorded a restructuring charge of $10.3 million relating to the write-off of intangibles and amounts due from affiliated physician groups, and incurred a loss on the sale of the assets of its managed care subsidiary of $2.6 million.

(6) Includes procedures performed at centers previously owned by BeaconEye Inc. starting April 17, 1998. TLC acquired BeaconEye Inc. on April 16, 1998.

(7) Includes procedures performed at centers previously owned by 20/20 Laser Eye Centers Inc. starting March 1997. 20/20 was acquired by TLC on February 10, 1997.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             LASERVISION SUMMARY CONSOLIDATED FINANCIAL INFORMATION

      The following table presents summary consolidated financial information for LaserVision. LaserVision's balance sheet data and statement of operations data as of and for the five years in the period ended April 30, 2001 are taken from LaserVision's audited consolidated financial statements which have been prepared in accordance with U.S. generally accepted accounting principles. LaserVision's balance sheet data as of October 31, 2001 and income statement data for the six months ended October 31, 2001 and 2000 are taken from LaserVision's unaudited consolidated financial statements which have been prepared in accordance with U.S. generally accepted accounting principles. This unaudited data includes all adjustments which are, in the opinion of LaserVision's management, necessary for a fair presentation and of a normal recurring nature. In certain respects, U.S. generally accepted accounting principles differ from Canadian generally accepted accounting principles. Accordingly, certain line items with respect to income statement data and balance sheet data would differ under Canadian generally accepted accounting principles. For a discussion of the principal differences between Canadian and U.S. generally accepted accounting principles as they apply to the financial information of LaserVision for the fiscal years ended April 30, 2001, 2000 and 1999 and the six months ended October 31, 2001, see Appendix I to this joint proxy statement/prospectus. Results for the six months ended October 31, 2001 do not necessarily indicate results for the entire fiscal year ending April 30, 2002. You should read this financial information in conjunction with LaserVision's consolidated financial statements, and the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in LaserVision's annual report on Form 10-K for the fiscal year ended April 30, 2001, and quarterly report on Form 10-Q for the quarter ended October 31, 2001 which are incorporated by reference in this joint proxy statement/prospectus, and the unaudited pro forma consolidated financial information for TLC VISION, and the related notes, appearing elsewhere in this joint proxy statement/prospectus.

      In August 2001, LaserVision acquired assets and liabilities of ClearVision. ClearVision's consolidated financial statements appear as Appendix H to this joint proxy statement/prospectus. For a discussion of the principal differences between Canadian and U.S. generally accepted accounting principles as they apply to the financial information of ClearVision see note 15 to ClearVision's audited consolidated financial statements and note 6 to ClearVision's unaudited consolidated financial statements appearing as Appendix H to this joint proxy statement/prospectus.

                                                For the Six                                 For the Year Ended
                                           Months Ended October 31,                              April 30,
                                           ------------------------   ----------------------------------------------------------
                                               2001         2000         2001        2000           1999        1998        1997
                                               ----         ----         ----        ----           ----        ----        ----
                                                                            (in thousands, except per share data)
Statement of Operations Data:
Revenues ..............................     $47,721      $43,894      $96,073     $88,055        $52,359     $23,469      $8,238
Gross profit ..........................      13,008       13,095       30,584      28,555         17,691       6,719         648
Selling, general and administrative ...      15,592       11,464       29,099      17,702         11,809       9,592       9,719
Vendor program change expense .........          --           --           --       2,043(1)          --          --          --
Fixed asset impairment provision ......       1,168(2)        --           --          --             --          --       2,772(2)
Income (loss) from operations .........      (2,584)       1,631        1,485       8,810          5,882      (2,873)    (11,843)
Net income (loss) before taxes ........      (3,202)       2,582        2,635      10,464          5,051      (3,496)    (12,069)
Income tax (expense) benefit ..........         994         (978)      (1,387)      3,394          1,489          --          --
Net income (loss) .....................      (2,208)       1,604        1,248      13,858          6,540      (3,496)    (12,069)
Deemed preferred dividends ............          --          109          161         209            171       1,930         126
Net income (loss) applicable
   to common stockholders .............      (2,208)       1,495        1,087      13,649          6,369      (5,426)    (12,195)
Net income (loss) per share - basic ...       (0.08)        0.06         0.04        0.55           0.31       (0.30)      (0.72)
Net income (loss) per share - diluted .       (0.08)        0.06         0.04        0.49           0.27       (0.30)      (0.72)
Weighted average number of common
   shares outstanding - basic .........      26,170       23,893       24,264      24,884         20,290      18,356      16,842
Weighted average number of common
   shares outstanding - diluted .......      26,170       24,321       24,326      28,460         23,930      18,356      16,842

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                                       18

--------------------------------------------------------------------------------

                                           As of
                                    October 31, 2001,                       As of April 30,
                                    -----------------  -----------------------------------------------------------
                                                          2001         2000        1999           1998        1997
                                                          ----         ----        ----           ----        ----
                                                                      (in thousands)
Balance Sheet Data:
Cash and cash equivalents ...........     $13,569      $15,726      $17,702      $8,173         $8,430      $3,794
Short-term investments ..............       2,106        9,037       31,440          --             --          --
Working capital .....................       9,880       25,896       44,141       7,105          5,554       1,654
Total assets ........................     131,118      122,392      123,267      53,189         30,829      22,870
Total debt, excluding current portion       9,614       10,363        5,878       7,784          6,585       6,133
Convertible preferred stock with
   mandatory redemption provision ...          --           --        2,295       2,086          1,915          --
Stockholders' equity ................      97,500       92,954       89,619      26,661         13,578      10,276

----------

(1) On February 22, 2000, VISX Incorporated, the manufacturer of most of the lasers owned by LaserVision, announced a new program for its customers, including LaserVision, that included a change in the royalty fee charged by VISX from $250 per procedure to $100 per procedure. Along with this pricing change, VISX announced that it would no longer provide procedure cards for enhancements at no charge, nor would it provide credits for procedure cards used for past enhancements or ambassadors. An enhancement is a procedure subsequent to the initial treatment that is performed to improve the surgical result. An ambassador is a patient who is treated at no charge and is frequently a celebrity or a member of the surgeon's practice. In addition, VISX would not exchange the inventory of procedure cards held by LaserVision at a cost of $250 per procedure card for procedure cards at the reduced cost of $100. Accordingly, LaserVision recorded a charge of approximately $2.4 million in the quarter ended January 31, 2000 for actual and estimated expenses related to enhancements and ambassadors, and reductions in inventory value, which would not be reimbursed by VISX and which LaserVision did not expect to collect from its customers without legal assistance. In the quarter ended April 30, 2000, LaserVision reversed $0.4 million of the vendor program change expense based upon actual and estimated expenses related to the enhancements, ambassadors and reductions in inventory value.


(2) In connection with LaserVision's continuing evaluation of the recoverability of its assets, an asset impairment charge of $2.8 million was recorded for the year ended April 30, 1997 and $1.2 million for the six months ended October 31, 2001. These impairment charges related to domestic and international lasers, as well as goodwill (in 1997).


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                                       19

--------------------------------------------------------------------------------

           SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

      The following table sets forth summary unaudited pro forma financial information for TLC VISION which is taken from the unaudited pro forma combined financial statements, and the related notes, for TLC VISION included in this joint proxy statement/prospectus starting at page 113. The unaudited pro forma combined financial statements for TLC VISION give effect to the merger and the combination of TLC and LaserVision through the issuance of TLC common shares for the outstanding shares of LaserVision common stock. In addition, on August 31, 2001, LaserVision acquired certain assets and liabilities of ClearVision and its subsidiaries. The unaudited pro forma combined financial statements for TLC VISION also give effect to LaserVision's acquisition of the ClearVision assets and liabilities.

      The unaudited pro forma combined statements of income (loss) for TLC VISION for the fiscal year ended May 31, 2001 and for the six months ended November 30, 2001 have been prepared in accordance with U.S. generally accepted accounting principles and reflect the merger and the combination of TLC and LaserVision and LaserVision's acquisition of assets and liabilities of ClearVision as if they had taken place on June 1, 2000. In certain respects, U.S. generally accepted accounting principles differ from Canadian generally accepted accounting principles. Accordingly, certain line items would differ under Canadian generally accepted accounting principles. Appendix I to this joint proxy statement/prospectus contains summary unaudited pro forma financial information for TLC VISION prepared in accordance with Canadian generally accepted accounting principles.

      The unaudited pro forma combined statement of income (loss) of TLC VISION for the fiscal year ended May 31, 2001 combines:

            o TLC's audited historical results of operations for the year ended May 31, 2001;

            o LaserVision's audited historical results of operations for the year ended April 30, 2001; and

            o ClearVision's unaudited historical results of operations for the 12 months ended March 31, 2001,

as adjusted for the pro forma effects of the transactions described above and in the related notes. Because ClearVision had a December 31 year end, ClearVision's 12 month results were derived from ClearVision's results for the year ended December 31, 2000, less ClearVision's results for the three months ended March 31, 2000 plus ClearVision's results for the three months ended March 31, 2001.

      The unaudited pro forma combined statement of income (loss) for TLC VISION for the six months ended November 30, 2001 combines:

            o TLC's unaudited historical results of operations for the six months ended November 30, 2001;

            o LaserVision's unaudited historical results of operations for the six months ended October 31, 2001; and

            o ClearVision's unaudited historical results of operations for the four months ended August 31, 2001,

as adjusted for the pro forma effects of the transactions described above and in the related notes. Because ClearVision's assets and liabilities were acquired by LaserVision on August 31, 2001, and LaserVision's unaudited historical results of operations for the six months ended October 31, 2001 only include two months of operating results for ClearVision, in order to compile a full six months of ClearVision's unaudited historical results of operations for pro forma purposes, we have also included ClearVision's unaudited historical results of operations for the four months ended August 31, 2001.

      The unaudited pro forma combined balance sheet for TLC VISION as of November 30, 2001 has been prepared in accordance with U.S. generally accepted accounting principles and reflects the merger and the combination of TLC and LaserVision as if the transaction had occurred on November 30, 2001. LaserVision acquired certain assets and liabilities of ClearVision on August 31, 2001.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      The unaudited pro forma combined balance sheet for TLC VISION combines:

            o TLC's unaudited historical balance sheet as of November 30, 2001; and

            o LaserVision's unaudited historical balance sheet as of October 31, 2001,

as adjusted for the pro forma effects of the transactions described above and in the related notes.

      The unaudited pro forma combined financial information for TLC VISION reflects the combination using the purchase method of accounting and has been prepared on the basis of assumptions described in the related notes, including assumptions relating to the allocation of the total purchase cost to the assets and liabilities of LaserVision based upon preliminary estimates of their fair value. The actual allocation may differ materially from those assumptions after valuations and other procedures to be performed after the completion of the transaction are finalized and as a result of LaserVision's results of operations from October 31, 2001 to the completion of the acquisition.

      The summary unaudited pro forma combined financial information for TLC VISION should be read in conjunction with:

            o the unaudited pro forma financial statements, and the related notes, for TLC VISION included in this joint proxy statement/prospectus starting at page 113;

            o TLC's consolidated financial statements, included in TLC's annual report on Form 10-K/A for the fiscal year ended May 31, 2001 and quarterly report on Form 10-Q for the quarter ended November 30, 2001;

            o LaserVision's consolidated financial statements, included in LaserVision's annual report on Form 10-K for the fiscal year ended April 30, 2001 and quarterly report on Form 10-Q for the quarter ended October 31, 2001; and

            o ClearVision's consolidated financial statements, appearing as Appendix H to this joint proxy statement/prospectus, and the pro forma financial information of LaserVision reflecting the ClearVision acquisition, included in LaserVision's Form 8-K dated August 31, 2001, as amended, all of which appears in or is incorporated by reference in this joint proxy statement/prospectus. Management believes that the assumptions used in preparing the unaudited pro forma combined financial information provide a reasonable basis for presenting all of the significant effects of the acquisition, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the accompanying unaudited pro forma combined financial information. The unaudited pro forma combined financial information for TLC VISION does not purport to represent what the actual operating results would have been had the combination actually taken place on June 1, 2000, or to represent the financial position had the combination actually taken place at November 30, 2001, or to project TLC VISION's results of operations for any future period or financial condition at any future date. The information does not reflect any adjustments to historical results relating to the estimated cost savings or changes in business strategies that may result from the combination and integration of TLC, LaserVision and ClearVision.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          Six Months Ended     Fiscal Year Ended
                                          November 30, 2001       May 31, 2001
                                          -----------------       ------------
                                                        (in thousands)
Income Statement Data:
Revenue ..................................    $115,642              $296,727
Cost of revenues .........................      82,855               187,284
Gross margin .............................      32,787               109,443
Operating expenses .......................      72,509               143,994
Loss from operations .....................     (39,722)              (34,551)
Net loss attributable to common stock ....     (41,868)             ($33,929)
Loss per share ...........................       (0.67)                (0.55)
Weighted average number of common shares
   outstanding ...........................      62,331                61,548

                                                         As at November 30, 2001
                                                         ----------------------
                                                            (in thousands)

Balance Sheet Data:
Cash and cash equivalents ...............................       $57,255
Working capital .........................................        18,391
Total assets ............................................       378,243
Total debt, excluding current portion ...................        21,634
Shareholders' equity:
   Common shares ........................................       386,991
   Common shares held in treasury .......................        (2,432)
   Warrants and options .................................        13,371
   Deficit ..............................................      (120,091)
Total shareholders' equity ..............................       277,839

See "Unaudited Pro Forma Financial Information for TLC VISION - Notes to Unaudited Pro Forma Combined Financial Statements" for a description of the pro forma adjustments.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   UNAUDITED COMPARATIVE PER SHARE INFORMATION

      The following table presents historical per share information of TLC and LaserVision and unaudited pro forma combined per share information that reflects the combination of TLC, LaserVision and ClearVision using the purchase method of accounting for business combinations. This information should be read in conjunction with TLC's and LaserVision's consolidated financial statements and related notes, incorporated by reference in this joint proxy statement/prospectus, and ClearVision's consolidated financial statements and related notes appearing as Appendix H and incorporated by reference in this joint proxy statement/prospectus, and the unaudited pro forma combined financial information of TLC VISION and related notes, appearing elsewhere in this joint proxy statement/prospectus. The TLC VISION unaudited pro forma combined per share information does not necessarily indicate the operating results that would have been achieved had the combination of TLC and LaserVision occurred at the beginning of the periods presented nor does it indicate future results of operations or financial position. Neither TLC nor LaserVision declared any cash dividends during the periods presented.

                                                                     As of and for the year ended
                                                                             May 31, 2001
                                                           -------------------------------------------------
                                                                                            Pro Forma
                                                                                     -----------------------
                                                                                                 LaserVision
                                                             TLC    LaserVision (1)  TLC VISION  Equivalent (4)
                                                             ---    ---------------  ----------  --------------
Net income (loss) per share:
  Basic .........................................          ($1.00)       $0.04         ($0.55)     ($0.52)
  Diluted .......................................          ($1.00)       $0.04         ($0.55)     ($0.52)

Book value per common share at period end (2) (3)           $4.92        $3.60          $4.84       $4.60

                                                                  As of and for the six months ended
                                                                          November 30, 2001
                                                           -------------------------------------------------
                                                                                            Pro Forma
                                                                                     -----------------------
                                                                                                 LaserVision
                                                             TLC    LaserVision (1)  TLC VISION  Equivalent (4)
                                                             ---    ---------------  ----------  --------------
Net income (loss) per share:
  Basic .........................................          ($1.05)      ($0.08)        ($0.67)     ($0.64)
  Diluted .......................................          ($1.05)      ($0.08)        ($0.67)     ($0.64)

Book value per common share at period end (2) (3)           $4.12        $3.50          $4.34       $4.13

----------

(1) Because of the different year ends, consolidated financial information relating to LaserVision is presented for the fiscal year ended April 30, 2001 and the six months ended October 31, 2001.

(2) The historical book value per share is computed by dividing total shareholders' equity as of the end of each period for which such computation is made by the number of common shares outstanding at the end of each period.

(3) The pro forma book value per share is computed by dividing pro forma shareholders' equity by the pro forma number of shares outstanding at the end of each period for which such computation is made. For purposes of computing pro forma book value per share as of May 31, 2001, the pro forma book value of $309.4 million was divided by pro forma common shares outstanding of 64,484,000 which includes the 583,000 common shares which will be held by a subsidiary of TLC VISION in exchange for the shares of LaserVision common stock that it currently owns. For purposes of computing pro forma book value per share as of November 30, 2001, the pro forma book value of $277.8 million was divided by pro forma common shares outstanding of 64,562,000 which includes the 583,000 common shares which will be held by a subsidiary of TLC VISION in exchange for the shares of LaserVision common stock that it currently owns.

(4) The LaserVision pro forma equivalent per share amounts are computed by multiplying the TLC VISION pro forma combined per share amounts by the conversion number of 0.95 of a TLC common share for each share of LaserVision common stock. Pro forma diluted earnings per share excludes the effect of dilutive securities totalling 10,713,000 for the fiscal year ended May 31, 2001 and totalling 10,398,700 for the six months ended November 30, 2001, respectively, as they are antidilutive.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider the following risk factors in evaluating whether to vote for or against the approval and adoption of the merger agreement. Some of these risk factors relate directly to the merger while others relate to the business of each of TLC and LaserVision independent of the merger, as well as the anticipated business of the combined company, TLC VISION. In addition, this joint proxy statement/prospectus also contains forward-looking statements that involve risks and uncertainties as described below under "Forward-Looking Statements." You should also evaluate the other information included in this joint proxy statement/prospectus and the information we have incorporated by reference.

                 Risks Specific to Our Business and Our Industry

TLC has not been profitable and TLC VISION may not be profitable in the future.

      TLC reported net losses of $39.9 million, $37.8 million, $5.9 million, $4.6 million and $10.3 million for the six months ended November 30, 2001, and for fiscal 2001, 2000, 1999 and 1998, respectively. As of November 30, 2001, TLC reported an accumulated deficit of $120.1 million. TLC VISION may not become profitable and if it does become profitable, its profitability may vary significantly from quarter to quarter. TLC VISION's profitability will depend on a number of factors, including:

      o     our ability to increase demand for our services and control costs;

      o our ability to execute our strategy and effectively integrate acquired businesses and assets;

      o economic conditions in our markets, including the availability of discretionary income;

      o concerns about the safety and effectiveness of laser vision correction;

      o     competitive factors;

      o     regulatory developments;

      o     our ability to achieve expected cost savings and synergies; and

      o     our ability to retain and attract qualified personnel.

Changes in general economic conditions may cause fluctuations in TLC VISION's revenues and profitability.

      The cost of laser vision correction procedures is typically not reimbursed by health care insurance companies or other third party payors. Accordingly, the operating results of TLC VISION may vary based upon the impact of changes in economic conditions on the disposable income of consumers interested in laser vision correction. A significant decrease in consumer disposable income in a weakening economy may result in decreased procedure levels and revenues for TLC VISION. For example, the recent downturn in the North American economy has contributed to a 31% decline in the number of paid procedures at TLC's centers and a 29% decline in total revenues in the six month period ended November 30, 2001 compared to the corresponding period in the previous fiscal year.

The market for laser vision correction is intensely competitive and competition may increase.

      Some of our competitors or companies that may choose to enter the industry in the future may have substantially greater financial, technical, managerial, marketing and/or other resources and experience than us and may compete more effectively than TLC VISION. TLC VISION will compete with hospitals, individual ophthalmologists, other corporate laser centers and manufacturers of excimer laser equipment in offering laser vision correction services and access to excimer lasers. TLC VISION's principal corporate competitors will include LCA-Vision Inc., Laser Vision Institute, Inc. and Aris Vision Institute.

      Competition in the market for laser vision correction could increase as excimer laser surgery becomes more commonplace and the number of ophthalmologists performing the procedure increases. In addition, competition would increase if state laws were amended to permit optometrists, in addition to ophthalmologists, to perform laser vision correction. TLC VISION will compete on the basis of quality of service, reputation, brand recognition and price. If more providers offer laser vision correction in a given geographic market, the price charged for such procedures may decrease. In recent years, competitors have offered laser vision correction at prices considerably lower than TLC's prices. The laser vision correction industry has been significantly affected by reductions in the price for laser vision correction, including the failure of many businesses that provided laser vision correction. Market conditions may compel TLC VISION to lower prices to remain competitive and any reduction in our prices may not be offset by an increase in our procedure volume or decreases in our costs. A decrease in either the fees or procedures performed at our eye care centers or in the number of procedures performed at our centers could cause our revenues to decline and our business and financial condition to weaken.

      Laser vision correction competes with other surgical and non-surgical treatments for refractive disorders, including eyeglasses, contact lenses, other types of refractive surgery and other technologies currently under development, such as corneal rings, intraocular lenses and surgery with different types of lasers. TLC VISION's management, operations and marketing plans may not be successful in meeting this competition. Optometry chains and other suppliers of eyeglasses and contact lenses may have substantially greater financial, technical, managerial, marketing and other resources and experience than us and may promote alternatives to laser vision correction or purchase laser systems and offer laser vision correction to their customers.

      If the price of excimer laser systems decreases, additional competition could develop. The price for excimer laser systems could decrease for a number of reasons, including technological innovation and increased competition among laser manufacturers. Further reductions in the price of excimer lasers could reduce demand for TLC VISION's laser access services by making it economically more attractive for eye surgeons to buy excimer lasers rather than utilize TLC VISION's services.

      Although doctors performing laser vision correction at TLC's eye care centers and significant employees of TLC and LaserVision have agreed to restrictions on competing with us, or soliciting patients or employees associated with their facilities, these non-competition agreements may not be enforceable.

The market acceptance of laser vision correction is uncertain.

      TLC and LaserVision believe that the profitability and growth of TLC VISION will depend upon broad acceptance of laser vision correction in the United States and, to a lesser extent, Canada. We may have difficulty generating revenue and growing our business if laser vision correction does not become more widely accepted by eye care doctors or the general population as an alternative to existing methods of treating refractive vision disorders. Laser vision correction may not become more widely accepted due to a number of factors, including:

      o its cost, particularly since laser vision correction typically is not covered by government or private insurers;

      o     general resistance to surgery;

      o effective and less expensive alternative methods of correcting refractive vision disorders are widely available;

      o     the lack of long-term follow-up data;

      o     the possibility of unknown side effects; and

      o reported adverse events or other unfavorable publicity involving patient outcomes from laser vision correction.

Concerns about potential side effects and long-term results of laser vision correction may negatively impact market acceptance of laser vision correction and prevent us from growing our business.

      Concerns have been raised with respect to the predictability and stability of results and potential complications or side effects of laser vision correction. Any complications or side effects of laser vision correction may call into question the safety and effectiveness of laser vision correction, which in turn may damage the likelihood of market acceptance of laser vision correction. Complications or side effects of laser vision correction could lead to product liability, malpractice or other claims against TLC VISION. Also complications or side effects could jeopardize the approval by the U.S. Food and Drug Administration of the excimer laser for sale for laser vision correction. Although results of a study showed that the majority of patients experienced no serious side effects six years after laser vision correction using the Photorefractive Keratectomy procedure, known as PRK, complications may be identified in further long term follow-up studies of PRK or Laser In-Situ Keratomileusis, known as LASIK, the procedure more often performed in recent years.

      There is no independent industry source for data on side effects or complications from laser vision correction. In addition, neither TLC nor LaserVision track side effects. The possible side effects of laser vision correction are:

      o     foreign body sensation,

      o     pain or discomfort,

      o     sensitivity to bright lights,

      o     blurred vision,

      o     dryness or tearing,

      o     fluctuation in vision,

      o     night glare,

      o     poor or reduced visual quality,

      o     overcorrection or undercorrection,

      o     reversion, and

      o     corneal flap or corneal healing complications.

TLC and LaserVision believe that the percentage of patients who experience serious side effects as a result of laser vision correction at their centers is likely less than one percent. However, there is no study to support this belief. In addition, rates of complications in the industry may be higher than those experienced by TLC and LaserVision.

      Laser vision correction may also involve the removal of "Bowman's layer," an intermediate layer between the outer corneal layer and the middle corneal layer of the eye. Although several studies have demonstrated no significant adverse reactions to excimer laser removal of Bowman's layer, the effect of the removal of Bowman's layer on patients is unclear.

We may be unable to enter into or maintain agreements with doctors or other health care providers on satisfactory terms.

      TLC VISION will have difficulty generating revenue if we are unable to enter into or maintain agreements with doctors or other health care providers on satisfactory terms. Most states prohibit TLC and LaserVision, and will prohibit TLC VISION, from practicing medicine, employing doctors to practice medicine on our behalf or employing optometrists to render optometric services on our behalf. In most states we may only own and manage centers and enter into affiliations with doctors and other health care providers. Also, affiliated doctors have provided a significant source of patients for TLC and LaserVision and are expected to provide a significant source of patients for TLC VISION. Accordingly, the success of our business depends upon our ability to enter into agreements on acceptable terms with a sufficient number of health care providers, including institutions and eye care doctors to render or arrange surgical and other professional services at facilities owned or managed by TLC VISION.

Quarterly fluctuations in operating results make financial forecasting difficult.

      TLC VISION may experience future quarterly losses which may exceed prior quarterly losses of TLC and LaserVision on a combined basis. TLC VISION's expense levels will be based, in part, on our expectations as to future revenues. If actual revenue levels are below expectations, TLC VISION's operating results would deteriorate. Historically, the quarterly results of operations of TLC and LaserVision have varied, and future results may continue to fluctuate significantly from quarter to quarter. Accordingly, quarter-to-quarter comparisons of our operating results may not be meaningful and should not be relied upon as indications of our future performance or annual operating results. Quarterly results will depend on numerous factors, including economic conditions in our geographic markets, market acceptance of our services, seasonal factors and other factors described in this joint proxy statement/prospectus.

The market price of our common shares may be volatile.

      Historically, the market price of TLC's common shares and LaserVision's shares of common stock has been very volatile. For example, the market price of TLC common shares decreased from a high of $53.50 to a low of $1.125 between July 1999 and January 2001. TLC VISION's common shares will likely be volatile in the future due to industry developments and business-specific factors such as:

      o our ability to effectively penetrate the laser vision correction market;

      o     our ability to execute our business strategy;

      o     new technological innovations and products;

      o     changes in government regulations;

      o     adverse regulatory action;

      o public concerns about the safety and effectiveness of laser vision correction;

      o     loss of key management;

      o announcements of extraordinary events such as acquisitions or litigation;

      o     variations in our financial results;

      o     fluctuations in our competitors' stock prices;

      o the issuance of new or changed stock market analyst reports and recommendations concerning our common shares or our competitors' stock;

      o     changes in earnings estimates by securities analysts;

      o     our ability to meet analysts' projections;

      o     changes in the market for medical services; or

      o     general economic, political and market conditions.

      In addition, in recent years the prices and trading volumes of publicly traded shares, particularly those of companies in health care related markets, have been extremely volatile. This volatility has substantially affected the market prices of many companies' securities for reasons frequently unrelated or disproportionate to their operating performance. Following the terrorist attacks in the United States in September 2001, stock markets have experienced extreme volatility and stock prices have declined, in some cases substantially. Further attacks and any responsive actions to these attacks may result in further declines in stock prices or continued volatility in stock markets generally. Continued volatility may reduce the market price of the common shares of TLC VISION.

We may be unable to execute our business strategy.

      TLC VISION's business strategy will be to focus on:

      o maximizing revenues through a co-management model and innovative marketing programs;

      o controlling costs without compromising superior quality of care or clinical outcomes; and

      o pursuing additional growth opportunities for its core laser vision correction business through TLC's Affiliate Center Program, as described below, strategic acquisitions and opening new centers.

      If TLC VISION does not successfully execute this strategy or if the strategy is not effective, we may be unable to maintain or grow our revenues or achieve profitability.

We may make investments that may not be profitable.

      TLC has made investments which are intended to support its core business, such as TLC's investment in LaserSight Inc. These investments have generally been made in companies in the laser vision correction business or that own emerging technologies that TLC believes will support the company's core business. TLC has taken a charge of approximately $20 million in the quarter ended November 30, 2001 as a result of the decline in the value of three of its investments, including the investment in LaserSight. TLC VISION may make similar investments in the future, some of which may be material or may become material over time. If TLC VISION is unable to manage these investments, or if these investments are not profitable or do not generate the expected returns, TLC VISION may incur charges and its financial condition may be weakened.

The growth strategy of TLC VISION depends on our ability to make acquisitions or enter into affiliation arrangements.

      The growth strategy of TLC VISION will be dependent on increasing the number of procedures at our eye care centers, increasing the number of eye care centers through internal development or acquisitions and entering into affiliation arrangements with local eye care professionals in markets not large enough to justify a corporate center.

      The addition of new centers will present challenges to management, including the integration of new operations, technologies and personnel. The addition of new centers also present special risks, including:

      o     unanticipated liabilities and contingencies;

      o     diversion of management attention; and

      o     possible adverse effects on operating results resulting from:

            o     possible future goodwill impairment;

            o     increased interest costs;

            o     the issuance of additional securities; and

            o increased costs resulting from difficulties related to the integration of the acquired businesses.

      TLC VISION's ability to achieve growth through acquisitions will depend on a number of factors, including:

      o     the availability of attractive acquisition opportunities;

      o     the availability of capital to complete acquisitions;

      o the availability of working capital to fund the operations of acquired businesses; and

      o     the effect of existing and emerging competition on our operations.

      We may not be able to successfully identify suitable acquisition candidates, complete acquisitions on acceptable terms, if at all, or successfully integrate acquired businesses into our operations. Our past and possible future acquisitions may not achieve adequate levels of revenue, profitability or productivity or may not otherwise perform as expected.

      TLC has an Affiliate Center Program designed to provide TLC's patient care and service in association with local independent eye care professionals in secondary markets which are not large enough to justify the development or acquisition of a full-sized TLC center. TLC VISION's ability to grow through the Affiliate Center Program will depend on a number of factors, including:

      o     the success of the pilot program;

      o the availability and willingness of local eye care practitioners to participate in the program; and

      o the ability of the local affiliate to integrate his or her practice with our methods of operations and to maintain the goodwill generated by our brand.

      A decline in our stock price could prevent us from completing acquisitions and could result in increased dilution to existing shareholders.

We may have substantial future capital requirements, and our ability to obtain additional funding is uncertain.

      TLC VISION will be unable to predict with certainty the timing or the amount of its future capital requirements. Continued operating losses or changes in our operations, expansion plans or capital requirements may consume available cash and other resources more rapidly than we anticipate and more funding may be required before TLC VISION becomes profitable. Our capital needs depend on many factors, including:

      o the rate and cost of acquisitions of businesses, equipment and other assets;

      o     the rate of opening new centers or expanding existing centers;

      o     market acceptance of laser vision correction; and

      o     actions by competitors.

      We may not have adequate resources to finance our business, and we may not be able to obtain additional capital through subsequent equity or debt financings on terms acceptable to us or at all. If we do not have adequate resources and cannot obtain additional capital, we will not be able to implement our expansion strategy successfully, our growth could be limited and our net income and financial condition could be adversely affected.

We may be unable to successfully implement and integrate new operations and facilities.

      The success of TLC VISION depends on our ability to expand and manage our operations and facilities. In the past, TLC and LaserVision have grown rapidly in the United States. For example, since May 31, 1999, TLC has opened 19 eye care centers in the United States and Canada. In addition, net revenues for the year ended May 31, 2000 increased by 37% from the previous year. Our growth and expansion has increased, and may continue to increase, our management's responsibilities and demands on operating and financial systems and resources. Our business and financial results are dependent upon a number of factors, including our ability to:

      o implement new, expanded or upgraded operations and financial systems, procedures and controls;

      o     hire and train new staff and managerial personnel;

      o adapt or amend our business structure to comply with present or future legal requirements affecting our arrangements with doctors, including state prohibitions on fee-splitting, corporate practice of optometry and medicine and referrals to facilities in which doctors have a financial interest; and

      o obtain regulatory approvals, where necessary, and comply with licensing requirements applicable to doctors and facilities operated, and services offered, by doctors.

      Our failure or inability to successfully implement these and other factors may adversely affect the quality and profitability of our business operations.

We depend on key personnel whose loss could adversely affect our business.

      TLC VISION's success and growth depends in part on the active participation of key medical and management personnel, including Dr. Machat, Mr. Vamvakas, Mr. Wachtman and Dr. Lindstrom. TLC maintains key person insurance for each of Dr. Machat and Mr. Vamvakas and LaserVision maintains similar insurance for Mr. Wachtman. Following the merger, TLC VISION will maintain key person insurance for each of Dr. Machat, Mr. Vamvakas, Mr. Wachtman and Dr. Lindstrom. Despite having this insurance in place, the loss of any one of these key individuals could adversely affect the quality, profitability and growth prospects of our business operations.

      TLC VISION will have employment or similar agreements with the above individuals and other key personnel. The terms of these agreements will include, in some cases, entitlements to substantial severance payments in the event of termination of employment by either TLC VISION or the employee.

We may be subject to malpractice and other similar claims and we may be unable to obtain or maintain adequate insurance against these claims.

      The provision of medical services at our centers entails an inherent risk of potential malpractice and other similar claims. Patients at our centers execute informed consent statements prior to any procedure performed by doctors at our centers, but these consents may not provide adequate liability protection. Although we do not engage in the practice of medicine or have responsibility for compliance with regulatory and other requirements directly applicable to doctors and doctor groups, claims, suits or complaints relating to services provided at our centers may be asserted against us in the future, and the assertion or outcome of these claims could result in higher administrative and legal expenses, including settlement costs or litigation damages.

      TLC and LaserVision currently maintain malpractice insurance coverage that each believes is adequate both as to risks and amounts covered. In addition, we require the doctors who provide medical services at our centers to maintain comprehensive professional liability insurance and most of these doctors have agreed to indemnify TLC and LaserVision against certain malpractice and other claims. Our insurance coverage, however, may not be adequate to satisfy claims, insurance maintained by the doctors may not protect TLC and such indemnification may not be enforceable or, if enforced, may not be sufficient. Our inability to obtain adequate insurance or an increase in the future cost of insurance to TLC VISION and the doctors who provide medical services at the centers may have a material adverse effect on our business and financial results.

      The excimer laser system uses hazardous gases which if not properly contained could result in injury. We may not have adequate insurance for any liabilities arising from injuries caused by the excimer laser system or hazardous gases. While we believe that any claims alleging defects in our excimer laser systems would be covered by the manufacturers' product liability insurance, the manufacturers of our excimer laser systems may not continue to carry adequate product liability insurance.

We may face claims for state sales and use taxes on the services we provide.

      LaserVision provides access to excimer lasers to eye doctors and provides a variety of other services to eye doctors in connection with eye surgery procedures. Under LaserVision's laser access contracts with individual eye doctors, LaserVision may provide eye surgeons with the services of a laser operator/technician, laser maintenance and other value-added services. TLC owns, operates and/or manages centers where laser vision correction procedures are performed and is responsible for overall management and operation of the centers. The laws of various states in which TLC and LaserVision operate typically exempt from sales and use taxation activities which constitute a service. TLC and LaserVision have historically taken the position that, among other things, services which they provide to the eye doctor are integral to the surgical procedures provided by the eye doctor and, therefore, constitute a service exempt from sales and use taxation.

      Of the 48 states in which LaserVision conducts operations, LaserVision is aware of a total of six states which have asserted that its laser access arrangements with eye doctors do not constitute a service exempt from sale and use taxation. Tax authorities in these states have indicated that they consider the substance of the transaction between the eye doctor and LaserVision to be the eye doctor's access to the laser, not the other services provided by LaserVision. As such, they have indicated that they consider the arrangement to be a taxable lease or rental of equipment rather than an exempt service. One of these states performed an initial review and determined that no further action or assertion of tax was necessary. Three other states have assessed sales and use taxes on LaserVision's customers, but have not assessed any taxes on LaserVision. Tax authorities in the remaining two states have contacted LaserVision and issued proposed adjustments for the period from 1995 through 2000 in the aggregate amount of approximately $1.3 million. LaserVision has objected to the proposed assessments and is engaged in discussions with the respective state tax authorities. LaserVision cannot yet predict the outcome of these assessments or similar actions, if any, which may be undertaken by other state tax authorities.

Compliance with industry regulations is costly and onerous.

      TLC's and LaserVision's operations are, and TLC VISION's operations will be, subject to extensive federal, state and local laws, rules and regulations. Our efforts to comply with these laws, rules and regulations may impose significant costs, and failure to comply with these laws, rules and regulations may result in fines or other charges being imposed on TLC VISION.

      Many state laws prohibit corporations from practicing medicine and optometry and many federal and state laws extensively regulate the solicitation of prospective patients, the structure of our fees, and our contractual arrangements with hospitals, surgery centers, ophthalmologists and optometrists, among others. Some states also impose licensing requirements. Although we have each tried to structure our business and contractual relationships in compliance with these laws in all material respects, if any aspect of our operations were found to violate applicable laws, we could be subject to significant fines or other penalties, required to cease operations in a particular state, prevented from commencing operations in a particular state or otherwise be required to revise the structure of our business or legal arrangements. Many of these laws and regulations are ambiguous, have not been definitively interpreted by courts or regulatory authorities and vary from jurisdiction to jurisdiction. Accordingly, we may not be able to predict how these laws and regulations will be interpreted or applied by courts and regulatory authorities, and some of our activities could be challenged.

      Numerous legislative proposals to reform the U.S. health care system have been introduced in Congress and in various state legislatures over the past several years. We cannot predict whether any of these proposals will be adopted and, if adopted, what impact this legislation would have on our business. To respond to any such changes, we could be required to revise the structure of our legal arrangements or the structure of our fees, incur substantial legal fees, fines or other costs, or curtail some of our business activities, reducing the potential profit of some of our arrangements.

      State medical boards and state boards of optometry generally set limits on the activities of ophthalmologists and optometrists. In some instances, issues have been raised as to whether participation in a co-management program violates some of these limits. If a state authority were to find that our co-management program did not comply with state licensing laws, TLC VISION would be required to revise the structure of our legal arrangements, and affiliated doctors might terminate their relationships with us.

      Federal and state civil and criminal statutes impose penalties, including substantial civil and criminal fines and imprisonment, on health care providers and persons who provide services to health care providers, including management businesses such as TLC and LaserVision, for fraudulently or wrongfully billing government or other insurers. In addition, the federal law prohibiting false Medicare/Medicaid billings allows a private person to bring a civil action in the name of the U.S. government for violations of its provisions and obtain a portion of the damages if the action is successful. TLC and LaserVision each believes that it is in material compliance with these billing laws, but our business could be adversely affected if governmental authorities were to scrutinize or challenge our activities or private parties were to assert a false claim or action against us in the name of the U.S. government.

      Although TLC believes that we have obtained the necessary licenses or certificates of need in states where such licenses are required and that we are not required to obtain any licenses in other states, some of the state regulations governing the need for such licenses are unclear, and there is no applicable precedent or regulatory guidance to help resolve these issues. A state regulatory authority could determine that TLC VISION is operating a center inappropriately without a required license or certificate of need, which could subject us to significant fines or other penalties, result in our being required to cease operations in a state or otherwise jeopardize our business and financial results. If TLC VISION expands to a new geographic market, we may be unable to obtain any new license required in that jurisdiction.

Compliance with additional health care regulation in Canada is costly and burdensome.

      Some Canadian provinces have adopted conflict of interest regulations that prohibit optometrists, ophthalmologists or corporations they own or control from receiving benefits from suppliers of medical goods or services to whom they refer patients. The laws of some Canadian provinces also prohibit health care professionals from splitting fees with non-health care professionals and prohibit non-licensed entities such as TLC from practicing medicine or optometry and from directly employing doctors or optometrists. TLC believes that it is in material compliance with these requirements, but a review of TLC's operations by Canadian regulators or changes in the interpretation or enforcement of existing Canadian legal requirements or the adoption of new requirements could require us to incur significant costs to comply with laws and regulations in the future or require us to change the structure of our arrangements with doctors.

Compliance with U.S. Food and Drug Administration regulations regarding the use of excimer laser systems for laser vision correction is costly and burdensome.

      To date, the FDA has approved excimer laser systems manufactured by some manufacturers for sale for the treatment of nearsightedness, farsightedness and astigmatism up to stated levels of correction. Failure to comply with applicable FDA requirements with respect to the use of the excimer laser could subject us, our affiliated doctors or laser manufacturers to enforcement action, including product seizure, recalls, withdrawal of approvals and civil and criminal penalties.

      The FDA has adopted guidelines in connection with the approval of excimer laser systems for laser vision correction. The FDA, however, has also stated that decisions by doctors and patients to proceed outside the FDA approved guidelines is a practice of medicine decision which the FDA is not authorized to regulate. Failure to comply with FDA requirements, or any adverse FDA action, including a reversal of its interpretation with respect to the practice of medicine, could result in a limitation on or prohibition of our use of excimer lasers.

      Discovery of problems, violations of current laws or future legislative or administrative action in the United States or elsewhere may adversely affect the laser manufacturers' ability to obtain regulatory approval of laser equipment. Furthermore, the failure of other excimer laser manufacturers to comply with applicable federal, state or foreign regulatory requirements, or any adverse action against or involving such manufacturers, could limit the supply of excimer lasers, substantially increase the cost of excimer lasers, limit the number of patients that can be treated at our centers and limit our ability to use excimer lasers.

      Most of TLC's eye care centers in the United States use VISX and/or Alcon Laboratories Inc. excimer lasers and most of LaserVision's lasers are VISX excimer lasers. If VISX, Alcon or other excimer laser manufacturers fail to comply with applicable federal, state or foreign regulatory requirements, or if any adverse regulatory action is taken against or involves such manufacturers, the supply of lasers could be limited and the cost of excimer lasers could increase.

      The MobilExcimer utilized by LaserVision in its mobile laser access operations has been approved by the FDA for certain uses. The Roll-On/Roll-Off laser system consists of an excimer laser mounted on a motorized, air suspension platform and transported in a specially modified truck. We believe that use of this transport system does not require FDA approval; the FDA has taken no position in regard to such approval. The FDA could, however, take the position that excimer lasers are not approved for use in this transport system. Such a view by the FDA could lead to an enforcement action against us, which could impede our ability to maintain or increase our volume of excimer laser surgeries. This could have a material adverse effect on our business and financial results. Similarly, we believe that FDA approval is not required for our mobile use of microkeratomes or the cataract equipment transported by our cataract operations. The FDA, however, could take a contrary position which could result in an enforcement action.

Disputes with respect to intellectual property could adversely affect our business.

      There has been substantial litigation in the United States and Canada regarding the patents on ophthalmic lasers. If the use of an excimer laser or other procedure performed at any of our centers is deemed to infringe a patent or other proprietary right, we may be prohibited from using the equipment or performing the procedure that is the subject of the patent dispute or may be required to obtain a royalty bearing license, which may involve substantial costs, including ongoing royalty payments. If a license is not available on acceptable terms, we may be required to seek the use of products which do not infringe the patent. The unavailability of alternate products could cause us to cease operations in the United States or Canada or delay our expansion. If we are prohibited from performing laser vision correction at any of our laser centers, our ability to carry on our business will be jeopardized.

      LaserVision and ClearVision have also secured patents for portions of the equipment we use to transport our mobile lasers. LaserVision's and ClearVision's patents and other proprietary technology are important to our success. Our patents could be challenged, invalidated or circumvented in the future. Litigation regarding intellectual property is common and our patents may not adequately protect our intellectual property. Defending and prosecuting intellectual property proceedings is costly and involves substantial commitments of management time. If we fail to successfully defend our rights with respect to our intellectual property we may be required to pay damages.

We may not have the capital resources necessary in order to keep up with rapid technological changes.

      Modern medical technology changes rapidly. New or enhanced technologies and therapies may be developed with better performance or lower costs than the laser vision correction currently provided at our centers. We may not have the capital resources to upgrade our excimer laser equipment, acquire new or enhanced medical devices or adopt new or enhanced procedures at the time that any advanced technology or therapy is introduced.

                       Risk Factors Specific to the Merger

The integration of TLC and LaserVision may not be successful.

      The merger involves a combination of two companies that have complementary business models located principally in the United States and Canada. TLC's business model has focused upon owning and managing refractive centers which provide laser vision correction directly to consumers. LaserVision's business has consisted primarily of contracting directly with eye surgeons for access to excimer lasers and related services. The success of the merger will be dependent on a number of factors, including but not limited to the combined entity's ability to:

      o     integrate LaserVision's operations with the operations of TLC;

      o maintain and enhance relationships and affiliations with local eye care professionals;

      o     achieve an effective combined management structure;

      o     achieve expected cost savings and increased operating efficiencies;

      o     achieve expected increases in procedure volumes and revenues; and

      o     retain and attract qualified personnel.

The integration of TLC and LaserVision may not be successful.

TLC VISION may become a competitor of some of the eye surgeons with whom LaserVision contracts to provide laser access, which may impair TLC VISION's business relationship with the affected eye surgeon or result in the termination of that business relationship.

      On the consummation of the merger, the businesses of LaserVision and TLC will be integrated. The combined company after the merger will operate refractive centers which may perform many of the same services as eye surgeons with whom LaserVision contracts to provide laser access. If this occurs, the combined company's relationship with an affected eye surgeon may be impaired or may be terminated by the eye surgeon.

We may not be able to successfully integrate the operations of ClearVision.

      In August 2001, LaserVision acquired substantially all of the assets of ClearVision, a Colorado-based provider of access to excimer lasers to eye surgeons. At the time of its acquisition, ClearVision had experienced significant financial distress during its last two fiscal years. ClearVision reported net losses attributable to common stock of approximately $3.0 million for the six-month period ended June 30, 2001, and $15.4 million and $3.3 million for the fiscal years ended December 31, 2000 and 1999, respectively. In ClearVision's audited financial statements for the year ended December 31, 2000, ClearVision's auditors indicated that recurring losses from operations and net capital deficiency raised substantial doubt about ClearVision's ability to continue as a going concern. TLC VISION may be unable to improve the operating results of the ClearVision assets and successfully integrate the operations of ClearVision.

We will incur significant costs of integration and transaction expenses as a result of the merger.

      TLC and LaserVision estimate they will collectively incur direct transaction costs of approximately $14.5 million associated with the merger, which will be included as a part of the total purchase cost for accounting purposes. TLC and LaserVision believe TLC VISION may incur charges to operations, which we cannot currently reasonably estimate, in the quarter in which the merger occurs or the following quarters, to reflect costs associated with integrating the two companies. TLC VISION may incur additional material charges in subsequent quarters to reflect additional costs associated with the merger.

The repricing of TLC stock options could have a material adverse impact on our reported earnings in the future and could make our reported earnings volatile.

      Subject to the approval of TLC's shareholders and The Toronto Stock Exchange, TLC will allow the holders of outstanding TLC stock options with an exercise price greater than $8.688 to elect to reduce the exercise price of their options to $8.688, in some cases by surrendering existing options for a greater number of shares than the number of shares issuable on exercise of each repriced option. If the price of TLC VISION's common shares rises above the new exercise price of $8.688, the repricing of the options could have a material adverse impact on TLC VISION's reported earnings and could make our reported earnings more volatile. Under current U.S. generally accepted accounting principles, the repriced options will be subject to variable accounting treatment. Variable accounting requires that the difference between the price of TLC VISION's common shares at the end of each financial quarter and the new exercise price be charged to income as compensation over the remaining vesting period of the outstanding options. If the price of TLC VISION common shares rises above $8.688, variable accounting will require TLC VISION to remeasure total compensation at the end of each quarter and take an appropriate charge to income. This charge may be material to future quarterly and annual results. TLC VISION is unable to estimate at this point the total amount of compensation expense, if any, or the period to which the charge to income will be made.

New accounting standards relating to the treatment of goodwill could result in a significant charge to TLC VISION's reported earnings in the future.

      TLC has decided to early adopt Statement of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. Effective June 1, 2001, amortization of goodwill is not required. However, the new standard introduces guidance on testing goodwill for impairment. In accordance with this new standard, TLC is required to perform a transitional impairment test on goodwill that existed as at June 1, 2001. Impairment is tested using a two-step approach, at a level of reporting referred to as a reporting unit. The first step compares the fair value of a reporting unit with its carrying amount, including goodwill, to identify potential impairment. If the fair value of a reporting unit exceeds its carrying amount, goodwill is not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, step two requires the fair value of the reporting unit's goodwill to be compared with its carrying amount to measure impairment loss, if any. The fair value of goodwill is determined in the same manner as in a business combination. An enterprise allocates the fair value of a reporting unit to all assets and liabilities, including unrecognized intangible assets, as if the reporting unit had been acquired in a business combination and the fair value was the price paid to acquire the reporting unit. In its financial results for the period ended November 30, 2001, TLC disclosed that, based on the results of step one of the transitional impairment test, TLC has identified certain reporting units for which the carrying value exceeded the fair value at June 1, 2001, indicating a potential impairment of goodwill in those reporting units. Step two of the transitional impairment test, used to determine the magnitude of a goodwill impairment, will be completed by May 31, 2002, the end of TLC's fiscal year, and any resulting impairment will be recorded as a cumulative effect of a change in accounting principle. Initial quantification of the impairment test, which may vary from the final quantification, indicates a write down of approximately $7 million to $15 million. Under the new standards, TLC VISION will also be required to perform additional tests of goodwill impairment at least annually, but more frequently if indications of impairment exist. Any impairment losses occurring after June 1, 2001 will be charged to earnings in the period the impairment is determined and recorded in operating income for that period.

      TLC VISION will re-perform the impairment test before June 1, 2002, which could result in a substantial charge to TLC VISION's earnings during the period in which the impairment test is performed. As of November 30, 2001, TLC reported goodwill of $32.7 million on its consolidated balance sheet and, on a pro forma consolidated basis the goodwill of TLC VISION was $114.4 million. The actual amount of goodwill to be recorded by TLC VISION is subject to change based upon the allocation of the purchase price to the assets acquired in the merger. For this purpose the TLC common shares issued in the merger will be valued at $4.1725, their market price immediately prior to the announcement of the merger, even though it represents a substantial premium to recent prices at which the shares have traded. Calculation of any impairment is performed at the level of reporting units and requires a comprehensive analysis; and neither the TLC VISION reporting units nor the valuations have been determined. However, the difference between the book value of a company and its market value may indicate that an impairment in the company's goodwill exists. Based upon the recent trading price of TLC's common shares, the pro forma consolidated book value of TLC VISION substantially exceeds its pro forma market capitalization. This is an indication that the impairment analysis to be conducted by TLC VISION may result in some portion or all of TLC VISION's pro forma goodwill of $114.4 million being deemed impaired and written off in the period in which the test occurs, the quarter ended May 31,2002. Because the determination of whether there is an impairment of TLC VISION's goodwill will be completed at a future date and will involve many aspects of analyses which have not yet been undertaken, the amount of any write-down cannot be reliably predicted at this time.

The ability of TLC VISION's shareholders to effect changes in control of TLC VISION will be limited.

      TLC VISION has a shareholder rights plan which enables the board of directors to delay a change in control of TLC VISION. This could discourage a third party from attempting to acquire control of TLC VISION, even if an attempt would be beneficial to the interests of the shareholders. In addition, since TLC VISION will be a Canadian corporation, investments in TLC VISION may be subject to the provisions of the Investment Canada Act. In general, this act provides a system for the notification to the Investment Canada agency of acquisitions of Canadian businesses by non-Canadian investors and for the review by the Investment Canada agency of acquisitions that meet thresholds specified in the act. To the extent that a non-Canadian person or company attempted to acquire 33% or more of TLC VISION's outstanding common stock, the threshold for a presumption of control, the transaction could be reviewable by the Investment Canada agency. These factors, and others, could have the effect of delaying, deferring or preventing a change of control of TLC VISION supported by shareholders but opposed by TLC's board of directors.

                           FORWARD-LOOKING STATEMENTS

      TLC and LaserVision have made forward-looking statements in this joint proxy statement/prospectus that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of TLC, LaserVision and TLC VISION, as well as statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates," "projects," "intends" or similar expressions. You should understand that important factors, in addition to those discussed elsewhere in this document, could affect the future business and financial results of TLC VISION, and could cause those results to differ materially from those expressed in any forward-looking statements. These factors include:

      o the fact that TLC has not been profitable in the past and TLC VISION may not be profitable in the future;

      o     changes in general economic conditions;

      o     the intense competition in the market for laser vision correction;

      o     the uncertainty of market acceptance of laser vision correction;

      o concerns about the potential side effects and long-term results of laser vision correction;

      o our ability to enter into or maintain agreements with doctors or other health care providers on satisfactory terms;

      o the fact that historical quarterly fluctuations in our operating results make financial forecasting difficult;

      o     the historical and future volatility of our stock price;

      o     our ability to execute our business strategy;

      o     the risk that our investments may not be profitable;

      o our ability to make acquisitions or enter into affiliation arrangements;

      o our future capital requirements and our ability to obtain additional funding;

      o our ability to successfully implement and integrate new operations and facilities;

      o     our dependence on key personnel;

      o the risk of malpractice and similar claims and our ability to obtain or maintain adequate insurance against these claims;

      o the risk of claims for state sale and use taxes on the services we provide;

      o the fact that compliance with industry regulations is costly and onerous;

      o the fact that compliance with additional health care regulation in Canada is costly and burdensome;

      o the fact that compliance with U.S. Food and Drug Administration regulations regarding the use of excimer laser systems is costly and burdensome;

      o the possibility of disputes with respect to intellectual property used in our business;

      o the significant drain on capital resources necessary to keep up with rapid technological change;

      o     the integration of TLC and LaserVision may not be successful;

      o the fact that TLC VISION may become a competitor of some of the eye surgeons with whom LaserVision contracts to provide laser access;

      o     our ability to successfully integrate the operations of ClearVision;

      o the significant costs of integration and transaction expenses that will result from the merger;

      o the impact that the repricing of TLC stock options in the merger will have on our financial results;

      o the impact that new accounting standards relating to the treatment of goodwill will have on our financial results; and

      o the fact that TLC VISION's shareholders' ability to effect a change in control of TLC VISION will be limited.

      Anticipated future results may not be achieved. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We have described some important factors that could cause our actual results to differ materially from our expectations in this joint proxy statement/prospectus, including in the section titled "Risk Factors." Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

                INFORMATION REGARDING THE TLC SHAREHOLDER MEETING

      This joint proxy statement/prospectus is being furnished to holders of common shares of TLC in connection with the solicitation of proxies by or on behalf of the management of TLC for use at the annual and special meeting of TLC shareholders to be held on April 18, 2002 at 10:00 a.m., Eastern Standard Time, at News Theatre, 98 The Esplanade, Toronto, Ontario and any adjournment or postponement thereof. The information in this joint proxy statement/prospectus is given as of March 1, 2002, except where otherwise noted.

      The joint proxy statement/prospectus is also being furnished to holders of common stock of LaserVision in connection with the solicitation of proxies by or on behalf of the board of directors of LaserVision for use at the special meeting of LaserVision shareholders to be held on April 18, 2002 at 9:00 a.m., Central Standard Time, at the Doubletree Hotel and Conference Center, 16625 Swingley Ridge Drive, Chesterfield, Missouri 63017, and any adjournment or postponement thereof. See "Information Regarding the LaserVision Shareholder Meeting" for information on the LaserVision shareholder meeting. If you are a LaserVision shareholder and do not own TLC common shares, you are not required to attend and cannot vote at the TLC shareholder meeting so the following information is for your information only.

Solicitation of Proxies

      TLC expects that the solicitation of proxies from TLC shareholders will be made primarily by mail. TLC has retained Georgeson Shareholder, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of Cdn$65,000 plus customary out-of-pocket expenses. Georgeson Shareholder will receive an additional fee of Cdn$35,000 if the merger is approved. Proxies also may be solicited personally by directors, officers and employees of TLC, without additional remuneration. TLC will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials to their principals. The total cost of the solicitation of proxies from TLC shareholders will be borne by TLC.

Appointment of Proxies

      The persons named in the enclosed form of proxy are representatives of management of TLC and are directors or officers of TLC. A TLC shareholder who wishes to appoint some other person, who need not be a shareholder of TLC, to represent such shareholder at the TLC shareholder meeting may do so by inserting such person's name in the blank space provided in the form of proxy. To be valid, proxies must be deposited with the Secretary of TLC, c/o CIBC Mellon Trust Company, Proxy Dept., 200 Queen's Quay East, Unit #6, Toronto, Ontario M5A 4K9 not later than the close of business on April 16, 2002 or, if the TLC shareholder meeting is adjourned, 48 hours, excluding Saturdays, Sundays and holidays, before any adjourned meeting.

Non-Registered Shareholders

      Only registered shareholders of TLC or the persons they appoint as their proxies are permitted to vote at the TLC shareholder meeting. However, in many cases, shares of TLC beneficially owned by a non-registered TLC shareholder are registered either:

      o in the name of an intermediary that the non-registered TLC shareholder deals with in respect of the shares, such as banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

      o in the name of a clearing agency, such as The Canadian Depository for Securities Limited, of which the intermediary is a participant.

      In accordance with the requirements of National Policy Statement No. 41 of the Canadian Securities Administrators, TLC has distributed copies of the notice, this joint proxy statement/prospectus and the form of proxy, referred to collectively as the meeting materials, to the clearing agencies and intermediaries for distribution to non-registered TLC shareholders.

      Intermediaries are required to forward the meeting materials to non-registered TLC shareholders unless a non-registered TLC shareholder has waived the right to receive them. Very often, intermediaries will use service companies to forward the meeting materials to non-registered TLC shareholders. Generally, non-registered TLC shareholders who have not waived the right to receive the meeting materials will either:

      o be given a form of proxy which has already been signed by the intermediary, typically by a facsimile, stamped signature, which is restricted as to the number of shares beneficially owned by the non-registered TLC shareholder but which is otherwise not completed. Because the intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the non-registered TLC shareholder when submitting the proxy. In this case, the non-registered TLC shareholder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to the Secretary of TLC as set out above under "Appointment of Proxies;" or

      o more typically, be given a form of proxy which is not signed by the intermediary, and which, when properly completed and signed by the non-registered TLC shareholder and returned to the intermediary or its service company, will constitute voting instructions which the intermediary must follow. Such voting instructions are often called a proxy authorization form. Typically, the non-registered TLC shareholder will also be given a page of instructions which contains a removable label containing a bar-code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the non-registered TLC shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the intermediary or its service company in accordance with the instructions of the intermediary or its service company.

      In either case, the purpose of this procedure is to permit non-registered TLC shareholders to direct the voting of the shares which they beneficially own. Should a non-registered TLC shareholder who receives either form of proxy wish to vote at the TLC shareholder meeting in person, the non-registered TLC shareholder should strike out the persons named in the proxy and insert the non-registered TLC shareholder's name in the blank space provided. In either case, non-registered TLC shareholders should carefully follow the instructions of their intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

Revocation of Proxies

      In addition to revocation in any other manner provided by law, a shareholder who has given a proxy may revoke the proxy:

      o by completing, signing and depositing a proxy bearing a later date not later than the close of business on April 16, 2002 or, if the TLC shareholder meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, before the adjournment; or

      o by depositing an instrument in writing executed by the shareholder or the shareholder's attorney authorized in writing:

            (1) at the registered office of TLC at any time up to and including the last business day before the day of the TLC shareholder meeting, or any adjournment thereof; or

            (2) with the chairman of the TLC shareholder meeting on the day of the TLC shareholder meeting or any adjournment thereof.

      A non-registered TLC shareholder may revoke voting instructions or a waiver of the right to receive meeting materials and to vote given to an intermediary at any time by written notice to the intermediary, except that an intermediary is not required to act on a revocation of voting instructions or of a waiver of the right to receive materials and to vote that is not received by the intermediary at least seven days prior to the TLC shareholder meeting.

Voting of Proxies

      The management representatives designated in the enclosed form of proxy will vote or withhold from voting the shares for which they are appointed by proxy on any ballot that may be called for in accordance with the instructions of the shareholder as indicated on the proxy, and if the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of such direction, such shares will be voted by the management representatives FOR each of the resolutions as indicated in the discussion of each resolution. Votes cast by proxy or in person at the TLC shareholder meeting will be tabulated by the judge of elections appointed for the TLC shareholder meeting. The scrutineers at the TLC shareholder meeting will include TLC common shares that are present and entitled to vote but that abstain or are withheld from voting on a particular matter for purposes of determining the presence of a quorum but not for purposes of determining whether the required vote has been received for a particular matter. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter and has not received instructions from the beneficial owner, such shares will not be considered for purposes of determining the presence of a quorum or for the purposes of determining whether the required vote has been received.

      The form of proxy permits TLC shareholders to confer discretionary voting authority on those persons designated in the proxy with respect to amendments or variations to the resolutions identified in the notice of the TLC meeting and with respect to other matters which may properly come before the TLC meeting. The management of TLC knows of no such amendment, variation or other matter to come before the TLC meeting as of the date of this joint proxy statement/prospectus. However, if such amendments or variations or other matters properly come before the TLC meeting, the management representatives designated in the form of proxy will vote the TLC common shares represented thereby in accordance with their best judgment.

      TLC shareholders may also be asked to vote on a resolution to adjourn or postpone the TLC meeting. The management representatives designated in the enclosed form of proxy will vote or withhold from voting the shares for which they are appointed by proxy on any such ballot in accordance with the instructions of the shareholder as indicated on the proxy. In the absence of such direction, such shares will be voted by the management representatives FOR a resolution to adjourn or postpone the TLC meeting. The management representatives designated in the enclosed form of proxy will not vote shares for which they have been appointed FOR a resolution to adjourn the meeting to solicit additional proxies if the TLC shareholder has indicated a vote AGAINST or to ABSTAIN from the resolution.

Voting Shares and Record Date

      On February 25, 2002, TLC had outstanding 38,090,142 common shares. Each registered holder of TLC common shares of record at the close of business on March 5, 2002, the record date established for notice of the TLC shareholder meeting, will be entitled to one vote for each TLC common share held by such shareholder on all matters proposed to come before the TLC shareholder meeting or any adjournment thereof, except to the extent that such shareholder has transferred any TLC common shares after the record date and the transferee of such shares establishes ownership of the shares and demands, not later than 10 days before the TLC shareholder meeting, to be included in the list of shareholders entitled to vote at the TLC shareholder meeting, in which case the transferee will be entitled to vote such shares.

      A quorum for the TLC shareholder meeting will consist of at least two persons present in person and each entitled to vote at the meeting and holding at least 20% of the outstanding TLC common shares.

Business to be Conducted at the Meeting

      Resolution 1: Approval of the Transactions Contemplated by the Merger
                    Agreement.

      The TLC board of directors is asking TLC shareholders to vote on a resolution to approve the transactions contemplated by the merger agreement. The merger agreement provides for the combination of TLC and LaserVision in a transaction in which each outstanding share of LaserVision common stock will be converted into the right to receive 0.95 of a TLC common share. As a result of the merger, TLC will become the owner of all of the outstanding shares of LaserVision common stock. See "The Merger" for a description of the terms of the merger and the merger agreement. The merger agreement appears as Appendix A to this joint proxy statement/prospectus and the full text of Resolution 1 appears in Appendix F to this joint proxy statement/prospectus.

      If approved, the merger is expected to be effective not later than the last day of the month and the fifth business day after satisfaction of or, to the extent permitted under the merger agreement, waiver of, all conditions to the merger contained in the merger agreement, whichever is later.

      The merger agreement provides that the merger is conditional upon the approval of TLC shareholders being obtained. The TLC board of directors is seeking shareholder approval of the merger agreement and the transactions contemplated by the merger agreement because the merger is an important transaction for TLC and will result in the issuance of a significant number of TLC common shares. In addition, the rules of The Toronto Stock Exchange and the Nasdaq National Market System require shareholder approval for transactions such as the merger that will result in the issuance of more than 25% or 20%, respectively, of a company's outstanding capital stock. If TLC shareholders do not approve the merger, it will not be completed. The merger also may not be completed if any of the conditions to closing are not satisfied or if the merger agreement is terminated by TLC or LaserVision.

      The affirmative vote of a majority of the votes cast at the TLC shareholder meeting at which a quorum is present is required to adopt the resolution to approve the transactions contemplated by the merger agreement. The management representatives designated in the enclosed form of proxy intend to vote the TLC common shares for which they have been appointed FOR Resolution 1 unless the shareholder who has given such proxy directs that the shares be otherwise voted.

      The TLC board of directors believes that the transactions contemplated by the merger agreement are fair to TLC shareholders and in the best interests of TLC. Accordingly, the TLC board of directors has unanimously approved, and recommends a vote FOR approval of, the transactions contemplated by the merger agreement.

      The reasons for the transactions contemplated by the merger agreement and the factors considered by the TLC board of directors in making its recommendation are set out under the heading "The Merger - Background and Reasons for the Merger."

      Please review the other portions of this joint proxy statement/prospectus carefully as it contains details regarding the merger, the merger agreement, LaserVision and related matters.

      Resolution 2: Approval of Amendment to TLC's Articles of Incorporation to
                    Change the Name From "TLC Laser Eye Centers Inc." to "TLC VISION Corporation."

      The TLC board of directors is asking the TLC shareholders to vote on a resolution to amend TLC's articles of incorporation to change the name of TLC to "TLC VISION Corporation." The TLC board of directors has unanimously approved such an amendment to the articles of incorporation. The full text of Resolution 2 appears in Appendix F to this joint proxy statement/prospectus.

      The purpose of the proposed name change is to reflect the proposed combination of TLC and LaserVision and the name change will take place on or before the closing of the merger. The merger agreement provides that approval of the name change is a condition to the merger becoming effective.

      Upon consummation of the proposed name change it will not be necessary to surrender TLC share certificates for TLC VISION share certificates. Instead, when certificates are presented for transfer, new certificates bearing the name "TLC VISION Corporation" will be issued. If there exists any circumstance which would make consummation of the name change inadvisable in the judgment of the TLC board of directors, including the failure of the TLC or LaserVision shareholders to approve the transactions contemplated by the merger agreement, this resolution to amend the articles of incorporation may be terminated by the TLC board of directors either before or after approval of the name change by the TLC shareholders.

      The affirmative vote of two-thirds of the votes cast at the TLC shareholder meeting at which a quorum is present is required to adopt the resolution to amend TLC's articles of incorporation to change TLC's name to "TLC VISION Corporation." The management representatives designated in the enclosed form of proxy intend to vote the TLC common shares for which they have been appointed FOR Resolution 2 unless the shareholder who has given such proxy directs that the shares be otherwise voted.

      The TLC board of directors unanimously recommends a vote FOR the resolution to amend the articles of incorporation to change the name of TLC Laser Eye Centers Inc. to "TLC VISION Corporation."

      Resolution 3: Approval of the Continuance of TLC under the Laws of New
                    Brunswick and the Adoption of New By-Laws.

      Approval Sought

      The TLC board of directors is asking TLC shareholders to vote on a resolution to continue TLC as a corporation under the laws of New Brunswick. The TLC board of directors has unanimously approved the continuance. The resolution will also approve the adoption of a new general by-law for TLC. The full text of Resolution 3 appears in Appendix F to this joint proxy statement/prospectus.

      TLC is incorporated under the Business Corporations Act (Ontario), which has the following residency requirements for directors:

      o that a majority of the members of the board of directors and of each committee of the board be resident Canadians; and

      o that the board not transact business at a meeting of directors unless a majority of the directors present are resident Canadians unless the resident Canadians not attending previously approved the matter being considered.

      TLC and LaserVision have agreed that after the merger, TLC VISION's board of directors will consist of eleven directors, consisting of seven directors from the TLC board of directors and four directors selected from the current members of the LaserVision board of directors. A majority of the proposed TLC VISION board of directors are not residents of Canada. Thus, in order to complete the merger, TLC VISION must not be constrained by the Ontario residency requirements.

      The Business Corporations Act (New Brunswick) does not have any provisions similar to the Ontario residency requirements for boards of directors. The continuance will afford TLC VISION the flexibility to structure its board of directors for the merger and its business needs.

      If TLC is continued under New Brunswick law, it will also be necessary to adopt a new general by-law which will replace TLC's By-Law No. 3, which currently conforms to Ontario law. The TLC board of directors has adopted, conditional upon completion of the continuance, By-Law 2002, which is a general by-law governing the business and affairs of TLC, which will become TLC VISION if the merger and name change are also approved. By-Law 2002 appears in Appendix D to this joint proxy statement/prospectus and is substantially similar to By-Law No. 3, except as is necessary to take into account differences between New Brunswick and Ontario law as described under "Comparison of Shareholder Rights - Ontario Compared to New Brunswick."

      By-Law 2002 sets out general regulations which govern the internal affairs of the company, including the establishment of the following:

      o     the quorum for meetings of directors and shareholders;

      o     the manner of conducting meetings of directors and shareholders;

      o     signing authorities;

      o     the duties of the officers of the corporation; and

      o the authority of designated persons to contract on behalf of the corporation.

      Because of the additional flexibility that New Brunswick law provides, if the continuance is approved, TLC intends to implement the continuance even if the merger is not approved. If approved, the continuance is expected to be effective as soon as possible after the TLC shareholder meeting and in any event prior to the closing of the merger.

      Resolution 3 regarding the continuance of TLC under the laws of New Brunswick authorizes the directors to revoke the resolution and not proceed with the continuance, even though shareholders have approved the continuance. The TLC board of directors will exercise this discretion and revoke the resolution if there is any reason why the continuance is no longer in the best interests of TLC. One of the reasons why the TLC board of directors may exercise this discretion is if TLC shareholders holding a large number of TLC common shares exercise their dissenters' rights, described below. By-Law 2002 will only become effective if the continuance takes place.

      Differences between Ontario and New Brunswick law are summarized under "Comparison of Shareholders Rights - Ontario Compared To New Brunswick." TLC VISION will continue to be bound by applicable Canadian provincial securities laws and The Toronto Stock Exchange rules, which currently impose auditing, financial reporting, continuous disclosure and other requirements relating to the rights of shareholders. TLC has included provisions in the draft articles of continuance and By-Law 2002, appearing as Appendix D to this joint proxy statement/prospectus, which would maintain the current provisions of Ontario law with respect to the right of shareholders to make proposals for the election of directors. These provisions are less onerous to shareholders wishing to make a proposal than those provided under New Brunswick law.

      The affirmative vote of two-thirds of the votes cast at the TLC shareholder meeting at which a quorum is present is required to adopt the resolution to continue TLC as a corporation under the laws of New Brunswick and adopt By-Law 2002. The management representatives designated in the enclosed form of proxy intend to vote the TLC common shares for which they have been appointed FOR Resolution 3 unless the shareholder who has given such proxy directs that the shares be otherwise voted.

      The TLC board of directors unanimously recommends a vote FOR the resolution to continue TLC as a corporation under the laws of New Brunswick and adopt By-Law 2002.

      Dissenters' Rights

      Holders of TLC common shares have dissenters' rights concerning the continuance of TLC under the laws of New Brunswick. Under the provisions of section 185 of the Business Corporations Act (Ontario), referred to as the OBCA, shareholders of TLC are entitled to send to TLC a written objection to the special resolution for approval of the continuance of TLC under the laws of New Brunswick. In addition to any other rights a holder of TLC common shares may have, when the continuance of TLC under New Brunswick law becomes effective, if a holder has complied with the dissent procedure under Ontario law, the holder is entitled to be paid the fair value of the TLC common shares for which the holder has dissented, determined as at the close of business on the day before the resolution is adopted.

      The dissent procedures are summarized below. A shareholder may only exercise the right to dissent in respect of shares which are registered in that shareholder's name. Failure to comply strictly with the dissent procedures may result in the loss or unavailability of the right to dissent. The execution or exercise of a proxy does not constitute a written objection for the purposes of section 185 of the OBCA.

      Section 185 provides that a shareholder may only make a claim under that section with respect to all the shares held by him on behalf of any one beneficial owner and registered in the shareholder's name. One consequence of this provision is that a shareholder may only exercise the right to dissent under section 185 in respect of the shares which are registered in that shareholder's name. In many cases, shares beneficially owned by a non-registered holder are registered either:

      o in the name of an intermediary that the non-registered holder deals with in respect of the shares, such as banks, trust companies, securities dealers and brokers, trustees or administrators of self-administered RRSPs, RESPs and similar plans, and their nominees; or

      o in the name of a clearing agency, such as The Canadian Depository for Securities, of which the intermediary is a participant.

      Accordingly, a non-registered holder will not be entitled to exercise the right to dissent under section 185 directly. A non-registered holder who wishes to exercise the right to dissent should immediately contact the intermediary who the non-registered holder deals with in respect of the shares and either:

      o instruct the intermediary to exercise the right to dissent on the non-registered holder's behalf, which, if the shares are registered in the name of CDS or other clearing agency, would require that the shares first be re-registered in the name of the intermediary; or

      o instruct the intermediary to re-register the shares in the name of the non-registered holder, in which case the non-registered holder would have to exercise the right to dissent directly.

      A registered TLC shareholder who wishes to invoke the provisions of sections 185 of the OBCA must send to TLC a written objection to Resolution 3, referred to as a notice of dissent, at or before the time fixed for the TLC shareholder meeting. The sending of a notice of dissent does not deprive a registered shareholder of the right to vote on Resolution 3 but a vote either in person or by proxy against Resolution 3 does not constitute a notice of dissent. A vote in favor of Resolution 3 will deprive the registered shareholder of further rights under section 185 of the OBCA.

      Within ten days after the adoption of Resolution 3 by the shareholders, TLC is required to notify in writing each TLC shareholder who has filed a notice of dissent, referred to as a dissenting shareholder, and has not voted for Resolution 3 or withdrawn his objection, that Resolution 3 has been adopted. A dissenting shareholder shall, within 20 days after he or she receives notice of adoption of Resolution 3 or, if he or she does not receive such notice, within 20 days after he or she learns that Resolution 3 has been adopted, send to TLC a written notice, referred to as a demand for payment, containing:

      o     his or her name and address;

      o the number of TLC common shares in respect of which he or she dissents; and

      o     a demand for payment of the fair value of such shares.

      Within 30 days after sending his or her demand for payment, the dissenting shareholder shall send the certificates representing the TLC common shares in respect of which he or she dissents to TLC or its transfer agent. TLC or its transfer agent shall endorse on the share certificates notice that the holder is a dissenting shareholder under section 185 of the OBCA and shall return the share certificates to the dissenting shareholder. If a dissenting shareholder fails to send his or her share certificates, he or she has no right to make a claim under section 185 of the OBCA.

      After sending a demand for payment, a dissenting shareholder ceases to have any rights as a holder of the shares in respect of which he or she has dissented other than the right to be paid the fair value of such shares as determined under section 185 of the OBCA, unless:

      o the dissenting shareholder withdraws his or her demand for payment before TLC makes a written offer to pay;

      o TLC fails to make a timely offer to pay to the dissenting shareholder and the dissenting shareholder withdraws his or her demand for payment; or

      o     the directors of TLC revoke Resolution 3.

      In all of the above cases, the dissenting shareholder's rights as a TLC shareholder are reinstated and the dissenting shareholder is entitled to present the endorsed share certificates to TLC or its transfer agent to be replaced with share certificates for the same number of shares at no fee.

      Not later than seven days after the later of the date on which the continuance is effective and the day TLC receives the demand for payment, TLC shall send to each dissenting shareholder who has sent a demand for payment, an offer to pay for the shares of the dissenting shareholder in respect of which he or she has dissented by a statement showing how the fair market value was determined. Every offer to pay made to dissenting shareholders shall be on the same terms. The amount specified in an offer to pay which has been accepted by a dissenting shareholder shall be paid by TLC, within ten days of the acceptance by the dissenting shareholder of the offer to pay, but an offer to pay lapses if TLC has not received an acceptance thereof within 30 days after the offer to pay has been made.

      If an offer to pay is not made by TLC or if a dissenting shareholder fails to accept an offer to pay, TLC may, within 50 days after the date upon which the continuance is effective or within such further period as a court may allow, apply to the court to fix a fair value for the TLC common shares of any dissenting shareholder. If TLC fails to so apply to the court, a dissenting shareholder may apply to the Ontario Court (General Division) for the same purpose within a further period of 20 days or within such further period as the court may allow. A dissenting shareholder is not required to give security for costs in any application to the court.

      On making an application to the court, TLC shall give to each dissenting shareholder who has sent to TLC a demand for payment and has not accepted an offer to pay, notice of the date, place and consequences of the application and of his or her right to appear and be heard in person or by counsel. All dissenting shareholders whose TLC common shares have not been purchased by TLC shall be joined as parties to any such application to the court to fix a fair value and shall be bound by the decision rendered by the court in the proceedings commenced by such application. The court is authorized to determine whether any other person is a dissenting shareholder who should be joined as a party to such application.

      The court shall fix a fair value for the TLC common shares of all dissenting shareholders and may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date upon which the continuance is effective until the date of payment of the amount ordered by the court. The final order of the court in the proceedings commenced by an application by TLC or a dissenting shareholder shall be rendered against TLC, payable by TLC and in favor of each dissenting shareholder. The cost of any application to a court by TLC or a dissenting shareholder will be in the discretion of the court.

      The above is only a summary of the dissenting shareholder provisions of the OBCA, which are technical and complex. The text of section 185 of the OBCA appears in Appendix E. TLC encourages any shareholder of TLC wishing to exercise a right to dissent to seek legal advice, as failure to comply strictly with the provisions of the OBCA may result in the loss or unavailability of the right to dissent.

      Certain U.S. Federal Tax Considerations for Dissenting Shareholders

      A U.S. holder of TLC common shares who exercises dissenters' rights, referred to as a U.S. dissenting shareholder, with respect to the continuance of TLC under the laws of New Brunswick will generally recognize gain or loss equal to the difference between the amount of cash received, including the amount of any Canadian withholding tax, and the U.S. dissenting shareholders' basis in his or her TLC common shares. The gain or loss will be a capital gain or loss if the shares are held as a capital asset. Capital gain or loss will be long-term if the U.S. dissenting shareholder has held the TLC common shares for more than one year at the time of the exchange. Long-term capital gain recognized by a non-corporate U.S. holder will be subject to federal income tax at a maximum rate of 20%. The gain or loss will generally constitute U.S.-source income for the U.S. dissenting shareholder. The ability of a U.S. dissenting shareholder to claim a U.S. foreign tax credit with respect to Canadian withholding tax imposed on amounts paid will generally be very limited or eliminated. However, a U.S. dissenting shareholder may elect to deduct Canadian withholding taxes and other foreign taxes in lieu of claiming a U.S. foreign tax credit. U.S. dissenting shareholders are urged to consult with their U.S. tax advisors regarding the specific federal, state, local and foreign tax consequences of payments to them.

      Certain Canadian Federal Tax Considerations for Dissenting Shareholders

      The following outline of income tax considerations is based on the provisions of the Income Tax Act (Canada) as at the date hereof and is relevant to TLC shareholders who, for purposes of the Income Tax Act (Canada), deal with TLC at arm's length and hold their shares as capital property. Shares held by certain financial institutions, including a bank, a trust company, a credit union, an insurance corporation, a registered securities dealer or a corporation controlled by one or more of the foregoing, generally will not be held as capital property and will be subject to special "mark to market" rules which are not addressed in this outline.

      A dissenting shareholder whose TLC common shares are acquired by TLC on payment of the fair value of the shares as described under "Dissenters' Rights" will be deemed to have received a dividend on the shares equal to the excess, if any, of the amount paid by TLC for the shares over the paid-up capital for tax purposes of the shares. For dissenting shareholders who are resident in Canada for purposes of the Income Tax Act (Canada), the deemed dividend will be subject to similar tax considerations applicable to other dividends received from TLC (including, for corporate shareholders, the special rules which may deem all or part of such deemed dividend to be proceeds of disposition of the shares). For dissenting shareholders who are not resident in Canada for purposes of the Income Tax Act (Canada), the deemed dividend will be subject to non-resident withholding tax at the rate of 25% of the amount thereof, subject to reduction under any applicable international tax treaty. For instance, under the Canada-U.S. Income Tax Convention (1980) Canadian withholding tax on payments of dividends is reduced to 15% in the case of a beneficial owner of TLC common shares who is resident in the United States for the purposes of the Convention and, generally, owns less than 10% of the voting shares of TLC. In addition, a dissenting shareholder may realize a capital loss or gain as a result of the disposition of his or her shares to TLC and for this purpose the dissenting shareholder's proceeds of disposition generally will exclude the amount of any dividend deemed to be received by the dissenting shareholder as a result of the disposition.

      Dissenting shareholders are urged to consult their own tax advisers concerning the Canadian federal, provincial and foreign tax consequences of payments to them.

      Resolution 4: Approval of the Amendment of TLC's Articles of Incorporation
                    to Increase the Maximum Number of Directors from Ten to Fifteen.

      The TLC board of directors is asking TLC shareholders to vote on a resolution to amend the articles of incorporation of TLC to increase the maximum number of directors from ten to fifteen. The articles of TLC currently set the board as a minimum of one and a maximum of ten directors. The shareholders have authorized the TLC board of directors to fix the number of directors by resolution and the size of the TLC board of directors is presently set at seven directors. Under the terms of the merger agreement, the size of the board of TLC VISION will be fixed at eleven directors, four of whom will consist of individuals currently on the LaserVision board of directors. The increase in the maximum number of directors from ten to fifteen will accommodate the addition of the new directors from the LaserVision board and will also provide TLC with the flexibility to add additional directors to the TLC board in the future. The articles of continuance of TLC will provide for the TLC board of directors to determine, by resolution, the number of directors up to the maximum provided for in the articles. The full text of Resolution 4 appears in Appendix F to this joint proxy statement/prospectus.

      The affirmative vote of two-thirds of the votes cast at the TLC shareholder meeting at which a quorum is present is required to adopt the resolution to increase the maximum number of directors to fifteen. The management representatives designated in the enclosed form of proxy intend to vote the TLC common shares for which they have been appointed FOR Resolution 4 unless the shareholder who has given such proxy directs that the shares be otherwise voted.

      The TLC board of directors unanimously recommends a vote FOR the resolution to increase the maximum number of directors from ten to fifteen.

      Resolution 5: Approval of Repricing of TLC Stock Options.

      The TLC board of directors is asking TLC shareholders to approve the repricing of TLC stock options. If the resolution is passed, TLC will allow the holders of outstanding TLC stock options with an exercise price greater than $8.688 to elect to reduce the exercise price of their options to $8.688 by surrendering a number of the existing shares subject to each repriced option as follows:

      o for every option with an exercise price of over $40, the holder will surrender 75% of the shares subject to that option;

      o for every option with an exercise price at least $30 but less than $40, the holder will surrender two-thirds of the shares subject to that option; and

      o for every option with an exercise price at least $20 but less than $30, the holder will surrender 50% of the shares subject to that option.

Every option with an exercise price of at least $8.688 but less than $20, will be repriced to $8.688 without the holder having to surrender any of the shares subject to that option.

      The full text of Resolution 5 appears in Appendix F to this joint proxy statement/prospectus.

      The purpose of the repricing of TLC stock options is to encourage employees and other participants in the TLC stock option plan to remain with TLC VISION and to provide an incentive for these persons to participate in the growth and success of TLC VISION. This resolution will also put employees of TLC in the same position as those of LaserVision, since LaserVision will also be repricing its outstanding options to $8.688 prior to the completion of the merger.

      Options to acquire an aggregate of 863,867 TLC common shares, 370,750 of which are held by directors and officers, would be affected by this repricing. If approved and if all holders of options with an exercise price greater than $8.688 elect to reduce their option prices, the repriced options will then be exercisable to acquire an aggregate of 847,109 TLC common shares, 370,500 of which will be subject to options of directors and officers. The following table sets out the number of TLC common shares subject to options eligible for repricing held by directors and officers, the current exercise price of those options, the number of TLC common shares to be subject to such options following repricing, and the value to each of the directors and officers of the repricing.

                                      Total Number
                                  of Shares Subject to                            Shares Subject to
                                         Options            Exercise Price of     Options at $8.688
Directors and Officers               to be Repriced      Options to be Repriced    After Repricing    Value of Repricing(1)
----------------------               --------------      ----------------------    ---------------    ------------------
Elias Vamvakas...................         125,000               Cdn$20.75               125,000              $643,333

Dr. Jeffrey Machat...............          20,000               Cdn$29.90                20,000               224,933

Howard J. Gourwitz...............           5,000                  $19.50                10,000               104,070
                                            5,000                  $18.69

Dr. William David Sullins, Jr....           5,000                  $19.50                10,000               104,070
                                            5,000                  $18.69

Warren S. Rustand................           5,000                  $19.50                10,000               104,070
                                            5,000                  $18.69

John F. Riegert..................           6,500               Cdn$29.90                11,500               121,403
                                            5,000               Cdn$27.52

Dr. Mark Whitten.................           2,500                  $19.50                 5,000                52,035
                                            2,500                  $18.69

Madeline D. Walker...............          20,000               Cdn$29.90                35,500               377,090
                                           15,000               Cdn$27.52
                                              500               Cdn$34.80

Duane Morrison...................          12,900                  $19.50                20,500               212,960
                                            7,100                  $18.69
                                              500                  $13.63

William P. Leonard...............          15,750                  $19.50                25,750               270,309
                                           10,000                  $18.69

David C. Eldridge................          20,000                  $19.50                35,250               375,928
                                           15,000                  $18.69
                                              500                  $23.66

Henry Lynn.......................          15,000               Cdn$17.90                50,000               418,533
                                           20,000               Cdn$29.90
                                           15,000               Cdn$27.52

Lloyd Fiorini....................           6,000                  $16.56                12,000               105,192
                                            6,000               Cdn$27.52

All directors and officers
(13 persons).....................         370,750                                       370,500            $3,113,927


----------

(1) The value of the repricing is calculated as the current exercise price multiplied by the total number of shares subject to the option, less the number of shares subject to the repriced option multiplied by $8.688. For purposes of calculating the value of the repricing, an assumed exchange rate of $1.00 = Cdn$1.50 has been used to convert Canadian dollars to U.S. dollars.

      If the price of TLC VISION's common shares rises above the new exercise price of $8.688, the repricing of the options could have a material adverse impact on TLC VISION's reported earnings and could make our reported earnings more volatile. Under current U.S. generally accepted accounting principles, the repriced options will be subject to variable accounting treatment. Variable accounting requires that the difference between the price of TLC VISION's common shares at the end of each financial quarter and the new exercise price be charged to income as compensation over the remaining vesting period of the outstanding options. Once the price of TLC VISION common shares rises above $8.688, variable accounting will require TLC VISION to remeasure total compensation at the end of each quarter and take an appropriate charge.

      This resolution will not be implemented by TLC if the merger is not approved or completed.

      The affirmative vote of a majority of the votes cast at the TLC shareholder meeting at which a quorum is present is required to adopt the resolution to reprice the TLC stock options. For the purposes of this approval, the votes attached to TLC common shares beneficially owned by directors and senior officers of TLC, and its subsidiaries, to whom options have been or may be granted under the TLC stock option plan and their spouses, partners and certain other related persons will not be counted in determining whether the necessary level of shareholder approval has been obtained. At February 25, 2002, 6,361,401 votes, being the votes attaching to TLC common shares beneficially owned by insiders and their associates, will not be counted for the purposes of determining whether the shareholder approval required to reprice the TLC stock options has been obtained. The management representatives designated in the enclosed form of proxy intend to vote the TLC common shares for which they have been appointed for Resolution 5 unless the shareholder who has given such proxy directs that the shares be otherwise voted.

      The TLC board of directors unanimously recommends a vote FOR the repricing of the TLC stock options.

      Resolution 6: Election of Directors for the Ensuing Year.

      The size of the TLC board of directors is currently set at seven directors. Conditional upon the approval of the merger and the increase in the size of the board, the size of the TLC board of directors has been set at eleven directors. Except as described in the following paragraph, the table below sets out the name and place of residence of individuals who are proposed by TLC management to be nominated for election as a director of TLC to hold office until the next annual meeting of TLC shareholders or until his successor is elected or appointed. The table also sets out the position with TLC which each nominee presently holds, the principal occupation of each nominee and the date on which each nominee was first elected or appointed as a director. See "- Security Ownership of Certain Beneficial Owners and Management" for the number of TLC common shares that are beneficially owned, directly or indirectly, or over which control or direction is exercised by each nominee and "The Companies After the Merger - Directors and Officers" for the number of shares of TLC VISION following the merger that will be beneficially owned by each nominee and for information on each nominee's business experience during the past five years. TLC's board of directors has an audit committee, a corporate governance committee and a compensation committee. The members of such committees are indicated in the table below.

      If TLC is continued under the laws of New Brunswick, Dr. Jeffery Machat will immediately resign as a director of TLC and the TLC board of directors will appoint Dr. Mark Whitten to fill the vacancy created by this resignation. Dr. Mark Whitten is an ophthalmologist who is resident in Chevy Chase, Maryland. Dr. Whitten has not previously been a director of TLC. Dr. Whitten is not being nominated for election as a director at the TLC meeting because the TLC board of directors would not then consist of a majority of resident Canadians, as required by Ontario law. If the continuance is not approved, Dr. Machat will hold office until the next annual meeting of TLC shareholders or until his successor is elected or appointed. This joint proxy statement/prospectus includes information on both Dr. Machat and Dr. Whitten.

Name and Place of Residence       Position with TLC                        Principal Occupation            Director of
---------------------------       -----------------                        --------------------            TLC Since
                                                                                                           ---------
Elias Vamvakas.................   Chief Executive Officer and              Officer of TLC                  May 1993
Richmond Hill, Ontario            Chairman of the Board of Directors (2)

Dr. Jeffery J. Machat..........   Director, Co-National Medical Director   Ophthalmologist                 May 1993
Richmond Hill, Ontario

John F. Riegert................   Director (2)(3)                          Corporate Director              June 1995
North York, Ontario

Howard J. Gourwitz.............   Director(1)                              Attorney and Counselor-at-Law   June 1995
Bloomfield Hills, Michigan

Dr. William David Sullins, Jr..   Director(1)(2)                           Optometrist                     June 1995
Athens, Tennessee

Thomas N. Davidson.............   Director(1)(3)                           Corporate Director              October 2000
Terra Cotta, Ontario

Warren S. Rustand..............   Director(1)(2)(3)                        Management Consultant           October 1997
Tucson, Arizona

----------

(1)   Member of TLC's Compensation Committee.

(2)   Member of TLC's Corporate Governance Committee.

(3)   Member of TLC's Audit Committee.

      The merger agreement provides for the following individuals to be nominated for election as directors, conditional upon the merger and the continuance becoming effective, to hold office until the next annual meeting of TLC shareholders or until his successor is elected or appointed. None of these individuals has served as a director or officer of TLC in the past and none currently owns any TLC common shares. See "The Companies After the Merger - Directors and Officers" for the number of shares of TLC VISION that will be beneficially owned by each nominee following the merger and for information on each nominee's business experience during the past five years. The merger agreement provides that the four directors of LaserVision nominated for election as directors of TLC VISION will receive fair representation on each committee of the TLC VISION board of directors. If the merger is not approved or completed or if the increase in the size of the board is not approved, these individuals will not be elected to the TLC board of directors.

Name and                     Proposed Position with                                   Director
Place of Residence           TLC Vision                  Principal Occupation         of LaserVision Since
------------------           ----------------------      --------------------         --------------------
John J. Klobnak...........   Vice-Chairman               Chief Executive Officer of   December 1988
St. Louis, Missouri          of the Board of Directors   LaserVision

James M. Garvey...........   Director                    Corporate Executive          November 1995
Boston, Massachusetts

Richard Lindstrom, M.D....   Director                    Ophthalmologist              November 1995
Minneapolis, Minnesota

David S. Joseph...........   Director                    Corporate Director           June 2001
Haverford, Pennsylvania

      Management of TLC does not contemplate that any of the proposed nominees will be unable to serve as a director, but, if that should occur for any reason prior to the TLC shareholder meeting, the management representatives designated in the enclosed form of proxy reserve the right to vote for another nominee at their discretion unless a TLC shareholder has specified in his or her proxy that his or her TLC common shares are to be withheld from voting in the election of directors. For further information on the individuals nominated for election as directors, see "The Companies After The Merger - Directors and Officers."

      The management representatives designated in the enclosed form of proxy intend to vote the TLC common shares for which they have been appointed FOR the eleven individuals nominated for election as directors unless the shareholder who has given such proxy directs that the shares be withheld from voting.

      The TLC board of directors unanimously recommends a vote FOR the election as directors of the individuals named above.

      Resolution 7: To Approve the Appointment of Ernst & Young LLP as Auditors
                    of TLC for the Ensuing Year and to Authorize the Directors to Fix the Remuneration to be Paid to the Auditors.

      The TLC board of directors proposes that Ernst & Young LLP be appointed as auditors of TLC until the next annual meeting of TLC shareholders. Ernst & Young LLP have been auditors of TLC since 1997. Representatives of Ernst & Young LLP are expected to attend the TLC shareholder meeting, will be provided with an opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from the TLC shareholders.

      The affirmative vote of the majority of the votes cast at the TLC shareholder meeting at which a quorum is present is required to appoint Ernst & Young LLP as auditors of TLC for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors. The management representatives designated in the enclosed form of proxy intend to vote the TLC common shares for which they have been appointed FOR Resolution 7 unless the shareholder who has given such proxy directs that the shares be otherwise voted. If the TLC shareholders do not approve the appointment of Ernst & Young LLP, the TLC board of directors will reconsider their appointment.

      The TLC board of directors unanimously recommends a vote FOR the appointment of Ernst & Young LLP as auditors of TLC for the ensuing year.

      Audit Fees

      For the fiscal year ended May 31, 2001, TLC paid audit fees of approximately Cdn$350,062 to Ernst & Young LLP. TLC also paid Cdn$71,827 and $389,281 to Ernst & Young LLP for tax services for the fiscal year ended May 31, 2001. No fees were paid to Ernst & Young LLP for financial information systems design and implementation. The audit committee of TLC has concluded that the foregoing non-audit services did not adversely impact the independence of Ernst & Young LLP.

Other Business

      TLC knows of no other matter to come before the meeting other than the matters referred to in the notice of meeting.

Information on Executive Compensation

      The following table sets forth all compensation earned during the last three completed fiscal years by TLC's Chief Executive Officer and TLC's four highest paid executive officers who were serving as executive officers at the end of the fiscal year ended May 31, 2001 and whose annual salary and bonus exceeded Cdn$100,000 in fiscal 2001, referred to as TLC's named executive officers.

                           Summary Compensation Table

---------------------------------------------------------------------------------------------------------------------
                                                                    Annual                 Long-Term
                                                                 Compensation            Compensation
---------------------------------------------------------------------------------------------------------------------
                                                             Salary         Bonus        Common Shares    All Other
                                       Fiscal       $       June 1 -       June 1 -       Underlying     Compensation
Name and Principal Position             Year    Currency     May 31         May 31        Options (#)         ($)
                                                               ($)            ($)
---------------------------------------------------------------------------------------------------------------------
Elias Vamvakas,                         1999     U.S.        282,391             --      250,000(1)          --
Chief Executive Officer                 2000     U.S.        342,428             --           --             --
                                        2001     Cdn.        573,370             --           --             --
                                                 U.S.             --        209,156(2)        --             --
---------------------------------------------------------------------------------------------------------------------
Dr. Jeffery J. Machat,                  1999     U.S.        960,228(3)          --       20,000(4)          --
Co-National Medical Director            2000     U.S.      1,014,863(3)          --           --             --
                                        2001     U.S.        398,297(3)          --           --             --
                                                 Cdn.         64,916(3)
---------------------------------------------------------------------------------------------------------------------
Thomas G. O'Hare(5)                     2001     U.S.        269,608         15,000      250,000(6)      50,000(7)
Former President and Chief Operating
Officer
---------------------------------------------------------------------------------------------------------------------
David C. Eldridge                       1999     U.S.        172,054             --       20,000(4)          --
Executive Vice-President, Clinical      2000     U.S.        196,378         12,500       15,500(8)          --
Affairs                                 2001     U.S.        233,769          9,850       50,500(8)          --
---------------------------------------------------------------------------------------------------------------------
William P. Leonard                      1999     U.S.        118,890         68,888       15,750(8)          --
Vice-President, Operations              2000     U.S.        149,904         70,913       10,500(8)          --
                                        2001     U.S.        190,198          8,571       50,000(8)          --
---------------------------------------------------------------------------------------------------------------------

(1) These were "bonus" options. Options to acquire 125,000 TLC common shares vested immediately and options to acquire 62,500 were to vest on each of December 31, 1999 and 2000, provided that, prior to such dates, (a) TLC achieved certain financial results or (b) the price of the TLC common shares on The Toronto Stock Exchange reached certain levels. As neither of these conditions were met on the specified dates, the unvested options were forfeited.

(2) Mr. Vamvakas earned this performance bonus for the 2001 calendar year based on the price of TLC common shares during the 2001 calendar year. For a description of this bonus see "- Employment Contracts - Mr. Elias Vamvakas".

(3) TLC has an agreement with Excimer Management Corporation which will make available to TLC the services of Dr. Jeffery J. Machat as a consultant relating to the business of TLC. Under the agreement, Dr. Machat continues in his capacity as Co-National Medical Director of TLC. The agreement provides for an annual consulting fee in the amount of $100,000 (which is a decrease from the consulting fee of $200,000 payable in the calendar year 1999). Dr. Machat and TLC also have agreed that he will perform excimer laser procedures at one or more of TLC's clinics and will be entitled to receive a fee based on the number and complexity of procedures he performs (see the description of the agreement under "- Employment Contracts"). In order to comply with U.S. disclosure requirements, the procedure fees have been included in the amount of salary compensation. Of the amounts set forth above, for fiscal 1999, $100,000, for fiscal 2000, approximately $167,000, and for fiscal 2001, $100,000, constitute the consulting fees paid by TLC for Dr. Machat's services as Co-National Medical Director, and the remainder constitutes procedure fees paid by patients for medical services performed by Dr. Machat at TLC clinics. In fiscal 2001, Dr. Machat earned procedure fees in both Canadian and U.S. dollars.

(4)   These options vested one year after the date granted.

(5) Mr. O'Hare became an officer of TLC on August 7, 2000. Mr. O'Hare's employment agreement was terminated effective December 7, 2001.

(6) One-third of these options will vest on each of the first, second and third anniversary of the grant of the options. The options expire five years from the vesting date.

(7) Mr. O'Hare received a signing bonus of $50,000 upon entering into his employment agreement.

(8) One-quarter of these options will vest on each of the first, second, third and fourth anniversary of the grant of the options.

      The following table sets forth the individual grants of TLC stock options for fiscal 2001 to the named executive officers:

                       Options Granted During Fiscal 2001

-----------------------------------------------------------------------------------------------------------
Name                   Common Shares    Date of Grant        % of Total     Exercise or   Market Value of
                       Under Options                      Options Granted   Base Price     Common Shares
                          Granted                         to Employees in                    Underlying
                            (#)                             Fiscal Year                    Options on the
                                                                                           Date of Grant
-----------------------------------------------------------------------------------------------------------
Elias Vamvakas              --                  --              --               --               --
-----------------------------------------------------------------------------------------------------------
Dr. Jeffery J. Machat       --                  --              --               --               --
-----------------------------------------------------------------------------------------------------------
Thomas G. O'Hare        83,334(2)     August 1, 2000            7%            $6.31            $6.31
                        83,333(2)     August 1, 2000            7%            $6.31            $6.31
                        83,333(2)     August 1, 2000            7%            $6.31            $6.31
-----------------------------------------------------------------------------------------------------------
David C. Eldridge       50,000(3)     December 1, 2000          4%            $2.66            $2.66
                           500(3)     December 11, 2000        .04%           $1.34            $1.34
-----------------------------------------------------------------------------------------------------------
William P. Leonard      50,000(3)     December 1, 2000          4%            $2.66            $2.66
-----------------------------------------------------------------------------------------------------------

-------------------------------------------------------
Name                  Expiration Date     Value Under
                                         Black-Scholes
                                         Option Pricing
                                            Model(1)

-------------------------------------------------------
Elias Vamvakas                 --                   --
-------------------------------------------------------
Jeffery J. Machat               --                  --
-------------------------------------------------------
Thomas G. O'Hare     August 1, 2006
                     August 1, 2007         $1,015,000
                     August 1, 2008
-------------------------------------------------------
David C. Eldridge    December 1, 2005          $85,500
                     December 11, 2005
-------------------------------------------------------
William P. Leonard   December 1, 2005          $85,500
-------------------------------------------------------

(1) Assumes: 6.5% risk-free rate of interest; dividend yield of 0%; volatility 83%; options mature in 5 years and the expected life is 4 years.

(2) Options vested on December 7, 2001 under the terms of Mr. O'Hare's separation agreement.

(3) One-quarter of all options granted vest on each of the first, second, third and fourth anniversary of the grant of the options. All options expire on the fifth anniversary of the grant of the options.

      The following table sets forth all TLC stock options exercised by TLC's named executive officers during fiscal 2001 and the total number of shares underlying unexercised TLC stock options of TLC's named executive officers and their dollar value at the end of fiscal 2001:

 Aggregate Option Exercises During Fiscal 2001 and Fiscal Year End Option Values

-------------------------------------------------------------------------------------------------------------------------------
                                                                    Unexercised Options       Value of Unexercised in-the-Money
                                                                     at Fiscal Year End         Options at Fiscal Year End(1)
                                                                                                            ($)
-------------------------------------------------------------------------------------------------------------------------------
Name                        Common Shares     Aggregate Value  Exercisable   Unexerciseable   Exercisable        Unexerciseable
                        Acquired on Exercise   Realized ($)
                                 (#)
-------------------------------------------------------------------------------------------------------------------------------
Elias Vamvakas                      --                 --         533,273              --         955,359                --
-------------------------------------------------------------------------------------------------------------------------------
Dr. Jeffery J. Machat           15,207             50,446          60,000              --           7,750                --
-------------------------------------------------------------------------------------------------------------------------------
Thomas G. O'Hare                    --                 --              --         250,000              --                --
-------------------------------------------------------------------------------------------------------------------------------
David C. Eldridge               15,207             39,386          56,375          62,125           5,425           118,830
-------------------------------------------------------------------------------------------------------------------------------
William P. Leonard                  --                 --          22,200          57,875              --                --
-------------------------------------------------------------------------------------------------------------------------------

(1) Value is based upon the closing price of TLC's common shares on the Nasdaq National Market System on May 31, 2001, which was $5.00.

Employment Contracts

      Mr. Elias Vamvakas

      TLC entered into an employment contract with Mr. Elias Vamvakas on January 1, 1996. He is the Chief Executive Officer and Chairman of the board of directors of TLC. This agreement was amended on August 14, 1998. The term of the amended agreement is five years commencing on January 1, 1996 with automatic one year renewals unless otherwise terminated by the parties. During the initial year of the agreement, the base salary was $225,000, $250,000 in the second year of the term, $275,000 in the third year, $316,250 in the fourth year, and $363,750 in the fifth year. After that time, Mr. Vamvakas' base salary will be determined by the TLC board of directors but will never be less than the previous year's base salary plus fifteen percent. The agreement also provided for Mr. Vamvakas to receive, except in the fourth and fifth years of the contract, a discretionary annual bonus as determined by the TLC board of directors.

      Under the amendment to the contract, Mr. Vamvakas was granted options to acquire an aggregate of 250,000 TLC common shares at an exercise price of Cdn$20.75 ($13.13). Options to acquire 125,000 TLC common shares vested immediately and options to acquire 62,500 were to vest on each of December 31, 1999 and 2000, provided that, prior to such dates, (a) TLC achieved certain financial results or (b) the price of the TLC common shares on The Toronto Stock Exchange reached certain levels. As neither of these conditions were met on the specified dates, the unvested options were forfeited. Mr. Vamvakas' contract was further amended as of January 1, 2001 to provide for the payment of a cash performance bonus of $209,156.25 if (a) TLC achieved certain financial results, or (b) the price of the TLC common shares on The Toronto Stock Exchange reached certain levels during the 2001 calendar year. Based on the price of TLC common shares on the Toronto Stock Exchange in 2001, Mr. Vamvakas is entitled to the performance bonus for 2001.

      Mr. Vamvakas' employment may be terminated for just cause (as defined in the agreement). If terminated other than for just cause, Mr. Vamvakas will be entitled to receive 24 months' base salary and bonus and shall be entitled to exercise all TLC stock options granted but not otherwise exercisable or forfeited.

      Mr. Vamvakas' contract contains non-competition and non-solicitation covenants which run for a period of two years following his employment and prohibit Mr. Vamvakas from engaging in or having a financial interest in a business involved in the financing, development and/or operation of excimer laser eye surgery clinics or secondary eye care clinics in geographic markets where TLC carries on business and from employing or soliciting any employee or consultant of TLC. The agreement also contains confidentiality covenants preventing Mr. Vamvakas from disclosing confidential or proprietary information relating to TLC at any time during or after his employment.

      In October 2001, Mr. Vamvakas and other members of TLC's senior management agreed to defer 10% of their salary until the earlier of (a) two consecutive quarters of positive cash flow for TLC, or (b) twelve months.

      Dr. Jeffery J. Machat

      TLC has an agreement with Excimer Management Corporation which corporation will make available to TLC the services of Dr. Jeffery J. Machat as a consultant relating to the business of TLC. Under the agreement, Dr. Machat continues in his capacity as Co-National Medical Director of TLC for a period of three years commencing on February 1, 2000. The agreement provides for an annual consulting fee in the amount of $100,000. Dr. Machat and TLC have also entered into an agreement effective as of February 1, 2000 under which he performs excimer laser procedures at one or more of TLC's clinics and is entitled to receive a fee equal to the greater of 15% of the procedure fee collected by TLC and $300 per eye. In addition, effective as of April 1, 2000, Dr. Machat is paid $4,800 per day for complex case days. Dr. Machat and TLC have similarly entered into an agreement with respect to Custom Lasik. Effective as of March 1, 2000 for Custom Lasik cases, Dr. Machat pays TLC a facility access fee of $1,000 unless the case arose from TLC's marketing efforts, in which case Dr. Machat pays TLC a facility access fee of $1,500.

      Dr. Machat's consulting agreement may be terminated for just cause. If terminated other than for just cause, Dr. Machat will be entitled to receive an amount equal to two times the annual consulting fee.

      Dr. Machat's consulting agreement contains non-competition and confidentiality covenants for the benefit of TLC which are similar to those contained in Mr. Vamvakas' agreement.

      Thomas G. O'Hare

      TLC entered into an employment agreement with Thomas G. O'Hare, formerly President and Chief Operating Officer of TLC, for a three-year term commencing August 7, 2000 with automatic one-year renewals unless otherwise terminated by the parties. The annual base salary under the employment agreement was $325,000, with an annual review of salary increase by TLC based on the discretion of the TLC board of directors. Mr. O'Hare also received a signing bonus upon entering into the agreement worth $50,000.

      As an inducement to enter into his employment agreement with TLC, Mr. O'Hare was granted options to acquire 250,000 TLC common shares. One-third of these options were scheduled to vest on each of the first, second and third anniversaries of the commencement of the term of the agreement.

      Mr. O'Hare's employment agreement with TLC was terminated effective December 7, 2001. Pursuant to the terms of the separation agreement, Mr. O'Hare will receive a payment of $650,000, representing 24 months of Mr. O'Hare's current base salary. The agreement also provides that all of Mr. O'Hare's options will vest and will be exercisable for a period of 24 months following the date of termination.

      Mr. O'Hare's employment agreement contained non-competition and non-solicitation covenants which run for a minimum of two years following his employment and prohibit Mr. O'Hare from engaging in or having a financial interest in an entity engaged in the refractive laser corrective surgery business or which competes with TLC in Canada or the United States and from employing any employee of TLC or soliciting any employee, patient, customer or supplier of TLC. The agreement also contained confidentiality covenants preventing Mr. O'Hare from disclosing confidential or proprietary information relating to TLC at any time during or after his employment. The non-competition, non-solicitation and confidentiality covenants continue in force under the terms of Mr. O'Hare's separation agreement.

      David C. Eldridge, O.D.

      TLC has entered into an employment agreement with Dr. David Eldridge who is Executive Vice President, Clinical Affairs of TLC. The term of the agreement is three years commencing on September 1, 1999 with automatic one-year renewals unless otherwise terminated by the parties. The base annual salary under the employment agreement is $183,337, with an annual review of salary increases by TLC based on the discretion of the TLC board of directors. Dr. Eldridge is also entitled to receive options under TLC's stock option plan. Dr. Eldridge's compensation also includes an annual bonus of up to 20% of his annual salary based on Dr. Eldridge's personal performance and the financial performance of TLC as a whole.

      Dr. Eldridge's employment may be terminated by TLC for just cause, as defined in the agreement. If terminated for other than just cause, Dr. Eldridge will be entitled to receive 12 months' base salary plus an additional month for each year worked following December 10, 1998 to a maximum of six additional months.

      The agreement contains change of control provisions that provide, among other things, that Dr. Eldridge may terminate his employment with TLC for any reason within six months following a change of control and would be entitled to 12 months' base annual salary on termination.

      Dr. Eldridge's agreement contains non-competition and non-solicitation covenants which run for a minimum of one year following his employment and prohibit Dr. Eldridge from engaging in or having a financial interest in, or permitting the use of his name by, an entity engaged in the refractive laser corrective surgery business or which competes with TLC. The agreement also prohibits him from employing any employee of TLC or soliciting any patient of TLC during the same time period. Additionally, the agreement contains confidentiality covenants preventing Dr. Eldridge from disclosing confidential or proprietary information relating to TLC at any time during or after his employment.

      In October 2001, Dr. Eldridge and other members of TLC's senior management agreed to defer 10% of their salary until the earlier of (a) two consecutive quarters of positive cash flow for TLC, or (b) twelve months.

      William P. Leonard

      TLC has entered into an employment contract with Mr. William P. Leonard who is Executive Vice President, Operations of TLC. The term of the agreement is three years commencing on June 1, 2000 with automatic one year renewals unless otherwise terminated by the parties. The base annual salary under the employment agreement is $150,000, with an annual review of salary increases by TLC based on the discretion of the TLC board of directors. Mr. Leonard is also entitled to receive options under TLC's stock option plan. Mr. Leonard's compensation also includes an annual bonus of up to 20% of his annual salary based on Mr. Leonard's personal performance and the financial performance of TLC as a whole.

      Mr. Leonard's employment may be terminated for just cause, as defined in the agreement. If terminated for other than just cause, Mr. Leonard will be entitled to receive 12 months' base salary plus an additional month for each year worked following the third anniversary of the effective date of the agreement to a maximum of six additional months.

      The agreement contains change of control provisions that provide, among other things, that Mr. Leonard may voluntarily terminate his employment with TLC within six months following a change of control and would be entitled to 12 months' base salary on termination.

      Mr. Leonard's agreement also contains non-competition, non-solicitation and confidentiality covenants for the benefit of TLC similar to those contained in Dr. Eldridge's agreement.

      In October 2001, Mr. Leonard and other members of TLC's senior management agreed to defer 10% of their salary until the earlier of (a) two consecutive quarters of positive cash flow for TLC, or (b) twelve months.

      Compensation Committee Interlocks and Insider Participation

      The compensation committee of the TLC board of directors is composed of Messrs. Gourwitz, Davidson and Rustand and Dr. Sullins. None of the members of the compensation committee is an officer, employee or former officer or employee of TLC or any of its subsidiaries.

Report On Executive Compensation

      TLC's corporate philosophy on compensation is that compensation should be tied to an individual's performance and to the performance of TLC as a whole. TLC believes that executive officers who make a substantial contribution to the long-term success of TLC and its subsidiaries are entitled to participate in that success.

      The compensation of TLC's executive officers, including its named executive officers, is comprised of base salary, cash bonuses and long-term incentives in the form of TLC stock options. TLC does not have an executive pension plan.

      TLC is an emerging corporation which was incorporated in 1993 and consequently its board of directors has placed considerable emphasis upon the incentive of stock options in determining executive compensation in order to align the interests of the executive officers with the long-term interests of TLC's shareholders.

      TLC's stock option plan is administered by the TLC board of directors. The purpose of the stock option plan is to advance the interests of TLC by:

      o providing directors, officers, employees and other eligible persons with additional incentive;

      o     encouraging stock ownership by eligible persons;

      o increasing the proprietary interests of eligible persons in the success of TLC;

      o     encouraging eligible persons to remain with TLC or its affiliates;
            and

      o attracting new employees, officers or directors to TLC or its affiliates.

      In determining whether to grant options and how many options to grant to eligible persons under the TLC stock option plan, consideration is given to each individual's past performance and contribution to TLC as well as that individual's expected ability to contribute to TLC in the future.

      Compensation of Chief Executive Officer

      During fiscal 2001, Mr. Vamvakas, the Chief Executive Officer and Chairman of the TLC board of directors, continued to provide the leadership and strategic direction that has enabled TLC to continue its expansion throughout Canada and the United States.

      The base compensation paid to Mr. Vamvakas during fiscal 2001 was set by his employment agreement described under "- Employment Contracts." In addition, as provided in his employment agreement, Mr. Vamvakas was entitled to receive a cash performance bonus of $209,156.25 if TLC achieved certain financial results or the price of the TLC common shares on The Toronto Stock Exchange reached certain levels during the 2001 calendar year. Based on the price of TLC common shares on the Toronto Stock Exchange in 2001, Mr. Vamvakas is entitled to the performance bonus for 2001. See "- Summary Compensation Table" for further information on the compensation paid to Mr. Vamvakas in the last three fiscal years.

      The foregoing report is submitted by the Compensation Committee.

      Howard J. Gourwitz      Thomas N. Davidson      Warren S. Rustand

      Dr. William David Sullins, Jr.

Compensation of Directors

      Directors who are not executive officers of TLC are entitled to receive an attendance fee of $500 in respect of each meeting attended as well as an annual fee of $15,000. Non-executive directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the TLC board of directors. In addition, outside directors are entitled to receive options to acquire TLC common shares under TLC's stock option plan based on TLC's performance. For fiscal 2001, options to acquire 15,000 TLC common shares at an exercise price of $2.66, for directors resident in the United States, and Cdn $4.09, for directors resident in Canada, were granted to each of the outside directors. The chair of each of the audit, compensation and corporate governance committee also receives an annual fee of $5,000.

Performance Graph

      The following graph shows the cumulative total TLC shareholder return (assuming reinvestment of dividends) over the last five fiscal years compared to the cumulative total return on the TSE 300 Composite Index and the Nasdaq Health Services Stocks Index.

Cumulative Total Return on $100 Investment Assuming Dividends are Reinvested*
                          May 31, 1996 - May 31, 2001

                              [LINE GRAPH OMITTED]

                  5/31/1996   5/31/1997   5/31/1998   5/31/1999   5/31/2000    5/31/2001
TLC Laser Eye     $100        $172.66     $345.324    $938.85     $164.03      $110.94
Centers Inc.

TSE 300           $100        $124.25     $150.10     $137.57     $188.30      $168.21
Composite
Index

Nasdaq Health     $100        $83.10      $85.26      $72.82      $56.92       $78.19
Services Stocks
Index

Statement of Corporate Governance Policies

      The board of directors of TLC believes that strong corporate governance practices are essential to the well-being of TLC and its shareholders. Since March 1996, the TLC common shares have been listed on The Toronto Stock Exchange. The by-laws of The Toronto Stock Exchange require that this Statement of Corporate Governance Practices relate the corporate governance practices of the TLC board of directors to the "Guidelines for Improved Corporate Governance" contained in the Final Report of The Toronto Stock Exchange Committee on Corporate Governance in Canada, referred to as the TSE report. A description of TLC's corporate governance practices follows.

      Mandate of the Board of Directors

      The mandate of the TLC board of directors is to supervise the management of the business and affairs of TLC and to act with a view to the best interests of TLC.

      Composition of the Board of Directors

      The TLC board of directors is currently comprised of seven members. The TLC board of directors believes that five directors are unrelated directors and the remaining two are related directors, within the meaning of the TSE report. If the merger is completed and the proposed nominees for election as directors are elected, the TLC VISION board of directors will continue to consist of a majority of unrelated directors. An unrelated director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of TLC, other than interests and relationships arising from shareholding. TLC does not have a significant shareholder, since there is no person who has the ability to exercise a majority of the votes attached to the outstanding shares of TLC for the election of directors. There were 12 meetings of the TLC board of directors in fiscal 2001. Dr. Machat attended 7 of the 12 meetings. James Connacher attended 3 of the 4 meetings held prior to the time he was replaced on the TLC board of directors by Mr. Davidson. Mr. Davidson attended 7 of the 8 subsequent meetings. The other directors attended all of the meetings. In addition to attending board and applicable committee meetings, the unrelated directors of TLC meet regularly independent of management to discuss the business and affairs of TLC.

      Board Committees

      The TLC board of directors has established three committees. The following is a brief description of each committee and its composition. The merger agreement provides that if the merger is completed and the four LaserVision nominees are elected, the four directors will receive fair representation on each of the committees of the TLC board of directors.

      The audit committee consists of three directors: Messrs. Rustand, Davidson and Riegert, all of whom are unrelated directors. The audit committee is responsible for the engagement of TLC's independent auditors and reviews with them the scope and timing of their audit services and any other services they are asked to perform, their report on TLC's accounts following the completion of the audit and TLC's policies and procedures with respect to internal accounting and financial controls. There were 5 meetings of the audit committee during fiscal 2001. Messrs. Davidson and Riegert replaced Mr. Gourwitz and Dr. Sullins on January 23, 2001, after which time only one meeting was held, which Mr. Davidson did not attend. Dr. Sullins attended 3 of the 4 meetings held before January 23, 2001 and Mr. Gourwitz attended all of the meetings held before January 23, 2001. Mr. Rustand attended all of the meetings held in fiscal 2001.

      The compensation committee consists of four directors: Messrs. Gourwitz, Davidson, Rustand and Dr. Sullins, all of whom are unrelated directors. The compensation committee is responsible for the development of compensation policies and makes recommendations on compensation of executive officers to the corporate governance committee for approval of the TLC board of directors. There was one meeting of the compensation committee relating to fiscal 2001. Messrs. Gourwitz, Rustand and Sullins attended that meeting and Mr. Davidson did not attend.

      The corporate governance committee consists of four directors: Dr. Sullins and Messrs. Rustand, Riegert and Vamvakas, all of whom are unrelated directors, except for Mr. Vamvakas. The corporate governance committee is responsible to the TLC board of directors with respect to developments in the area of corporate governance, the practices of the TLC board, the nomination of directors and the delegation of work to other committees of the TLC board. Although there were discussions and correspondence pertaining to the work of the corporate governance committee during fiscal 2001, there were no meetings of the corporate governance committee relating to fiscal 2001.

      Shareholder Communications

      The TLC board of directors places great emphasis on its communications with shareholders. Shareholders receive timely dissemination of information and TLC has procedures in place to permit and encourage feedback from its shareholders. TLC's senior officers are available to shareholders and, through its investor relations department, TLC seeks to provide clear and accessible information about the results of TLC's business and its future plans. TLC has established an investor web site on the Internet through which it makes available press releases, financial statements, annual reports, trading information and other information relevant to investors. Mr. Vamvakas may also be contacted directly by investors through the Internet.

Audit Committee Report

      The members of the audit committee are Messrs. Rustand, Davidson and Riegert. Each member of the audit committee is independent in the judgment of TLC's board of directors and as required by the listing standards of the Nasdaq National Market System. The audit committee operates under the audit committee terms of reference adopted by the TLC board of directors. The terms of reference appear as Appendix G to this joint proxy statement/prospectus.

      Management is responsible for preparing TLC's financial statements and the independent auditors are responsible for auditing those financial statements. The audit committee's primary responsibility is to oversee TLC's financial reporting process on behalf of the TLC board of directors and to report the result of its activities to the TLC board, as described in the audit committee charter. The principal recurring duties of the audit committee in carrying out its oversight responsibility include reviewing and evaluating the audit efforts of TLC's independent auditors, discussing with management and the independent auditors the adequacy and effectiveness of TLC's accounting and financial controls, and reviewing and discussing with management and the independent auditors TLC's quarterly and annual financial statements.

      The audit committee has reviewed and discussed with TLC's management the audited financial statements of TLC for the fiscal year ended May 31, 2001. The audit committee has also discussed with Ernst & Young LLP, the independent auditors of TLC, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The audit committee has also received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the audit committee has discussed with the auditors the firm's independence.

      Based upon the review and discussions summarized above, the audit committee recommended to the TLC board of directors that the audited financial statements of TLC as of May 31, 2001 and for the year then ended be included in TLC's annual report on Form 10-K for the year ended May 31, 2001 for filing with the U.S. Securities and Exchange Commission. In addition, the audit committee also recommended to the TLC board of directors that the audited financial statements of TLC, as of May 31, 2001 and for the year then ended, prepared in accordance with Canadian generally accepted accounting principles be filed with the securities regulatory authorities in each of the provinces of Canada.

      Warren S. Rustand       Thomas N. Davidson      John F. Riegert

Directors' and Officers' Liability Insurance

      TLC maintains directors' and officers' liability insurance. Under this insurance coverage the insurer pays on behalf of TLC for losses for which TLC indemnifies its directors and officers, and on behalf of individual directors and officers for losses arising during the performance of their duties for which they are not indemnified for TLC. The policy limit is $100,000,000 per policy term subject to a deductible of $100,000 per occurrence with respect to corporate indemnity provisions and $250,000 if the claim relates to securities law claims. The total premium in respect of the directors' and officers' liability insurance for the year ended May 31, 2001 was approximately $606,250. The insurance policy does not distinguish between directors and officers as separate groups.

Certain Relationships and Related Party Transactions

      Indebtedness of Directors and Officers

      No officer, director or employee, or former officer, director or employee, of TLC, LaserVision or any of their subsidiaries, or associate of any such officer, director or employee is currently or has been indebted (other than routine indebtedness) at any time since June 1, 2000 to TLC, LaserVision or any of their subsidiaries.

      Interests of Insiders in Prior and Proposed Transactions

      Certain current officers and directors of TLC and LaserVision, have interests in the merger and the other transactions contemplated by the merger agreement that may present them with actual or potential conflicts of interest. These interests are described in this joint proxy statement/prospectus under "The Merger -- Interests of Specified Persons in the Merger." None of the principal shareholders, senior officers or directors of TLC or the proposed nominees for election as directors of TLC, or any of their associates or affiliates, has any other interest in any other transaction since June 1, 2000 or any other proposed transaction that has materially affected or would materially affect TLC or its subsidiaries except for arrangements with Dr. Whitten and Mr. Rustand described under "The Companies After the Merger -- Certain Relationships and Related Transactions."

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as at February 25, 2002, the security ownership of TLC directly and beneficially, including vested options, by the directors, nominee directors and named executive officers of TLC, the directors, nominee directors and executive officers as a group, and each person who, to the knowledge of the directors or officers of TLC, beneficially owns, directly or indirectly, or exercises control or direction over common shares carrying more than 5% of the voting rights attached to all outstanding TLC common shares.

Directors, Nominee Directors,                          Total Number of           Percentage of Common           Options
Named Executive Officers and 5% Shareholders      Shares Beneficially Owned   Shares Beneficially Owned   Beneficially Owned
--------------------------------------------      -------------------------   -------------------------   ------------------
TAL Global Asset Management Inc................            5,215,825                  13.7%                          --

Elias Vamvakas.................................            3,769,203                   9.8                      429,136

Dr. Jeffery J. Machat..........................            2,918,032                   7.7                       35,000

   All 5% shareholders as a group..............           11,903,060                  30.9                      464,136

Thomas G. O'Hare...............................              255,656                   *                        250,000

David C. Eldridge..............................              151,389                   *                         55,375

Dr. William David Sullins, Jr..................               78,900                   *                         45,000

William P. Leonard.............................               37,400                   *                         37,200

Howard J. Gourwitz.............................               45,896                   *                         45,000

Warren S. Rustand..............................               47,928                   *                         45,000

John F. Riegert................................               47,500                   *                         47,500

Thomas N. Davidson.............................               30,000                   *                         30,000

Dr. Mark Whitten...............................               49,384                   *                          8,750

John J. Klobnak................................                   --                  --                             --

James M. Garvey................................                   --                  --                             --

Dr. Richard Lindstrom..........................                   --                  --                             --

David S. Joseph................................                   --                  --                             --

   All directors and officers as a group
   (15 persons)................................            7,431,288                  19.0%                   1,027,961

----------
*     Less than one percent

      Under the rules of the U.S. Securities and Exchange Commission, common shares which an individual or group has a right to acquire within 60 days by exercising options or warrants are deemed to be outstanding for the purpose of computing the percentage of ownership of that individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

      The share information for TAL Global Asset Management Inc. is based on reports filed with Canadian securities regulatory authorities. The principal address of TAL Global Asset Management Inc. is 1000 de la Gauchetiere Street West, Suite 3100, Montreal, Quebec, H3B 4W5. TAL Global Asset Management Inc. is an investment management firm owned by a Canadian chartered bank whose common shares are listed on The Toronto Stock Exchange and the New York Stock Exchange.

      The business address of both Mr. Vamvakas and Dr. Machat is 5280 Solar Drive, Suite 300, Mississauga, Ontario, L4W 5M8.

      Total Number of Shares Beneficially Owned includes the shares listed under the column Options Beneficially Owned, which are the shares subject to outstanding options which are presently exercisable or are exercisable within 60 days of February 25, 2002. Total Number of Shares Beneficially Owned also includes 1,749,516 shares held indirectly by Mr. Vamvakas through WWJD Corporation, a corporation wholly owned by the Vamvakas Family Trust, and 1,000,484 shares held indirectly by Mr. Vamvakas through Insight International Bank Corp., which is wholly owned by Mr. Vamvakas. In addition, 2,837,500 shares beneficially owned by Dr. Machat are held indirectly through 1123562 Ontario Limited, a corporation wholly owned by the Machat Family Trust. Dr. Eldridge's total number of shares beneficially owned includes 6,426 shares held indirectly by his daughter, Megan Eldridge. Total Number of Shares Beneficially Owned also includes 20,000 restricted shares held by Dr. Whitten. The table excludes 234,702 shares owned by LNG Enterprises, Inc., of which Mr. Gourwitz is an associate, as defined in the Securities Act (Ontario).

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, requires TLC's directors, certain officers and persons who own more than 10% of a registered class of TLC's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the U.S. Securities and Exchange Commission. Such directors, officers and 10% shareholders are also required by U.S. Securities and Exchange Commission's rules to furnish TLC with copies of all Section 16(a) reports they file. TLC assists its directors and officers in preparing their Section 16(a) reports. In fiscal 2001, the preparation of certain Section 16(a) reports was delayed. As a result, a report on Form 3 for each of Mr. Davidson (the February 28, 2001 report relating to a grant of options), Mr. O'Hare (the February 24, 2001 report relating to a grant of options and a grant of shares), Mr. Peters (the February 14, 2001 report relating to a grant of options) and Mr. Frederick (the September 27, 2001 report relating to a grant of options) were filed late. As well, a report on Form 4 for Dr. Machat (the March 22, 2001 report relating to three share purchase transactions) was filed late.

            INFORMATION REGARDING THE LASERVISION SHAREHOLDER MEETING

      This section contains information for LaserVision shareholders about the LaserVision special meeting that has been called to vote upon the merger agreement and the transactions contemplated thereby.

      LaserVision is mailing this joint proxy statement/prospectus to LaserVision shareholders on or about March 7, 2002. This joint proxy statement/prospectus also includes a notice of the LaserVision special meeting. Together with this document, LaserVision shareholders are also being sent a form of proxy that LaserVision's board of directors is soliciting for use at the special meeting. The special meeting will be held on April 18, 2002, at 9:00 a.m., Central Standard Time, at the Doubletree Hotel and Conference Center, 16625 Swingley Ridge Drive, Chesterfield, Missouri 63017.

      This joint proxy statement/prospectus is also being furnished to holders of common shares of TLC in connection with the solicitation of proxies by or on behalf of the management of TLC for use at the annual and special meeting of TLC shareholders to be held on April 18, 2002 at 10:00 a.m., Eastern Standard Time at News Theatre, 98 The Esplanade, Toronto, Ontario and any adjournment or postponement thereof. See "Information Regarding the TLC Shareholder Meeting" for information on the TLC shareholder meeting. If you are a TLC shareholder and do not own shares of LaserVision common stock, you are not required to attend and cannot vote at the LaserVision shareholder meeting so the following information is for your information only.

Solicitation of Proxies

      LaserVision has retained McKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $6,500 plus reimbursement of customary out-of-pocket expenses. LaserVision will bear the entire cost of soliciting proxies from LaserVision shareholders. In addition to soliciting proxies by mail, LaserVision will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of LaserVision common stock and secure their voting instructions, if necessary. LaserVision will reimburse those record holders for their reasonable expenses in taking those actions. If necessary, LaserVision also may use several of its regular employees or directors, who will not be specially compensated, to solicit proxies from LaserVision shareholders, either personally or by telephone, telegram, fax or letter.

Appointment of Proxies

      The accompanying form of proxy is for use at the special meeting if, as a LaserVision shareholder, you are unable or do not desire to attend in person. LaserVision shareholders can revoke a proxy at any time before the vote is taken at the special meeting by submitting to LaserVision's corporate secretary written notice of revocation or a properly executed proxy of a later date, or by attending the special meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of LaserVision proxies should be addressed to:

                            Laser Vision Centers Inc.
                      540 Maryville Centre Drive, Suite 200
                            St. Louis, Missouri 63141
                         Attention: Corporate Secretary

      All shares represented by valid proxies which LaserVision receives through this solicitation prior to the special meeting, and not revoked before they are exercised, will be voted in the manner specified on the proxy card. If a LaserVision shareholder makes no specification on his or her proxy card, the proxy will be voted FOR the proposal to approve the merger agreement and the transactions contemplated thereby and the proposal to authorize the board of directors to adjourn the meeting to solicit additional proxies. LaserVision's board does not presently know of any other matters that may be presented for action at the special meeting. If other matters do properly come before the special meeting, LaserVision intends that shares represented by proxies in the form accompanying this proxy statement/prospectus will be voted by and at the discretion of the persons named in the proxies. However, proxies that vote against approval of the merger will not be voted in favor of any adjournment or postponement of the special meeting to solicit additional proxies.

Matters to Be Considered

      The purpose of the special meeting is to vote on the approval of the merger agreement and the transactions contemplated thereby. At the special meeting, LaserVision shareholders also may vote on any other matters that may properly be submitted to a vote at the special meeting. LaserVision shareholders also may be asked to vote on a proposal to adjourn or postpone the special meeting. LaserVision could use any adjournment or postponement for the purpose, among others, of allowing more time to solicit votes to approve the merger agreement and the related transactions.

Record Date and Voting Rights

      The record date for determining the LaserVision shareholders entitled to notice of and to vote at the special meeting is March 1, 2002. At that time, there were approximately 27,891,234 shares of LaserVision common stock outstanding held by approximately 409 holders of record.

      There must be present at the meeting, whether in person or through return of a proxy card, holders of LaserVision common stock representing a majority of the shares outstanding and entitled to vote on the record date to have a quorum that permits LaserVision to conduct business at the special meeting. LaserVision shareholders are entitled to one vote for each outstanding share of LaserVision common stock they hold as of the close of business on the record date.

      Shares of LaserVision common stock for which LaserVision has received properly executed proxies, including proxies which direct that the shares be voted to abstain, will be counted as present at the special meeting for purposes of determining whether there is a quorum for transacting business. Broker non-votes, which occur when a nominee holding shares for a beneficial owner does not vote because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, will not be counted for purposes of determining whether a quorum exists.

      Under Delaware law, approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of LaserVision common stock. Thus, abstentions and broker non-votes will have the same effect as votes against approval of the merger agreement. Accordingly, the LaserVision board of directors urges LaserVision shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

Recommendation of LaserVision Board of Directors

      The LaserVision board of directors has approved the merger agreement and the related transactions. The LaserVision board believes that the merger agreement and the transactions it contemplates, including the merger, are fair to, and are in the best interests of, LaserVision and LaserVision shareholders and recommends that LaserVision shareholders vote FOR approval of the merger and the authorization to adjourn the meeting to solicit additional proxies.

Security Ownership of Certain Beneficial Owners And Management

      The following table and notes thereto set forth certain information regarding beneficial ownership of LaserVision's common stock as of February 25, 2002 by each of LaserVision's directors and executive officers, all directors and executive officers as a group and each person who, to the knowledge of the directors or officers of LaserVision, beneficially owns, directly or indirectly, or exercises control or direction over shares of LaserVision common stock carrying more than 5% of the voting rights attached to all outstanding shares of LaserVision common stock.

                                                          Total Number of        Percentage of Common Shares   Warrants and Options
Directors, Executive Officers and 5% Shareholders    Shares Beneficially Owned        Beneficially Owned         Beneficially Owned
-------------------------------------------------    -------------------------        ------------------       --------------------
Cramer Rosenthal McGlynn, LLC......................          3,007,100                   10.8%                             --

John J. Klobnak....................................          1,462,000                     5.0                       1,231,250

James C. Wachtman..................................          1,129,414                     3.9                       1,111,250

Robert W. May......................................            766,923                     2.7                         736,202

B. Charles Bono....................................            730,660                     2.6                         677,750

Richard L. Lindstrom, M.D..........................            399,188                     1.4                         328,750

James B. Tiffany...................................            104,795                     *                           103,167

James M. Garvey....................................             98,308                     *                            87,108

Steven C. Straus...................................            113,105                     *                           109,605

David S. Joseph....................................              3,750                     *                             3,750

   All directors and officers as a group...........          4,808,143                    14.9%                      4,388,832
   (9 persons)

----------
*     Less than one percent

      Under the rules of the U.S. Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days by exercising options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of that individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

      The principal address of Cramer Rosenthal McGlynn, LLC, an investment adviser registered under the Investment Advisers Act, is 707 Westchester Avenue, White Plains, New York 10604. The share information for Cramer Rosenthal McGlynn, LLC is based on a Schedule 13G filed by Cramer Rosenthal McGlynn, LLC with the U.S. Securities and Exchange Commission on February 14, 2002. The
Schedule 13G indicates that Cramer Rosenthal McGlynn, LLC has shared voting and dispositive power with respect to all 3,007,100 shares reported as beneficially owned.

      Total Number of Shares Beneficially Owned includes the shares listed under the column Warrants and Options Beneficially Owned, which are the shares subject to outstanding options and warrants which are presently exercisable or are exercisable within 60 days of February 25, 2002. Total Number of Shares Beneficially Owned also includes the following shares allocated to the following persons and group under LaserVision's 401(k) plan: Mr. Klobnak - 4,394; Mr. Wachtman - 4,364; Mr. May - 4,321; Mr. Bono - 4,320; Mr. Tiffany - 1,628; and all directors and officers as a group - 19,027 and includes 4,890 shares held by Mr. Bono under LaserVision's Employee Stock Ownership Plan and 12,000 shares held by Mr. Klobnak indirectly. LaserVision anticipates granting a fully vested and immediately exercisable stock option to purchase up to 300,000 shares of LaserVision common stock at the then-current market price to Mr. May prior to the closing date of the merger. Mr. Klobnak also will receive fully vested and immediately exercisable options to purchase 500,000 TLC common shares on the closing date of the merger having an exercise price equal to the market price of TLC common shares on the Nasdaq National Market System on the closing date of the merger.

                                   THE MERGER

      The discussion of the merger in this joint proxy statement/prospectus and the description of the principal terms of the merger agreement are subject to and qualified in their entirety by reference to the merger agreement, a copy of which appears as Appendix A to this joint proxy statement/prospectus. We encourage you to read the merger agreement in its entirety.

General

      TLC, the merger subsidiary and LaserVision have entered into a merger agreement dated as of August 25, 2001. The merger agreement provides for the merger of the merger subsidiary with and into LaserVision. After the merger, LaserVision will be the surviving corporation and will be a wholly owned subsidiary of TLC. After the merger, LaserVision will possess all the assets, except for the TLC common shares which the LaserVision shareholders and others are entitled to receive, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of LaserVision and the merger subsidiary, as provided under Delaware law.

      The merger agreement provides that the merger will become effective at the time a certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as may be specified in the certificate of merger. This filing, together with all other filings or recordings required by Delaware law in connection with the merger, will be made as soon as practicable and in any event not later than the last day of the month and five business days after the satisfaction of or, to the extent permitted under the merger agreement, waiver of, all conditions to the merger contained in the merger agreement, whichever is later.

      The merger agreement provides that each share of LaserVision common stock that is outstanding when the merger occurs will be converted into the right to receive 0.95 of a TLC common share. The number 0.95 is referred to in this joint proxy statement/prospectus as the conversion number. No fractional common shares of TLC will be issued in the merger. See "- Treatment of Fractional Shares" for a description of how LaserVision shareholders will receive cash in lieu of fractional shares.

      Assuming that the merger was consummated on February 25, 2002, TLC would issue an aggregate of approximately 26,496,672 common shares of TLC in the merger in exchange for the issued and outstanding shares of LaserVision common stock, representing approximately 41% of the issued and outstanding common shares of TLC VISION after the merger.

      If at any time between the date of the merger agreement and the effective time of the merger, any change in the outstanding common shares of TLC or LaserVision common stock shall occur, including by reason of any reclassification, recapitalization, stock split or combination, reverse stock split, consolidation, exchange or readjustment of shares, stock dividend, or similar transaction with a record date during this period, the number of TLC common shares to be issued and delivered in the merger in exchange for each outstanding share of LaserVision common stock as provided in the merger agreement shall be appropriately adjusted.

      In addition, at the effective time of the merger, outstanding options and warrants to purchase shares of LaserVision common stock will become options to purchase TLC common shares. The number of TLC common shares that will be received upon exercise of each TLC stock option will be 0.95 of the number of shares of LaserVision common stock that would have been received upon exercise of the LaserVision option or warrant. As contemplated by the merger agreement, immediately prior to the merger, LaserVision will decrease the exercise price of outstanding options and warrants to acquire 2,106,100 shares of LaserVision common stock, which otherwise would have had an exercise price greater than $8.688 per common share of TLC after the merger, to a price of $8.688 per common share of TLC after the merger.

      The options to acquire TLC common shares that are issued under the merger agreement will not be issued under TLC's amended and restated stock option plan and the number of shares issuable upon exercise of these options will not be counted in determining the maximum number of TLC common shares available for issuance under the TLC stock option plan. These TLC stock options will have the same terms and conditions as the LaserVision options and warrants which they replace, including the same expiration date and exercise price per share, except that options held by John J. Klobnak, Robert W. May and B. Charles Bono, senior officers of LaserVision, will vest immediately upon the merger becoming effective under the terms of employment agreements described under "The Merger -- Interests of Specified Persons in the Merger."

      Subject to the approval of TLC shareholders and The Toronto Stock Exchange, TLC will allow the holders of outstanding TLC stock options with an exercise price greater than $8.688 to elect to reduce the exercise price of their options to $8.688 by surrendering a number of the existing shares subject to each repriced option as follows:

      o for every option with an exercise price of at least $40, the holder will surrender 75% of the shares subject to that option;

      o for every option with an exercise price of at least $30 but less than $40, the holder will surrender two-thirds of the shares subject to that option; and

      o for every option with an exercise price of at least $20 but less than $30, the holder will surrender 50% of the shares subject to that option.

      Every option with an exercise price of at least $8.688 but less than $20 will be repriced to $8.688 without the holder having to surrender any of the shares subject to that option. Options to acquire an aggregate of 863,867 TLC common shares would be affected by this repricing. If approved and if all holders of options with an exercise price greater than $8.688 elect to reduce their option prices, the repriced options will then be exercisable to acquire an aggregate of 847,109 TLC common shares.

      The amount and nature of the consideration to be given in the merger was established through arm's length negotiations between TLC and LaserVision and reflects the balancing of a number of countervailing factors. The total amount of the consideration reflects a price both parties concluded was appropriate. We cannot assure you that the current fair market value of TLC or LaserVision common stock will be equivalent to the fair market value of TLC or LaserVision common stock on the effective date of the merger. The fair market value of TLC VISION's common stock may be greater or less than current fair market value of TLC or LaserVision common stock due to numerous market forces.

      After the merger, the LaserVision common stock and the LaserVision stock options and warrants will no longer be outstanding and each certificate representing any shares of LaserVision common stock after the merger will represent only the right to receive the merger consideration.

      The board of directors of TLC has determined that the merger agreement and the transactions contemplated thereby are fair to TLC shareholders and in the best interests of TLC and unanimously recommends that the shareholders of TLC approve the merger agreement, the merger and the transactions contemplated thereby.

      The board of directors of LaserVision has determined that the merger agreement and the transactions contemplated thereby are fair to LaserVision shareholders and in the best interests of LaserVision and unanimously recommends that the shareholders of LaserVision approve the merger agreement, the merger and the transactions contemplated thereby.

Background and Reasons for the Merger

      The provisions of the merger agreement are the result of arm's length negotiations conducted among representatives of TLC and LaserVision and their legal and financial advisors. The following is a summary of the meetings, negotiations and discussions between the parties that preceded execution of the merger agreement.


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

      Previous Negotiations

      Beginning in 1999, LaserVision's laser access business model came under increasing pressure as a result of changes in the laser correction industry. As laser vision correction surgery procedures became more widely accepted, price competition from an emerging group of discount providers of laser access and laser correction surgery reduced LaserVision's profit margins. Although laser access prices stabilized and many discount providers went out of business, the surgeons and other providers with whom LaserVision contracts resisted sharing subsequent price increases with LaserVision. Additionally, as the number of FDA-approved laser manufacturers increased, LaserVision experienced increased competition from laser manufacturers which began marketing lasers directly to surgeons and other providers on favorable terms. In response to these market developments, management of LaserVision undertook a strategic review of LaserVision's businesses. In June 1999, LaserVision retained Goldman Sachs as its financial advisor as part of an overall evaluation by management of LaserVision's strategic alternatives including, among other alternatives, a possible sale of all or a portion of the company.

      In the fall of 1999, Mr. Vamvakas of TLC began discussions with Mr. Klobnak of LaserVision regarding a possible transaction between TLC and LaserVision. As a result of those discussions, TLC executed a confidentiality agreement in November 1999, with Goldman Sachs executing on behalf of LaserVision.

      In February 2000, TLC and LaserVision executed mutual confidentiality agreements and the TLC board of directors met with SG Cowen to discuss retaining SG Cowen to act as exclusive financial advisor with respect to a potential transaction involving TLC and LaserVision.

      Also in February 2000, members of the senior management team of each of TLC and LaserVision, and their legal and financial advisors, met to discuss their respective businesses and the possibility of a combination of their businesses. Following these meetings and subsequent discussions between management of TLC and LaserVision and consultation with their advisors and boards of directors, TLC and LaserVision chose not to pursue a transaction. TLC and LaserVision chose not to pursue a transaction at such time primarily as a result of differences in the relative valuations placed by the parties on each other's business.

      Negotiation of the Merger

      In November and December 2000, Mr. Vamvakas and Mr. Klobnak began discussions about the benefits of a possible combination of TLC and LaserVision.

      At an industry conference in January 2001, Mr. Vamvakas and Mr. Klobnak discussed industry developments. They agreed to seriously consider a merger between the companies.

      Following the January 2001 meeting of the TLC board of directors, the TLC board of directors decided Mr. Rustand should meet with LaserVision representatives to assess LaserVision's interest in a potential relationship with TLC. TLC management was also evaluating other possible transactions during this period and continued to enter into transactions with doctors and pursue its growth strategy. However, the possible merger with LaserVision was considered to be the preferred transaction so serious consideration of other strategic transactions was deferred in favor of negotiations with LaserVision.

      On February 20-21, 2001, Mr. Rustand travelled to St. Louis to meet with management of LaserVision. On February 27, 2001, the TLC board of directors approved the continued pursuit of a transaction with LaserVision. Mr. Rustand had a subsequent meeting with management of LaserVision on March 8th in St. Louis.

      In late March and early April, the TLC board of directors had several calls to discuss the status of the discussions. On March 30, 2001, representatives of SG Cowen met with members of management of TLC to discuss a potential transaction with LaserVision. Following this meeting, on April 4, 2001, SG Cowen, on the behalf of the TLC board of directors, submitted a preliminary non-binding indication of interest to LaserVision.

      On April 6, 2001, the LaserVision board of directors met to consider the status of the proposal. That day and over the following weeks, Mr. Klobnak, Mr. Vamvakas, Mr. Rustand, and representatives of Goldman Sachs and SG Cowen discussed the terms of the proposal. Throughout the course of negotiations and discussions between LaserVision and TLC, the management of LaserVision continued to explore and evaluate various strategic alternatives for its business. During this period, LaserVision informally discussed matters of mutual business interest with representatives of other participants in the laser correction industry, including surgeons and other healthcare providers, suppliers of ancillary healthcare products and services, laser manufacturers and other laser access providers. These discussions, along with LaserVision's own experience, indicated that to achieve acceptable levels of growth and profitability, market participants would be required to focus increasingly on achieving cost reductions, economies of scale and other operating efficiencies while offering an expanded range of products and services. LaserVision management, with the assistance of Goldman Sachs, identified various parties thought to have a possible interest in entering into a business combination with LaserVision. However, based upon the information it had informally gathered from industry participants and its own assessment of the expected benefits of possible business combinations with the identified industry participants, LaserVision's management concluded that none of these parties would likely be interested in a transaction which would be more beneficial to LaserVison's shareholders than the type of transaction being contemplated with TLC. Accordingly, during the period, LaserVision did not engage in substantive discussions with parties other than TLC with respect to a sale of all or part of its business.


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

      On April 18-19, 2001, Mr. Rustand and a representative of SG Cowen met with Mr. Klobnak, Mr. Wachtman, Mr. May, Mr. Bono and other members of management of LaserVision and representatives of Goldman Sachs in St. Louis to discuss the strategic merits of a potential combination and to discuss the non-binding indication of interest.

      These meetings were followed by numerous phone calls between SG Cowen, Mr. Vamvakas, Mr. Rustand, Mr. Fiorini and other members of TLC's management and the TLC board of directors.

      On May 9, 2001, SG Cowen discussed with the TLC board of directors its preliminary review of the potential financial aspects of a transaction with LaserVision. Following this meeting, the TLC board of directors authorized SG Cowen to begin formal negotiations with LaserVision and Goldman Sachs.

      On May 24, 2001, management of LaserVision, Mr. Rustand, Mr. Vamvakas, Mr. O'Hare and Mr. Fiorini of TLC, and representatives of SG Cowen and Goldman Sachs met in New York to commence negotiations for a merger and commence due diligence.

      On May 31, 2001, the LaserVision board of directors met to receive an update on the negotiations and to discuss LaserVision's financial results.

      Throughout June 2001, Mr. Vamvakas and Mr. Klobnak discussed the management structure for a merged entity. During this period, negotiations were delayed due to TLC's pending year-end and fourth quarter results.

      During June and July 2001, representatives of TLC and LaserVision discussed various matters relating to LaserVision's proposed acquisition of ClearVision, and TLC and LaserVision determined that proceeding with the proposed transaction would benefit the combined entity. LaserVision entered into an asset purchase agreement for the acquisition of ClearVision on August 9, 2001, and the transaction was completed on August 31, 2001.

      On July 10, 2001, Mr. Vamvakas and Mr. Wachtman met to finalize the management team and to meet with other members of the LaserVision executive team.

      Beginning the week of July 16, 2001 and concluding on the week of August 20, management of TLC and LaserVision, and their legal and financial advisors actively conducted negotiations and reciprocal financial, legal and operational due diligence. Throughout this period, Mr. Vamvakas consulted with members of the TLC board of directors to discuss the terms of the merger.

      On August 23, 2001, the TLC board of directors met to consider the merger. TLC's financial and legal advisors attended the meeting and responded to questions on the merger. SG Cowen delivered its opinion that as of that date the conversion number was fair, from a financial point of view, to TLC. The TLC board of directors, based on the factors described under " -- Recommendation of TLC Board of Directors," unanimously approved the merger and the execution of the merger agreement.

      On August 25, 2001, the LaserVision board of directors met to consider the merger. LaserVision's financial and legal advisors attended the meeting and responded to questions on the merger. Goldman Sachs delivered its opinion that the conversion number of 0.95 of a TLC common share for each share of LaserVision common stock was fair, from a financial point of view, to the shareholders of LaserVision, other than TLC. The LaserVision board of directors, based on the factors described under " -- Recommendation of LaserVision Board of Directors," unanimously approved the merger and the execution of the merger agreement.

      Reasons for the Merger

      The merger was driven by complementary business models. TLC and LaserVision believe that the combined company will have the efficiencies and resources to capture the full value of its growth potential.


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

Together, the company will be one of the premiere companies in the eye surgery industry, providing support services such as training, technical support and equipment maintenance to a leading network of affiliated doctors so they can deliver superior patient care. TLC and LaserVision believe that the merger combines the complementary strengths of each organization, enabling the value of each company's assets to be more fully realized. Combining the companies should help position TLC VISION for growth by providing cost controls, the resources and increased operating efficiencies needed for expanded franchises and other development opportunities.

      TLC's large network of affiliated doctors is expected to bring additional support to the cataract and ambulatory surgery sectors in which LaserVision currently operates and we believe TLC VISION will be able to provide a greater range of services to these affiliated doctors. For LaserVision's ambulatory surgical center and cataract businesses, the merger represents a unique opportunity for growth given the significant capital requirements and other barriers to growth in these businesses.

      As a national company, we believe that TLC VISION will be able to obtain additional national contracts and corporate programs and will be able to realize greater value out of national coverage.

Recommendation of TLC Board of Directors

      At a meeting held on August 23, 2001, the TLC board of directors concluded that the merger was in the best interest of TLC and determined to unanimously recommend that the shareholders of TLC vote in favor of the merger. In reaching its determination, the TLC board of directors consulted with TLC's management and legal and financial advisors, and carefully considered a number of factors. The material factors considered by the TLC board of directors were:

      o the board of director's knowledge of the business of TLC and LaserVision and the current trends in the industry for laser vision correction, and its belief that the merger is important to the long-term future of TLC;

      o all of the reasons described above under " - Background and Reasons for the Merger - Reasons for the Merger" including:

            o the strong and complementary business models of TLC and LaserVision;

            o the increased efficiencies and resources that the combined company will have;

            o the fact that combining the companies should position TLC VISION for growth by providing cost controls, resources and increased operating efficiencies; and

            o the fact the combined company should be able to obtain additional national contracts and corporate programs and realize greater value out of national coverage;

      o the fairness opinion of SG Cowen to the effect that, as of the date of such opinion, the conversion number was fair, from a financial point of view, to TLC;

      o the trading prices of the TLC common shares and the shares of LaserVision common stock prior to August 23, 2001, including the fact that on the Nasdaq National Market System on August 23, 2001, the closing price per TLC common share was $4.36 and the closing price per share of LaserVision common stock was $2.98, which, based on the conversion number, represented an equivalent value per share of LaserVision common stock of $4.14 and a premium of $1.16, or approximately 39%, to the closing price of shares of LaserVision common stock;

      o the fact that TLC VISION would continue to be a Canadian company with its international head office in Mississauga, Ontario, Canada, and would continue to operate under the "TLC" brand;

      o the terms and conditions of the merger agreement, which the board considered to be appropriate and to provide adequate protection to TLC and its shareholders; the board considered in particular the following terms of the merger agreement:


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

            o the fact that the conversion number between TLC common shares and shares of LaserVision common stock is fixed, and would not change if the relative stock prices of TLC and LaserVision changed prior to closing, which was appropriate given the historical volatility in the TLC and LaserVision stock prices;

            o the fact that TLC shareholders would continue to hold a majority of the TLC VISION common shares following closing, which was appropriate given the relative size and value of the TLC business and the LaserVision business;

            o the fact that either party could terminate the merger agreement if the stock price of either company fell by more than 50% from the price on the date prior to the execution of the merger agreement;

            o the fact that the Merger has been structured as a reorganization for U.S. federal income tax purposes, so that LaserVision shareholders generally will not realize a gain or a loss, and the fact that the transaction is not taxable for TLC shareholders;

            o the requirement of each of the boards of directors to recommend that shareholders approve the merger, subject in the case of LaserVision to the fiduciary duties of the LaserVision directors;

            o the fact that TLC and LaserVision shareholders will each be entitled to approve the merger and the fact that TLC shareholders will also be entitled to approve other matters related to the merger, such as the change of name of the company to TLC VISION;

            o the board of directors' belief that the companies will be able to satisfy the conditions to completion of the merger, including the receipt of all necessary regulatory approvals;

            o the requirement for the merger to be completed quickly, and the fact that this would reduce the risk that the merger would not be completed or would minimize the negative impact if it were not completed;

            o the circumstances in which the merger agreement can be terminated, including the fact that LaserVision could withdraw its recommendation of the merger if the LaserVision board of directors believed the withdrawal was consistent with the directors' fiduciary duties, and the circumstances in which LaserVision will be required to pay a fee for termination, which the board considered, overall and in the circumstances of this merger, to be adequate protection against LaserVision considering third party acquisition proposals and an appropriate means to increase the likelihood that the merger would be completed;

      o the strength of the management team for TLC VISION, including the fact that:

            o Mr. Vamvakas would remain as chief executive officer and the remainder of the TLC VISION senior management team would report to Mr. Vamvakas and would consist of a combination of executives from TLC and LaserVision;

            o Mr. Klobnak would remain on the board of TLC VISION as Vice-Chairman for one year after closing and would then resign;

            o all of the current directors of TLC would remain as directors for the first year, and would constitute two-thirds of the directors after one year, which was considered to be appropriate given the size of TLC compared to LaserVision;

            o three members of the LaserVision board of directors, in addition to Mr. Klobnak, would join the TLC VISION board; and


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

            o for one year following closing, no changes could be made to the senior management team without 80% of the directors of TLC VISION approving the change;

      o the TLC management team's experience in successfully completing previous strategic acquisitions such as TLC's acquisition of BeaconEye Inc. in April 1998 and its acquisition of 20/20 Laser Centers, Inc. in February 1997;

      o the alternatives reasonably available to TLC if it did not pursue the merger with LaserVision, including the advice from management that, in its judgment, no other reasonably available alternative would yield greater benefits for TLC and its shareholders than the merger with LaserVision;

      o the proposed repricing of stock options of management and employees of TLC and LaserVision and the fact that TLC shareholders would be entitled to approve the repricing of TLC options;

      o the interests of TLC management in the transaction, including the fact that, except for the proposed repricing of options and their continuing as directors and/or officers of TLC VISION, which interests would be disclosed in the proxy statement for the merger and which repricing would be subject to approval of shareholders, none of the directors or officers of TLC had any interest in the transaction other than an interest as a TLC shareholder; and

      o the interests of the LaserVision management in the merger, including the terms of the new employment contracts proposed for Messrs. Klobnak, Bono, May and Wachtman and the fact that the terms of the contracts would be disclosed in the proxy statement for the merger and would be on commercial terms that are reasonable and necessary in order to retain these individuals.

      The TLC board of directors also considered the potential adverse consequences of the merger, including:

      o the challenges of combining the operations of the two businesses with their operations headquartered in different cities;

      o the changes to senior management and the challenges of integrating new directors and new senior management;

      o the risk that anticipated cost savings and increased operating efficiencies would not be achieved;

      o     the expected costs of $14.5 million to implement the merger; and

      o the potential adverse impact, which may be material but which cannot be estimated, on TLC VISION's financial results that might result from the stock option repricing if the price of TLC VISION common shares rises above $8.688 and TLC VISION is required to take a corresponding charge to income.

      In view of the complexity and wide variety of information and factors, both positive and negative, considered by the TLC board of directors, the board of directors did not find it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the TLC board of directors did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the TLC board of directors conducted an overall analysis of the factors described above, including discussion with TLC's management and legal and financial advisors. In considering the factors described above, individual members of the TLC board may have given different weight to different factors.

      After taking into consideration all the factors set forth above as a whole, the TLC board of directors concluded that the merger was fair to TLC shareholders and in the best interest of TLC and that TLC should proceed with the merger.

Recommendation of LaserVision Board of Directors

      At a meeting held on August 25, 2001, the LaserVision board of directors concluded that the merger was in the best interest of LaserVision and its shareholders and determined to recommend that the shareholders of


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

LaserVision vote in favor of the merger. The summary set forth below briefly describes the material reasons, factors and information taken into account by the LaserVision board of directors in reaching its conclusion.

      In reaching its decision, the LaserVision board of directors consulted with:

      o LaserVision management regarding the business and financial condition of LaserVision, trends and competition in the laser access industry, LaserVision management's investigation and review of TLC and TLC's business and financial condition and the terms and other considerations of the proposed merger;

      o Goldman Sachs, which LaserVision engaged as its financial advisor, regarding a sale of all or a portion of LaserVision. LaserVision's board believes that Goldman Sachs, a leading international investment bank which regularly serves as financial advisor to companies involved in similar types of transactions, is highly qualified to serve as financial advisor to LaserVision's board. Accordingly, in addition to the board's own analysis, the board relied upon Goldman Sachs' fairness opinion that, as of the date of the opinion, the conversion number is fair, from a financial point of view, to the holders of shares of LaserVision common stock, other than TLC;

      o Its legal counsel regarding the proposed terms of the transaction, the fiduciary and other obligations of members of the LaserVision board in its consideration of the proposed transaction and the legal investigation of TLC conducted by counsel; and

      o Its independent accountants regarding the accounting aspects of the proposed transaction.

      Prior to the special meeting of the LaserVision board of directors called to consider the definitive agreement for the merger, Goldman Sachs distributed to the board of directors various information and analyses relating to its proposed fairness opinion. At the LaserVision board of directors meeting held on August 25, 2001, Goldman Sachs delivered to the board its fairness opinion, along with a presentation reviewing the underlying data, assumptions and financial analysis on which the fairness opinion was based. The LaserVision board of directors discussed with the Goldman Sachs representatives the firm's presentation and conclusions, and asked various questions and considered answers from representatives of Goldman Sachs and representatives of LaserVision management regarding the financial analysis and assumptions underlying the opinion. Based on that review and discussion and considering, as a whole, all aspects of the transaction the board deemed relevant, including stock options to be granted in connection with the merger, the LaserVision board of directors determined that it was reasonable and appropriate to rely upon the fairness opinion of Goldman Sachs, that the conversion number was fair, from a financial point of view, to LaserVision's shareholders, and that the transaction was in the best interest of LaserVision and its shareholders.

      In reaching its conclusion to approve the merger and recommend that the LaserVision shareholders approve the merger and related transactions, the LaserVision board of directors carefully considered the following information and factors:

      o LaserVision's knowledge of its business, operations, financial condition, earnings and prospects as they relate to the opportunities for LaserVision as a stand-alone company;

      o the complementary nature of the differing business models of LaserVision and TLC;

      o increasingly competitive conditions in the marketplace for excimer laser access and refractive eye surgery;

      o LaserVision's expectation that the combined company would benefit from efficiencies and greater economies of scale than either LaserVision or TLC could achieve separately in managing their operations and relationships with laser manufacturers and other suppliers;

      o the unique opportunity for growth represented by the combined company in view of the LaserVision board of directors' assessment of the growth potential of LaserVision's current business model, including significant capital requirements and other barriers to growth in its ambulatory surgical center and cataract businesses, and the limited number of opportunities for growth in LaserVision's market areas;

      o     the strength of the senior management team of the combined company;

      o the increased economic value for LaserVision's shareholders because the merger provides a premium of $1.11, or 37%, over the market price of shares of LaserVision's common stock immediately before the announcement of the merger;

      o the opportunity for LaserVision's shareholders to continue their investment in the combined company through a tax-free transaction;

      o the structure of the merger and the terms of the merger agreement, including the circumstances in which the merger agreement can be terminated;


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

      o enhanced incentives to key personnel aligned with the interests of shareholders which would result from the repricing of certain LaserVision and TLC stock options. Given negative long-term industry trends, currently outstanding options were substantially out-of-the-money and, in the judgment of LaserVision's board, would not provide meaningful economic incentives. The board considered the future financial impact of the proposed repricing and concluded that the repricing terms provided in the merger agreement were fair to LaserVision's shareholders and effected an appropriate balance of the anticipated benefits of the incentives to LaserVision's shareholders and the dilution cost to them. In particular, the board noted that TLC VISION only would record variable accounting charges if and to the extent its stock price exceeds $8.688, the price at which such options will be repriced; and

      o the presentation and opinion of Goldman Sachs, LaserVision's financial advisor, that the conversion number is fair, from a financial point of view, to LaserVision's shareholders, other than TLC.

      The LaserVision board of directors also considered potentially negative factors relating to the merger, including:

      o the risk that some or all of the potential benefits, including revenue growth and cost efficiencies, anticipated to result from the merger described above might not be realized;

      o the costs that will be incurred in connection with the merger, including the treatment of goodwill and the repricing of stock options, as well as the costs of integrating the businesses and transaction expenses of approximately $14.5 million arising from the merger which will be incurred by TLC VISION;

      o the uncertainty as to how the TLC VISION common stock will trade after the merger, including the possibility of a decline in value due to overall market conditions, industry trends or company-specific factors;

      o the possibility that the merger might not be completed, even if approved by TLC and LaserVision shareholders, and the effect of public announcement of the merger or any failure to complete the merger on LaserVision's business, stock price and LaserVision's ability to attract and retain key management and other personnel;

      o the interests of certain members of management in the transaction and possible resulting conflicts of interest. The board considered and discussed the terms and potential impact of the various interests of the LaserVision board of directors and management described under "The Merger - Interests of Specified Persons in the Merger." These interests include, among others, repricing of certain options and warrants held by LaserVision directors and members of management, a cash payment of $2,844,000 and grant of options for 500,000 shares of TLC VISION common stock to be made to Mr. Klobnak in connection with his resignation as an officer of LaserVision and retention as Vice Chairman of TLC VISION, employment agreements with TLC VISION to be entered into by each of Messrs. Watchman, May and Bono, a grant of options for 300,000 shares of LaserVision common stock to be made to Mr. May in connection with the closing of the merger, and cash payments of $150,000, $50,000 and $50,000 to be made by LaserVision to Messrs. Watchman, May and Bono, respectively, immediately prior to the closing of the merger. The board concluded that such incentives and rewards to management in connection with the merger were reasonable and appropriate under the circumstances and justified in light of the need for those individuals' services to successfully complete the merger and the anticipated benefits from the merger to LaserVision's shareholders; and

      o other potential risks described in this joint proxy statement/prospectus under "Risk Factors."

      The foregoing summary of the information and factors considered by the LaserVision board of directors is not intended to be exhaustive but identifies the material factors considered by the LaserVision board. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the LaserVision board of directors, it did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the LaserVision board of directors did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the LaserVision board of directors conducted an overall analysis of the factors described above, including discussion with LaserVision's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the LaserVision board of directors may have given different weight to different factors.

      The LaserVision directors considered all of the factors as a whole, and overall considered the factors to be favorable to and to support its determination to approve the merger and that the merger was fair to LaserVision's shareholders.

Certain Projections (Unaudited)

      In connection with the review of the merger, LaserVision's and TLC's management prepared financial projections in August 2001 for their respective organizations on a stand-alone, pre-merger basis. These projections were exchanged by LaserVision and TLC and were presented to SG Cowen and Goldman Sachs and were considered by the members of each company's board of directors in its recommendation of the merger.

      The financial projections are "forward-looking statements" and LaserVision's, TLC's and TLC VISION's actual results may differ materially from those set forth in the projections. See "Risk Factors" and "Forward-Looking Statements" for a discussion of the risks you should consider in reviewing the projections set forth in this joint proxy statement/prospectus.

      In preparing the projections, LaserVision made numerous assumptions including, without limitation, those assumptions set forth below the following table. These assumptions were based upon LaserVision management's forecasts and estimates of future conditions at the time the merger agreement was executed. It is not possible to predict whether the assumptions made in preparing the projections will be valid and actual items assumed may prove to be materially different than those contained in the assumptions. The material portions of the financial projections prepared by management of LaserVision follow:

                Including ClearVision, For the Fiscal Years Ending April 30, (1)
                ------------------------------------------------------------
                2002E                       2003E                    2004E
                -----                       -----                    -----
                              (in millions, except procedures)
Procedures      186,231                     233,870                  253,536
Net revenue(2)   $128.5                      $155.3                   $175.1
EBITDA(3)          26.8                        34.1                     37.3
EBIT(4)             8.4                        11.6                     13.8
Net income          4.3                         5.7                      6.3

                Excluding ClearVision, For the Fiscal Years Ending April 30, (1)
                ------------------------------------------------------------
                2002E                       2003E                    2004E
                -----                       -----                    -----
                              (in millions, except procedures)
Procedures      152,231                     182,561                  210,536
Net revenue(2)   $111.3                      $133.8                   $153.6
EBITDA(3)          21.9                        27.3                     30.4
EBIT(4)             6.0                         7.9                     10.0
Net income          3.1                         3.8                      4.3

----------

(1)   Excludes non-recurring charges. Goodwill is assumed to not be amortized.

(2)   Net of doctor fees.

(3) Refers to earnings before interest expense, income taxes, depreciation and amortization.

(4)   Refers to earnings before interest expense and income taxes.

      In preparing the projections, TLC made numerous assumptions including, without limitation, those assumptions set forth below the following table. These assumptions were based upon TLC management's forecasts and estimates of future conditions at the time the merger agreement was executed. It is not possible to predict whether the assumptions made in preparing the projections will be valid and actual items assumed may prove to be materially different than those contained in the assumptions. The material portions of the financial projections prepared by management of TLC follow:

                 Excluding ClearVision, For the Fiscal Years Ending May 31,(3)
                 ----------------------------------------------------------
                 2002E                       2003E                    2004E
                 -----                       -----                    -----
                               (in millions, except procedures)
Procedures       130,773                     168,144                 193,366
Net revenue(2)    $172.9                      $206.4                  $227.5
EBITDA(3)           37.1                        57.7                    75.4
EBIT(4)             14.1                        34.4                    52.1
Net income           7.0                        16.0                    23.8

----------

(1)   Excludes non-recurring charges. Goodwill is assumed to not be amortized.

(2)   Net of doctor fees.

(3) Refers to earnings before interest expense, income taxes, depreciation and amortization.

(4)   Refers to earnings before interest expense and income taxes.

      These projections were not prepared with a view to public disclosure or compliance with published guidelines established by the U.S. Securities and Exchange Commission, the American Institute of Certified Public Accountants or the Canadian Institute of Chartered Accountants regarding projections. In addition, because the realization of the underlying assumptions upon which these estimates are based are to a large extent beyond LaserVision's and TLC's control, there can be no assurances that these estimates will be realized and actual results may be materially higher or lower than those estimated. These projections were prepared in August 2001 and have not been updated since that time. LaserVision and TLC do not generally publish their respective business plans and strategies or make external disclosures of their respective anticipated financial position or results of operations. Accordingly, LaserVision and TLC do not intend to, and specifically decline any obligation to, update or otherwise revise the prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even if any or all the underlying assumptions are shown, or have been shown, to be in error. Also, LaserVision and TLC do not intend to, and specifically decline any obligation to, update or revise the prospective financial information to reflect changes in general economic or industry conditions. Neither LaserVision's auditors nor TLC's auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to these estimates, nor have they expressed any opinion or any other form of assurance on this information or its achievability, and assume no responsibility for, and disclaim any association with, this prospective financial information. The independent public accountant reports incorporated by reference in this document relate to historical financial statements of LaserVision and TLC. These reports do not extend to these unaudited financial projections and should not be read to do so. TLC shareholders and LaserVision shareholders should not consider these financial projections to be a reliable predictor of the value of TLC VISION's common shares or of future performance and should not be relied upon as such.

Opinion of SG Cowen

      General

      By an engagement letter dated March 30, 2001, TLC retained SG Cowen to act as exclusive financial advisor to TLC in connection with the proposed merger.

      On August 23, 2001, SG Cowen delivered written analyses and its oral opinion to the TLC board of directors, subsequently confirmed in writing as of the same date, to the effect that and subject to the various assumptions set forth therein, as of August 23, 2001, the conversion number was fair, from a financial point of view, to TLC.

      The full text of the written opinion of SG Cowen, dated August 23, 2001, is attached as Appendix B to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. Holders of TLC common shares are urged to, and should, read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by SG Cowen. The summary of the written opinion of SG Cowen set forth herein is qualified in its entirety by reference to the full text of the opinion. SG Cowen's analyses and opinion were prepared for and addressed to the TLC board of directors and are directed only to the fairness, from a financial point of view, of the conversion number to TLC, and do not constitute an opinion as to the merits of the merger or a recommendation to any shareholder as to how to vote in connection with the proposed merger. The conversion number was determined through negotiations between TLC and LaserVision and not as a result of recommendations of SG Cowen.

      In arriving at its opinion, SG Cowen reviewed and considered the financial and other matters as it deemed relevant, including, among other things:

      o     a draft of the merger agreement dated August 22, 2001;

      o publicly available information for TLC and other relevant financial and operating data furnished to SG Cowen by TLC management;

      o publicly available information for LaserVision and other relevant financial and operating data furnished to SG Cowen by LaserVision management;

      o internal financial analyses, financial forecasts, reports and other information concerning TLC and LaserVision, prepared by the management of TLC and LaserVision, respectively;

      o the amounts and timing of the cost savings and related expenses expected to result from the merger prepared jointly by the managements of TLC and LaserVision;

      o First Call estimates and financial projections in Wall Street analyst reports for TLC and LaserVision;

      o discussions SG Cowen had with members of the managements of each of TLC and LaserVision concerning the historical and current business operations, financial conditions and prospects of TLC and LaserVision, the cost savings and related expenses expected to result from the merger and such other matters SG Cowen deemed relevant;

      o operating results, the reported price and trading histories of the shares of the common stock of TLC and LaserVision as compared to the operating results, reported price and trading histories of publicly traded companies SG Cowen deemed relevant;

      o financial terms of the merger as compared to the financial terms of selected business combinations SG Cowen deemed relevant;

      o based on the forecasts provided by TLC and LaserVision, the cash flows generated by each of TLC and LaserVision, respectively, on a stand alone basis to determine the present value of the discounted cash flows of TLC and LaserVision;

      o pro forma financial effects of the merger on an accretion/dilution basis; and

      o such other information, financial studies, analyses and investigations and such other factors that SG Cowen deemed relevant for the purposes of its opinion.

      In conducting its review and arriving at its opinion, SG Cowen, with TLC's consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by TLC and LaserVision or which was publicly available. SG Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independently to verify, this information. In addition, SG Cowen did not conduct any physical inspection of the properties or facilities of TLC or LaserVision. SG Cowen further relied upon the assurance of management of TLC that they were unaware of any facts that would make the information provided to SG Cowen incomplete or misleading in any respect. SG Cowen, with TLC's consent, assumed that the forecasts provided by TLC and LaserVision and the description of the cost savings and related expenses expected to result from the merger were reasonably prepared by the respective managements of TLC and LaserVision or, in the case of the cost savings and related expenses expected to result from the merger, jointly by the managements of TLC and LaserVision, in each case on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of TLC and LaserVision and that these forecasts, the cost savings and related expenses expected to result from the merger and the Wall Street analyst projections used in SG Cowen's analysis, provide a reasonable basis for its opinion.

      SG Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of TLC or LaserVision, nor was SG Cowen furnished with these materials. With respect to all legal matters relating to TLC and LaserVision, SG Cowen relied on the advice of legal counsel to TLC. SG Cowen's services to TLC in connection with the merger were comprised of rendering an opinion from a financial point of view with respect to the fairness to TLC of the conversion number. SG Cowen's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by SG Cowen on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, SG Cowen does not have any obligation to update, revise or reaffirm its opinion and SG Cowen expressly disclaims any responsibility to do so.

      For the purposes of rendering its opinion, SG Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without waiver thereof. SG Cowen assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by SG Cowen. SG Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions would be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger. TLC informed SG Cowen, and SG Cowen assumed, that the merger would be recorded as a purchase under U.S. generally accepted accounting principles. TLC informed SG Cowen, and SG Cowen assumed, that the merger would be treated as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. In addition, SG Cowen assumed that the acquisition by LaserVision of certain assets and liabilities of ClearVision and the assets of Ophthalmic Resources, Inc. were consummated prior to the date of its opinion.

      SG Cowen's opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote in connection with the proposed merger or to take any other action in connection with the merger or otherwise. SG Cowen's opinion does not imply any conclusion as to the likely trading range for TLC VISION common shares following consummation of the merger or otherwise, which may vary depending on numerous factors that generally influence the price of securities. SG Cowen's opinion is limited to the fairness, from a financial point of view, of the conversion number to TLC. SG Cowen expressed no opinion as to the underlying business reasons that may support the decision of the TLC board of directors to approve, or TLC's decision to consummate, the merger.

      The following is a summary of the principal financial analyses performed by SG Cowen to arrive at its opinion. SG Cowen chose to perform the following analyses because, in the judgment of SG Cowen, they were appropriate for the purposes of its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. SG Cowen performed various procedures, including each of the financial analyses described below, and reviewed with the management of TLC the assumptions on which such analyses were based and other factors, including the historical and projected financial results of TLC and LaserVision. No limitations were imposed by the TLC board of directors with respect to the investigations made or procedures followed by SG Cowen in rendering its opinion.

      Analysis of Selected Transactions. SG Cowen reviewed the financial terms, to the extent publicly available, of selected acquisition transactions in the refractive surgery industry and physician practice management industry. This analysis compares valuation ranges based on financial data items of companies which have been acquired in recent acquisitions, which companies are in the same or similar industries as TLC and LaserVision, to the related financial information for the merger. SG Cowen chose these acquisition transactions from transactions among companies in industries which possessed business, operating or financial characteristics, including comparable enterprise values, that SG Cowen believed were similar to characteristics of TLC and LaserVision.

      The refractive surgery transactions were (listed as acquiror/target):

      o     Laser Vision Centers, Inc./ClearVision Laser Centers, Inc.
      o     Laser Vision Centers, Inc./Midwest Surgical Services, Inc.
      o     TLC Laser Eye Centers Inc./BeaconEye Inc.
      o     Vision Twenty-One, Inc./Block Vision
      o     LCA-Vision Inc./Refractive Centers Intl. Inc.
      o     Physicians Resource Group, Inc./American Ophthalmic, Inc.
      o     Physicians Resource Group, Inc./Ophthalmic Division of Equimed Inc.

      The physician practice management transactions were (listed as acquiror/target):

      o     Orthodontic Centers of America Inc./OrthoAlliance Inc.
      o     Pediatrix Medical Group, Inc./Magella Healthcare Corp.
      o     TA Associates/Physician Specialty Corp.
      o     PhyAmerica Physician Group, Inc./Sterling Healthcare Group, Inc.
      o     Vestar Capital Partners/Sheridan Healthcare, Inc.
      o     Welsh, Carson, Anderson & Stowe/Concentra Managed Care Inc.
      o     Team Health Holdings, LLC/Team Health Inc.

      SG Cowen reviewed the enterprise value (defined as market capitalization of common stock plus total debt less cash and equivalents) paid in the refractive surgery transactions and physician practice management transactions as a multiple of latest reported twelve-month (referred to as LTM) revenue, earnings before interest expense and income taxes (referred to as EBIT) and earnings before interest expense, income taxes, depreciation and amortization (referred to as EBITDA) and also examined the multiples of equity value paid in the refractive surgery transactions and physician practice management transactions to book value and LTM earnings.

      The following tables present the low, mean, median and high multiples from the multiples implied by (1) the ratio of enterprise value to LTM revenue, EBIT and EBITDA, and (2) the ratio of equity value to book value and LTM earnings for the refractive surgery transactions and physician practice management transactions compared to the corresponding multiples implied by the conversion number. The multiples implied by the conversion number are based on the closing stock prices of TLC and LaserVision stock on August 22, 2001 on the Nasdaq National Market System.

                                                                        Multiple Implied
                                               Multiples for             by Conversion
                                      Refractive Surgery Transactions       Number
                                     --------------------------------   ----------------
                                     Low       Mean     Median     High
                                     ---       ----     ------     ----
Enterprise Value as a ratio of:
   LTM Revenue ................      0.40x     2.03x     1.32x     6.58x     1.27x
   LTM EBIT ...................       8.3      18.9      21.7      24.0      39.2
   LTM EBITDA .................       3.2      11.3      12.6      16.7       7.5
Equity Value as a ratio of:
   Book Value .................       0.7x      3.6x      2.4x     11.1x      1.2x
   LTM Earnings ...............       6.8      23.4      23.4      40.1      43.6

                                                                        Multiple Implied
                                         Multiples for Physician         by Conversion
                                     Practice Management Transactions       Number
                                     --------------------------------   ----------------
                                     Low       Mean     Median     High
                                     ---       ----     ------     ----
Enterprise Value as a ratio of:
   LTM Revenue ................      0.59x     1.28x     1.40x     2.37x     1.27x
   LTM EBIT ...................       5.3       9.8      10.3      13.3      39.2
   LTM EBITDA .................       4.0       7.6       7.8      10.2       7.5
Equity Value as a ratio of:
   Book Value .................       0.6x      3.0x      2.5x      7.7x      1.2x
   LTM Earnings ...............       5.3      14.1      15.8      19.6      43.6

      Based on this analysis, SG Cowen determined that the multiples implied by the conversion number in the merger for each valuation range, other than LTM EBIT and LTM Earnings, were within the valuation ranges of multiples for both the refractive surgery transactions and the physician practice management transactions. Although the refractive surgery transactions and the physician practice management transactions were used for comparison purposes, none of those transactions is directly comparable to the merger. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or TLC or LaserVision to which they are being compared.

      Analysis of Premiums Paid in Selected Transactions. SG Cowen reviewed the premium of the offer price over the trading prices one trading day and four weeks prior to the announcement date of the refractive surgery transactions and the physician practice management transactions described above. This analysis provides a comparison between the premiums of the selected transactions and the merger at the times specified.

      The following table presents the median and mean of the percentage premiums of the offer prices over the trading prices one trading day and four weeks prior to the announcement date for the refractive surgery transactions and the physician practice management transactions, and the premiums implied for LaserVision, based on the conversion number. The information in the table regarding the conversion number is based on the closing stock prices of LaserVision and TLC stock on August 22, 2001 on the Nasdaq National Market System.

                                                                             Premium
                                                      Physician Practice   Implied by
                                Refractive Surgery        Management       Conversion
                                   Transactions          Transactions        Number
                                   ------------          ------------        ------
                                Median        Mean    Median        Mean
                                ------        ----    ------        ----
Premiums Paid to Stock Price:
One day prior to
   announcement................   NA           NA      18.7%       22.1%      39.0%
Four weeks prior to
   announcement................   NA           NA      31.5%       38.3%      69.8%

----------
"NA" means not available.

      Based on this analysis, SG Cowen determined that the percentage premiums implied by the conversion number exceeded the mean and median percentage premiums in the physician practice management transactions.

      Analysis of Selected Publicly Traded Companies for TLC. To provide contextual data and comparative market information, SG Cowen compared selected historical operating and financial data and ratios for TLC to the corresponding financial data and ratios of eleven other companies in the refractive surgery industry, physician practice management industry and other health care services industry whose securities are publicly traded. This analysis compares valuation ranges based on financial data items of companies in the same or similar industries as TLC to the corresponding financial data items of TLC during the same periods. SG Cowen chose these companies from among companies in industries which possessed business, operating or financial characteristics, including comparable enterprise values, that SG Cowen believed were similar to characteristics of TLC.

      The refractive surgery companies were:

      o     Laser Vision Centers, Inc.
      o     LCA-Vision Inc.
      o     Novamed Eyecare Inc.

      The physician practice management companies were:

      o     Pediatrix, Inc.
      o     AmeriPath, Inc.
      o     US Oncology, Inc.
      o     Radiologix, Inc.

      The other health care services companies were:

      o     RehabCare Group, Inc.
      o     AmSurg Corp.
      o     U.S. Physical Therapy Inc.
      o     Prime Medical Services, Inc.

      The data and ratios included the enterprise value of all eleven selected companies as multiples of LTM revenue, EBIT and EBITDA, and estimated 2001 and 2002 calendar year revenue, and the equity value of common stock of all eleven selected companies as a multiple of the book value of common shareholders' equity. SG Cowen also examined the ratios of the current share prices of all eleven selected companies to the estimated 2001 and 2002 calendar year earnings per share (referred to as EPS).

      The following tables present the low, mean, median and high multiples from the multiples implied by (1) the ratio of enterprise value to LTM revenue, EBIT and EBITDA, and (2) the ratio of equity value to book value for the refractive surgery companies, the physician practice management companies and the other health care services companies and the corresponding TLC multiples. The information in the table regarding the TLC multiples is based on the closing price of TLC common shares on August 22, 2001 on the Nasdaq National Market System.

                                      Refractive Surgery Companies Multiples   TLC Multiples
                                      --------------------------------------   -------------
                                      Low        Mean      Median      High
                                      ---        ----      ------      ----
Enterprise Value as a ratio of:
   LTM Revenue ................       0.46x      0.69x      0.70x      0.91x       0.70x
   LTM EBIT ...................        6.3       17.7       17.7       29.1          NM
   LTM EBITDA .................        3.5        9.1        4.8       19.0        13.5
Equity Value as a ratio of:
   Book Value .................        0.5x       0.8x       0.8x       1.2x        0.9x

                                                Physician Practice
                                          Management Companies Multiples       TLC Multiples
                                      --------------------------------------   -------------
                                      Low        Mean      Median      High
                                      ---        ----      ------      ----
Enterprise Value as a ratio of:
   LTM Revenue ................       0.70x      2.06x      2.03x      3.48x       0.70x
   LTM EBIT ...................        8.0       14.8       12.5       26.3          NM
   LTM EBITDA .................        5.1       10.2        8.6       18.4        13.5
Equity Value as a ratio of:
   Book Value .................        1.2x       2.6x       2.8x       3.5x        0.9x

                                               Other Health Care
                                          Services Companies Multiples         TLC Multiples
                                      --------------------------------------   -------------
                                      Low        Mean      Median      High
                                      ---        ----      ------      ----
Enterprise Value as a ratio of:
   LTM Revenue ................       1.48x      2.16x      2.06x      3.06x       0.70x
   LTM EBIT ...................        4.2       10.4       11.1       15.1          NM
   LTM EBITDA .................        3.3        8.7        9.3       13.0        13.5
Equity Value as a ratio of:
   Book Value .................        0.7x       4.2x       3.5x       9.1x        0.9x

----------
"NM" means not meaningful

      The following tables present the low, mean, median and high multiples implied by (1) the ratio of enterprise value to estimated 2001 and 2002 calendar year revenue and (2) the ratio of current share price to estimated 2001 and 2002 calendar year EPS for the refractive surgery companies, the physician practice management companies and the other health care services companies and the corresponding TLC multiples. The TLC multiples are based upon Wall Street analyst projections, TLC management base case forecasts and TLC management upside case forecasts. The TLC management upside case forecasts assume that TLC will conduct more laser eye surgery procedures (and therefore receive more revenue) during calendar year 2002 than are assumed under the base case forecasts. The TLC multiples are based on the closing price of TLC common shares on August 22, 2001 on the Nasdaq National Market System.

                                               Refractive Surgery
                                               Companies Multiples                            TLC Multiples
                                      -------------------------------------       ------------------------------------
                                                                                                                 Upside
                                                                                 Based on      Base Case          Case
                                                                                 Analyst       Financial        Financial
                                      Low        Mean      Median      High    Projections     Forecasts        Forecasts
                                      ---        ----      ------      ----    -----------     ---------        ---------
Enterprise Value as a ratio of:
   CY 2001 Revenue ............       0.39x      0.59x      0.64x      0.74x      0.69x           0.63x           0.63x
   CY 2002 Revenue ............       0.59       0.67       0.67       0.74         NA            0.57            0.52
Price Per Share as a ratio of:
   CY 2001 EPS ................        6.5x      21.2x      22.9x      34.2x        NM              NM              NM
   CY 2002 EPS ................        5.6       12.2       14.3       16.7         NA            23.4            13.9x

                                          Physician Practice Management
                                               Companies Multiples                            TLC Multiples
                                      -------------------------------------       ------------------------------------
                                                                                                                 Upside
                                                                                 Based on      Base Case          Case
                                                                                 Analyst       Financial        Financial
                                      Low        Mean      Median      High    Projections     Forecasts        Forecasts
                                      ---        ----      ------      ----    -----------     ---------        ---------
Enterprise Value as a ratio of:
   CY 2001 Revenue ............       0.66x      2.03x      2.61x      2.81x      0.69x           0.63x           0.63x
   CY 2002 Revenue ............       0.59       1.72       2.16       2.40         NA            0.57            0.52
Price Per Share as a ratio of:
   CY 2001 EPS ................       15.5x      23.0x      24.3x      29.2x        NM              NM              NM
   CY 2002 EPS ................       13.4       19.4       20.7       23.9         NA            23.4x           13.9x

                                            Other Health Care Services
                                               Companies Multiples                            TLC Multiples
                                      -------------------------------------       ------------------------------------
                                                                                                                 Upside
                                                                                 Based on      Base Case          Case
                                                                                 Analyst       Financial        Financial
                                      Low        Mean      Median      High    Projections     Forecasts        Forecasts
                                      ---        ----      ------      ----    -----------     ---------        ---------
Enterprise Value as a ratio of:
   CY 2001 Revenue ............       1.45x      1.81x      1.45x      2.65x      0.69x           0.63x           0.63x
   CY 2002 Revenue ............       1.27       1.53       1.27       2.22         NA            0.57            0.52
Price Per Share as a ratio of:
   CY 2001 EPS ................        7.7x      23.2x      26.4x      32.4x        NM              NM              NM
   CY 2002 EPS ................        6.8       18.6       20.9       25.9         NA            23.4x           13.9x

----------
"NM" means not meaningful; "NA" means not available.

      Based on this analysis, SG Cowen determined that the TLC multiples were generally within the ranges of multiples for the refractive surgery companies, the physician practice management companies and the other health care service companies. Although the eleven selected companies were used for comparison purposes, none of those companies is directly comparable to TLC. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the eleven selected companies and other factors that could affect the public trading value of the selected companies or TLC to which they are being compared.

      Analysis of Selected Publicly Traded Companies for LaserVision. To provide contextual data and comparative market information, SG Cowen compared selected historical operating and financial data and ratios for LaserVision to the corresponding financial data and ratios of eleven other companies in the refractive surgery industry, physician practice management industry and other health care services industry whose securities are publicly traded. This analysis compares valuation ranges based on financial data items of companies in the same or similar industries as LaserVision to the corresponding financial data items of LaserVision during the same periods. SG Cowen chose these companies from among companies in industries which possessed business, operating or financial characteristics, including comparable enterprise values, that SG Cowen believed were similar to characteristics of LaserVision.

      The refractive surgery companies were:

      o     TLC Laser Eye Centers Inc.
      o     LCA-Vision Inc.
      o     Novamed Eyecare Inc.

      The physician practice management companies were:

      o     Pediatrix, Inc.
      o     AmeriPath, Inc.
      o     US Oncology, Inc.
      o     Radiologix, Inc.

      The other health care services companies were:

      o     RehabCare Group, Inc.
      o     AmSurg Corp.
      o     U.S. Physical Therapy Inc.
      o     Prime Medical Services, Inc.

      The data and ratios included the enterprise value of all eleven selected companies as multiples of LTM revenue, EBIT and EBITDA, and estimated 2001 and 2002 calendar year revenue, and the equity value of common stock of all eleven selected companies as a multiple of the book value of common shareholders' equity. SG Cowen also examined the ratios of the current share prices of all eleven selected companies to the estimated 2001 and 2002 calendar year EPS.

      The following tables present the low, mean, median and high multiples from the multiples implied by (1) the ratio of enterprise value to LTM revenue, EBIT and EBITDA, and (2) the ratio of equity value to book value for the refractive surgery companies, the physician practice management companies and the other health care services companies and the corresponding LaserVision multiples. The LaserVision multiples in the table are based on the conversion number and the closing stock prices of TLC and LaserVision on August 22, 2001 on the Nasdaq National Market System.

                                                                                        LaserVision Multiples
                                                                                        --------------------

                                                                                     Based on     Based on Closing
                                                                                    Conversion    Stock Price on
                                        Refractive Surgery Companies Multiples        Number      August 22, 2001
                                      ------------------------------------------    ----------    ---------------
                                      Low        Mean      Median      High
                                      ---        ----      ------      ----
Enterprise Value as a ratio of:
   LTM Revenue ................       0.46x      0.62x      0.70x      0.70x           1.27x           0.91x
   LTM EBIT ...................         NM        6.3        6.3         NM            40.7            29.1
   LTM EBITDA .................        3.5       12.0       13.5       19.0             6.7             4.8
Equity Value as a ratio of:
   Book Value .................        0.5x       0.9x       0.9x       1.2x            1.2x            0.8x

                                                                                        LaserVision Multiples
                                                                                        --------------------

                                                                                     Based on     Based on Closing
                                                  Physician Practice                Conversion    Stock Price on
                                            Management Companies Multiples            Number      August 22, 2001
                                      ------------------------------------------    ----------    ---------------
                                      Low        Mean      Median      High
                                      ---        ----      ------      ----
Enterprise Value as a ratio of:
   LTM Revenue ................       0.70x      2.06x      2.03x      3.48x           1.27x           0.91x
   LTM EBIT ...................        8.0       14.8       12.5       26.3            40.7            29.1
   LTM EBITDA .................        5.1       10.2        8.6       18.4             6.7             4.8
Equity Value as a ratio of:
   Book Value .................        1.2x       2.6x       2.8x       3.5x            1.2x            0.8x

                                                                                        LaserVision Multiples
                                                                                        --------------------

                                                                                     Based on     Based on Closing
                                                  Other Health Care                 Conversion    Stock Price on
                                             Services Companies Multiples            Number      August 22, 2001
                                      ------------------------------------------    ----------    ---------------
                                      Low        Mean      Median      High
                                      ---        ----      ------      ----
   LTM Revenue ................       1.48x      2.16x      2.06x      3.06x           1.27x           0.91x
   LTM EBIT ...................        4.2       10.4       11.1       15.1            40.7            29.1
   LTM EBITDA .................        3.3        8.7        9.3       13.0             6.7             4.8
Equity Value as a ratio of:
   Book Value .................        0.7x       4.2x       3.5x       9.1x            1.2x            0.8x

      The following tables present the low, mean, median and high multiples implied by (1) the ratio of enterprise value to estimated 2001 and 2002 calendar year revenue and (2) the ratio of current share price to estimated 2001 and 2002 calendar year EPS for the refractive surgery companies, the physician practice management companies and the other health care services companies and the corresponding LaserVision multiples. The LaserVision multiples in the table are based on the conversion number and the closing stock prices of TLC and LaserVision on August 22, 2001 on the Nasdaq National Market System.

                                               Refractive Surgery
                                              Companies Multiples                  LaserVision Multiples
                                         ------------------------------            --------------------

                                                                                Based on     Based on Closing
                                                                               Conversion    Stock Price on
                                      Low        Mean      Median      High      Number      August 22, 2001
                                      ---        ----      ------      ----    ----------    ---------------
Enterprise Value as a ratio of:
   CY 2001 Revenue ............       0.39x      0.55x      0.63x      0.64x       1.03x          0.74x
   CY 2002  Revenue ...........       0.57       0.66       0.66       0.74        0.83           0.59
Price Per Share as a ratio of:
   CY 2001 EPS ................        6.5x      20.3x      20.3x      34.2x       31.8x          22.9x
   CY 2002 EPS ................        5.6       14.4       14.3       23.4        23.2           16.7

                                               Physician Practice
                                         Management Companies Multiples            LaserVision Multiples
                                         ------------------------------            --------------------

                                                                                Based on     Based on Closing
                                                                               Conversion    Stock Price on
                                      Low        Mean      Median      High      Number      August 22, 2001
                                      ---        ----      ------      ----    ----------    ---------------
Enterprise Value as a ratio of:
   CY 2001 Revenue ............       0.66x      2.03x      2.61x      2.81x       1.03x          0.74x
   CY 2002  Revenue ...........       0.59       1.72       2.16       2.40        0.83           0.59
Price Per Share as a ratio of:
   CY 2001 EPS ................       15.5x      23.0x      24.3x      29.2x       31.8x          22.9x
   CY 2002 EPS ................       13.4       19.4       20.7       23.9        23.2           16.7

                                                Other Health Care
                                          Services Companies Multiples             LaserVision Multiples
                                         ------------------------------            --------------------

                                                                                Based on     Based on Closing
                                                                               Conversion    Stock Price on
                                      Low        Mean      Median      High      Number      August 22, 2001
                                      ---        ----      ------      ----    ----------    ---------------
Enterprise Value as a ratio of:
   CY 2001 Revenue ............       1.45x      1.81x      1.45x      2.65x       1.03x          0.74x
   CY 2002  Revenue ...........       1.27       1.53       1.27       2.22        0.83           0.59
Price Per Share as a ratio of:
   CY 2001 EPS ................        7.7x      23.2x      26.4x      32.4x       31.8x          22.9x
   CY 2002 EPS ................        6.8       18.6       20.9       25.9        23.2           16.7

      Based on this analysis, SG Cowen determined that the LaserVision multiples were generally within the ranges of multiples for the refractive surgery companies, the physician practice management companies and the other health care services companies. Although the eleven selected companies were used for comparison purposes, none of those companies is directly comparable to LaserVision. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the eleven selected companies and other factors that could affect the public trading value of the selected companies or LaserVision to which they are being compared.

      Historical Exchange Ratio Analysis. SG Cowen analyzed the ratios of the closing prices of TLC common shares to those of LaserVision common stock over various periods ending August 22, 2001. This analysis allowed SG Cowen to compare the premium implied by the conversion number on the date of its opinion to the implied premiums at various points and during various periods during the one-year period prior to the date of its opinion. The table below illustrates the ratios for those periods and the premium or discount implied by the conversion number in the merger to those historical conversion numbers.

                                                             Premium/(Discount)
                                                           Percentage Implied by
                                       Conversion Number     Conversion Number
                                       -----------------     -----------------

Latest twelve months average........        0.8383                 13.3%
Latest six months average...........        0.6226                 52.6
Latest three months average.........        0.6389                 48.7
Latest two months average...........        0.5934                 60.1
Latest one month average............        0.6445                 47.4
All-time high.......................        1.5588                (39.1)
One-month prior.....................        0.4813                 97.4
High (latest twelve months).........        1.5588                (39.1)
Low (latest twelve months)..........        0.4318                120.0
Current.............................        0.6835                 39.0

Exchange ratio for LaserVision......        0.9500

      SG Cowen determined that the percentage premium implied by the conversion number on the date of its opinion was within the range of percentage premiums implied by the conversion number at the points and during the one-year prior to the date of its opinion.

      Stock Trading History. To provide contextual data and comparative market data, SG Cowen reviewed the historical market prices of TLC common shares from August 22, 2000 to August 22, 2001 on the Nasdaq National Market System. SG Cowen noted that over the indicated periods the high and low prices for shares of TLC were $9.19 and $1.22 for the twelve-month period. The closing price on August 22, 2001 was $4.36.

      SG Cowen also reviewed the historical market prices of LaserVision common stock from August 22, 2000 to August 22, 2001. SG Cowen noted that over the indicated periods the high and low prices for shares of LaserVision common stock were $6.66 and $1.19 for the twelve-month period. The closing price on August 22, 2001 was $2.98.

      Contribution Analysis. SG Cowen analyzed the respective contributions for fiscal years 2001, 2002, 2003 and 2004 revenue, EBITDA, EBIT and net income of TLC and LaserVision to the combined company. This analysis was based upon historical financial results of TLC and LaserVision for fiscal year 2001 and projected financial results of TLC and LaserVision prepared by the managements of TLC and LaserVision, respectively, for fiscal years 2002, 2003 and 2004. TLC management forecasts were based on a base case and an upside case. The TLC management upside case forecasts assume that TLC will conduct more laser eye surgery procedures (and therefore receive more revenue) during fiscal years 2003 through 2004 than are assumed under the base case forecasts. This analysis allowed SG Cowen to compare the relative historical and projected contributions that would be made by each of TLC and LaserVision if the merger were to be consummated. SG Cowen compared revenue, EBITDA, EBIT and net income, because these data are commonly used as valuation indicators for companies in the same or similar industries as TLC and LaserVision. The following table shows TLC's percentage contribution to the combined company in each of these cases during these periods.

                    % of Combined Company - TLC Contribution

                                            TLC Contribution   TLC Contribution
                                               Base Case         Upside Case
                                            ----------------   ----------------

Operating Results:
FY 2001
   Revenue ........................              64.4%              64.4%
   EBITDA .........................              35.8               35.8
   EBIT ...........................                NM                 NM
   Net income .....................                NM                 NM

FY 2002
   Revenue ........................              61.8%              61.8%
   EBITDA .........................              58.0               58.0
   EBIT ...........................              62.7               62.7
   Net income .....................              62.0               62.0

FY 2003
   Revenue ........................              58.1%              61.8%
   EBITDA .........................              52.6               62.8
   EBIT ...........................              55.7               74.7
   Net income .....................              56.7               73.8

FY 2004
   Revenue ........................              56.2%              61.3%
   EBITDA .........................              51.5               66.9
   EBIT ...........................              54.2               79.1
   Net income .....................              56.8               79.2

      SG Cowen determined that the 58.3% pro forma ownership of TLC, discussed below, over the periods considered, generally would be within the range of contributions to be made by TLC in the base case scenario and would generally be below the range of contributions to be made by TLC in the upside case scenario.

      Pro Forma Ownership Analysis. SG Cowen analyzed the pro forma ownership in the combined company by the holders of TLC and noted that holders of TLC common shares would own approximately 58.3% of the combined company, based on the TLC closing share price on August 22, 2001 on the Nasdaq National Market System.

      Discounted Cash Flow Analysis for TLC. The discounted cash flow analysis is intended to provide insight into the intrinsic value of TLC's business based on the projected earnings and capital requirements and the net present value of the subsequent cash flows anticipated to be generated by the assets of TLC's business. SG Cowen estimated a range of values for TLC common shares based upon the discounted present value of the projected after-tax cash flows of TLC described in the financial forecasts provided by management of TLC for the six and three-quarters fiscal years from August 31, 2001 through May 31, 2008, and of the terminal value of TLC at May 31, 2008, based upon multiples of revenue for a base case and an upside case. The TLC management upside case forecasts assume that TLC will conduct more laser eye surgery procedures (and therefore receive more revenue) during fiscal years 2003 through 2008 than are assumed under the base case forecasts. After-tax cash flow was calculated by taking projected EBIT and subtracting from this amount projected taxes, capital expenditures, changes in working capital and changes in other assets and liabilities and adding back projected depreciation and amortization. This analysis was based upon assumptions described by, projections supplied by and discussions held with the management of TLC. In performing this analysis, SG Cowen utilized discount rates ranging from 12.0% to 14.0%, which were selected based on the estimated industry weighted average cost of capital. SG Cowen utilized terminal multiples of revenue ranging from 0.90 times to 1.30 times, these multiples representing the general range of multiples of revenue for the eleven selected companies discussed above under the heading "- Analysis of Selected Publicly Traded Companies for TLC."

      Utilizing this methodology, the per share equity value of TLC ranged from $7.00 to $8.73 per share, based on TLC management's base case forecasts and from $10.68 to $13.24 per share, based on TLC management's upside case forecasts. Based on this analysis, SG Cowen determined that the most recent price of TLC common shares was below the ranges indicated on the base case forecasts and the upside case forecasts.

      Discounted Cash Flow Analysis for LaserVision. The discounted cash flow analysis is intended to provide insight into the intrinsic value of LaserVision's business based on the projected earnings and capital requirements and the net present value of the subsequent cash flows anticipated to be generated by the assets of LaserVision's business. SG Cowen estimated a range of values for LaserVision common stock based upon the discounted present value of the projected after-tax cash flows of LaserVision described in the financial forecasts provided by management of LaserVision for the six and three-quarters fiscal years from July 31, 2001 through April 30, 2008, and of the terminal value of LaserVision at April 30, 2008, based upon multiples of revenue. After-tax cash flow was calculated by taking projected EBIT and subtracting from this amount projected taxes, capital expenditures, changes in working capital and changes in other assets and liabilities and adding back projected depreciation and amortization. This analysis was based upon assumptions described by, projections supplied by and discussions held with the management of LaserVision. In performing this analysis, SG Cowen utilized discount rates ranging from 12.0% to 14.0%, which were selected based on the estimated industry weighted average cost of capital. SG Cowen utilized terminal multiples of revenue ranging from 0.90 times to 1.30 times, these multiples representing the general range of multiples of revenue for the eleven selected companies discussed above under the heading "- Analysis of Selected Publicly Traded Companies for LaserVision."

      Utilizing this methodology, the per share equity value of LaserVision ranged from $4.76 to $6.67 per share, based on LaserVision management's forecasts. Based on this analysis, SG Cowen determined that the price of LaserVision common stock implied by the conversion number was below the range indicated.

      Pro Forma Earnings Analysis. SG Cowen analyzed the potential effect of the proposed transaction on the projected combined income statement of TLC and LaserVision for the fiscal years ended 2002, 2003 and 2004. This analysis was based upon (1) the base case and upside case projected financial forecasts of TLC, in each case, both including and excluding the cost savings and related expenses expected to result from the merger, (2) 28.092 million shares of LaserVision common stock outstanding (which included 2.201 million shares to be issued by LaserVision for its acquisition of ClearVision Laser Centers, Inc.) and options to purchase 7.500 million shares of LaserVision common stock outstanding at a weighted average exercise price of $7.92 according to LaserVision as of August 22, 2001, and (3) the assumption that the transaction will close on November 30, 2001. This analysis, with LaserVision management's consent, used LaserVision management's forecasts for the periods analyzed.

      Based on TLC's base case projected financial forecasts without taking into account the effects of cost savings and related expenses expected to result from the merger, this analysis indicated that the proposed transaction could increase TLC's projected earnings per share, on an after-tax basis, for the fiscal years ended 2002, 2003 and 2004 by $0.02, $0.01 and $0.01, respectively. Based on TLC's base case projected financial forecasts and taking into account the effects of cost savings and related expenses expected to result from the merger, this analysis indicated that the proposed transaction could increase TLC's projected earnings per share, on an after-tax basis, for the fiscal years ended 2002, 2003 and 2004 by $0.12, $0.15 and $0.28, respectively. The table below summarizes the results.

TLC After-tax Earnings Per Share - Base Case                Accretion/(Dilution) $   Accretion/(Dilution) %
--------------------------------------------                ----------------------   ----------------------
Without Expected Cost Savings and Related Expenses
Fiscal Year ended 2002...................................           $0.02                     13.5%
Fiscal Year ended 2003...................................            0.01                      3.6
Fiscal Year ended 2004...................................            0.01                      3.8
With Expected Cost Savings and Related Expenses
Fiscal Year ended 2002...................................           $0.12                     66.1%
Fiscal Year ended 2003...................................            0.15                     77.0
Fiscal Year ended 2004...................................            0.28                    132.3

      Based on TLC's upside case projected financial forecasts without taking into account the effects of cost savings and related expenses expected to result from the merger, this analysis indicated that the proposed merger could increase TLC's projected earnings per share, on an after-tax basis, for the fiscal year ended 2002 by $0.02 and decrease TLC's projected earnings per share, on an after-tax basis, for the fiscal years 2003 and 2004 by $(0.08) and $(0.15), respectively. Based on TLC's upside case projected financial forecasts and taking into account the effects of cost savings and related expenses expected to result from the merger, this analysis indicated that the proposed transaction could increase TLC's projected earnings per share, on an after-tax basis, for the fiscal years ended 2002, 2003 and 2004 by $0.12, $0.06 and $0.12, respectively. The table below summarizes the results.

TLC After-tax Earnings Per Share - Upside Case                Accretion/(Dilution) $   Accretion/(Dilution) %
----------------------------------------------                ----------------------   ----------------------
Without Expected Cost Savings and Related Expenses
Fiscal Year ended 2002...................................           $0.02                     13.5%
Fiscal Year ended 2003...................................           (0.08)                   (20.5)
Fiscal Year ended 2004...................................           (0.15)                   (25.5)
With Expected Cost Savings and Related Expenses
Fiscal Year ended 2002...................................           $0.12                     66.1%
Fiscal Year ended 2003...................................            0.06                     13.6
Fiscal Year ended 2004...................................            0.12                     19.1

      The summary set forth above does not purport to be a complete description of all the analyses performed by SG Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. SG Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, SG Cowen believes, and has advised the TLC board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, SG Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of TLC and LaserVision. These analyses performed by SG Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of TLC, LaserVision, SG Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by SG Cowen and its opinion were among several factors taken into consideration by the TLC board of directors in making its decision to enter into the transaction agreement and should not be considered as determinative of such decision.

      Information Regarding SG Cowen

      The TLC board of directors selected SG Cowen to render an opinion to the TLC board because SG Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, SG Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. SG Cowen is providing financial services to TLC for which it will receive customary fees. In addition, in the ordinary course of its business, SG Cowen and its affiliates trade the equity securities of TLC and LaserVision for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. SG Cowen and its affiliates in the ordinary course of business in the future may provide commercial and investment banking services to TLC and may in the future receive fees for the rendering of such services.

      If the merger is consummated, SG Cowen will be entitled to receive a transaction fee equal to $3.2 million from TLC. SG Cowen also is entitled to a fee of $500,000 for rendering its opinion, which fee shall be credited against any transaction fee paid. Additionally, TLC has agreed to reimburse SG Cowen for its out-of-pocket expenses, including attorneys' fees, and has agreed to indemnify SG Cowen against certain liabilities, including liabilities under U.S. federal securities laws. The terms of the fee arrangement with SG Cowen, which are customary in transactions of this nature, were negotiated at arm's length between TLC and SG Cowen, and the TLC board was aware of the arrangement, including the fact that a significant portion of the fee payable to SG Cowen is contingent upon the completion of the transaction.

Opinion of Goldman Sachs

      On August 25, 2001, Goldman, Sachs & Co. rendered its oral opinion to the LaserVision board of directors, which was subsequently confirmed in writing, that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth in the opinion, the conversion number under the merger agreement is fair, from a financial point of view, to the holders of shares of LaserVision common stock, other than TLC.

      The full text of the written opinion of Goldman Sachs, dated August 25, 2001, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C to this joint proxy statement/prospectus and is incorporated by reference into this joint proxy statement/prospectus. Goldman Sachs provided its opinion for the information and assistance of LaserVision's board of directors in connection with its consideration of the merger and does not constitute a recommendation as to how any holder of shares of LaserVision common stock should vote with respect to the merger. LaserVision shareholders are urged to, and should, read the opinion in its entirety.

      In connection with its opinion, Goldman Sachs reviewed, among other things:

      o     the merger agreement;

      o annual reports to shareholders and annual reports on Form 10-K of LaserVision for the five fiscal years in the period ended April 30, 2001 and of TLC for the five fiscal years in the period ended May 31, 2000;

      o a draft of the annual report on Form 10-K of TLC for the fiscal year ended May 31, 2001;

      o certain interim reports to shareholders and quarterly reports on Form 10-Q of LaserVision and TLC;

      o certain other communications from LaserVision and TLC to their respective shareholders; and

      o certain internal financial analyses and forecasts for LaserVision and TLC prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of LaserVision and TLC to result from the merger.

      Goldman Sachs also held discussions with members of the senior management of LaserVision and TLC regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of LaserVision common stock and TLC common shares, compared certain financial and stock market information for LaserVision and TLC with similar information for several other companies the securities of which are publicly traded, reviewed the financial terms of other recent business combinations in the refractive eye care service provider industry specifically and in other comparable industries generally and performed other studies and analyses as Goldman Sachs considered appropriate.

      Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed such accuracy and completeness for the purpose of rendering its opinion. In that regard, Goldman Sachs assumed, with the LaserVision board of directors' consent, that the internal financial forecasts prepared by the managements of LaserVision and TLC, including the cost savings and operating synergies projected by the managements of LaserVision and TLC to result from the merger, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of LaserVision and TLC, and that such cost savings and operating synergies will be realized in the amounts and time periods contemplated. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of LaserVision or TLC or any of their subsidiaries and was not furnished with any evaluation or appraisal.

Goldman Sachs also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on LaserVision or TLC or on the contemplated benefits of the merger. Goldman Sachs provided its advisory services and opinion for the information and assistance of the LaserVision board of directors in connection with its consideration of the merger and its opinion does not constitute a recommendation as to how any holder of shares of LaserVision common stock should vote with respect to the merger.

      The following is a summary of the material financial analyses reviewed by Goldman Sachs and used in connection with providing its opinion to the LaserVision board of directors on August 25, 2001. The analyses performed were those which, in Goldman Sachs' professional judgment, were appropriate for the purposes of its opinion. The order of analyses described, and the results of those analyses, do not represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format, which should be read together with the text accompanying each summary. In order to more fully understand the financial analyses used by Goldman Sachs, the tables must be read together with the full text of each summary. The tables alone are not a complete description of Goldman Sachs' financial analyses.

      Historical Trading Performance

      Goldman Sachs reviewed the movements in the indexed prices of the Nasdaq composite and of a refractive eye care service provider industry composite comprised of TLC, LaserVision, LCA Vision and NovaMed Eyecare for selected periods during the three years ended August 17, 2001. Goldman Sachs also reviewed the indexed prices of the components of the refractive eye care service provider industry composite during the year ended August 17, 2001. Goldman Sachs also reviewed, for selected periods ranging from the one month ended August 17, 2001 to the period beginning on July 2, 1997, the date TLC common shares were listed on the Nasdaq National Market System, and ended on August 17, 2001, the movements of the daily closing price and trading volume of LaserVision common stock and TLC common shares, and with respect to TLC common shares, compared the indexed price on the Nasdaq National Market System and The Toronto Stock Exchange for the three years in the period ended August 17, 2001 and the latest year ended August 17, 2001. The three-year and one-year periods chosen for the analysis of historical public market trading values are chosen to reflect the impact of corporate events which might be deemed to have an impact on the current share price performance of the two companies which are considering a stock-for-stock merger. The use of incremental measurement periods within the three-year and one-year long review is designed to better capture the progression of each company's share price throughout those periods. The weighted average of closing prices for shares of LaserVision common stock for various periods ranging from the one month ended August 17, 2001 to the period beginning on July 2, 1997, the date TLC common shares were listed on the Nasdaq National Market System, and ended on August 17, 2001 ranged from $2.80 to $11.89, and the weighted average of daily closing prices for TLC common shares for corresponding periods ranged from $4.88 to $19.87. Goldman Sachs also compared the reported earnings per common share of TLC with the IBES median quarterly estimates one month prior to the announcements of earnings by TLC for the quarters commencing with the first quarter of TLC fiscal year 2000 and ended on the fourth quarter of TLC fiscal year 2001 and reviewed the closing prices of common shares of TLC and shares of LaserVision common stock prior to and after such announcements.

      Historical Exchange Ratio (Conversion Number) Analysis

      Goldman Sachs reviewed the average historical closing prices of LaserVision common stock and TLC common shares over selected time periods ended August 17, 2001 and compared the results to the 0.95 conversion number provided for in the proposed merger. Goldman Sachs did so in order to determine whether or not the agreed upon conversion number was consistent with the implied conversion number during those periods. Goldman Sachs calculated the implied value per share of LaserVision common stock based on the conversion number of
0.95 of a TLC common share, which ranged from $4.17 (based on the closing price of TLC on August 17, 2001 of $4.39) to $13.61 (based on the average closing price of TLC since TLC listed on the Nasdaq National Market System of $14.33). Goldman Sachs also calculated the implied premium paid per share of LaserVision common stock based on the conversion number of 0.95 of a TLC common share. The implied premium, based on the closing price of TLC on August 17, 2001 of $4.39, was 39.0%, which fell within the range of the implied premiums of 23.6% to 60.6% based on the closing prices of TLC at selected time periods.

      Contribution Analysis

      Goldman Sachs reviewed the contribution of LaserVision to the combined company's fiscal 2001 and estimated fiscal 2002 and fiscal 2003 number of laser vision correction procedures, revenues, earnings before interest, taxes, depreciation and amortization or "EBITDA," earnings before interest and taxes or "EBIT" and net income, both including and excluding the then pending ClearVision transaction. Goldman Sachs performed this analysis in order to compare LaserVision's relative contribution to the combined company on these measurements to LaserVision's pro forma ownership of the combined company based on the conversion number. Goldman Sachs' analysis was based on projections provided by the managements of LaserVision and TLC. In addition, the financial statements of LaserVision, with a fiscal year end of April 30, were adjusted to align to the TLC fiscal year end of May 31. Goldman Sachs also reviewed the enterprise value and market capitalization of the combined company based on shares outstanding and balance sheet items provided by the managements of LaserVision and TLC. The calculation of pro forma combined market capitalization assumes a 0.95 conversion number and a price per share, as of August 17, 2001, of $3.00 for the LaserVision common stock and $4.39 for the TLC common shares. The following table presents a summary of the results of Goldman Sachs' review:

   LaserVision as a Percentage of the Combined Company (Including ClearVision)

                            2001A   2002E   2003E  Pro Forma for .95x  Latest(a)
                            -----   -----   -----  ------------------  ---------
Procedures ..............   53.2%   59.3%   58.3%          --              --
Revenues ................   32.9%   43.1%   43.2%          --              --
EBITDA ..................   31.7%   42.5%   37.4%          --              --
EBIT ....................   18.7%   38.0%   25.6%          --              --
Net income ..............     NM    38.6%   26.4%          --              --
Enterprise value ........     --      --      --         42.6%           36.3%
Market Capitalization ...     --      --      --         39.3%           33.5%

   LaserVision as a Percentage of the Combined Company (Excluding ClearVision)

                            2001A   2002E   2003E  Pro Forma for .95x  Latest(a)
                            -----   -----   -----  ------------------  ---------
Procedures ..............   52.6%   54.2%   52.4%          --              --
Revenues ................   32.5%   39.6%   39.6%          --              --
EBITDA ..................   31.2%   37.6%   32.3%          --              --
EBIT ....................   17.2%   30.5%   19.0%          --              --
Net income ..............     NM    31.3%   19.2%          --              --
Enterprise value ........     --      --      --         45.3%           34.4%
Market Capitalization ...     --      --      --         41.2%           31.7%

----------
(a) Based on shares outstanding and balance sheet items as provided by managements of LaserVision and TLC.

      Selected Comparable Company Analysis

      Goldman Sachs reviewed and compared selected financial information and multiples for LaserVision and TLC to corresponding financial information and multiples for the following companies in order to compare LaserVision's public market valuation to public companies with comparable characteristics:

Ophthalmic Services                   Laser Vision Correction Companies
-------------------                   ---------------------------------
LCA Vision Inc.                       Esc Medical Services Ltd.
NovaMed Eyecare, Inc.                 Sunrise Technologies International, Inc.
                                      VISX, Incorporated

Diversified Ophthalmology             Diversified Ophthalmology Composite
Composite                             (Division)
-------------------------             -----------------------------------
Allergan, Inc.                        Johnson & Johnson
Bausch & Lomb Incorporated            Merck & Co., Inc.
                                      Nestle Group (Alcon Holdings, Inc.)
                                      Novartis AG
Contact Lens Companies                Pharmacia Corporation
----------------------
The Cooper Companies, Inc.
Ocular Sciences Incorporated

      Goldman Sachs selected these companies because they participate in the eye care industry. Goldman Sachs' analysis of the selected companies compared the following to the results for LaserVision and TLC: multiples of enterprise value for sales, EBITDA and EBIT, calendarized price/earnings multiples (based on calendarized IBES estimates as of August 17, 2001), EBITDA and EBIT margins for the last twelve months, the ratio of debt to book capital, long-term earnings growth estimate and the ratio of calendar year 2001 estimated price/earnings to long-term growth estimate. Following is a summary of the results of Goldman Sachs' analysis:

                                                         Calendarized P/E
                          Levered Multiples (LTM)            Multiples           Margins (LTM)
                          -----------------------        ----------------        -------------
                                                                                                                   Long-      2001E
                                                                                                        Debt/      Term       P/E to
                                                                                                        Book     Earnings       LT
                        Sales     EBITDA      EBIT       2001E       2002E     EBITDA       EBIT         Cap      Growth      Growth
                        -----     ------      ----       -----       -----     ------       ----        -----    --------     ------
LaserVision ......       0.8x       4.1x      48.9x       23.1x      16.3x      18.6%        1.5%       15.0%      15.0%       1.5x
TLC ..............       0.9       15.1         NM       119.7       17.8        5.7          NM        12.1         NA         NA

Ophthalmic Services
Mean .............       0.6x       2.5x       3.6x       34.6x       8.2x      19.3%       13.3%       11.9%      27.5%       1.4x
Median ...........       0.6        2.5        3.6        34.6        8.2       19.3        13.3        11.9       27.5        1.4

Laser Vision Correction Companies
Mean .............       4.5x      26.5x      30.6x       21.3x      15.2x      21.5%       19.2%       49.9%      24.5%       0.9x
Median ...........       4.5       26.5       30.6        21.3       15.2       21.5        19.2        49.9       24.5        0.9

Diversified Ophthalmology Composite
Mean .............       3.7x      17.4x      25.3x       38.6x      29.6x      19.8%       12.8%       45.0%      16.0%       2.6x
Median ...........       3.7       17.4       25.3        38.6       29.6       19.8        12.8        45.0       16.0        2.6

Diversified Ophthalmology Composite (Division)
Mean .............       3.8x      15.2x      19.1x       24.1x      22.1x      24.2%       19.5%       27.6%      13.5%       1.9x
Median ...........       3.8       14.6       20.5        22.6       22.1       26.0        22.9        31.5       12.3        1.9

Contact Lens Companies
Mean .............       3.3x      12.7x      16.5x       18.6x      15.9x      25.8%       19.8%       10.4%      17.8%       1.0x
Median ...........       3.3       12.7       16.5        18.6       15.9       25.8        19.8        10.4       17.8        1.0

Total
Mean .............       3.1x      15.1x      22.5x       32.6x      18.8x      21.3%       16.6%       28.1%      18.5%       1.6x
Median ...........       3.4       14.8       18.0        22.6       18.2       22.5        16.6        21.0       18.0        1.5
High .............       6.2       38.1       48.9       119.7       30.9       28.5        24.7        79.8       30.0        3.4
Low ..............       0.5        2.5        3.6         6.9        5.9        5.7         1.5         0.0       11.5        0.2

      Selected Acquisitions Analysis

      Goldman Sachs analyzed certain information relating to eleven selected transactions in the ophthalmology industry, including:


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

      o     aggregate consideration as a multiple of last 12 months sales;

      o     aggregate consideration as a multiple of last 12 months EBIT;

      o     aggregate consideration as a multiple of last 12 months net income;
            and

      o the percentage of premium paid based on the closing price of the acquired company four weeks prior to the announcement of the transaction.

The transactions were selected because the acquiror or target or both of such transactions participate in the opthalmology industry, and Goldman Sachs performed this analysis in order to compare multiples paid in those transactions to the multiple implied in the merger. The results of these analyses are summarized as follows:

             LTM Sales    LTM EBIT   LTM Net Income    % Premium Paid
             ---------    --------   --------------    --------------
Mean            4.6x        21.5x        33.6x              83.9%
Median          2.4         21.5         33.6               91.0
High           12.4         29.5         46.8              111.1
Low             0.4         13.6         20.4               54.0

      Discounted Cash Flow Analysis

      Goldman Sachs performed a discounted cash flow analysis based on projections provided by the managements of LaserVision and TLC. Goldman Sachs calculated implied equity value per share in several different scenarios by utilizing discount rates ranging from 15% to 25% and perpetuity growth rate sensitivity percentages ranging from 3% to 7%. Goldman Sachs' discounted cash flow analysis based on LaserVision management projections of LaserVision, including the then pending ClearVision transaction, resulted in an implied equity value per share of LaserVision common stock ranging from $3.25 to $4.64. Goldman Sachs' discounted cash flow analysis of LaserVision, excluding the then pending ClearVision transaction, resulted in an implied equity value per share of LaserVision common stock ranging from $2.77 to $3.81. Goldman Sachs' discounted cash flow analysis based on TLC management projections resulted in an implied equity value per common share of TLC ranging from $7.28 to $13.95. Goldman Sachs performed an EBIT growth rate sensitivity on the discounted cash flow analysis for the common shares of TLC. Utilizing a 20% discount rate, perpetuity growth rate sensitivity percentages ranging from 3% to 7% and EBIT growth rate sensitivity percentages ranging from 0% to 40%, Goldman Sachs calculated an implied equity value per common share of TLC ranging from $4.09 to $9.59. Goldman Sachs also calculated the present value of synergies (as provided by the managements of LaserVision and TLC) per share of LaserVision common stock utilizing discount rates ranging from 15% to 25% and percentages of synergies realized of 25% to 100%, which, tax-effected using a rate of 38% provided by the managements of LaserVision and TLC, ranged from $0.66 to $4.86 per share of LaserVision common stock.

      Implied Future Trading Analysis

      Goldman Sachs performed an analysis in which it calculated the present value of the implied future trading value per share of LaserVision, both including and excluding the then pending ClearVision transaction, and the present value of the implied future trading value per share of TLC, based on estimates provided by the managements of LaserVision and TLC, price/earning ratios ranging from 16x to 24x and discount rates ranging from 15% to 25%. Based on estimates provided by the managements of LaserVision and TLC, the present value of the implied future trading value per share of LaserVision common stock (including the then pending ClearVision transaction) ranged from $2.40 to $3.60 for fiscal year 2002, $2.43 to $4.56 for fiscal year 2003 and $2.15 to $5.04 for fiscal year 2004; the present value of the implied future trading value per share of LaserVision common stock (excluding the then pending ClearVision transaction) ranged from $1.92 to $2.88 for fiscal year 2002, $1.79 to $3.36 for fiscal year 2003 and $1.64 to $3.84 for fiscal year 2004; and the present value of the implied future trading value per common share of TLC ranged from $2.88 to $4.32 for fiscal year 2002, $5.25 to $9.84 for fiscal year 2003 and $6.14 to $14.40 for fiscal year 2004.

      Pro Forma Merger Analysis

      Goldman Sachs performed an analysis of the pro forma financial impact of the merger, based on projections provided by the managements of LaserVision and TLC. The projections of LaserVision, based on fiscal year end of April 30, were adjusted to align to the TLC fiscal year end of May 31. Goldman Sachs compared the fiscal years 2002 and 2003 estimated EPS of TLC on a standalone basis to the fiscal years 2002 and 2003 estimated EPS of the shares of the combined company under four scenarios. Assuming the consummation of the then pending ClearVision transaction but no synergies, the pro forma financial impact of the merger would be dilutive in both fiscal years 2002 and 2003 by approximately 9% and 24%, respectively. Assuming consummation of the then pending ClearVision transaction and synergies of approximately $9 million and $16 million for fiscal years 2002 and 2003, respectively, the pro forma financial impact of the merger would be accretive in both fiscal years 2002 and 2003 by approximately 33% and 10%, respectively. Assuming the then pending ClearVision transaction is not consummated and no synergies, the pro forma financial impact of the merger would be dilutive in both fiscal years 2002 and 2003 by approximately 16% and 29%, respectively. Finally, assuming the then pending ClearVision transaction is not consummated but assuming synergies of approximately $9 million and $16 million for fiscal years 2002 and 2003, respectively, the pro forma financial impact of the merger would be accretive in both fiscal years 2002 and 2003 by approximately 27% and 6%, respectively.

      Analysis at Various Prices for LaserVision

      Goldman Sachs performed certain analyses, based on historical information and projections provided by management of LaserVision, at conversion numbers ranging from 0.75x to 1.25x. Assuming a share price of $3.00 for shares of LaserVision common stock and $4.39 for TLC common shares, and conversion numbers ranging from 0.75x to 1.25x, Goldman Sachs calculated for LaserVision the implied total equity consideration (on a diluted basis) and enterprise value, the ratio of enterprise value to revenues, the ratio of enterprise value to EBITDA, the ratio of enterprise value to EBIT and the ratio of price to earnings. The following table presents the results of Goldman Sachs' analysis based on the conversion number of 0.95 (dollar amounts in millions, except for purchase price per share):

                                                  Including ClearVision   Excluding ClearVision
                                                  ---------------------   ---------------------
Conversion number..................                       0.95x                   0.95x
Premium to market price (as of
    August 17, 2001)...............                       39.0%                    39.0%
Purchase price per share (as of
    August 17, 2001)...............                      $4.17                   $4.17
Equity consideration - diluted.....                      140.3                   131.5
Enterprise value...................                      121.2                   105.4
Enterprise value / revenues........   FY 04/01A            1.7x                    1.4x
                                      FY 04/02E            0.9                     0.9
Enterprise value / EBITDA..........   FY 04/01A            7.5                     6.5
                                      FY 04/02E            4.5                     4.8
Enterprise value / EBIT............   FY 04/01A           81.6                    71.0
                                      FY 04/02E           14.5                    17.5
Price to earnings ratio............   FY 04/01A           21.5                    30.1
                                      FY 04/02E           19.7                    26.4
                                      CY 2002E            20.3                    27.5
                                      CY 2003E            17.9                    24.0

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its opinion, Goldman Sachs considered the results of all its analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Goldman Sachs made its determination as to the fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to LaserVision, TLC or the merger.

      The analyses were prepared solely for the purpose of Goldman Sachs' providing its opinion to the LaserVision board of directors as to the fairness from a financial point of view of the conversion number to the holders of LaserVision common stock, other than TLC, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of LaserVision, TLC, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

      As described above, Goldman Sachs' opinion to the LaserVision board of directors was one of many factors taken into consideration by the LaserVision board of directors in making its determination to approve the merger agreement. This foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the opinion and is qualified by reference to the written opinion of Goldman Sachs attached as Appendix C to this joint proxy statement/prospectus.

      Goldman Sachs, as part of its investment banking business, is continually engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with LaserVision, having acted as its financial advisor in connection with, and having participated in certain negotiations leading to the merger agreement. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of LaserVision and TLC for its own account and for the accounts of customers.

      Under a letter agreement dated June 3, 1999, LaserVision engaged Goldman Sachs as its financial advisor in connection with the possible sale of all or a portion of LaserVision. Pursuant to the terms of the Goldman Sachs engagement letter, if the proposed merger is completed Goldman Sachs expects to receive from LaserVision a cash fee equal to $5 million. In addition, LaserVision has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

Conditions to the Merger

      General Conditions

      The obligations of TLC, LaserVision and the merger subsidiary to complete the merger are subject to the satisfaction on or before the closing date of various conditions, including the following:

      o the merger agreement shall have been approved by the affirmative vote of the holders of a majority of the outstanding LaserVision common stock in accordance with Delaware law;

      o     the following shareholder approvals shall have been obtained:

            o each of the merger agreement and the new by-laws of TLC shall have been approved by a majority of the votes cast at the TLC shareholder meeting; and

            o each of the change of name of TLC to "TLC VISION Corporation", the continuance of TLC under the laws of New Brunswick, and the increase in the size of the board of directors of TLC shall have been approved by at least two-thirds of the votes cast at the TLC shareholder meeting;

      o the relevant waiting period, which previously expired on October 18, 2001, under the Hart-Scott-Rodino Act relating to the merger shall have expired or been terminated and any other appropriate regulatory approvals shall have been obtained;

      o no provision of any applicable law and no final unappealable order of a court of competent jurisdiction shall restrain or prohibit the consummation of the merger or other transactions contemplated by the merger agreement;

      o the registration statement of which this joint proxy statement/prospectus is a part shall have been declared effective and no stop order suspending the effectiveness of the registration statement shall be in effect and no proceedings for such purpose shall be pending before the U.S. Securities and Exchange Commission;

      o the registration statement in respect of the TLC stock options to be issued in connection with the merger shall have been declared effective and no stop order suspending the effectiveness of the registration statement shall be in effect and no proceedings for such purpose shall be pending before the U.S. Securities and Exchange Commission;

      o the TLC common shares to be issued in the merger and those to be issued on the exercise of the TLC stock options to be issued in connection with the merger shall have been conditionally approved for listing on The Toronto Stock Exchange and the Nasdaq National Market System, which conditional approval has been obtained from The Toronto Stock Exchange;

      o TLC and LaserVision shall have received a satisfactory opinion of Thompson Coburn LLP, legal counsel to LaserVision, to the effect that the merger will be treated for U.S. federal income tax purposes as a reorganization in which no gain or loss is recognized within the meaning of Section 368(a) of the tax code, which opinion has been delivered;

      o TLC shall have obtained an opinion from SG Cowen to the effect that the conversion number is fair to TLC from a financial point of view, which opinion has previously been received and appears as Appendix B, and such opinion shall not have been withdrawn;

      o LaserVision shall have obtained an opinion from Goldman Sachs to the effect that the merger consideration is fair to shareholders of LaserVision from a financial point of view, which opinion has previously been received and appears as Appendix C, and such opinion shall not have been withdrawn; and

      o     the merger agreement shall not have been terminated.

      Conditions to Obligations of TLC and the Merger Subsidiary

      The obligations of TLC and the merger subsidiary to complete the merger are subject to the satisfaction on or before the closing date of each of the following conditions:

      o LaserVision shall have performed in all material respects all of its obligations required to be performed by it under the merger agreement on or prior to the closing date and the representations and warranties of LaserVision contained in the merger agreement that are qualified by materiality shall be true and correct and the representations and warranties of LaserVision contained in the merger agreement that are not so qualified shall be true in all material respects at and as of the closing date as if made on and as of such date;

      o the LaserVision board of directors shall have adopted all necessary resolutions, and LaserVision and its subsidiaries shall have taken all other corporate action necessary to permit the consummation of the merger;

      o notwithstanding any of the representations and warranties of LaserVision contained in the merger agreement or in the LaserVision disclosure letter delivered with the merger agreement, there shall not be, and there shall not have occurred since the date of the merger agreement, any circumstance, event, condition, change or development or any set of circumstances, events, conditions, changes or developments which, in the reasonable judgment of TLC, have or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on LaserVision or a material adverse change concerning LaserVision; and

      o the LaserVision board of directors shall have made and shall not have modified or amended, in any material respect, prior to the LaserVision shareholder meeting, an affirmative recommendation that the LaserVision shareholders approve the merger agreement and the merger.

      Conditions to Obligations of LaserVision

      The obligations of LaserVision to complete the merger are subject to the satisfaction on or before the closing date of each of the following conditions:

      o TLC and the merger subsidiary shall have performed in all material respects all of their respective obligations required to be performed by them under the merger agreement at or prior to the closing date and the representations and warranties of TLC and the merger subsidiary contained in the merger agreement qualified by materiality shall be true and correct and the representations and warranties of TLC contained in the merger agreement that are not so qualified shall be true in all material respects at and as of the closing date as if made on and as of such date;

      o each of the board of directors of TLC and the merger subsidiary shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by each of TLC and the merger subsidiary and their subsidiaries, to permit the consummation of the merger and the issuance of the TLC common shares in connection with the merger and upon exercise of the TLC stock options to be issued under the merger agreement;

      o all necessary approvals shall have been received to reprice the LaserVision stock options and warrants and to grant the TLC stock options to be issued under the merger agreement;

      o notwithstanding any of the representations and warranties of TLC contained in the merger agreement or in the TLC disclosure letter delivered with the merger agreement, there shall not be and there shall not have occurred, any circumstance, event, condition, change or development or any set of circumstances, events, conditions, changes or developments, which in the reasonable judgment of LaserVision, have or would reasonably be expected to have a material adverse effect on TLC or material adverse change concerning TLC; and

      o the board of directors of TLC shall have made and shall not have modified or amended, in any material respect, prior to the TLC shareholder meeting, an affirmative recommendation that the TLC shareholders approve the merger.

Non-Solicitation Obligations of LaserVision

      Under the merger agreement, LaserVision has agreed not to solicit, initiate or knowingly encourage the initiation of any other proposal for a merger or similar transaction, take-over bid or sale of more than 50% of the consolidated assets of LaserVision, liquidation, or sale of shares constituting more than 15% of the shares of LaserVision, referred to in this joint proxy statement/prospectus as an acquisition proposal. However, nothing contained in the merger agreement shall prohibit the LaserVision board of directors from considering, negotiating or discussing an unsolicited acquisition proposal subject to the following:

      o LaserVision shall not furnish any written non-public information and/or access to the books and records of LaserVision to a person who proposes an acquisition proposal in respect of LaserVision until such third party and LaserVision execute a confidentiality agreement;

      o LaserVision shall furnish to TLC the name of any person who proposes an acquisition proposal within five days after such party executes a confidentiality agreement with LaserVision, unless LaserVision and the third party shall have terminated negotiations prior to that time;

      o subject to the other provisions of the merger agreement, LaserVision shall have no obligation to advise TLC of any information submitted or made available to a person who proposes an acquisition proposal;


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      o     LaserVision shall not furnish or disclose to any person, in writing or otherwise, any non-public information regarding TLC, regarding the combined business of TLC and LaserVision or provided by TLC;

      o LaserVision shall not, unless required by the LaserVision board of directors in accordance with its fiduciary duties as advised by its legal and financial advisors, withdraw or modify in a manner adverse to TLC the approval or recommendation of the LaserVision board of directors of the merger agreement and the merger;

      o LaserVision shall furnish to TLC a written summary of the material terms of an acquisition proposal, including the consideration offered, the conditions to completion, the other parties to the proposal, and any termination or similar fees payable in connection with the proposal, that is determined by the LaserVision board of directors at such time to be reasonably likely to constitute the final and most favorable proposal by such third party proposing the acquisition. Such a summary is to be furnished by the end of the fifth day following the determination by the LaserVision board of directors unless LaserVision and the third party shall have terminated negotiations prior to such time; and

      o LaserVision shall not approve or recommend any acquisition proposal or cause LaserVision to enter into a written agreement, other than a confidentiality agreement, for an acquisition proposal unless and until the LaserVision board of directors shall have determined that the acquisition proposal would, if consummated in accordance with its terms, result in a transaction more favorable to LaserVision's shareholders.

Other Covenants

      The merger agreement also contains other covenants agreed to by TLC and LaserVision, including the following:

      o each of the TLC board of directors and the LaserVision board of directors will recommend approval of the merger to the TLC shareholders and LaserVision shareholders, respectively, unless, with respect to the LaserVision board of directors, their fiduciary duties require them not to recommend the merger for approval by LaserVision shareholders;

      o until the merger becomes effective, each of TLC and LaserVision will conduct their businesses in the ordinary course consistent with past practices, including preserving their business organizations and relationships with third parties, and will not participate in transactions such as selling or disposing of businesses, assets or securities with a value exceeding $5 million, incurring indebtedness or making a capital expenditure exceeding $1 million or altering their corporate status or structure;

      o     each of TLC and LaserVision will promptly notify the other of:

            o any notice or other communication from anyone alleging that his or her, or someone else's, consent is required in connection with the merger;

            o any change that is material to the business, financial condition or results of TLC or LaserVision, as the case may be;

            o any notice or other communication from any governmental authority in connection with the merger;

            o any action, suit, arbitration, inquiry, proceeding or investigation commenced or threatened against TLC or LaserVision which would have a material adverse effect on the business, financial condition or results of operations of TLC or LaserVision, as the case may be; and


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            o     any event or circumstance which would cause any of TLC's or
                  LaserVision's representations and warranties to be incorrect; and

      o until the merger becomes effective or the termination of the merger agreement, TLC and LaserVision will not, directly or indirectly, alone or in connection with others:

            o     attempt to acquire any securities or property of the other;

            o solicit proxies or influence the voting of any securities of the other;

            o seek to control or influence the management or policies of the other; or

            o make any public or private disclosure of any consideration or intention to do such things.

Termination of the Merger Agreement

      Termination by TLC or LaserVision

      The merger agreement may be terminated and the merger may be abandoned at any time prior to the closing notwithstanding any approval of the merger agreement by the shareholders of LaserVision or shareholders of TLC:

      o     by mutual written consent of TLC and LaserVision;

      o by either TLC or LaserVision, if the merger has not been consummated by March 31, 2002, or such other date as both parties may agree to, provided that the agreement may not be terminated by the party that has caused the delay as a result of its failure to fulfill any of its obligations under the merger agreement;

      o by either TLC or LaserVision, if there shall be any applicable law that makes consummation of the merger illegal or otherwise prohibited or if any order of a court or competent jurisdiction shall restrain or prohibit the consummation of the merger, and the order shall become final and nonappealable;

      o by either TLC or LaserVision, if the necessary shareholder approvals shall not have been obtained by reason of the failure to obtain the requisite vote at any shareholder meeting or at any adjournment of such meeting;

      o by either TLC or LaserVision, if the closing price of TLC common shares on the Nasdaq National Market System at any time is less than $2.15 or the closing price of shares of LaserVision common stock on the Nasdaq National Market System at any time is less than $1.50; and

      o     by either TLC or LaserVision, if:

            (1) there has been a breach by the other party of any representation or warranty contained in the merger agreement which would have or would be reasonably likely to have a material adverse effect; or

            (2) there has been a material breach of any of the covenants or agreements set forth in the merger agreement, which breach is not curable or, if curable, is not cured within 30 days after written notice of the breach is given; or

            (3) LaserVision has recommended or entered into a written agreement, other than a confidentiality agreement, for an acquisition proposal with a third party.

      On September 20 and 21, 2001, December 18, 19, 20, 21 and 26, 2001 and on February 25, 26, 27 and 28, 2002, the closing price of TLC common shares on the Nasdaq National Market System was below $2.15. The parties have advised each other than they do not intend to exercise their respective rights to terminate the merger agreement on the basis of those prices. The parties have also advised each other that they do not intend to exercise their respective rights to terminate the merger agreement if the merger is not consummated by March 31, 2002, provided that it is completed by April 30, 2002.


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      Termination by LaserVision

      The merger agreement may be terminated and the merger may be abandoned at any time prior to the closing by action of the LaserVision board of directors in writing, if all three of the following have occurred:

      o LaserVision is not in breach of its obligations listed under "- Non-Solicitation Obligations of LaserVision" above,

      o the merger shall not have been approved by the LaserVision shareholders; and

      o the LaserVision board of directors authorizes LaserVision, subject to complying with the terms of the merger agreement, including consulting with its financial and legal advisors, to enter into a written agreement, other than a confidentiality agreement, concerning a proposal that would, if consummated in accordance with its terms, result in a transaction more favorable to LaserVision's shareholders, referred to in this joint proxy statement/prospectus as a superior proposal, and LaserVision promptly notifies TLC in writing that it intends to enter into such an agreement.

      Termination by TLC

      The merger agreement may be terminated and the merger may be abandoned at any time prior to the closing by TLC in writing, if either:

      o the LaserVision board of directors shall have withdrawn or adversely modified its approval or recommendation of the merger; or

      o LaserVision enters into a written agreement, other than a confidentiality agreement, for a superior proposal.

      Effect of Termination

      In the event that:

      o LaserVision enters into a written agreement, other than a confidentiality agreement, for an acquisition proposal; or

      o the merger agreement is terminated by LaserVision as described under "- Termination by LaserVision"; or

      o     the merger agreement is terminated by TLC as a result of:

            (1) the LaserVision board of directors withdrawing or adversely modifying its approval or recommendation of the merger as a result of a superior proposal; or

            (2) LaserVision recommending or entering into a written agreement, other than a confidentiality agreement, for a superior proposal,

then within three business days of the event of such termination, LaserVision shall pay TLC a termination fee of $3 million in immediately available funds.

Amendments and Waivers to the Merger Agreement

      The merger agreement may be amended or any of its provisions may be waived prior to the effective time of the merger if the amendment or waiver is in writing and signed, in the case of an amendment, by LaserVision, TLC and the merger subsidiary and, in the case of a waiver, by the party against whom the waiver is to be effective. TLC or LaserVision can waive compliance with or modify covenants, performance of obligations or conditions to closing, all without further notice to or approval of their respective shareholders. However,


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      o     any waiver or amendment will be effective against a party only if the board of directors of that party approves the waiver; and

      o after the adoption of the merger agreement by the shareholders of LaserVision or TLC, no amendment or waiver may, without the further approval of LaserVision shareholders or TLC shareholders, as the case may be, and each party's board of directors, alter or change:

            (1) the amount of or kind of consideration to be received in exchange for any shares of capital stock of LaserVision; or

            (2) any term of the articles of incorporation of the surviving corporation; or

            (3) any of the terms or conditions of the merger agreement if the alteration or change would adversely affect the holders of any shares of capital stock of LaserVision.

      In the event that any material condition is waived, we will be required to amend the registration statement of which this joint proxy statement/prospectus forms a part and the management of the company waiving the condition will be required to resolicit proxies from its shareholders.

Representations and Warranties

      The merger agreement contains customary representations and warranties of both TLC and LaserVision relating to, among other things, their due incorporation and their respective organization, capitalization, operations, financial condition, filing of tax returns and payment of taxes, intellectual property rights, employees and labor matters, absence of material changes since the end of each company's respective year end and other matters, including their authority to enter into the merger agreement and to carry out the merger.

Exchange of Share Certificates

      TLC has appointed CIBC Mellon Trust Company as exchange agent for the purpose of exchanging certificates representing shares of LaserVision common stock. As of the effective time, the merger subsidiary will deposit with the exchange agent, for the benefit of holders of LaserVision common stock, certificates representing the TLC common shares issuable under the merger agreement in exchange for outstanding shares of LaserVision common stock. As soon as practicable after the effective time, TLC will, or will cause the exchange agent to, send to each holder of LaserVision common stock at the effective time a letter of transmittal to be used in the exchange. LaserVision shareholders should not surrender their certificates for exchange until they receive a letter of transmittal and instructions from the exchange agent or TLC.

      Each holder of shares of LaserVision common stock that have been converted into a right to receive TLC common shares upon surrender to the exchange agent of a certificate or certificates representing these shares of LaserVision common stock, together with a properly completed letter of transmittal, will be entitled to receive in exchange for those shares:

      o that number of whole common shares of TLC which that holder has the right to receive under the merger agreement;

      o     cash in lieu of any fractional common shares of TLC; and

      o any dividends or distributions which had a payout date which has already occurred.

      The certificate or certificates for shares of LaserVision common stock so surrendered shall be cancelled. Until so surrendered, each LaserVision stock certificate will, after the effective time, represent for all purposes only the right to receive TLC common shares, cash in lieu of any fractional shares and any dividends or distributions.

      If any TLC common shares are to be issued to any person other than the registered holder of the shares of LaserVision common stock represented by the certificate or certificates surrendered in exchange for the TLC shares,


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it will be a condition to that issuance that the certificate or certificates so surrendered be properly endorsed or otherwise be in proper form for transfer, and that the person requesting such issuance must either pay to the exchange agent any transfer tax or other taxes required as a result of that issuance or establish that the tax has been paid or is not payable.

      Where a certificate for shares of LaserVision common stock has been lost, stolen or destroyed, TLC or the exchange agent will only deliver a new certificate once the registered holder of that certificate makes an affidavit of that fact and posts a bond as indemnity against any claim that may be made with respect to the lost certificate.

      After the effective time of the merger, there will be no further registration of transfers of shares of LaserVision common stock. If, after the effective time, certificates representing shares of LaserVision common stock are presented for transfer, they will be cancelled and exchanged for certificates representing TLC common shares and cash, if applicable, under the terms of the merger agreement.

      Any TLC common shares made available to the exchange agent under the merger agreement that remain unclaimed by the holders of shares of LaserVision common stock six months after the effective time will, upon request, be returned to TLC, and any LaserVision holder who has not exchanged his shares prior to that time will be entitled thereafter to look only to TLC to exchange his shares. However, TLC and the surviving corporation will not be liable to any holder of shares of LaserVision common stock for any amount paid, or any TLC common shares delivered, to a public official under applicable abandoned property laws. Any shares of TLC common shares or other amounts remaining unclaimed by LaserVision shareholders two years after the effective time of the merger or any earlier date immediately prior to such time as these amounts would otherwise escheat to, or become property of, any governmental entity, will, to the extent permitted by applicable law, become the property of TLC free and clear of any claims or interest of any person previously entitled to the shares and will be cancelled.

      No dividends or other distributions on TLC common shares will be paid to the holder of any certificates representing shares of LaserVision common stock until those LaserVision certificates are surrendered for exchange as provided in the merger agreement. Upon this surrender, there will be paid, without interest, to the person in whose name the certificates representing the TLC common shares into which the LaserVision shares were converted are registered, all dividends and other distributions paid in respect of those TLC common shares on a date subsequent to, and in respect of a record date after, the effective time.

Treatment of Fractional Shares

      No fractional common shares of TLC will be issued in the merger. All fractional common shares of TLC that a holder of shares of LaserVision common stock would otherwise be entitled to receive as a result of the merger will be aggregated, and, if a fractional share results from this aggregation, the LaserVision holder will be entitled to receive, in lieu of the fractional share, an amount in cash determined by multiplying the average of the daily closing sale prices per share of TLC common shares on the Nasdaq National Market System for the ten trading days immediately prior to the effective time of the merger by the fraction of a TLC common share to which the LaserVision holder would otherwise have been entitled. Alternatively, the surviving corporation will have the option of instructing the exchange agent to aggregate all fractional common shares of TLC, sell these shares in the public market and distribute to each holder of shares of LaserVision common stock entitled thereto a pro rata portion of the proceeds of that public sale. No cash in lieu of fractional common shares of TLC will be paid to any holder of shares of LaserVision common stock until that shareholder surrenders certificates representing the shares of LaserVision common stock to be surrendered and exchanged in accordance with the merger agreement.

Accounting Treatment

      TLC will use the purchase method of accounting to give effect to the merger and the combination of TLC and LaserVision. As required by U.S. and Canadian generally accepted accounting principles, under purchase accounting, the assets and liabilities of LaserVision as of the closing date will be recorded at their respective estimated fair market values and added to those of TLC. LaserVision completed its purchase of certain assets and liabilities of ClearVision and its subsidiaries on August 31, 2001. Therefore, the assets and liabilities of LaserVision


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as of the closing date will include the acquired assets and liabilities of
ClearVision. Financial statements of TLC VISION issued after the consummation of the merger would reflect those values as well as the results of operations of LaserVision, ClearVision and TLC beginning after the closing date of the merger. Financial statements of TLC issued before consummation of the merger will not be restated to reflect LaserVision's or ClearVision's historical financial position or results of operations.

      TLC has decided to early adopt the accounting standards of Statement of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. These accounting standards could adversely affect TLC VISION's financial results. Effective on June 1, 2001, amortization of goodwill will not be required. However, the new standard introduces guidance on testing goodwill for impairment. Upon adoption, TLC was required to perform a transitional impairment test on goodwill that existed as at June 1, 2001. Impairment is tested using a two-step approach, at a level of reporting referred to as a reporting unit. The first step compares the fair value of a reporting unit with its carrying amount, including goodwill, to identify potential impairment. If the fair value of a reporting unit exceeds its carrying amount, goodwill is not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, step two requires the fair value of the reporting unit's goodwill to be compared with its carrying amount to measure impairment loss, if any. The fair value of goodwill is determined in the same manner as in a business combination. An enterprise allocates the fair value of a reporting unit to all assets and liabilities, including unrecognized intangible assets, as if the reporting unit had been acquired in a business combination and the fair value was the price paid to acquire the reporting unit. In its financial results for the period ended November 30, 2001, TLC disclosed that, based on the results of step one of the transitional impairment test, TLC has identified certain reporting units for which the carrying value exceeded the fair value at June 1, 2001, indicating a potential impairment of goodwill in those reporting units. Step two of the transitional impairment test, used to determine the magnitude of a goodwill impairment, will be completed by May 31, 2002, the end of TLC's fiscal year, and any resulting impairment will be recorded as a cumulative effect of a change in accounting principle. Initial quantification of the impairment test, which may vary from the final quantification, indicates a write down of approximately $7 million to $15 million. Under the new standards, TLC VISION will also be required to perform additional tests of goodwill impairment at least annually, but more frequently if indications of impairment exist. Any impairment losses occurring after June 1, 2001 will be charged to earnings in the period the impairment is determined and recorded in operating income for that period.

      TLC VISION will re-perform the impairment test before June 1, 2002, which could result in a substantial charge to TLC VISION's earnings during the period in which the impairment test is performed. As of November 30, 2001, TLC reported goodwill of $32.7 million on its consolidated balance sheet and, on a pro forma consolidated basis the goodwill of TLC VISION was $114.4 million. The actual amount of goodwill to be recorded by TLC VISION is subject to change based upon the allocation of the purchase price to the assets acquired in the merger. For this purpose the TLC common shares issued in the merger will be valued at $4.1725, their market price immediately prior to the annoucement of the merger, even though it represents a substantial premium to recent prices at which the shares have traded. Calculation of any impairment is performed at the level of reporting units and requires a comprehensive analysis; and neither the TLC VISION reporting units nor the valuations have been determined. However, the difference between the book value of a company and its market value may indicate that an impairment in the company's goodwill exists. Based upon the recent trading price of TLC's common shares, the pro forma consolidated book value of TLC VISION substantially exceeds its pro forma market capitalization. This is an indication that the impairment analysis to be conducted by TLC VISION may result in some portion or all of TLC VISION's pro forma goodwill of $114.4 million being deemed impaired and written off in the period in which the test occurs, the quarter ended May 31, 2002. Because the determination of whether there is an impairment of TLC VISION's goodwill will be completed at a future date and will involve many aspects of analyses which have not yet been undertaken, the amount of any write-down cannot be reliably predicted at this time.

Material U.S. Federal Income Tax Consequences

In General

      The following is a discussion of the material U.S. federal income tax consequences of the merger generally applicable to "U.S. holders" of shares of LaserVision common stock who, pursuant to the merger, exchange their shares of LaserVision common stock for TLC common shares. For purposes of this discussion, a U.S. holder means a beneficial owner of shares of LaserVision common stock that is a citizen or resident of the United States, a corporation organized under the laws of the United States or any state or the District of Columbia, or a partnership, trust or estate that is treated as a U.S. person for federal income tax purposes. This joint proxy statement/prospectus does not describe the tax consequences for non-U.S. holders of shares of LaserVision common stock of the merger. All LaserVision shareholders are strongly encouraged to consult their own tax advisor as to the specific tax consequences of the merger in light of their personal tax status, including the applicability and effects of federal, state, local and foreign income and other tax laws.

      The following discussion is based on and subject to the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated under the Code, and existing administrative rulings and court decisions, all as in effect on the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. This discussion is based upon several assumptions, limitations, representations and covenants, including those contained in the merger agreement.

      In addition, this discussion assumes that LaserVision shareholders hold their shares of LaserVision common stock as a capital asset and does not address all of the U.S. federal income tax consequences that may be relevant to LaserVision shareholders in light of their particular circumstances or if LaserVision shareholders are persons subject to special rules, including rules and consequences applicable to:

      o     banks and other financial institutions;

      o     tax-exempt organizations and pension funds;


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      o     insurance companies;

      o     dealers or traders in securities;

      o LaserVision shareholders who received their shares of LaserVision common stock through the exercise of employee stock options or otherwise as compensation;

      o LaserVision shareholders who are subject to the alternative minimum tax provisions of the Code;

      o LaserVision shareholders whose functional currency is not the U.S. dollar; and

      o LaserVision shareholders who held shares of LaserVision common stock as part of a hedge, appreciated financial position, straddle or conversion transaction.

      This discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion also does not address the tax consequences of an exchange or conversion of options or warrants for LaserVision common stock into options for TLC common shares.

Opinion of Thompson Coburn LLP

      Thompson Coburn LLP has delivered an opinion that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that accordingly:

      o except as otherwise provided by Section 367 of the Code and the Treasury regulations promulgated thereunder, discussed below, under "--Discussion of Federal Income Tax Consequences under Section 367 of the Code," no gain or loss will be recognized by U.S. holders upon the receipt of TLC common shares solely in exchange for shares of LaserVision common stock in the merger, except to the extent of cash received in lieu of a fractional common share of TLC;

      o a cash payment received by a U.S. holder in lieu of a fractional common share of TLC will result in capital gain or loss measured by the difference between the cash payment received and the portion of the aggregate adjusted tax basis in the shares of LaserVision common stock surrendered that is allocable to such fractional share. Such gain or loss will be long-term capital gain or loss if the holding period of the shares of LaserVision common stock deemed to have been exchanged for the fractional common share of TLC is more than one year at the effective time of the merger;

      o assuming that Section 367 of the Code does not apply, the aggregate tax basis of the TLC common shares received by a U.S. holder in the merger will be the same as the aggregate adjusted tax basis of the shares of LaserVision common stock surrendered in exchange for the TLC common shares, reduced by any tax basis allocable to a fractional share for which cash is received; and

      o assuming that Section 367 of the Code does not apply, the holding period of TLC common shares received by each U.S. holder in the merger will include the holding period of the shares of LaserVision common stock surrendered in exchange for the TLC common shares.

      Thompson Coburn LLP's opinion is based upon the existing law and the continuing truth and accuracy of certain representations of LaserVision, the merger subsidiary and TLC, and is subject to a number of assumptions and qualifications, including the assumption that the merger will be effected pursuant to applicable state law and otherwise completed according to the terms of the merger agreement. A tax opinion is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will not take a contrary view. No ruling from the Internal Revenue Service has been or will be sought. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences of the merger to TLC, LaserVision, or the shareholders of LaserVision.

      A successful Internal Revenue Service challenge to the "reorganization" status of the merger would result in a LaserVision shareholder recognizing gain or loss with respect to each share of LaserVision common stock surrendered in the merger, equal to the difference between the LaserVision shareholder's adjusted tax basis in such share and the fair market value, as of the effective time of the merger, of the TLC common share received in exchange. In such event, a LaserVision shareholder's aggregate tax basis in the TLC common share received would


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equal its fair market value as of the effective time of the merger, and the
LaserVision shareholder's holding period for such share would begin the day after the merger.

Discussion of Federal Income Tax Consequences under Section 367 of the Code

      Even if the merger satisfies all the requirements for a tax-free reorganization described in Section 368(a) of the Code, the exchange of shares of LaserVision common stock for TLC common shares in the merger will be a taxable exchange to the extent that Section 367(a)(1) of the Code applies. This Section provides that the transfer of appreciated property, including stock, by a U.S. person to a foreign corporation in a transaction that would otherwise qualify as a nonrecognition exchange shall be treated as a taxable transfer unless an exception applies. Under the applicable Treasury regulations, the exchange of shares of LaserVision common stock for TLC common shares pursuant to the merger will be treated as an indirect transfer of the shares of LaserVision common stock to TLC, a foreign corporation. Consequently, unless all the conditions for the regulatory exception described below are satisfied, shareholders will recognize gain, but not loss, as a result of the exchange of shares of LaserVision common stock for the TLC common shares pursuant to the merger, and such gain will be determined individually in respect of each block of shares (i.e., shares purchased in a single transaction on a single date) exchanged in the merger and will not be offset by loss realized on any other block of shares exchanged in the merger.

      The Treasury regulations provide that Section 367(a)(l) of the Code will not apply to an exchange made pursuant to the merger, and so the exchange will qualify as a non-taxable exchange under the normal rules applicable to reorganizations described in Section 368(a) of the Code, if each of the following conditions is satisfied:

      (1) LaserVision complies with those reporting requirements contained in Treas. Reg.ss. 1.367(a)-3(c)(6). In general, under those reporting requirements, LaserVision must attach to its U.S. income tax return for the taxable year in which the merger occurs a statement signed by an officer of LaserVision under penalties of perjury describing the merger and setting forth the factual bases supporting LaserVision's belief that the merger satisfies the requirements set forth in paragraphs (2), (3) and (5) below;

      (2) in the transaction, U.S. holders receive, in the aggregate, 50% or less of each of the total voting power and total value of the common shares of TLC;

      (3) immediately after the transaction, U.S. holders that either (a) are officers or directors of LaserVision, or (b) were 5% shareholders (as defined in Treas. Reg. ss.1.367-3(c)(5)(iii)) of LaserVision immediately prior to the merger, own, in the aggregate, 50% or less of each of the total voting power and total value of the common shares of TLC;

      (4) the LaserVision shareholder either (a) owns, including actual ownership and constructive ownership pursuant to certain attribution rules set forth in the Code, less than 5% of each of the total voting power and total value of the common shares of TLC immediately after the merger, or (b) owns, actually and constructively, 5% or more of either the total voting power or total value of the common shares of TLC immediately after the merger and enters into a five-year gain recognition agreement with the Internal Revenue Service pursuant to Treas. Reg. ss.1.367(a)-8; and

      (5) the "active trade or business test" set forth in Treas. Reg. ss.1.367(a)-3(c)(3) is satisfied. In general, the three elements of the active trade or business test are: (a) TLC must have been engaged in the active conduct of business outside the United States for the entire 36 month period immediately preceding the exchange of the shares of LaserVision common stock; (b) at the time of the exchange, neither the LaserVision shareholders nor TLC will have the intention to substantially dispose of or discontinue such trade or business; and (c) the "substantiality test" must be met under Treas. Reg. ss.1.367(a)-3(c)(3)(iii). The substantiality test essentially requires that the fair market value of TLC must be equal to or greater than the fair market value of LaserVision at the time of the merger.

      If each of the conditions set forth in clauses (1), (2), (3) and (5) above is satisfied in connection with the merger, then each U.S. holder that owns less than 5% of each of the total voting power and total value of the common shares of TLC immediately after the merger will qualify for non-recognition treatment, as described in Thompson Coburn LLP's tax opinion, with regard to shares of LaserVision common stock exchanged for TLC common shares pursuant to the merger. LaserVision and TLC have represented that each of the conditions set forth in clauses (1), (2), (3) and (5) above is satisfied, and Thompson Coburn LLP relied upon and assumed the accuracy of those representations in giving the tax opinion described above under "- Opinion of Thompson Coburn LLP."

      Any U.S. holder that owns, actually and constructively, 5% or more of either the total voting power or total value of the common shares of TLC immediately after the merger will qualify for non-recognition treatment, as described in Thompson Coburn LLP's tax opinion, only if each of the conditions set forth in clauses (1), (2), (3) and (5) above is satisfied and that U.S. holder timely files a "gain recognition agreement" with the Internal Revenue Service in accordance with the provisions set forth in Treas. Reg. ss.1.367(a)-8. A gain recognition agreement generally would obligate the shareholder to recognize gain (but not loss), in whole or in part, with respect to the merger if, within the 60 months following the close of the taxable year of the merger, TLC were to dispose of some or all of the shares of LaserVision common stock or were to sell substantially all of the assets acquired from LaserVision in the merger, even though the U.S. holder has not disposed of any of its TLC common shares. In such event, the U.S. holder also would be obligated to pay the Internal Revenue Service interest from the date the U.S. holder filed his or her tax return with respect to the taxable year of the U.S. holder in which the merger occurs. If a 5% U.S. holder fails to timely file a gain recognition agreement, such holder will recognize gain, but not loss, as a result of the exchange of shares of LaserVision common stock for TLC common shares pursuant to the merger, and such gain will be determined individually in respect of each block of shares (i.e., shares purchased in a single transaction on a single date) exchanged in the merger and will not be offset by loss realized on any other block of shares exchanged in the merger. Each 5% U.S. holder is urged to consult with a tax advisor concerning the decision to file a gain recognition agreement and the procedures to be followed in connection with that filing.

Discussion of Canadian Withholding Taxes for U.S. Holders of TLC Common Shares

      If a U.S. holder of TLC common shares receives a dividend on its TLC common shares, the dividend is subject to a Canadian withholding tax. Under the U.S.-Canada tax treaty, the withholding tax rate for U.S. shareholders generally is 15%. Depending on the particular circumstances of the U.S. holder, the U.S. holder generally may be allowed to take either a credit against the holder's U.S. income tax liability or an income tax deduction for the Canadian tax withheld.

      Tax matters are very complicated, and the tax consequences of the merger to LaserVision shareholders will depend on their particular situation. LaserVision shareholders are encouraged to consult their own tax advisor regarding the specific tax consequences of the merger, including tax return reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any proposed change in the tax laws.

Interests of Specified Persons in the Merger

      In considering the respective recommendations of the LaserVision board of directors and TLC board of directors with respect to the merger, LaserVision shareholders and TLC shareholders should each be aware that certain members of the management and board of directors of each of LaserVision and TLC have certain interests in the merger, including those referred to below, that may present them with actual or potential conflicts of interest in connection with the merger. Each of the LaserVision board of directors and the TLC board of directors was aware of these interests and considered them along with the other matters described in "- Recommendation of LaserVision Board of Directors" and "- Recommendation of TLC Board of Directors."

      The board of directors of TLC immediately following the merger will consist of six current directors of TLC; Dr. Mark Whitten, a new nominee; and John J. Klobnak, James M. Garvey, Dr. Richard Lindstrom and David S. Joseph, current directors of LaserVision. In addition, TLC has agreed to offer employment agreements to each of James C. Wachtman, President and Chief Operating Officer of LaserVision, Robert W. May, Vice Chairman, Secretary and General Counsel of LaserVision, and B. Charles Bono, Executive Vice President, Chief Financial Officer and Treasurer of LaserVision. Mr. Wachtman's employment agreement will provide for the employment of Mr. Wachtman as President and Chief Operating Officer of TLC VISION and will entitle Mr. Wachtman to receive, among other things:

      o an annual salary in the amount of $325,000; provided, however, that in the first year of the contract Mr. Wachtman shall receive $292,500 and the remainder will be deferred pursuant to the salary deferral program for members of TLC's senior management;

      o an annual bonus of up to 50% of his salary upon the attainment of specified performance goals; and

      o severance payments in the event of termination of Mr. Wachtman's employment without cause.

      The employment agreements will provide for the employment of Messrs. May and Bono as executive officers of TLC VISION and entitle each of them to receive, among other things:

      o an annual salary in the amount of $255,000 and $240,000, respectively;

      o an annual bonus of up to 50% of each officer's base salary upon the attainment of specified performance goals; provided that each officer will receive a guaranteed bonus of at least 25% of his base salary for the first year of his employment;

      o full vesting and immediate exercisability for each TLC stock option received in exchange for LaserVision options or warrants as a result of the merger; and

      o severance payments in the event of termination of each officer's employment without cause, or upon death, disability or resignation of or by the officer for specified reasons or within 18 months of the closing date of the merger.

      In addition, TLC has agreed to enter into an employment agreement with John J. Klobnak, the Chairman and Chief Executive Officer of LaserVision, on the closing date of the merger. The employment agreement will provide, among other things, for Mr. Klobnak's resignation as an officer of LaserVision on the closing date of the merger and for his resignation as Vice Chairman of the board of directors of TLC VISION on the first anniversary of the closing date of the merger. In return, Mr. Klobnak will receive:

      o a cash payment equal to $2,844,000 plus the cash equivalent of his unused vacation time accrued on the date of the agreement;

      o fully vested and immediately exercisable options to purchase 500,000 TLC common shares at an exercise price equal to the closing price of TLC common shares on the Nasdaq National Market System on the closing date of the merger;

      o full vesting and immediate exercisability for each TLC stock option received in exchange for LaserVision options or warrants as a result of the merger; and

      o certain "piggyback" registration rights with respect to his TLC common shares.

      LaserVision has granted options to acquire LaserVision common stock within and outside of LaserVision's stock option plans to a number of directors, officers and employees of LaserVision and its subsidiaries. A number of directors, officers, employees and other people have been granted warrants to purchase LaserVision common stock pursuant to LaserVision's warrant plan and otherwise. Prior to the closing date of the merger, LaserVision anticipates granting a stock option for up to 300,000 additional shares of LaserVision common stock to Mr. May and awarding a cash bonus to each of Messrs. May and Bono in the amount of $50,000 payable on the closing date of the merger. In addition, on the closing date, Mr. Wachtman will receive a payment of $150,000 in recognition of the reduction in the term of his employment agreement from three years to two years. The merger agreement provides all outstanding options, warrants and other rights to acquire LaserVision common stock will be proportionately adjusted on the basis of a 0.95 to 1 ratio and become exercisable for TLC common shares on the same material terms and conditions as the LaserVision option or warrant, except with respect to the options held by Messrs. Klobnak, May and Bono which will vest immediately under their new employment agreements. After the merger, LaserVision's existing stock option and warrant plans will be terminated. As contemplated by the merger agreement, immediately prior to the merger becoming effective, LaserVision will decrease the exercise price of outstanding options and warrants to purchase 2,109,825 shares of LaserVision common stock which otherwise would have had an exercise price greater than $8.688 per TLC common share after the merger to a price equivalent to $8.688 per TLC common share. TLC also intends, subject to shareholder approval, to reprice outstanding TLC stock options with an exercise price greater than $8.688 as described under "--General." Options to acquire an aggregate of 370,750 TLC common shares at an exercise price greater than $8.688 are held by directors and officers of TLC. If approved and all directors and officers elect to reduce their option prices, these options will be exercisable to acquire an aggregate of 370,500 TLC common shares.

      TLC has also granted cash bonuses to Lloyd Fiorini, Paul Frederick and Brian Park in connection with the merger in the amount of Cdn$25,000, Cdn$15,000 and Cdn$10,000, respectively. An additional four employees received a combined total of Cdn$25,000 in cash bonuses in connection with the merger.

      The merger agreement provides that all rights to indemnification for officers and directors of LaserVision or any subsidiary as provided in the certificate of incorporation and by-laws of the surviving corporation following the merger of LaserVision with the merger subsidiary, will not be amended, repealed or otherwise modified for a period of not less than six years from the time the merger becomes effective. The merger agreement also provides that, for not less than six years from the time the merger becomes effective, there shall be maintained in effect coverage no less favorable than that in effect under current policies of the directors' and officers' liability insurance maintained by LaserVision with respect to claims arising from facts or events which occurred before the merger became effective.

      The TLC board of directors considered the interests of TLC management in the merger and concluded that shareholder approval of the merger and, in particular, the option repricing, will neutralize the effect of any conflict of interest TLC officers and directors may have had in considering the merger. The LaserVision board of directors was aware of and discussed the interests of some directors and members of management in the merger and considered those interests, along with the other matters described in "- Recommendation of LaserVision Board of Directors," in approving the merger agreement and the transactions contemplated thereby. The LaserVision board of directors has taken action to exempt from Section 16(b) of the Securities Exchange Act of 1934 the dispositions of LaserVision common stock and LaserVision options and warrants by directors and officers of LaserVision pursuant to the merger.

Fees Payable to Financial Advisors

      On March 30, 2001, SG Cowen was retained as the exclusive financial advisor to TLC in connection with the proposed merger. Under its agreement with TLC, SG Cowen is entitled to receive a cash fee of $3.2 million, less the fairness opinion fee of $500,000 that was payable upon delivery of its fairness opinion, from TLC in connection with the merger, payable upon the closing of the merger. In addition, TLC has agreed to reimburse SG Cowen for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify SG Cowen against certain liabilities, including liabilities under the U.S. federal securities laws.

      On June 3, 1999, LaserVision engaged Goldman Sachs as its financial advisor in connection with the possible sale of all or a portion of LaserVision. Pursuant to the terms of the Goldman Sachs engagement letter, if the proposed merger is completed Goldman Sachs expects to receive from LaserVision a cash fee equal to $5 million. In addition, LaserVision has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including liabilities under the U.S. federal securities laws.

Resale Restrictions

      The issuance of the TLC common shares to LaserVision shareholders in connection with the merger has been registered under the U.S. Securities Act of 1933, as amended. Accordingly, all TLC common shares received by LaserVision shareholders in the merger will be freely transferable, except that TLC common shares received by persons who are deemed to be affiliates, as this term is defined under the U.S. Securities Act, of LaserVision prior to the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the U.S. Securities Act or Rule 144 in the case of those persons who become affiliates of TLC VISION or as otherwise permitted under the U.S. Securities Act. Persons who may be deemed to be affiliates of LaserVision or TLC generally include individuals or entities that control, are controlled by, or are under common control with, LaserVision or TLC and may include executive officers and directors of LaserVision or TLC as well as principal stockholders of LaserVision or TLC. This joint proxy statement/prospectus does not cover resales of TLC common shares received by any person who may be deemed to be an affiliate of LaserVision.

Stock Exchange Listings

      The TLC common shares, which will, after the merger, be the common shares of TLC VISION, are listed on The Toronto Stock Exchange and quoted on the Nasdaq National Market System. TLC has applied to the Nasdaq National Market System and has received conditional approval from The Toronto Stock Exchange for the listing of the TLC common shares to be issued to shareholders of LaserVision in the merger and the TLC common shares issuable upon exercise of TLC stock options issued under the merger agreement. Listing is subject to TLC fulfilling all the requirements of The Toronto Stock Exchange and the Nasdaq National Market System.

Regulatory Matters

      Neither TLC nor LaserVision is aware of any material licenses or regulatory permits that it holds which might be adversely affected by the merger or of any material approval or other action by any federal, provincial, state or foreign government or any administrative or regulatory agency that would be required to be obtained prior to the effective time of the merger, except as described below.

      Hart-Scott-Rodino Antitrust Improvements Act (United States)

      Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the Federal Trade Commission, certain transactions, including the merger, may not be consummated unless notification has been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division and the specified waiting period requirements have been satisfied. TLC and LaserVision filed notification and report forms under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division on September 18, 2001. The waiting period under the Hart-Scott-Rodino Act began on September 18, 2001 and expired at 11:59 p.m. New York City time, on October 18, 2001.

      The Federal Trade Commission and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the consummation of the merger, the Antitrust Division or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of TLC and LaserVision. At any time before or after the consummation of the merger and notwithstanding that the Hart-Scott-Rodino Act waiting period expired, any state could take such action under the state antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the merger or seeking divestiture of LaserVision or businesses of TLC. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

      TLC and LaserVision believe that the merger can be effected in compliance with federal and state antitrust laws. However, there could be a challenge to the consummation of the merger on antitrust grounds and, if made, TLC and LaserVision may not prevail or could be required to accept certain conditions, possibly including certain divestitures, in order to consummate the merger.

Fees and Expenses

      All costs and expenses incurred in connection with the merger agreement are to be paid by the party incurring the cost or expense, except LaserVision and TLC shall each pay one-half of all costs and expenses related to printing, filing and mailing the registration statement relating to the TLC common shares issued under the merger, and this joint proxy statement/prospectus and all U.S. Securities and Exchange Commission and other regulatory filing fees. See "- Termination of the Merger Agreement - Effect of Termination" above for a discussion of the circumstances in which LaserVision will be required to pay TLC a termination fee of $3.0 million. The combined estimated fees, costs and expenses of TLC and LaserVision in connection with the merger, including, without limitation, financial advisor fees, filing fees, legal and accounting fees and printing and mailing costs are anticipated to be approximately $14.5 million.

                 TLC SELECTED CONSOLIDATED FINANCIAL INFORMATION

      The following table presents selected historical financial information for TLC as of and for each of the fiscal years in the five-year period ended May 31, 2001 and as of November 30, 2001 and for the six months ended November 30, 2001 and 2000. The information as of and for the five years in the period ended May 31, 2001 has been prepared in accordance with or reconciled to U.S. generally accepted accounting principles has been derived from TLC's audited consolidated financial statements. The information as of November 30, 2001 and for the six months ended November 30, 2001 and 2000 has been derived from TLC's unaudited consolidated financial statements which have also been prepared in accordance with U.S. generally accepted accounting principles. This unaudited information includes all adjustments which are, in the opinion of TLC's management, necessary for a fair presentation and of a normal recurring nature. Results for the three months ended November 30, 2001 do not necessarily indicate results for the entire fiscal year. TLC encourages you to read this financial information in conjunction with TLC's consolidated financial statements, and related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in TLC's annual report on Form 10-K/A for the fiscal year ended May 31, 2001 and quarterly report on Form 10-Q for the quarter ended November 30, 2001, which are incorporated by reference in this joint proxy statement/prospectus, and the unaudited pro forma combined financial information for TLC VISION, and the related notes, appearing elsewhere in this joint proxy statement/prospectus. TLC also prepares its consolidated financial statements in accordance with Canadian generally accepted accounting principles.

                                             For the Six Months Ended                       For the Year Ended
                                                    November 30,                                   May 31,
                                               ---------------------   ----------------------------------------------------------
                                                   2001         2000       2001          2000       1999         1998        1997
                                                   ----         ----       ----          ----       ----         ----        ----
                                                                                 (dollars in thousands, except per share data)
Income Statement Data:
Revenues(1) ...........................        $ 61,682      $86,355   $174,006      $201,223   $146,910      $59,122     $19,948
Cost of revenues ......................          45,577(2)    57,119    110,016       129,234     92,383       29,669      13,852
Gross margin ..........................          16,105       29,236     63,990        71,989     54,527       29,453       6,096
Operating expenses ....................          54,726(3)    61,620    101,682        75,939     54,370       36,487      14,697
Income (loss) from operations .........         (38,621)     (32,384)   (37,692)       (3,950)       157       (7,034)     (8,601)
Net loss ..............................         (39,930)     (33,201)   (37,773)(4)    (5,918)    (4,556)(5)  (10,280)     (9,574)
Loss per share ........................           (1.05)       (0.88)     (1.00)        (0.16)     (0.13)       (0.37)      (0.47)
Weighted average number of common
   shares outstanding (in thousands) ..          38,052       37,565     37,779        37,178     34,090       28,035      20,617

Operating Data:
Number of eye care centers (at end of period):
   Owned .....................................       27           32         30            36         40           36          19
   Managed ...................................       32           30         29            26         15            9           8
Number of secondary care centers
   (at end of period) ........................        3            2          5             5         14           15           7
Number of laser vision correction procedures:
   Owned centers .............................   16,566       28,626     55,553        62,000     52,506       24,222       9,542
   Managed centers ...........................   25,342       31,871     67,247        72,000     38,094       11,637       1,484
Total procedures .............................   41,908       60,497    122,800       134,000     90,600       35,859(6)   11,026(7)

                                                  As of
                                             November 30, 2001                         As of May 31,
                                             ----------------- ------------------------------------------------------------
                                                                    2001         2000         1999         1998        1997
                                                                    ----         ----        ----         ----        ----
                                                                                        (in thousands)
Balance Sheet Data:
Cash and cash equivalents .....................   $  43,686    $  47,987    $  78,531    $ 125,598    $   1,895    $ 13,230
Working capital ...............................      24,977       36,837       59,481      146,884       53,153       8,055
Total assets ..................................     209,161      238,438      289,364      295,675      164,212      73,746
Total debt, excluding current portion .........      12,020        8,313        6,728       11,030       17,911      10,935
Shareholders' equity:
  Capital stock ...............................   $ 276,434    $ 276,277    $ 269,953    $ 269,454    $ 143,554    $ 63,522
  Warrants ....................................         532          532          532           --           --          --
  Deficit .....................................    (120,091)     (80,161)     (42,388)     (31,267)     (22,421)    (12,141)
  Accumulated other comprehensive income (loss)          --       (9,542)      (4,451)       5,936          407          --
Total shareholders' equity ....................     156,875      187,106      223,646      244,123      121,540      51,381

----------

(1) Includes primarily those revenues pertaining to the operation of eye care centers, the management of refractive and secondary care centers and TLC's other non-refractive businesses.

(2) In the second quarter of fiscal 2002, TLC recorded a write down of $1.1 million related to a reduction in fair value of capital assets.

(3) In the second quarter of fiscal 2002, TLC recorded a write down of investments of $20.0 million and recorded restructuring and other charges of $934,000.

(4) In fiscal 2001, decisions were made to: (1) exit from an e-commerce enterprise, eyeVantage.com Inc., resulting in a restructuring charge of $11.7 million, (2) record the potential for losses in an equity investment in a secondary care operation of $1 million, (3) record the estimated costs associated with TLC's current restructuring initiative in the amount of $3.4 million, (4) segregate the amount of $2.1 million for an arbitration award against TLC, and (5) provide $0.9 million for the impairment of a portfolio investment.

(5) In the last quarter of fiscal 1999, TLC made a decision to restructure operations in connection with its managed care and secondary care businesses. As a result, TLC recorded a restructuring charge of $10.3 million relating to the write-off of intangibles and amounts due from affiliated physician groups, and incurred a loss on the sale of the assets of its managed care subsidiary of $2.6 million.

(6) Includes procedures performed at centers previously owned by BeaconEye Inc. starting April 17, 1998. TLC acquired BeaconEye Inc. on April 16, 1998.

(7) Includes procedures performed at centers previously owned by 20/20 Laser Eye Centers Inc. starting March 1997. 20/20 was acquired by TLC on February 10, 1997.

                LASERVISION SELECTED CONSOLIDATED FINANCIAL DATA

      The following table presents selected historical consolidated financial information for LaserVision. LaserVision's balance sheet data and statement of operations data as of and for the five years in the period ended April 30, 2001 are taken from LaserVision's audited consolidated financial statements which have been prepared in accordance with U.S. generally accepted accounting principles. LaserVision's balance sheet data as of October 31, 2001 and income statement data for the six months ended October 31, 2001 and 2000 are taken from LaserVision's unaudited consolidated financial statements which have been prepared in accordance with U.S. generally accepted accounting principles. This unaudited data includes all adjustments which are, in the opinion of LaserVision's management, necessary for a fair presentation and of a normal recurring nature. In certain respects, U.S. generally accepted accounting principles differ from Canadian generally accepted accounting principles. Accordingly, certain line items with respect to income statement data and balance sheet data would differ under Canadian generally accepted accounting principles. For a discussion of the principal differences between Canadian and U.S. generally accepted accounting principles as they apply to the financial information of LaserVision for the fiscal years ended April 30, 2001, 2000 and 1999 and the six months ended October 31, 2001, see Appendix I to this joint proxy statement/prospectus. Results for the six months ended October 31, 2001 do not necessarily indicate results for the entire fiscal year ending April 30, 2002. You should read this financial information in conjunction with LaserVision's consolidated financial statements, and the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in LaserVision's annual report on Form 10-K for the fiscal year ended April 30, 2001 and quarterly report on Form 10-Q for the quarter ended October 31, 2001, which are incorporated by reference in this joint proxy statement/prospectus, and with the unaudited pro forma consolidated financial information for TLC VISION, and the related notes, appearing elsewhere in this joint proxy statement/prospectus.

      In August 2001, LaserVision acquired assets and liabilities of ClearVision. ClearVision's consolidated financial statements appear as Appendix H to this joint proxy statement/prospectus. For a discussion of the principal differences between Canadian and U.S. generally accepted accounting principles as they apply to the financial information of ClearVision see note 15 to ClearVision's audited consolidated financial statements and note 6 to ClearVision's unaudited consolidated financial statements appearing as Appendix H to this joint proxy statement/prospectus.

                                                For the Six                                 For the Year Ended
                                           Months Ended October 31,                              April 30,
                                           ------------------------   ----------------------------------------------------------
                                               2001         2000         2001        2000           1999        1998        1997
                                               ----         ----         ----        ----           ----        ----        ----
                                                                            (in thousands, except per share data)
Statement of Operations Data:
Revenues ..............................     $47,721      $43,894      $96,073     $88,055        $52,359     $23,469      $8,238
Gross profit ..........................      13,008       13,095       30,584      28,555         17,691       6,719         648
Selling, general and administrative ...      15,592       11,464       29,099      17,702         11,809       9,592       9,719
Vendor program change expense .........          --           --           --       2,043(1)          --          --          --
Fixed asset impairment provision ......       1,168(2)        --           --          --             --          --       2,772(2)
Income (loss) from operations .........      (2,584)       1,631        1,485       8,810          5,882      (2,873)    (11,843)
Net income (loss) before taxes ........      (3,202)       2,582        2,635      10,464          5,051      (3,496)    (12,069)
Income tax (expense) benefit ..........         994         (978)      (1,387)      3,394          1,489          --          --
Net income (loss) .....................      (2,208)       1,604        1,248      13,858          6,540      (3,496)    (12,069)
Deemed preferred dividends ............          --          109          161         209            171       1,930         126
Net income (loss) applicable
   to common stockholders .............      (2,208)       1,495        1,087      13,649          6,369      (5,426)    (12,195)
Net income (loss) per share - basic ...       (0.08)        0.06         0.04        0.55           0.31       (0.30)      (0.72)
Net income (loss) per share - diluted .       (0.08)        0.06         0.04        0.49           0.27       (0.30)      (0.72)
Weighted average number of common
   shares outstanding - basic .........      26,170       23,893       24,264      24,884         20,290      18,356      16,842
Weighted average number of common
   shares outstanding - diluted .......      26,170       24,321       24,326      28,460         23,930      18,356      16,842

                                      As of October 31, 2001                           As of April 30,
                                      ----------------------     -----------------------------------------------------------
                                                                   2001         2000        1999           1998        1997
                                                                 -------      -------      ------         ------      ------
                                                                                      (in thousands)
Balance Sheet Data:
Cash and cash equivalents ...........         $13,569            $15,726      $17,702      $8,173         $8,430      $3,794
Short-term investments ..............           2,106              9,037       31,440          --             --          --
Working capital .....................           9,880             25,896       44,141       7,105          5,554       1,654
Total assets ........................         131,118            122,392      123,267      53,189         30,829      22,870
Total debt, excluding current portion           9,614             10,363        5,878       7,784          6,585       6,133
Convertible preferred stock with
   mandatory redemption provision ...              --                 --        2,295       2,086          1,915          --
Stockholders' equity ................          97,500             92,954       89,619      26,661         13,578      10,276

----------

(1) On February 22, 2000, VISX Incorporated, the manufacturer of most of the lasers owned by LaserVision, announced a new program for its customers, including LaserVision, that included a change in the royalty fee charged by VISX from $250 per procedure to $100 per procedure. Along with this pricing change, VISX announced that it would no longer provide procedure cards for enhancements at no charge, nor would it provide credits for procedure cards used for past enhancements or ambassadors. An enhancement is a procedure subsequent to the initial treatment that is performed to improve the surgical result. An ambassador is a patient who is treated at no charge and is frequently a celebrity or a member of the surgeon's practice. In addition, VISX would not exchange the inventory of procedure cards held by LaserVision at a cost of $250 per procedure card for procedure cards at the reduced cost of $100. Accordingly, LaserVision recorded a charge of approximately $2.4 million in the quarter ended January 31, 2000 for actual and estimated expenses related to enhancements and ambassadors, and reductions in inventory value, which would not be reimbursed by VISX and which LaserVision did not expect to collect from its customers without legal assistance. In the quarter ended April 30, 2000, LaserVision reversed $0.4 million of the vendor program change expense based upon actual and estimated expenses related to the enhancements, ambassadors and reductions in inventory value.

(2) In connection with LaserVision's continuing evaluation of the recoverability of its assets, an asset impairment charge of $2.8 million was recorded for the year ended April 30, 1997 and $1.2 million for the six months ended October 31, 2001. These impairment charges related to domestic and international lasers, as well as goodwill (in 1997).

        UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION FOR TLC VISION

Unaudited Pro Forma Combined Financial Statements

      The following unaudited pro forma combined financial statements for TLC VISION give effect to the merger and the combination of TLC and LaserVision through the issuance of TLC common shares for the outstanding shares of LaserVision common stock. In addition, on August 31, 2001, LaserVision acquired certain assets and liabilities of ClearVision and its subsidiaries. The unaudited pro forma combined financial statements for TLC VISION also give effect to LaserVision's acquisition of the ClearVision assets and liabilities.

      The unaudited pro forma combined statements of income (loss) for TLC VISION for the fiscal year ended May 31, 2001 and for the six months ended November 30, 2001 have been prepared in accordance with U.S. generally accepted accounting principles and reflect the merger and the combination of TLC and LaserVision and LaserVision's acquisition of assets and liabilities of ClearVision as if they had taken place on June 1, 2000. In certain respects, U.S. generally accepted accounting principles differ from Canadian generally accepted accounting principles. Accordingly, certain line items with respect to income statement data and balance sheet data would differ under Canadian generally accepted accounting principles. Appendix I to this joint proxy statement/prospectus contains summary unaudited pro forma financial information for TLC VISION prepared in accordance with Canadian generally accepted accounting principles.

      The unaudited pro forma combined statement of income (loss) of TLC VISION for the fiscal year ended May 31, 2001 combines:

      o TLC's audited historical results of operations for the year ended May 31, 2001;

      o LaserVision's audited historical results of operations for the year ended April 30, 2001; and

      o ClearVision's unaudited historical results of operations for the 12 months ended March 31, 2001,

as adjusted for the pro forma effects of the transactions described above and in the related notes. Because ClearVision had a December 31 year end, ClearVision's 12 month results were derived from ClearVision's results for the year ended December 31, 2000, less ClearVision's results for the three months ended March 31, 2000 plus ClearVision's results for the three months ended March 31, 2001.

      The unaudited pro forma combined statement of income (loss) for TLC VISION for the six months ended November 30, 2001 combines:

      o TLC's unaudited historical results of operations for the six months ended November 30, 2001;

      o LaserVision's unaudited historical results of operations for the six months ended October 31, 2001; and

      o ClearVision's unaudited historical results of operations for the four months ended August 31, 2001,

as adjusted for the pro forma effects of the transactions described above and in the related notes. Because ClearVision's assets and liabilities were acquired by LaserVision on August 31, 2001, and LaserVision's unaudited historical results of operations for the six months ended October 31, 2001 only include two months of operating results for ClearVision, in order to compile a full six months of ClearVision's unaudited historical results of operations for pro forma purposes, we have also included ClearVision's unaudited historical results of operations for the four months ended August 31, 2001.

      The unaudited pro forma combined balance sheet for TLC VISION as of November 30, 2001 has been prepared in accordance with U.S. generally accepted accounting principles and reflects the merger and the combination of TLC and LaserVision as if the transaction had occurred on November 30, 2001. LaserVision acquired certain assets and liabilities of ClearVision on August 31, 2001.

      The unaudited pro forma combined balance sheet for TLC VISION combines:

      o     TLC's unaudited historical balance sheet as of November 30, 2001;
            and

      o LaserVision's unaudited historical balance sheet as of October 31, 2001,

as adjusted for the pro forma effects of the transaction described above and in the related notes.

      The unaudited pro forma combined financial information for TLC VISION reflects the combination using the purchase method of accounting and has been prepared on the basis of assumptions described in the related notes, including assumptions relating to the allocation of the total purchase cost to the assets and liabilities of LaserVision based upon preliminary estimates of their fair value. The actual allocation may differ materially from those assumptions after valuations and other procedures to be performed after the completion of the transaction are finalized and as a result of LaserVision's results of operations from October 31, 2001 to the completion of the acquisition.

      The summary unaudited pro forma combined financial information for TLC VISION should be read in conjunction with:

      o TLC's consolidated financial statements, included in TLC's annual report on Form 10-K/A for the fiscal year ended May 31, 2001 and quarterly report on Form 10-Q for the quarter ended November 30, 2001;

      o LaserVision's consolidated financial statements, included in LaserVision's annual report on Form 10-K for the fiscal year ended April 30, 2001 and quarterly report on Form 10-Q for the quarter ended October 31, 2001; and

      o ClearVision's consolidated financial statements, appearing as Appendix H to this joint proxy statement/prospectus, and the pro forma financial information of LaserVision reflecting the ClearVision acquisition, included in LaserVision's Form 8-K dated August 31, 2001, as amended.

all of which appears in or is incorporated by reference in this joint proxy statement/prospectus. Management believes that the assumptions used in preparing the unaudited pro forma combined financial information provide a reasonable basis for presenting all of the significant effects of the acquisition, that the pro forma adjustments give appropriate effect to those assumptions, and that the pro forma adjustments are properly applied in the accompanying unaudited pro forma combined financial information. The unaudited pro forma combined financial statements for TLC VISION do not purport to represent what the actual operating results would have been had the combination actually taken place on June 1, 2000, or to represent the financial position had the combination actually taken place at November 30, 2001, or to project TLC VISION's results of operations for any future period or financial condition at any future date. The information does not reflect any adjustments to historical results relating to the estimated cost savings or changes in business strategies that may result from the combination and integration of TLC, LaserVision and ClearVision.

                             TLC VISION CORPORATION
             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME (LOSS)
                         For the year ended May 31, 2001
                      (in thousands, except per share data)

                                                                 Pro Forma     Pro Forma               Pro Forma
                                                                 ClearVision   LaserVision/            LaserVision      Pro Forma
                                       LaserVision  ClearVision  Adjustments   ClearVision     TLC     Adjustments      TLC VISION
                                       -----------  -----------  -----------   -----------  ---------  -----------      ---------
Revenues
Refractive
   Owned centers ......................   $13,783      $    --    $     --       $ 13,783    $ 78,470     $    --        $ 92,253
   Management, facility and access fees    66,992       26,648          --         93,640      82,749          --         176,389
Other .................................    15,298           --          --         15,298      12,787          --          28,085
                                          -------      -------    --------       --------    --------     -------        --------
   Total revenues .....................    96,073       26,648          --        122,721     174,006          --         296,727
                                          -------      -------    --------       --------    --------     -------        --------
Cost of revenues
Refractive
   Owned centers ......................    11,604           --          --         11,604      55,226          --          66,830
   Management, facility and access fees    43,863       21,624      (3,624)  1     61,863      44,684      (4,609) A
                                                                                                           (1,612) A      100,326
Other .................................    10,022           --          --         10,022      10,106          --          20,128
                                          -------      -------    --------       --------    --------     -------        --------
   Total cost of revenues .............    65,489       21,624      (3,624)        83,489     110,016      (6,221)        187,284
                                          -------      -------    --------       --------    --------     -------        --------
   Gross margin .......................    30,584        5,024       3,624         39,232      63,990       6,221         109,443
                                          -------      -------    --------       --------    --------     -------        --------
Operating expenses
   Selling, general and administrative     27,310       12,396          --         39,706      67,802          --         107,508
   Depreciation of capital assets and
     assets under capital lease .......       605          401        (309)  1        697       2,262          --           2,959
   Amortization of intangibles ........     1,184           42          --   6      1,226      12,543          --          13,769
   Restructuring ......................        --          683          --            683      19,075          --          19,758
                                          -------      -------    --------       --------    --------     -------        --------
Total operating expenses ..............    29,099       13,522        (309)        42,312     101,682          --         143,994
                                          -------      -------    --------       --------    --------     -------        --------
Income (loss) from operations .........     1,485       (8,498)      3,933         (3,080)    (37,692)      6,221         (34,551)
   Interest and other .................     1,150         (538)        252 2,3        864       2,543          --           3,407
   Minority interest ..................        --           --          --             --      (1,316)         --          (1,316)
                                          -------      -------    --------       --------    --------     -------        --------
Income (loss) before income taxes .....     2,635       (9,036)      4,185         (2,216)    (36,465)      6,221         (32,460)
   Income taxes .......................    (1,387)      (3,191)      5,442   4        864      (1,308)       (864) B       (1,308)
                                          -------      -------    --------       --------    --------     -------        --------
Net income (loss) .....................     1,248      (12,227)      9,627         (1,352)    (37,773)    $ 5,357         (33,768)
   Dividends and/or accretion
     applicable to preferred stock ....      (161)      (2,482)      2,482   5       (161)         --          --            (161)
                                          -------      -------    --------       --------    --------     -------        --------
Net income (loss) attributable to
  common stock ........................   $ 1,087     ($14,709)   $ 12,109      ($  1,513)  ($ 37,773)    $ 5,357       ($ 33,929)
                                          =======      =======    ========       ========    ========     =======        ========

Income (loss) per share:
   Basic ..............................     $0.04                                  ($0.06)     ($1.00)                     ($0.55)
   Diluted ............................     $0.04                                  ($0.06)     ($1.00)                     ($0.55)

Weighted average number of common
  shares outstanding:
   Basic ..............................    24,264                            7     25,634      37,779                      61,548
   Diluted ............................    24,326                                  26,455      37,779                      61,548

See accompanying notes to the unaudited pro forma combined financial statements.

                             TLC VISION CORPORATION
             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME (LOSS)
                   For the six months ended November 30, 2001
                      (in thousands, except per share data)

                                                                  Pro Forma      Pro Forma              Pro Forma
                                                                 ClearVision    LaserVision/           LaserVision     Pro Forma
                                       LaserVision  ClearVision  Adjustments    ClearVision    TLC     Adjustments    TLC VISION
                                       -----------  -----------  -----------    -----------    ---     -----------    ----------
Revenues
Refractive
   Owned centers ......................   $ 6,792      $   --     $    --          $ 6,792    $22,947    $    --       $ 29,739
   Management, facility and access fees    30,330       6,239          --           36,569     31,149         --         67,718
Other .................................    10,599          --          --           10,599      7,586         --         18,185
                                          -------      ------     -------          -------    -------    -------       --------
   Total revenues .....................    47,721       6,239          --           53,960     61,682         --        115,642
                                          -------      ------     -------          -------    -------    -------       --------
Cost of revenues
Refractive
   Owned centers ......................     5,515          --          --            5,515     18,430         --         23,945
   Management, facility and access fees    21,179       5,577        (851)    8     25,905     22,041     (2,161)  C     45,785
   Reduction in carrying value of capital
      assets ..........................     1,168          --          --            1,168      1,066         --          2,234
Other .................................     6,851          --          --            6,851      4,040         --         10,891
                                          -------      ------     -------          -------    -------    -------       --------
   Total cost of revenues .............    34,713       5,577        (851)          39,439     45,577     (2,161)        82,855
                                          -------      ------     -------          -------    -------    -------       --------
   Gross margin .......................    13,008         662         851           14,521     16,105      2,161         32,787
                                          -------      ------     -------          -------    -------    -------       --------
Operating expenses
   Selling, general and administrative     15,232       2,308          --           17,540     27,357         --         44,897
   Depreciation of capital assets and
     assets under capital lease .......       350         127         (90)    8        387      1,150         --          1,537
   Amortization of intangibles ........        10          --          --    13         10      5,100         --          5,110
   Restructuring ......................        --          --          --               --        934         --            934
   Write down investments .............        --          --          --               --     20,031         --         20,031
                                          -------      ------     -------          -------    -------    -------       --------
Total operating expenses ..............    15,592       2,435         (90)          17,937     54,572         --         72,509
                                          -------      ------     -------          -------    -------    -------       --------
Income (loss) from operations .........    (2,584)     (1,773)        941           (3,416)   (38,467)     2,161        (39,722)
   Interest and other .................      (618)       (136)         71  9,10       (683)      (154)        --           (837)
   Minority interest ..................        --          --          --               --       (747)        --           (747)
                                          -------      ------     -------          -------    -------    -------       --------
Income (loss) before income taxes .....    (3,202)     (1,909)      1,012           (4,099)   (39,368)     2,161        (41,306)
   Income taxes .......................       994          --         350    11      1,344       (562)    (1,344)  D       (562)
                                          -------      ------     -------          -------    -------    -------       --------
Net income (loss) .....................    (2,208)     (1,909)      1,362           (2,755)   (39,930)       817        (41,868)
   Dividends and/or accretion
     applicable to preferred stock ....        --        (646)        646    12         --         --         --             --
                                          -------      ------     -------          -------    -------    -------       --------
Net income (loss) attributable to
  common stock ........................  ($ 2,208)    ($2,555)    $ 2,008         ($ 2,755)  ($39,930)   $   817      ($ 41,868)
                                          =======      ======     =======          =======    =======    =======       ========

Loss per share:
   Basic ..............................    ($0.08)                                  ($0.11)    ($1.05)                   ($0.67)
   Diluted ............................    ($0.08)                                  ($0.11)    ($1.05)                   ($0.67)

Weighted average number of common
  shares outstanding:
   Basic ..............................    26,170                            14     26,170     38,052                    62,331
   Diluted ............................    26,170                                   26,170     38,052                    62,331

See accompanying notes to the unaudited pro forma combined financial statements.

                             TLC VISION CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             As at November 30, 2001
                                 (in thousands)

                                                                   Pro Forma       Pro Forma
                                        LaserVision      TLC      Adjustments     TLC VISION
                                        -----------   ---------   -----------     ----------
             ASSETS
CURRENT ASSETS
Cash and cash equivalents ............   $  13,569    $  43,686    $      --       $  57,255
Short-term investments ...............       2,106           --           --           2,106
Accounts receivable ..................       9,280        7,975           --          17,255
Inventory ............................       3,908           --           --           3,908
Deferred tax asset ...................       1,966           --       (1,966) E           --
Prepaid expenses and sundry assets ...       2,047        4,162           --           6,209
                                         ---------    ---------    ---------       ---------
     Total current assets ............      32,876       55,823       (1,966)         86,733
Restricted cash ......................          --        4,889           --           4,889
Investments and other assets .........         788       14,089       (1,453) F
                                                                      (2,200) G       11,224
Intangibles ..........................      11,927       54,973      (11,927) I
                                                                      18,900  K       73,873
Goodwill .............................      35,654       32,740       81,629  K
                                                                     (35,654) J      114,369
Capital assets .......................      40,508       40,048           --          80,556
Assets under capital leases ..........          --        6,599           --           6,599
Deferred tax asset ...................       9,365           --       (9,365) E           --
                                         ---------    ---------    ---------       ---------
     Total assets ....................   $ 131,118    $ 209,161    $  37,964       $ 378,243
                                         =========    =========    =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued
  liabilities ........................   $   6,359    $  14,991    $  14,500  H    $  35,850
Accrued purchase obligations .........          --        3,000           --           3,000
Accrued restructuring costs ..........          --          892           --             892
Accrued wage costs ...................       1,155        3,254           --           4,409
Accrued legal settlements ............          --        2,100           --           2,100
Income taxes payable .................          --          565           --             565
Current portion of long-term debt ....       7,040        3,818           --          10,858
Current portion of obligations under
  capital lease ......................       1,919        2,226           --           4,145
Other accrued liabilities ............       6,523           --           --           6,523+
                                         ---------    ---------    ---------       ---------
     Total current liabilities .......      22,996       30,846       14,500          68,342
Line of credit .......................       4,506           --           --           4,506
Long-term debt .......................       2,134       11,521           --          13,655
Obligations under capital lease ......       2,974          499           --           3,473
Deferred rent and compensation .......          --          515           --             515
                                         ---------    ---------    ---------       ---------
     Total liabilities ...............      32,610       43,381       14,500          90,491
                                         ---------    ---------    ---------       ---------
Minority interest ....................       1,008        8,905           --           9,913

SHAREHOLDERS' EQUITY
Common shares ........................         280      276,434         (280) N
                                                                     110,557  L       386,991
Common shares held in treasury .......          --           --       (2,432) O       (2,432)
Warrants and options .................       1,144          532       (1,144) N
                                                                      12,839  M       13,371
Paid-in-capital and other ............     117,546           --     (117,546) N           --
Treasury stock at cost ...............        (291)          --          291  N           --
Deficit ..............................     (21,179)    (120,091)      21,179  N     (120,091)
Accumulated other comprehensive loss .          --           --           --              --
                                         ---------    ---------    ---------       ---------
     Total shareholders' equity ......      97,500      156,875       23,464         277,839
                                         ---------    ---------    ---------       ---------
     Total liabilities and
       shareholders' equity ..........   $ 131,118    $ 209,161    $  37,964       $ 378,243
                                         =========    =========    =========       =========

See accompanying notes to the unaudited pro forma combined financial statements.

                             TLC VISION CORPORATION

           Notes to Unaudited Pro Forma Combined Financial Statements

1. Basis of Pro Forma Presentation

            The TLC VISION unaudited pro forma combined financial statements reflect the estimated issuance of 26,496,672 TLC common shares for all of the outstanding shares of LaserVision common stock based on the outstanding shares of LaserVision common stock as of February 25, 2002, and the conversion number of 0.95 of a TLC common share for each share of LaserVision common stock. As a result of the acquisition on August 31, 2001 by LaserVision of certain assets and liabilities of ClearVision and certain of its subsidiaries, the unaudited pro forma combined financial statements also give effect to the combination of LaserVision and ClearVision. The purchase cost by TLC of LaserVision is based on the average market price per TLC common share of $4.1725 per share for the two days before and the two days after the signing of the merger agreement and the announcement of the proposed merger. The actual number of TLC common shares to be issued will depend on the actual number of outstanding shares of LaserVision common stock on the effective date. TLC currently owns 613,500 common shares of LaserVision and accordingly the 582,825 TLC common shares with an ascribed value of $2,432,000 to be issued by TLC to acquire these outstanding shares will be included as a component of shareholders equity.

            In addition, TLC expects to issue options to purchase TLC common shares in exchange for all the outstanding LaserVision options and warrants as of the effective date. Based on the number of LaserVision options and warrants outstanding on February 25, 2002, and additional options to be issued concurrent with the closing of this transaction, TLC estimates that it would issue options to purchase approximately 7,635,127 TLC common shares at a weighted average exercise price of $5.04 per share. The actual number of options to be granted will depend on the actual number of LaserVision options and warrants outstanding at the effective date. These unaudited pro forma combined financial statements reflect the issuance of these options based on their fair value using the Black Scholes pricing model with the following weighted average assumptions: risk-free interest of 3.72, dividend yield of 0%, volatility factor of the expected market price of TLC VISION's common shares of 0.924, and a weighted average expected option life of 1.6 years. The fair market value of the options granted is $12,839,000.

            The estimated direct transaction expenses incurred or assumed of $14,500,000 have been included as part of the total estimated purchase cost.

            The total purchase price will be allocated to the assets acquired and liabilities assumed, based on their respective estimated fair values. The allocation of the aggregate purchase price reflected in the TLC VISION unaudited pro forma combined financial statements is preliminary and represents management's best estimate of the fair value of the assets and liabilities. The actual allocation may differ materially from those assumptions after valuations and other procedures to be performed after the completion of the merger are finalized. Such allocation may differ significantly from the preliminary allocation included herein. Following is a table of the estimated total purchase cost and the intangible assets acquired (in thousands of dollars).

Estimated purchase cost
  Estimated value of securities to be issued                          $ 110,557
  Less: TLC ownership of 613,500 shares of
    LaserVision common stock                                             (2,432)
                                                                      ---------
                                                                        108,125
  TLC investment in LaserVision and deferred
     advisor fees                                                         3,653
  Replacement options granted for options and warrants                   12,839
                                                                      ---------
                                                                        124,617
  Direct transaction costs and expenses                                  11,700
  Accrued severance costs                                                 2,800
                                                                      ---------
     Total estimated purchase cost                                    $ 139,117
                                                                      =========

Purchase price allocation
Tangible net assets acquired                                          $  38,588
    Intangible assets acquired:
    Goodwill                                                             81,629
    Management agreements                                                18,900
                                                                      ---------
    Total estimated purchase price allocation                         $ 139,117
                                                                      =========

            Tangible net assets of LaserVision principally include cash and cash equivalents, short-term investments, accounts receivable, fixed assets and other assets. Liabilities assumed principally include accounts payable, accrued compensation and other accrued expenses.

            The fair values assigned to the management agreements of LaserVision and its subsidiaries as of October 31, 2001 are based on (a) the amount paid, in the case of recently entered into agreements, and (b) discounted cash flow and earnings analyses, as determined by the preliminary results of an external valuation, for all other agreements. The value assigned to these agreements could change upon completion of the valuation. As of the date of the acquisition, the average remaining term of the underlying contracts range from approximately 1.5 to 5 years. In estimating the discounted cash flows, the following assumptions were used: contract retention rate of 85%-90%; procedure volumes based on experience during the last twelve months; per procedure revenue based on experience during the last twelve months, per procedure expenses based on experience during the last twelve months; income tax rate of 39%; discount rate of 15%; a charge for the use of contributory assets based on revenue experienced during the last twelve months; and rates of return ranging from 5% to 15%.

            The charge for the use of contributory assets represents the estimated required return on both the tangible and intangible assets employed to generate future income streams. For an asset to have economic value, the asset must generate adequate cash flow to provide a fair return to the owner(s) of the capital employed in such assets. The charge is computed by quantifying the charge required to amortize the return on the asset at the rate of return commensurate with the risk profile of the asset employed. Charges for the use of contributory assets include payments for the use of: (i) net working capital,
(ii) fixed assets, and (iii) assembled work force.

            Goodwill is determined based on the residual difference between the amount paid and the values assigned to identified tangible and intangible assets. Goodwill relative to the Laser Vision acquisition is not being amortized under guidance of Statement of Financial Accounting Standards No. 141, Business Combinations and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

            If TLC and LaserVision had adopted the provisions of these standards on June 1, 2000, TLC amortization of goodwill for the year ended May 31, 2001 of $3,784,000 would not have been reflected in the pro forma combined statement of income (loss) and the pro forma loss and pro forma loss per share would have been $30,224,000 and $0.49, respectively. The new standards also require an annual impairment test related to goodwill. The amount, if any, of such an impairment loss has not been included in this unaudited pro forma financial statement.

            The unaudited pro forma combined statements of income (loss) for TLC VISION for the year ended May 31, 2001 and the six months ended November 30, 2001 have been represented in a manner which reflects management plans to present classifications of revenues and expenses in future financial statements. Management believes this presentation provides users of the financial statements with the most meaningful understanding of the combined business. Accordingly, the revenues and expenses of TLC, LaserVision and ClearVision have been reclassified from their historical presentation to reflect the proposed new classifications.

            On August 31, 2001, LaserVision acquired certain assets and liabilities of ClearVision and its subsidiaries for $4,900,000 in cash and approximately 2,100,000 shares of restricted common stock of LaserVision of which 750,000 shares are being held in escrow pending settlement of certain post acquisition purchase price contingencies. The acquisition was accounted for under the purchase method. In connection with the acquisition of ClearVision, LaserVision management does not believe there are material amounts of separately identifiable assets to be valued apart from goodwill, however, further studies which are currently in process could identify specific intangibles other than goodwill which could impact on the accompanying pro forma financial information. ClearVision provided excimer laser access and was based in Lakewood, Colorado. Additional information with respect to this transaction is included in the LaserVision 8-K dated August 31, 2001, as amended, incorporated by reference in this joint proxy statement/prospectus.

2. Pro Forma Net Income (Loss) Per Share

            The TLC VISION unaudited pro forma combined statements of income
(loss) have been prepared as if the combination of TLC and LaserVision had occurred on June 1, 2000. The pro forma combined basic and diluted net income
(loss) per share amounts are based on the weighted average number of TLC common shares outstanding during each period and the weighted average number of shares of LaserVision common stock outstanding during each period multiplied by the conversion number. The TLC options granted for LaserVision options and warrants are not included in the computation of pro forma diluted net income (loss) per share as their effect would be antidilutive. The 582,825 common shares that TLC will issue in connection with the approximately 613,500 shares of LaserVision that TLC currently owns and which will be held by a subsidiary of TLC VISION have not been reflected in the weighted average outstanding common shares outstanding for the year. The 712,500 TLC shares expected to be issued and held in escrow from the ClearVision acquisition relating to the 750,000 LaserVision shares held in escrow are excluded from the calculation of basic earnings per share.

3. Pro Forma Adjustments

            The TLC VISION unaudited pro forma combined financial statements give effect to the preliminary allocation of the total purchase cost to the assets and liabilities of LaserVision based on their relative fair values and to the amortization over the respective useful lives of amounts allocated to intangible assets.

      Pro Forma Adjustments LaserVision/ClearVision Statement of Income (Loss) - Year Ended May 31, 2001

      1. Adjustment to depreciation of ClearVision fixed assets based on fair value of assets at acquisition and depreciation policies of LaserVision.

      2. Adjustment of $742,000 to interest expense to reverse interest on ClearVision debt not assumed or repaid at the acquisition date. Additional interest of $313,000 has been reflected on the additional $5,000,000 draw (weighted average interest rate of 6.25% for the period) on LaserVision line of credit used to finance purchase of ClearVision.

      3. Adjustment to other income to reverse income on minority ownership in leasing company, which was not continued after LaserVision acquired ClearVision.

      4. Adjustment to tax (expense) benefit to reflect a 39% income tax rate on pro forma combined income (loss) before taxes.

      5. Adjustment to eliminate preferred dividends on ClearVision preferred stock which was not assumed in the acquisition of ClearVision by LaserVision.

      6. Effective May 1, 2001, LaserVision adopted the provisions of SFAS 141, Business Combinations and SFAS 142 Goodwill and Other Intangible Assets, and ceased amortization of goodwill. The pro forma combined statement of operations for LaserVision for the year ended April 30, 2001 does not reflect any amortization of goodwill relative to the ClearVision goodwill. If LaserVision had adopted the provisions of SFAS 141 and 142 on May 1, 2000, LaserVision goodwill amortization of $1,612,000 would not have been reflected in the pro forma combined statement of operations for the year ended April 30, 2001, and pro forma net income applicable to common stockholders and pro forma earnings (loss) per share-basic and diluted would have been $99,000, $0.00, and $0.00, respectively.

      7. 750,000 LaserVision shares held in escrow are excluded from the calculation of basic earnings per share.

      Pro Forma Adjustments TLC VISION Statement of Income (Loss) - Six Months Ended November 30, 2001

      8. Adjustment to depreciation of ClearVision fixed assets based on fair value of assets at acquisition and depreciation policies of LaserVision.

      9. Adjustment of $206,000 to interest expense to reverse interest on ClearVision debt not assumed or repaid at the acquisition date. Additional interest of $92,000 has been reflected on the additional $5,000,000 draw (weighted average interest rate of 5.5% for the period) on LaserVision line of credit used to finance purchase of ClearVision.

      10. Adjustment to other income to reverse income on minority ownership in leasing company, which was not continued after LaserVision acquired ClearVision.

      11. Adjustment to tax (expense) benefit to reflect a 32% income tax rate on pro forma combined income (loss) before taxes based on permanent differences on a pro forma basis.

      12. Adjustment to eliminate preferred dividends on ClearVision preferred stock which was not assumed in the acquisition of ClearVision by LaserVision.

      13. Effective May 1, 2001, LaserVision adopted the provisions of SFAS 141, "Business Combinations" and SFAS 142 "Goodwill and Other Intangible Assets," and ceased amortization of goodwill. The pro forma combined statement of operations for LaserVision for the six months ended October 31, 2001 does not reflect any amortization of goodwill.

      14. 750,000 LaserVision shares held in escrow are excluded from the calculation of basic earnings per share.

      Pro Forma Adjustments TLC VISION Statement of Income (Loss) - Year Ended May 31, 2001

      A. Adjustment to depreciation expense of $4,609,000 for the LaserVision and ClearVision fixed and intangible assets based on fair value of assets at acquisition and depreciation policies of TLC. Adjustment to amortization expense of $1,612,000 for the elimination of LaserVision's goodwill amortization expense.

      B. To reverse LaserVision's pro forma adjusted tax recovery of $864,000 based on the need for a valuation allowance on deferred tax assets reflecting the pro forma combined losses of TLC VISION.

      Pro Forma Adjustments TLC VISION Statement of Income - Six Months Ended November 30, 2001

      C. Adjustment to depreciation expense of $2,161,000 for the LaserVision and ClearVision fixed and intangible assets based on fair value of assets at acquisition and depreciation policies of TLC.

      D. To reverse LaserVision's pro forma adjusted tax recovery of $1,344,000 based on the need for a valuation allowance on deferred tax assets reflecting the pro forma combined losses of TLC VISION.

      Pro Forma Adjustments TLC VISON Balance Sheet

      E. To write-off LaserVision's current deferred tax asset of $1,966,000 and long-term deferred tax asset of $9,365,000 as a result of the need for a valuation allowance based on the combined pro forma losses of TLC VISION.

      F. To eliminate TLC's investment at November 30, 2001 in LaserVision of 613,500 common shares valued at $1,453,000.

      G.    To reverse previously deferred advisor fees of $2,200,000.

      H. To record transaction costs of $14,500,000 to be incurred or assumed by TLC associated with the transaction consisting of $11,700,000 in advisors' fees, expenses relating to preparing, printing and mailing and filing this registration statement and other expenses and regulatory filing fees and $2,800,000 in severance costs. Severance costs relate to the expected termination of one executive of LaserVision who will be paid severance in the year following the completion of the transaction.

      I. To eliminate LaserVision's intangibles of $11,927,000 prior to the allocation of the purchase price by TLC.

      J. To eliminate LaserVision's goodwill of $35,654,000 prior to the allocation of the purchase price by TLC.

      K. To allocate the aggregate purchase price of LaserVision's net assets in accordance with the purchase method of accounting as follows:

Common shareholders' equity acquired
  before adjustments E, H, I and J ................................   $ 97,500
Deduct effects of adjustments described in E, I and J .............    (58,912)
                                                                      --------
Net tangible assets ...............................................     38,588
                                                                      --------
Fair value of shares to be issued .................................    110,557

      Less TLC ownership of LaserVision shares ....................     (2,432)
                                                                      --------
                                                                       108,125
Adjustments F and G ...............................................      3,653
Fair Value of replacement options granted for LaserVision options
      and warrants ................................................     12,839
Estimated acquisition costs described in H ........................     14,500
                                                                      --------
Total purchase price ..............................................    139,117
                                                                      --------
Excess purchase price over net tangible assets acquired ...........   $100,529
                                                                      ========

Allocation of purchase price in excess of fair value of net tangible assets acquired
      Management contracts (includes amounts in I) ................   $ 18,900
      Goodwill (includes amounts in J) ............................     81,629
                                                                      --------
                                                                      $100,529
                                                                      ========

      L. The issuance of 26,496,672 TLC common shares at $4.1725 per share in exchange for all 27,891,234 outstanding LaserVision common shares as of February 25, 2002, on the basis of an exchange ratio of .95 of a TLC share for each common share of LaserVision.

      M. To record the fair value of $12,839,000 of TLC stock options issued in order to replace the outstanding LaserVision stock options and warrants.

      N. To eliminate on consolidation the shareholders' equity attributable to LaserVision's common shareholders in the amount of $97,500,000.

      O. To reflect the value of the 613,500 common shares of LaserVision currently owned by TLC, exchanged into 582,825 TLC common shares issued with an ascribed value of $2,432,000 as a component of shareholders' equity.

4. Application of New Goodwill Standard, SFAS 142

      TLC has decided to early adopt Statement of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. Effective June 1, 2001, amortization of goodwill is not required. However, the new standard introduces guidance on testing goodwill for impairment. In accordance with this new standard, TLC is required to perform a transitional impairment test on goodwill that existed as at June 1, 2001. Impairment is tested using a two-step approach, at a level of reporting referred to as a reporting unit. The first step compares the fair value of a reporting unit with its carrying amount, including goodwill, to identify potential impairment. If the fair value of a reporting unit exceeds its carrying amount, goodwill is not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, step two requires the fair value of the reporting unit's goodwill to be compared with its carrying amount to measure impairment loss, if any. The fair value of goodwill is determined in the same manner as in a business combination. An enterprise allocates the fair value of a reporting unit to all assets and liabilities, including unrecognized intangible assets, as if the reporting unit had been acquired in a business combination and the fair value was the price paid to acquire the reporting unit. In its financial results for the period ended November 30, 2001, TLC disclosed that, based on the results of step one of the transitional impairment test, TLC has identified certain reporting units for which the carrying value exceeded the fair value at June 1, 2001, indicating a potential impairment of goodwill in those reporting units. Step two of the transitional impairment test, used to determine the magnitude of a goodwill impairment, will be completed by May 31, 2002, the end of TLC's fiscal year, and any resulting impairment will be recorded as a cumulative effect of a change in accounting principle. Initial quantification of the impairment test, which may vary from the final quantification, indicates a write down of approximately $7 million to $15 million. Under the new standards, TLC VISION will also be required to perform additional tests of goodwill impairment at least annually, but more frequently if indications of impairment exist. Any impairment losses occurring after June 1, 2001 will be charged to earnings in the period the impairment is determined and recorded in operating income for that period.

      TLC VISION will re-perform the impairment test before June 1, 2002, which could result in a substantial charge to TLC VISION's earnings during the period in which the impairment test is performed. As of November 30, 2001, TLC reported goodwill of $32.7 million on its consolidated balance sheet and, on a pro forma consolidated basis the goodwill of TLC VISION was $114.4 million. The actual amount of goodwill to be recorded by TLC VISION is subject to change based upon the allocation of the purchase price to the assets acquired in the merger. For this purpose the TLC common shares issued in the merger will be valued at $4.1725, their market price immediately prior to announcement of the merger the merger, even though it represents a substantial premium to recent prices at which the shares have traded. Calculation of any impairment is performed at the level of reporting units and requires a comprehensive analysis; and neither the TLC VISION reporting units nor the valuations have been determined. However, the difference between the book value of a company and its market value may indicate that an impairment in the company's goodwill exists. Based upon the recent trading price of TLC's common shares, the pro forma consolidated book value of TLC VISION substantially exceeds its pro forma market capitalization. This is an indication that the impairment analysis to be conducted by TLC VISION may result in some portion or all of TLC VISION's pro forma goodwill of $114.4 million being deemed impaired and written off in the period in which the test occurs, the quarter ended May 31, 2002. Because the determination of whether there is an impairment of TLC VISION's goodwill will be completed at a future date and will involve many aspects of analyses which have not yet been undertaken, the amount of any write-down cannot be reliably predicted at this time.

                            PRO FORMA CAPITALIZATION

      The following table sets forth the capitalization of TLC and the pro forma capitalization of TLC VISION as of November 30, 2001 on the basis of the assumptions set forth in the TLC VISION unaudited pro forma financial information. This table should be read in conjunction with the TLC consolidated financial statements and the LaserVision consolidated financial statements, incorporated by reference in this joint proxy statement/prospectus, and the unaudited pro forma financial information for TLC VISION, including the related notes, appearing elsewhere in this joint proxy statement/prospectus.

               Pro Forma Capitalization of TLC VISION Corporation
                      (in thousands, except share amounts)
                                   (unaudited)

                                                                                                             TLC VISION
                                                                                                    TLC       Pro Forma
                                                                                                    ---       ---------
Long term debt, net of current portion .....................................................     $  12,020    $  21,634

Stockholders' equity
  Common shares, no par value; unlimited number authorized shares;
    38,065,000 issued and outstanding at November 30, 2001 and 64,562,000 pro forma (1) .....    $ 276,434    $ 386,991
  Common shares held by a subsidiary (2) ...................................................            --       (2,432)
  Warrants and options .....................................................................           532       13,371
  Deficit (3) ..............................................................................      (120,091)    (120,091)
                                                                                                 ---------    ---------
Total stockholders' equity .................................................................     $ 156,875    $ 277,839
                                                                                                 =========    =========
Total capitalization .......................................................................     $ 168,895    $ 299,473
                                                                                                 =========    =========

----------
(1) Assumes that all shares of LaserVision common stock have been exchanged for TLC common shares.

(2) Consists of 583,000 TLC common shares which will be held by a subsidiary of TLC VISION in exchange for the shares of LaserVision common stock that it currently owns.

(3)   Deficit as at November 30, 2001.

                          Comparative Market Price Data

      TLC common shares have been traded on The Toronto Stock Exchange since March 22, 1996 under the symbol "TLC." TLC common shares also have been listed on the Nasdaq National Market System since July 2, 1997 under the symbol "TLCV." On February 25, 2002, there were 534 holders of record of TLC common shares.

      LaserVision common stock has been traded on the Nasdaq National Market System since June 15, 1992 under the symbol "LVCI." On February 25, 2002, there were 404 holders of record of LaserVision common stock.

      The information shown in the table below presents the closing price per share on the Nasdaq National Market System and The Toronto Stock Exchange for TLC common shares and the closing price per share on the Nasdaq National Market System for LaserVision common stock on August 24, 2001, the last full trading day prior to the public announcement of the proposed merger, and on February 28, 2002, the last full trading day prior to the date of this joint proxy statement/prospectus, and, applying the closing prices on the Nasdaq National Market System, the equivalent value per share of LaserVision common stock based upon a conversion number of 0.95 of a TLC common share for each share of LaserVision common stock.

      Because the market price of TLC common shares is subject to fluctuation due to numerous market forces, the market value of the TLC common shares that holders of shares of LaserVision common stock will receive in the merger may increase or decrease prior to the effective time of the merger. LaserVision shareholders should obtain current market quotations for their shares and the TLC common shares. Historical market prices are not indicative of future market prices.

                                            TLC       TLC      LaserVision     Equivalent Value
                                         (Nasdaq)    (TSE)       (Nasdaq)    Per LaserVision Share
                                         --------    -----     -----------   ---------------------
Market price as of August 24, 2001....     $4.34   Cdn $6.75      $3.01              $4.12
Market price as of February 28, 2002..     $2.12   Cdn $3.44      $1.99              $2.01

      The following table sets forth the high and low sale prices per share of TLC common shares as reported on The Toronto Stock Exchange and the Nasdaq National Market System for the periods indicated.

                                                          Price Range
                                         -------------------------------------------------
                                            Nasdaq (TLCV)                TSE (TLC)
                                         -------------------     -------------------------
                                           High        Low          High           Low
                                         -------     -------     ----------     ----------
Quarter Ended
August 31, 1999 ....................     $53.500     $24.125     Cdn$ 79.00     Cdn$ 36.50
November 30, 1999 ..................      32.750      15.750          49.50          23.25
February 29, 2000 ..................      19.875      10.500          29.25          16.25
May 31, 2000 .......................      15.688       5.891          23.00           8.75

August 31, 2000 ....................     $ 8.313     $ 5.000     Cdn$ 12.20      Cdn$ 7.70
November 30, 2000 ..................       5.500       2.250           8.20           3.55
February 28, 2001 ..................       7.875       1.125          12.00           1.67
May 31, 2001 .......................       9.250       4.640          14.20           7.11

August 31, 2001 ....................     $ 5.700     $ 3.610      Cdn$ 8.70      Cdn$ 5.68
November 30, 2001 ..................       3.900       1.750           6.09           2.81
December 1, 2001 to February 28, 2002      3.600       1.950           5.77           3.11

      The following table sets forth the high and low sale prices per share of LaserVision common stock as reported on the Nasdaq National Market System for the periods indicated, adjusted for the 2-for-1 stock split which occurred in August 1999.

                                                                 Price Range
                                                            --------------------
                                                                   Nasdaq
                                                            --------------------
                                                              High         Low
                                                            -------      -------
Quarter Ended
July 31, 1999 ........................................      $37.813      $21.000
October 31, 1999 .....................................       33.750        8.500
January 31, 2000 .....................................       16.750        7.813
April 30, 2000 .......................................       12.000        3.875

July 31, 2000 ........................................      $ 7.813      $ 4.000
October 31, 2000 .....................................        6.875        3.750
January 31, 2001 .....................................        4.125        1.125
April 30, 2001 .......................................        5.188        2.219

July 31, 2001 ........................................      $ 4.000      $ 2.250
October 31, 2001 .....................................        3.660        1.520
January 31, 2002 .....................................        3.310        1.800
February 1, 2002 to February 28, 2002 ................        2.500        1.810

      Neither TLC nor LaserVision has paid cash or other dividends in the last three years. Neither TLC nor LaserVision anticipates the declaration of cash dividends prior to the effective time of the merger. See "The Companies after the Merger - Dividend Policy" for a discussion of the considerations applicable to the payment of any future dividends.

                         The Companies After The Merger

General

      Upon the completion of the merger, TLC will be renamed TLC VISION Corporation and will be continued under the laws of the province of New Brunswick. TLC VISION will continue to have its head office at 5280 Solar Drive, Suite 300, Mississauga, Ontario L4W 5M8 (Tel. No. (905) 602-2020). After the effective time of the merger, TLC will directly own all of the capital stock of LaserVision, which will continue to be a corporation governed by the Delaware General Corporation Law. The registered office of LaserVision will continue to be located at 540 Maryville Centre Drive, Suite 200, St. Louis, Missouri 63141 (Tel. No. (314) 434-6900). The head office of the U.S. operations of TLC VISION will be located in St. Louis, Missouri.

Plans and Proposals

      TLC and LaserVision believe that the merger combines the complementary strengths of each organization, enabling the value of each company's assets to be more fully realized.

      TLC and LaserVision intend to preserve their existing businesses and core competencies, operating through TLC VISION, in all material business segments in which TLC and LaserVision currently operate. TLC VISION will maintain its head office in Mississauga, Ontario and its U.S. corporate office in St. Louis, Missouri. TLC and LaserVision do not anticipate reductions in the workforces of the two companies as a result of the merger but will work following the merger to better utilize resources and control costs.

      Following the closing of the merger, TLC VISION will continue to operate the businesses currently conducted by each of TLC and LaserVision at their existing facilities. TLC's large network of affiliated doctors is expected to bring additional support to the cataract and ambulatory surgery sectors in which LaserVision currently operates and we believe TLC VISION will be able to provide a greater range of services to these affiliated doctors. Current center locations will not be changed but will be evaluated by TLC VISION on a long-term basis following the merger to determine the most advantageous locations for the combined entity. The administrative operations of the two companies will be integrated following the merger.

Directors and Officers

      The merger agreement provides that the TLC VISION board of directors will consist of eleven directors, four of whom will consist of individuals currently on the LaserVision board of directors, for one year following the effective time of the merger. The merger agreement provides that the four directors of LaserVision nominated for election as directors of TLC will receive fair representation on each committee of the TLC VISION board of directors and the by-laws of TLC VISION will provide for management's nomination of them for election as directors at the first annual meeting of shareholders of TLC VISION following the effective date of the merger. On the first anniversary of the effective time of the merger, John K. Klobnak and one other member of the TLC VISION board of directors, other than James M. Garvey, Richard Lindstrom, M.D. or David S. Joseph, will resign as directors. At that time, the number of directors of TLC VISION will be reduced to nine.

      The following table sets forth information with respect to the proposed principal executive officers and directors of TLC VISION immediately following the effective time of the merger and their beneficial share ownership and percentage of shares beneficially owned of TLC VISION on a pro forma basis as of February 25, 2002. The remaining senior management positions of TLC VISION will be filled prior to closing by individuals who currently hold similar positions in TLC and LaserVision.

                                                                                                          Pro Forma
                                                                                           Pro Forma    Percentage of    Pro Forma
                                                                                             Shares        Shares         Options
                                                                                         Beneficially   Beneficially    Beneficially
Name                                      Age  Position with TLC VISION Corporation          Owned          Owned           Owned
----                                      ---  ------------------------------------      ------------   -------------   ------------
Elias Vamvakas ........................   43    Chief Executive Officer                    3,769,203        5.8%           429,136
                                                and Chairman of the Board of Directors
John J. Klobnak .......................   50    Vice-Chairman of the Board of Directors    2,049,212        3.2          1,830,000
James C. Wachtman .....................   40    President and Chief Operating Officer      1,126,381        1.7          1,109,125
B. Charles Bono III ...................   53    Chief Financial Officer                      790,314        1.2            740,050
Lloyd D. Fiorini ......................   36    Co-General Counsel                            27,500        *               27,500
Robert W. May .........................   54    Co-General Counsel                         1,109,764        1.7          1,080,579
Dr. Jeffery Machat ....................   40    Co-National Medical Director               2,918,032        4.5             35,000
John F. Riegert .......................   72    Director                                      47,500        *               47,500
Howard J. Gourwitz ....................   53    Director                                      45,896        *               45,000
Thomas N. Davidson ....................   62    Director                                      30,000        *               30,000
Dr. William David Sullins, Jr .........   58    Director                                      78,900        *               45,000
Warren S. Rustand .....................   59    Director                                      47,928        *               45,000
Dr. Mark Whitten ......................   50    Director                                      49,384        *                8,750
James M. Garvey .......................   54    Director                                     101,705        *               91,065
Dr. Richard Lindstrom .................   54    Director                                     380,416        *              313,500
David S. Joseph .......................   59    Director                                       9,500        *                9,500
All directors and principal officers as
a group (16 persons) ..................                                                   12,581,635       17.9%         5,886,705

----------
*     Less than one percent

      Under the rules of the U.S. Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days by exercising options are deemed to be outstanding for the purpose of computing the percentage of ownership of that individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

      Pro Forma Shares Beneficially Owned includes the shares listed under the column Pro Forma Options Beneficially Owned, which are the shares subject to outstanding TLC stock options and LaserVision options and warrants which are presently exercisable or are exercisable within 60 days of February 25, 2002. The above table does not give effect to the proposed repricing of the TLC stock options described under "The Merger -- General" which may result in a reduction in the number of outstanding TLC stock options. The information provided under the column Pro Forma Percentage of Shares Beneficially Owned is based on 38,090,142 TLC common shares and 27,891,234 shares of LaserVision common stock outstanding on February 25, 2002 multiplied by 0.95.

      Pro Forma Shares Beneficially Owned also includes 1,749,516 TLC common shares held indirectly by Mr. Vamvakas through WWJD Corporation, a corporation wholly owned by the Vamvakas Family Trust, and 1,000,484 TLC common shares held indirectly by Mr. Vamvakas through Insight International Bank Corp., which is wholly owned by Mr. Vamvakas. In addition, 2,837,500 TLC common shares beneficially owned by Dr. Machat are held indirectly through 1123562 Ontario Limited, a corporation wholly owned by the Machat Family Trust. Pro Forma Shares Beneficially Owned also includes 20,000 restricted shares held by Dr. Whitten. The table excludes 234,702 TLC common shares owned by LNG Enterprises, Inc., of which Mr. Gourwitz is an associate, as defined in the Securities Act (Ontario). Pro Forma Shares Beneficially Owned also includes the following shares of LaserVision common stock allocated to the following persons and group under LaserVision's 401(k) plan: Mr. Klobnak - 4,174; Mr. Wachtman - 4,146; Mr. May - 4,105; Mr. Bono - 4,104; and all directors and officers as a group - 16,529 and includes 4,646 shares of


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

LaserVision common stock held by Mr. Bono under LaserVision's Employee Stock Ownership Plan and 11,400 shares of LaserVision common stock held by Mr. Klobnak indirectly.

      Set forth below is biographical information relating to the proposed officers and directors of TLC VISION.

      Elias Vamvakas is the Chief Executive Officer and Chairman of the Board of Directors of TLC. Prior to co-founding TLC in 1993, Mr. Vamvakas was the President of E.A. Vamvakas Insurance Agencies Limited, an insurance, financial planning and benefits provider, and the President of the Creative Planning Financial Group of Companies, a private provider of financial planning, benefits and pension plans.

      John J. Klobnak has served as Chairman of the Board and Chief Executive Officer of LaserVision since July 1988. From 1990 to 1993, Mr. Klobnak served as LaserVision's Chairman, President and Chief Executive Officer. From 1986 to 1988, he served as Chief Operating Officer and subsequently President of MarketVision, a partnership acquired by LaserVision upon its inception in 1988. Prior to 1986, Mr. Klobnak was engaged in marketing and consulting. Mr. Klobnak is currently a director of Quick Study Radiology, Inc.

      James C. Wachtman joined LaserVision as Chief Operating Officer of North America operations effective June 1996 and became President in August 1998. From 1983 until he joined LaserVision, Mr. Wachtman was employed in various positions by McGaw, Inc., a manufacturer of medical disposables. Most recently, he served as Vice President of Operations of CAPS, a hospital pharmacy division of McGaw.

      B. Charles Bono III joined LaserVision as Executive Vice President, Chief Financial Officer and Treasurer in October 1992. From 1980 to 1992, Mr. Bono was employed by Storz Instrument Company, a global marketer of ophthalmic devices and pharmaceutical products that is now a part of Bausch and Lomb Surgical, serving as Vice President of Finance from 1987 to 1992.

      Lloyd D. Fiorini, J.D., LL.M., was appointed Secretary of TLC in November 1999 and General Counsel of TLC in March 2000. Prior to joining TLC as legal counsel in July 1998, Mr. Fiorini practiced law in the Washington, D.C. offices of the law firm Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mr. Fiorini's practice focused in the areas of health care fraud and abuse, health care compliance and health care transactions. Mr. Fiorini received a Masters of Law in Health Law from Loyola University School of Law - Chicago.

      Robert W. May, J.D., joined LaserVision as its Vice-Chairman and General Counsel in September 1993. Prior to joining LaserVision as a full-time employee, Mr. May served as Corporate Secretary, General Corporate Counsel and a director of LaserVision. He was engaged in private legal practice in St. Louis, Missouri from 1985 until 1993.

      Jeffery J. Machat, MD, is the Co-National Medical Director of TLC. Prior to co-founding TLC in 1993, Dr. Machat performed laser vision correction at the Laser Eye Centre, the Toronto Laser Sight Centre, the Bochner Eye Institute and the Windsor Laser Eye Institute. Dr. Machat received his Royal College of Canada Certification in Ophthalmology in 1990. Dr. Machat was also board certified by the American Academy of Ophthalmology in 1991 and is a member of the American Society of Cataract and Refractive Surgeons and the International Society of Refractive Surgery.

      John F. Riegert has been a director of TLC since June 1995. Mr. Riegert was the Secretary of TLC from 1995 until November 1999. Prior to joining TLC, Mr. Riegert was the Chief Executive Officer of Crossroads Christian Communications Inc., a national broadcasting company, from 1992 to 1995, a private corporate consultant from 1991 to 1992, and the Vice President and Secretary-Treasurer of the Canadian Bankers' Association from 1969 to 1991.

      Howard J. Gourwitz has been a director of TLC since June 1995. Mr. Gourwitz has been a shareholder of the Southfield, Michigan law firm Gourwitz and Barr, P.C. since January 1993. Mr. Gourwitz specializes in the practice of corporate and tax law, estate and financial planning, and commercial planning, real estate, sports and entertainment law.

      Thomas N. Davidson has been Chairman of NuTech Precision Metals Inc. and Chairman of Quarry Hill Group, a private investment holding company, since 1986. NuTech Precision Metals Inc. is a manufacturer of high performance metal fabrications for the health care, aerospace, high technology and chemical industries. Mr. Davidson is past Chairman of Hanson Chemical Inc., a supplier of janitorial cleaning products, General Trust and PCL Packaging Inc., a supplier of plastic packaging. He is on the board of several Canadian and U.S. public companies and was recognized by the Financial Post as the Canadian Entrepreneur of the year in 1979.

      William David Sullins, Jr., OD, has been a director of TLC since June 1995. Dr. Sullins has been the President and Chief of Clinical Services of Athens Eye Care Clinic, P.C., a professional optometric corporation, since 1991. Dr. Sullins is a founding member and distinguished practitioner of National Academies of Practice, a Fellow and former member of the Admissions Committee of the American Academy of Optometry, a Fellow and Admissions Chair of the Tennessee Academy of Optometry, Adjunct Professor at the Southern College of Optometry, member Council on Optometric Education, and Past President and former Chairman of the Board of Trustees of the American Optometric Association. Dr. Sullins is a director of First Franklin Bankshares, a financial holding company, and of First National Bank and Trust Company. Dr. Sullins is a Fellow of the American Association of Optometry.

      Warren S. Rustand has been a director of TLC since October 1997. Mr. Rustand is currently the Managing General Partner of Harlingwood Capital Partners, a San Diego-based investment firm. Mr. Rustand was the Chairman and Chief Executive Officer of Rural/Metro Corporation, a U.S. public company providing ambulance and fire protection services, from 1996 to August 1998. Mr. Rustand was Chairman and Chief Executive Officer of The Cambridge Company Ltd., a merchant banking and management consulting company, from 1987 to 1997. From 1994 to 1997, Mr. Rustand was also the Chairman of 20/20 Laser Centers, Inc., which was acquired by TLC in 1997.

      Mark Whitten, M.D. has served as the Regional Medical Director of TLC in the Washington D.C. metropolitan area since 1997. Dr. Whitten served as Chairman of the Board at the Washington National Eye Center at Washington Hospital Center in 1992 and as Vice President of the Board of Directors from 1990 to 1991. From 1994 to 1996 Dr. Whitten was the Chairman of the Medical Society of D.C. and in 1995 was President of the Washington Ophthalmological Society. Dr. Whitten was also a council member of the American Academy of Ophthalmology between 1991 and 1996. Dr. Whitten has also been a clinical instructor for VISX, a manufacturer of excimer lasers, since 1997.

      James M. Garvey has served as a director of LaserVision since November 1995. Mr. Garvey serves as Chief Executive Officer and Managing Partner of Schroder Ventures Life Sciences Advisors, a venture capital advisory company which he joined in May 1995. From 1989 to 1995, Mr. Garvey was Director of Allstate Venture Capital, the venture capital division of Allstate Corp., after initially directing Allstate Venture Capital's health care investment activity. Mr. Garvey is currently a director of Achillion Pharmaceuticals, Inc., SunRise "At Home" Assisted Living, Inc., Discovery Therapeutics, Inc., Quick Study Radiology, Inc. and Orthovita, Inc. and has served as director and Chairman of several public and private health care companies.

      Richard L. Lindstrom, M.D. has served as a director of LaserVision since November 1995. Since 1979, Dr. Lindstrom has been engaged in the private practice of ophthalmology and has been the President of Minnesota Eye Consultants P.A., a provider of eyecare services, or its predecessor since 1989. In 1989, Dr. Lindstrom founded the Phillips Eye Institute Center for Teaching & Research, an ophthalmic research and surgical skill education facility, and he currently serves as the Center's Medical Director. Dr. Lindstrom has served as an Associate Director of the Minnesota Lions Eye Bank since 1987. He is a medical advisor for several medical device and pharmaceutical manufacturers. From 1980 to 1989, he served as a Professor of Ophthalmology at the University of Minnesota. Dr. Lindstrom received his M.D., B.A. and B.S. degrees from the University of Minnesota.

      David S. Joseph joined LaserVision's board of directors in June 2001. Mr. Joseph has been Chairman of Orthovita, Inc., a biomaterials company, since May 1999, after having previously served as President and Chief Executive Officer since 1993. He is also a member of the Board of Directors of Highway to Health, Animas Corporation, and Morphotek, Inc. He was a co-founder, President and CEO of both Site Microsurgical Systems, an


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

ophthalmic device company, acquired by Johnson and Johnson, and co-founder, President and CEO of Surgical Laser Technologies Inc., a manufacturer of laser systems and non-laser surgical devices.

Principal Holders of Securities

      To TLC's and LaserVision's knowledge, based upon current ownership of securities, TAL Global Asset Management Inc. and Elias Vamvakas are the only persons who will beneficially own, directly or indirectly, or exercise control or direction over, common shares of TLC VISION carrying more than 5% of the voting rights attached to all common shares of the company. The share information for TAL Global Asset Management Inc. is based on reports filed with Canadian securities regulatory authorities. TAL Global Asset Management Inc. will beneficially own 5,215,825 common shares of TLC VISION, representing 8.1% of the common shares of TLC VISION following the merger.

Dividend Policy

      We expect that TLC VISION will retain earnings to finance the growth and development of its business and, accordingly, we do not anticipate paying cash dividends on TLC VISION common shares in the near future. Determinations to pay future dividends and the amount thereof will be made by the board of directors of TLC VISION and will depend on its future earnings, capital requirements, financial condition and other relevant factors.

Independent Auditors

      Subject to TLC shareholder approval, Ernst & Young LLP, the current auditors of TLC, will be the independent auditors of TLC VISION and its subsidiaries.

Transfer Agent and Registrar

      The transfer agent and registrar for the TLC common shares in Canada is, and after the merger will be, CIBC Mellon Trust Company at its principal office in Toronto at 320 Bay St. P.O. Box 1, Toronto, Ontario, M5M 4A6, Telephone:
(416) 643-5500. The transfer agent and registrar for the TLC common shares in the United States is, and after the merger will be, Mellon Investor Services at its principal office in New Jersey at Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660, Telephone: (201) 296-4000.

Certain Relationships and Related Party Transactions

      In January 1999, LaserVision entered into a limited partnership agreement with Minnesota Eye Consultants for the operation of one of its roll-on/roll-off mobile systems. Dr. Richard Lindstrom, a director and medical director of LaserVision and a proposed director of TLC VISION, is president of Minnesota Eye Consultants. LaserVision is the general partner and owns 60% of the partnership. Minnesota Eye Consultants, P.A. is a limited partner and owns 40% of the partnership. LaserVision contributed equipment valued at $650,000 to the partnership and received $260,000 from Minnesota Eye Consultants. LaserVision receives a revenue-based management fee from the partnership.

      In September 2000, LaserVision entered into a five-year agreement with Minnesota Eye Consultants to provide laser access. LaserVision paid $6.2 million to acquire five lasers and the exclusive right to provide laser access to Minnesota Eye Consultants. LaserVision also assumed leases on three of the five lasers acquired. The transaction resulted in a $5.0 million intangible asset recorded as deferred contract rights which will be amortized over the life of the agreement.

      Dr. Lindstrom receives compensation from LaserVision in his capacity as medical director for both LaserVision and its mobile cataract subsidiary, Midwest Surgical Services.

      On March 1, 2001, a limited liability company indirectly wholly owned by TLC acquired all of the non-medical assets relating to the refractive practice of Dr. Mark Whitten, a proposed director of TLC VISION. The cost


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

of this acquisition was $20,000,000 with $10,000,000 paid in cash on March 1, 2001 and the remaining $10,000,000 payable in four equal installments on each of the first four anniversary dates of closing. In addition, TLC has entered into services agreements with companies that own Dr. Whitten's refractive satellite operations located in Frederick, Maryland, and Charlottesville, Virginia, under which TLC will provide such companies with services in return for a fee. Under the purchase agreement, Dr. Whitten has also agreed to a non-competition covenant which will cease to apply if TLC fails to pay the deferred portion of the purchase price.

      Dr. Whitten also entered into an employment agreement effective March 1, 2001 with a professional corporation in which TLC has an exclusive management agreement. Dr. Whitten agreed to be employed for 15 years to perform refractive surgery at TLC sites through this professional corporation. For so long as Dr. Whitten's employment agreement is in force, Dr. Whitten will have one of the three seats on the management board of the TLC limited liability company that acquired his assets.

      On December 13, 2001, TLC entered into a consulting services agreement with Warren Rustand, a director of TLC, and J.L. Investment, Inc., a corporation controlled by Mr. Rustand. The agreement provides for Mr. Rustand and J.L. Investment, Inc. to oversee the development of TLC's international business development project. The term of the engagement is the six-month period from January 1, 2002 to June 30, 2002 for which TLC shall pay a fee of $125,000.

      The interests of members of the proposed management and board of directors of TLC VISION in the merger are discussed under "The Merger -- Interests of Specified Persons in the Merger."


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

                        DESCRIPTION OF TLC SHARE CAPITAL

General

      The authorized capital of TLC consists of an unlimited number of common shares, of which 38,090,142 common shares were outstanding as of February 25, 2002. The common shares entitle holders to one vote per share at all meetings of shareholders of TLC, to share ratably in any dividends declared by the board of directors on the common shares and to receive the property remaining after the satisfaction of prior claims in the event of a dissolution of TLC.

TLC Shareholder Rights Plan

      In 1999, TLC shareholders approved the adoption of a shareholders rights plan. The material terms of the rights plan are summarized below. The proposed merger does not trigger the terms of the shareholder rights plan and the rights plan agreement will remain in force after the merger. Reference should be made to the actual provisions of the shareholder rights plan agreement between TLC and CIBC Mellon Trust Company as rights agent, a copy of which has been filed as an exhibit to the registration statement of which this joint proxy statement/prospectus is a part.

      Rights

      One right has been issued and is attached to each outstanding common share of TLC. A right only becomes exercisable upon the occurrence of a flip-in event, which is a transaction by which a person becomes an acquiring person and which otherwise does not meet the requirements of a permitted bid.

      When exercised, a right entitles each TLC shareholder who is not then attempting to acquire control of TLC to purchase additional TLC common shares at a substantial discount to market value. This purchase would cause substantial dilution to the person or group of persons attempting to acquire control of TLC, other than by way of a permitted bid. The rights will expire on the termination of the rights plan, unless redeemed before such time.

      Acquiring Person

      An acquiring person is generally a person who becomes the beneficial owner of 20% or more of the outstanding TLC common shares. Under the rights plan, there are various exceptions, including:

      (1) a person who acquires 20% or more of the outstanding common shares due to:

            o     acquisitions of common shares by TLC;

            o     pro rata distributions of common shares by TLC; or

            o the issuance of common shares on an exempt private placement basis, subject to certain limits; and

      (2) underwriters who obtain TLC common shares for the purposes of a public distribution.

      Beneficial Ownership

      The thresholds for triggering the rights plan are based on the percentage of shares that are beneficially owned by a person. This is defined in terms of legal or equitable ownership of TLC common shares. In addition, a person is deemed to be the beneficial owner of TLC common shares in circumstances where that person, and its affiliates or associates and any other person acting jointly or in concert with such person, has a right to acquire TLC common shares within 60 days. There are various exceptions to this rule, including:

      o     persons who tender TLC common shares under a take-over bid;


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

      o     persons such as portfolio managers who hold as nominees;

      o persons who enter into lock-up agreements on certain terms and conditions; and

      o persons who have been given proxies to vote other persons' TLC common shares in connection with a public proxy solicitation, or who have agreements as to how they will vote their common shares.

      Permitted Bid

      If a take-over bid is structured as a permitted bid, a flip-in event will not occur and the rights will not become exercisable. The requirements of a permitted bid include the following:

      o the take-over bid must be made to all shareholders by means of a take-over bid circular;

      o the take-over bid must not permit the bidder to take up any TLC common shares that have been tendered to the take-over bid prior to the expiry of a period not less than 60 days after the take-over bid is made, and then only if at such time more than 50% of the TLC common shares held by the independent shareholders, being shareholders other than the bidder, its affiliates and persons acting jointly or in concert with such bidder, have been tendered to the take-over bid and not withdrawn;

      o the take-over bid must contain an irrevocable and unqualified provision that, unless it is withdrawn, TLC common shares may be tendered at any time during the 60 day period referred to above and that any common shares deposited under the take-over bid may be withdrawn until they have been taken up and paid for; and

      o if more than 50% of the TLC common shares held by independent shareholders are tendered to the take-over bid within the 60-day period, then the bidder must make a public announcement of that fact and the take-over bid must then remain open for an additional 10 business days from the date of such public announcement.

      The rights plan also allows a competing permitted bid to be made while a permitted bid is in existence. A competing permitted bid is a take-over bid that is made after a permitted bid has been made but prior to its expiry, and which satisfies all of the requirements of a permitted bid except that it may expire on the same date as the permitted bid, provided that the competing permitted bid is open for a minimum of 21 days.

      The requirements of a permitted bid and competing permitted bid enable TLC shareholders to decide whether the take-over bid or any competing permitted bid is adequate on its own merits, without being influenced by the likelihood that a take-over bid will succeed. Moreover, if there is sufficient support for a take-over bid such that at least 50% of the outstanding TLC common shares have been tendered to it, a shareholder who has not yet tendered to that bid will have a further 10 business days in which to decide whether to withdraw its TLC common shares from a competing take-over bid, if any, and whether to tender to the take-over bid.

      Waiver and Redemption

      The TLC board of directors may waive the application of the rights plan to a particular take-over bid or redeem the rights in the following circumstances:

      o a waiver can only be given where a take-over bid is made by way of a take-over bid circular;

      o a waiver given in respect of one take-over bid constitutes an automatic waiver in respect of all other competing take-over bids;

      o a waiver may be given in the event of an acquisition of TLC common shares by any person over the 20% threshold, provided that such person agrees to dispose of the excess shares within 30 days, if such acquisition was inadvertent and without any intention to cause a flip-in event, and otherwise within 10 days; and

      o the rights are deemed to be redeemed upon the successful completion of a permitted bid or a competing permitted bid if a waiver has been given in respect of any other take-over bid made by way of circular.

      The TLC board of directors may, however, terminate the rights plan, with prior shareholder approval, at any time prior to the occurrence of a flip-in event by redeeming all of the rights that are then outstanding at a price of Cdn$0.0001 per right.

      Termination

      The rights plan will expire on the fifth anniversary of its adoption, namely on November 4, 2004. However, shareholder reconfirmation of the rights plan is required at the first annual TLC shareholder meeting after the third anniversary of the rights plan, namely at the TLC shareholder meeting to be held after November 4, 2002.


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

                                 BUSINESS OF TLC

      For a more detailed description of the business of TLC we encourage you to refer to TLC's annual report on Form 10-K/A for the fiscal year ended May 31, 2001, including TLC's audited consolidated financial statements and TLC's Management's Discussion and Analysis of Financial Condition and Results of Operations, incorporated by reference in this joint proxy statement/prospectus.

General

                           TLC Laser Eye Centers Inc.
                                5280 Solar Drive
                                    Suite 300
                              Mississauga, Ontario
                                 L4W 5M8, Canada
                                 (905) 602-2020

      TLC is one of the largest providers of laser vision correction services in North America. TLC owns and manages eye care centers which, together with TLC's network of over 12,500 eye care doctors, provide laser vision correction of common refractive vision disorders such as nearsightedness, farsightedness and astigmatism. Laser vision correction is an out-patient procedure that is designed to change the curvature of the cornea to reduce or eliminate a patient's reliance on eyeglasses or contact lenses. TLC, which commenced operations in September 1993, currently has 59 eye care centers in 28 states and provinces throughout the United States and Canada. More than 350,000 paid refractive procedures have been performed at TLC centers, including over 122,800 performed at TLC's centers during fiscal 2001.

      More than 95% of the excimer laser procedures currently performed at TLC's eye care centers are Laser In-Site Keratomileusis, known as LASIK. In LASIK, an automated microsurgical instrument called a microkeratome is used to create a thin corneal flap which remains hinged to the eye. The flap is pulled back and the excimer laser pulses are applied to the inner layers of the eye. The remaining procedures are Photofractive Keratectomy, known as PRK, in which the excimer laser pulses are applied directly to the cornea. TLC's medical directors believe LASIK generally allows for more precise correction than PRK for higher levels of nearsightedness and farsightedness, with or without astigmatism, greater predictability of results and decreased probability of regression. TLC considers itself a clinical leader in the field of vision correction procedures. TLC's medical directors continually evaluate new vision correction technologies and procedures and seek to ensure that patients at TLC's eye care centers are receiving the highest quality vision care.

      In the past year, TLC affirmed its strategy to position itself as a premium provider of laser vision correction services. TLC believes that superior quality of care and outstanding clinical results will be the long-term determinants of success in the laser vision correction industry.

      In response to the recent industry turmoil, TLC retained the services of a national consulting firm and undertook an extensive review of its internal structures, market position, resources and future strategies. That review supported TLC's decision to maintain its premium brand model. TLC decided that its focus would remain on maximizing revenues through TLC's co-management model and innovative marketing programs, controlling costs without compromising superior quality of care and clinical outcomes and pursuing additional growth opportunities for its core laser vision correction business through its TLC Affiliate Center Program and strategic acquisitions.

Recent Developments

      On December 5, 2001, TLC announced the departure of Thomas G. O'Hare as President and Chief Operating Officer effective December 7, 2001. For a description of Mr. O'Hare's separation agreement, see "Information Regarding the TLC Shareholder Meeting - Information on Executive Compensation - Employment Contracts - Thomas G. O'Hare."

      On December 10, 2001, TLC announced that it had initiated a review of the carrying value of its long-term investment in LaserSight Inc. under current accounting guidelines. Following that review, TLC has taken a write-down of approximately $20.0 million for this and other investments which is reflected in TLC's unaudited consolidated financial statements as of and for the six months ended November 30, 2001, incorporated by reference in this joint proxy statement/prospectus.

      On January 10, 2002, TLC announced its financial results for the second quarter ended November 30, 2001. TLC reported an operating loss of $0.23 per share compared to an operating loss of $0.27 per share for the second quarter of fiscal 2001. Including restructuring and other charges, investment write-downs, including the write-down to adjust the carrying value of its investment in LaserSight, and non-cash charges relating to the amortization of intangibles from acquisitions, TLC reported a net loss of $0.88 per share compared to a net loss of $0.74 per share for the second quarter of fiscal 2001.


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

                             Business of LaserVision

      For a more detailed description of the business of LaserVision refer to LaserVision's annual report on Form 10-K for the fiscal year ended April 30, 2001, including LaserVision's audited consolidated financial statements and LaserVision Management's Discussion and Analysis of Financial Condition and Results of Operations, incorporated by reference in this joint proxy statement/prospectus.

General

                           Laser Vision Centers, Inc.
                           540 Maryville Centre Drive
                                    Suite 200
                            St. Louis, Missouri 63141
                                 (314) 434-6900

      LaserVision provides access to computer controlled lasers called excimer lasers, automated surgical instruments used to create a thin flap on the eye called microkeratomes, other equipment and value added support services such as training, technical support and equipment maintenance to eye surgeons for the treatment of nearsightedness, farsightedness, astigmatism and cataracts primarily in the United States. Much of LaserVision's equipment is mobile and is routinely moved from location to location in response to customer demand for procedures. LaserVision also provides equipment at fixed locations. LaserVision's flexible delivery system enlarges the pool of potential locations, eye surgeons and patients that it can serve, and allows it to effectively respond to changing market demands.

      Eye surgeons pay LaserVision a fee for each procedure they perform using its equipment. LaserVision typically provides each piece of equipment to many different eye surgeons, which allows LaserVision to more efficiently use the equipment and offer it at an affordable price. LaserVision refers to its practice of providing equipment to multiple eye surgeons as shared access.

      Eye surgeons take advantage of LaserVision's shared access and flexible delivery system for a variety of reasons including the ability to:

      o     avoid a large capital investment;

      o eliminate the risks associated with buying high-technology equipment that may rapidly become obsolete;

      o obtain technical support provided by its laser engineers and microkeratome technicians;

      o     use the equipment without responsibility of maintenance or repair;

      o cost-effectively serve small to medium-sized markets and remote locations; and

      o     serve satellite locations even in large markets.

      LaserVision provides a broad range of support services to the eye surgeons who use its equipment, including initial training of physicians and staff, technical support and equipment maintenance, marketing, clinical advisory service, patient financing, partnership opportunities and practice satelliting. Eye surgeons who are developing their practices, or who perform limited numbers of procedures, find LaserVision's support services particularly attractive. LaserVision continues to look for ways to expand its support services, so that it can offer value to those surgeons who perform enough procedures to otherwise justify the purchase of their own equipment.

      LaserVision provides mobile cataract equipment and services through its Midwest Surgical Services, Inc., Southeast Medical, Inc. and Southern Ophthalmics, Inc. subsidiaries. LaserVision's OR Providers, Inc. subsidiary provides cataract equipment and services at fixed sites. The cataract division focuses on developing relationships between local hospitals, referring optometrists and eye surgeons in small to medium-sized markets. In this way,


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LaserVision expands the demand for "close to home" cataract surgery which
LaserVision makes economically feasible through its shared-access approach and mobile systems.

Recent Developments

      On August 31, 2001, LaserVision completed the acquisition of substantially all of the assets and certain of the liabilities of ClearVision Laser Centers, Inc., a Nevada corporation, and its wholly owned subsidiaries, under the terms of an asset purchase agreement by and among LaserVision and ClearVision. ClearVision developed and operated excimer laser centers for the correction of refractive vision disorders and provided mobile access to excimer lasers in 13 states in the United States.

      Under the terms of the asset purchase agreement, LaserVision paid an aggregate of $4,882,242 in cash and issued 2,129,085 shares of LaserVision common stock to ClearVision as consideration for the purchase of the acquired assets. Of the 2,129,085 shares of LaserVision common stock issued to ClearVision, an aggregate of 750,000 shares were placed in escrow as security for the payment of certain post-closing purchase price adjustments and any indemnity claims which may be owed by ClearVision to LaserVision under the terms of the asset purchase agreement. LaserVision also entered into a registration rights agreement with respect to the 2,129,085 shares of LaserVision common stock issued to ClearVision in the transaction under which LaserVision agreed to register such shares under the U.S. Securities Act of 1933, as amended, upon the terms and conditions set forth in the registration rights agreement, as reflected in LaserVision's unaudited consolidated financial statements as of and for the six months ended October 31, 2001, incorporated by reference in this joint proxy statement/prospectus.

      On February 11, 2002, LaserVision announced the number of procedures performed for the third quarter ended January 31, 2002. LaserVision reported that it had performed over 34,340 refractive cases in the United States during the third quarter ended January 31, 2002, a 6% decline compared to the third quarter a year ago and a 28% increase from the previous quarter.


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                        COMPARISON OF SHAREHOLDER RIGHTS

      Following the merger, the shareholders of LaserVision, a Delaware corporation, will become shareholders of TLC, which will be continued under the laws of the province of New Brunswick and will change its name to TLC VISION Corporation. TLC is currently an Ontario corporation. The following is a summary of the material differences between the current rights of LaserVision and TLC shareholders and the rights of shareholders under New Brunswick law. These differences arise from differences between the Delaware General Corporation Law, the Business Corporations Act (Ontario) and the Business Corporations Act (New Brunswick), and between LaserVision's articles of incorporation and by-laws, TLC's articles of incorporation and by-laws, and the proposed articles and by-laws of TLC VISION. For a more detailed description of the rights of LaserVision shareholders and TLC shareholders you should refer to the relevant provisions of Delaware, Ontario and New Brunswick law, the LaserVision articles and LaserVision by-laws, the TLC articles and the TLC by-laws and the proposed articles and by-laws of TLC VISION. For information as to where the governing instruments of LaserVision and TLC may be obtained, see "Where You Can Find More Information." The proposed articles and by-laws of TLC VISION appear as Appendix D to this joint proxy statement/prospectus.

Ontario Law Compared to New Brunswick Law

      Upon the issuance of a certificate of continuance under New Brunswick law, the shareholders of TLC, a corporation incorporated under the laws of the province of Ontario, will become shareholders of a corporation continued under the laws of the province of New Brunswick. Generally, Ontario and New Brunswick law provide substantially similar rights to shareholders of a corporation existing under either of those jurisdictions. New Brunswick law contains derivative action, oppression, and dissent and appraisal rights similar to those provided by Ontario law. There are, however, differences between Ontario and New Brunswick law which will result in various changes to the rights of TLC shareholders. The following is a summary of the significant differences between Ontario and New Brunswick law which may affect the rights of TLC shareholders. The following is a summary only and does not purport to be a comprehensive statement of the statutory provisions to which reference is made.

      Residency and Qualification of Directors

      New Brunswick law does not require directors to be residents or citizens of Canada. Accordingly, following the continuance, TLC will not be required to have a majority of directors who are resident Canadians on the board of directors of TLC, or any committee thereof, as currently required under Ontario law.

      Cumulative Voting

      Under New Brunswick law, shareholders have cumulative voting rights in the election of directors. Ontario law permits, but does not require, such cumulative voting rights. Cumulative voting rights permit each shareholder entitled to vote at a meeting of shareholders to cast a number of votes equal to the number of shares held by the shareholder multiplied by the number of directors to be elected. The shareholder is entitled to cast all such votes in favor of one candidate for director or distribute them among the candidates in any manner. The articles of continuance of TLC, however, provide that, subject to applicable law, the shareholders of TLC will not have cumulative voting rights. Such provision has been included in the articles of continuance to anticipate any potential future amendment of New Brunswick law, should New Brunswick law be amended to permit articles to provide that such cumulative voting rights will not be available to shareholders subject to New Brunswick law. Shareholders should note, however, that New Brunswick law does not currently contain any such provision permitting articles to provide that such cumulative voting rights will not apply.

      Auditors and Financial Statements

      After the merger, TLC Vision intends to prepare and deliver quarterly and annual financial statements in accordance with U.S. and Canadian generally accepted accounting principles. As described above, TLC, notwithstanding continuance under New Brunswick law, will continue to be subject to applicable securities laws in Canada and the rules of The Toronto Stock Exchange which provide for comprehensive financial reporting and audit


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requirements including, for example, preparation and delivery of audited financial statements in accordance with Canadian generally accepted accounting principles and the appointment of an audit committee. Accordingly, the following differences between Ontario and New Brunswick law will not impact the financial statements and audit requirements currently imposed upon TLC by such securities laws and stock exchange rules. New Brunswick law does not require TLC to appoint an auditor or require that financial statements be subject to audit. Further, New Brunswick law does not require financial statements to be prepared in accordance with Canadian generally accepted accounting principles. Under Ontario law, a public company is required to appoint an auditor and to deliver audited financial statements to shareholders. Such financial statements, under the Securities Act (Ontario), are required to be prepared in accordance with standards of the Canadian Institute of Chartered Accountants. Further, under Ontario law, TLC is required to appoint an audit committee. New Brunswick law does not contain a similar requirement.

      Share Capital

      Under Ontario law, there is no provision for par value shares. Under New Brunswick law, share capital may be specified as having a par value or no par value. The proposed TLC Vision articles continue to provide for only non-par value shares.

      Pre-Emptive Rights

      Under New Brunswick law, unless otherwise provided in the articles of a corporation, shareholders generally have pre-emptive rights with respect to the issuance of certain securities of the corporation. However, New Brunswick law provides that a corporation which has its shares listed on a prescribed stock exchange, including The Toronto Stock Exchange, is not subject to the otherwise applicable pre-emptive rights provisions in the New Brunswick Act. Furthermore, the proposed TLC Vision articles specifically provide that such pre-emptive rights will not be available to shareholders of the corporation. Under Ontario law, the granting of pre-emptive rights is permissive rather than mandatory and there is no provision in the articles of TLC for pre-emptive rights.

      Take-Over Bid Rules

      Ontario law does not prescribe take-over bid rules and requirements. Applicable securities laws, however, contain comprehensive take-over bid rules which stipulate a 20% threshold for their application to an offer to acquire shares. Generally stated, these rules provide that any person or company which offers to acquire shares which result in such person or company holding more than 20% of the outstanding shares of TLC, must, with certain exceptions, make an identical offer to all the shareholders of TLC. The corresponding percentage under New Brunswick law is 50%; however, the 20% threshold under applicable securities laws will continue to apply to TLC Vision.

      Financial Assistance

      Under New Brunswick law, the articles of TLC may provide that financial assistance may be given to certain persons and related corporations notwithstanding solvency tests otherwise prescribed in New Brunswick law. The TLC Vision articles do not so provide. Ontario law does not prescribe solvency tests for financial assistance but requires that all material financial assistance provided to certain persons and related corporations be disclosed to shareholders.

      Shareholder Proposals

      New Brunswick law provides that holders of not less than 10% of the voting shares of TLC may submit a proposal with respect to the election of directors. The corresponding threshold under Ontario law is 5%. However, the articles of continuance of TLC specifically provide that holders of not less than 5% of the voting shares of TLC may submit a proposal with respect to the election of directors.


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      Mandatory Solicitation of Proxies

      As described above, TLC, notwithstanding continuance under New Brunswick law, will continue to be subject to applicable securities laws and The Toronto Stock Exchange rules which provide for comprehensive mandatory proxy solicitation rules. Accordingly, the following differences between New Brunswick and Ontario law will not impact upon the requirement for the mandatory solicitation of proxies by TLC currently imposed upon TLC by such securities laws and stock exchange rules. New Brunswick law contains no provisions relating to the mandatory solicitation of proxies. Ontario law provides that, in the event a corporation offers its securities to the public, management must, with respect to any meeting of shareholders, provide a form of proxy together with the giving of notice of such meeting to each shareholder who is entitled at that time to receive notice of the meeting. Under Ontario law, proxies cannot be solicited without the delivery of either a management or a dissident's proxy circular.

      Requisition of Meeting by Shareholders

      New Brunswick law provides that holders of not less than 10% of the voting shares of TLC may require the directors to call a meeting of shareholders. The corresponding threshold under Ontario law is 5%.

      Investigations of TLC

      Under New Brunswick law, the holders of not less than 10% of the issued shares of any class of a corporation may apply to the court for an order requiring that an investigation be made of a corporation or of any affiliated corporation. Under Ontario law, any security holder, which includes any shareholder, may make such an application.

Delaware Law Compared to New Brunswick Law

      LaserVision shareholders, whose rights are currently governed by the LaserVision certificate of incorporation, the LaserVision by-laws and Delaware law, will, upon completion of the merger, become shareholders of TLC VISION and their rights with respect to TLC VISION common shares will be governed by the articles and by-laws of TLC VISION and the laws of the province of New Brunswick. Generally, Delaware and New Brunswick law provide substantially similar rights to shareholders of a corporation existing under either of those jurisdictions. There are, however, differences between Delaware and New Brunswick law which will result in various changes to the rights of LaserVision shareholders. The following is a summary of the significant differences between Delaware and New Brunswick law which may affect the rights of LaserVision shareholders. The following is a summary only and does not purport to be a comprehensive statement of the statutory provisions to which reference is made.

      Share Capital

      TLC's authorized capital stock is described under "Description of TLC Share Capital" and will remain the same upon the continuance of TLC under the laws of New Brunswick. The total authorized shares of capital stock of LaserVision consists of 50,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. On the close of business on February 25, 2002, 27,891,234 shares of LaserVision common stock were issued and outstanding and no shares of LaserVision preferred stock were issued and outstanding.

      The LaserVision certificate of incorporation provides that the LaserVision board of directors is authorized to provide for the issuance from time to time of shares of LaserVision preferred stock in one or more series. The LaserVision board of directors is expressly authorized to fix the designations, powers, including voting powers, preferences, rights, qualifications, limitations, restrictions and other terms of any series of LaserVision preferred stock. The LaserVision board of directors may also increase the number of shares of any series subsequent to the issuance of shares of such series.


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      Filling Vacancies on the Board of Directors

      Under New Brunswick law, a quorum of directors may appoint one or more directors to fill a vacancy among the directors as long as the director or directors so appointed holds office for a term expiring at the close of the next annual meeting of shareholders. However, New Brunswick law provides that a vacancy created by an increase in the number of directors must be filled by the shareholders.

      Delaware law and the by-laws of LaserVision provide that vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless otherwise provided in the certificate of incorporation or by-laws.

      Vote Required for Extraordinary Transactions

      Under New Brunswick law, certain extraordinary corporate actions, such as certain amalgamations, other than with a direct or indirect wholly owned subsidiary, continuances, and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and, if ordered by a court, arrangements, are required to be approved by special resolution. A special resolution is a resolution passed at a meeting by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

      Delaware law requires the affirmative vote of holders of a majority of the outstanding stock entitled to vote thereon to authorize any merger, consolidation, dissolution or sale of substantially all of the assets of a corporation, except that, unless required by its certificate of incorporation:

      o no authorizing shareholder vote is required of a corporation surviving a merger if

            (1) such corporation's certificate of incorporation is not amended in any respect by the merger;

            (2) each share of stock of such corporation outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and

            (3) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued and delivered in the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued in the merger do not exceed 20% of such corporation's outstanding common stock immediately prior to the effective date of the merger; and

      o in certain limited circumstances, no authorizing shareholder vote is required of a corporation to authorize a merger with or into a single direct or indirect wholly owned subsidiary of such corporation. Shareholder approval is also not required under Delaware law for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock, so long as the parent corporation is the surviving corporation.

      Amendment to Governing Documents

      Under New Brunswick law, an amendment to the articles of a corporation requires the approval of the holders of at least two-thirds of the outstanding shares entitled to vote on the proposed amendment. The holders of the outstanding shares of a class or series are entitled to vote as a separate class on a proposed amendment that would:


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      o     increase or decrease the maximum number of authorized shares of the class or increase the maximum number of authorized shares of a class or series having rights equal or superior to the class or series;

      o effect an exchange, reclassification or cancellation of all or part of the shares of such class or series;

      o add, change or remove the rights, privileges, restrictions or conditions attached to the shares of the class or series;

      o increase the rights or privileges of any class or series of shares having rights or privileges equal or superior to the class or series;

      o create a new class or series of shares equal or superior to the shares of the class or series;

      o make any class or series of shares having rights or privileges inferior to the shares of the class equal or superior to the shares of the class or series;

      o effect an exchange or create a right of exchange of the shares of another class or series into shares of the class or series; or

      o add, change or remove restrictions on the transfer of the shares of the class or series.

      If any proposed amendment would affect the shares of a series in the manner different from other shares of the same class, the holders of that series are entitled to vote separately as a series on the proposed amendment.

      New Brunswick law states that unless the articles or by-laws otherwise provide, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. When the directors make, amend or repeal a by-law, they are required under New Brunswick law to submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders. The shareholders may then confirm, reject or amend the by-law, amendment or repeal by an ordinary resolution. An ordinary resolution is one which is passed by a majority of the votes cast by shareholders who voted on the resolution.

      Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the board of directors and the approval of the holders of a majority of the outstanding stock entitled to vote upon the proposed amendment. The holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would:

      o increase or decrease the aggregate number of authorized shares of the class;

      o     increase or decrease the par value of the shares of the class; or

      o alter or change the powers, preferences or special rights of the shares of the class, so as to affect them adversely.

      If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class.

      Under Delaware law, unless a corporation's certificate of incorporation provides otherwise, the shareholders entitled to vote have the power to adopt, amend or repeal the corporation's by-laws. The LaserVision certificate of incorporation and by-laws provide that the LaserVision board of directors and LaserVision shareholders are each expressly authorized to amend or repeal the LaserVision by-laws.


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      Cumulative Voting

      Under New Brunswick law, shareholders have cumulative voting rights in the election of directors. Delaware law permits, but does not require, such cumulative voting rights. Shareholders of LaserVision do not have the right to cumulate their votes in the election of directors. Cumulative voting rights permit each shareholder entitled to vote at a meeting of shareholders to cast a number of votes equal to the number of shares held by the shareholder multiplied by the number of directors to be elected. The shareholder is entitled to cast all such votes in favor of one candidate for director or distribute them among the candidates in any manner. The articles of continuance of TLC, however, provide that, subject to applicable law, the shareholders of TLC will not have cumulative voting rights. Such provision has been included in the articles of continuance to anticipate any potential future amendment of New Brunswick law, should New Brunswick law be amended to permit articles to provide that such cumulative voting rights will not be available to shareholders subject to New Brunswick law. Shareholders should note, however, that New Brunswick law does not currently contain any such provision permitting articles to provide that such cumulative voting rights will not apply.

      Quorum of Shareholders

      Under New Brunswick law, a quorum consists of a majority of shares entitled to vote present in person or represented by proxy unless the articles or by-laws provide otherwise. The proposed TLC VISION by-laws will provide that a quorum consists of two persons present in person and entitled to vote at the meeting and holding or representing by proxy not less than 20% of the votes entitled to vote at the meeting.

      Under Delaware law, a quorum consists of a majority of shares entitled to vote present in person or represented by proxy unless the certificate of incorporation or by-laws provide otherwise. The LaserVision by-laws do not alter the majority requirement of this statutory quorum requirement.

      Shareholder Inspection Rights; Shareholder Lists

      Under New Brunswick law, a shareholder has the right during usual business hours to inspect in person or by agent or attorney, records containing copies of the articles and by-laws of the corporation and any amendments to these articles and by-laws, minutes of all meetings and resolutions of the shareholders, copies of all notices of directors and notices of registered office, the names and addresses of all persons who are or have been directors of the corporation and a copy of the share register of the corporation.

      Under Delaware law, any shareholder, in person or by attorney or other agent, may inspect for any proper purpose LaserVision's stock ledger, a list of its shareholders and its other books and records by serving the corporation with a written demand, given under oath, that states his purpose for doing so. A proper purpose is a purpose reasonably related to such person's interest as a shareholder. A complete list of shareholders entitled to vote at any meeting of shareholders must be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least 10 days prior to such meeting. The list must also be kept at the place of the meeting during the whole time of the meeting and may be inspected by any shareholder who is present at the meeting.

      Dissenters' Rights

      New Brunswick law provides that shareholders of a New Brunswick corporation are entitled to exercise dissenters' rights and to be paid the fair value of their shares in certain circumstances. New Brunswick law does not distinguish for this purpose between listed and unlisted shares. These circumstances include:

      o any amalgamation with another corporation, other than with certain affiliated corporations;

      o an amendment to the corporation's articles to add, change or remove any provisions restricting the issue, transfer or ownership of shares;

      o an amendment to the corporation's articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on;


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      o     a continuance under the laws of another jurisdiction;

      o a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business;

      o a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; or

      o certain amendments to the articles of a corporation which require a separate class or series vote,

provided that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

      Under New Brunswick law, a shareholder may be able to, in addition to exercising dissenters' rights, seek an oppression remedy for any act or omission of a corporation which is oppressive, unfairly prejudicial to, or that unfairly disregards, a shareholder's interests. This remedy is described in more detail below under "- Oppression Remedy."

      Under Delaware law, holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger or consolidation by demanding payment in cash for their shares equal to the fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, of such shares, as determined by a court in an action timely brought by the corporation or the dissenters. Delaware law grants dissenters' appraisal rights only in the case of mergers or consolidations, and not in the case of a sale or transfer of assets or a purchase of assets for stock regardless of the number of shares being issued. Further, no appraisal rights are available for shares of any class or series listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders, unless the agreement of merger or consolidation requires the holders thereof to accept for such shares anything other than:

      o     stock of the surviving corporation;

      o shares of stock of another corporation which shares of stock are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders;

      o cash in lieu of fractional shares, in the circumstances listed above; or

      o     some combination of the above.

In addition, such rights are not available for any shares of the surviving corporation if the merger did not require the vote of the shareholders of the surviving corporation.

      Oppression Remedy

      New Brunswick law provides an oppression remedy that enables a court to make any order, both interim and final, to rectify the matters complained of if the court is satisfied upon application by a complainant that:

      o any act or omission of the corporation or an affiliate effects a result;

      o the business or affairs of the corporation or an affiliate are or have been carried on or conducted in a manner; or

      o the powers of the directors of the corporation or an affiliate are or have been exercised in a manner,

that is oppressive or unfairly prejudicial to, or that unfairly disregards, the interest of any security holder, creditor, director or officer of the corporation.


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      A complainant includes:

      o a present or former registered holder or beneficial owner of securities of the corporation or any of its affiliates;

      o a present or former officer or director of the corporation or any of its affiliates;

      o     the Director under the Business Corporations Act (New Brunswick);

      o any other person who in the discretion of the court is a proper person to make such application; and

      o     a creditor of the corporation.

      The oppression remedy provides the court with an extremely broad and flexible jurisdiction to intervene in corporate affairs to protect the reasonable expectations of shareholders and other complainants. While conduct which is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court's jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights. Furthermore, the court may order a corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint, as in the case of a derivative action.

      Delaware law does not provide for a similar remedy.

      Derivative Action

      Under New Brunswick law, a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation. Under New Brunswick law, no action may be brought and no intervention in an action may be made unless the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court if:

      o the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action;

      o     the complainant is acting in good faith; and

      o it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

      Under New Brunswick law, the court in a derivative action may make any order it thinks fit and may order a corporation or its subsidiary to pay the complainant's reasonable legal fees and disbursements.

      Derivative actions may be brought in Delaware by a shareholder on behalf of, and for the benefit of, a corporation governed by Delaware law. Delaware law provides that a shareholder must aver in the complaint that he or she was a shareholder of the corporation at the time of the transaction of which he or she complains or that his or her shares thereafter devolved upon him or her by operation of law. A shareholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such suit would have been futile.

      Shareholder Consent in Lieu of Meeting

      Under New Brunswick law, shareholder action without a meeting may only be taken by written resolution signed by all shareholders who would be entitled to vote thereon at a meeting. Delaware law and the by-laws of LaserVision provide that any action required to be taken or which may be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing is signed


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

by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted.

      Dividends and Distributions

      Under New Brunswick law, TLC VISION may declare or pay a dividend unless there are reasonable grounds for believing that TLC VISION is or would after the payment be unable to pay its liabilities as they become due or the realizable value of TLC VISION's assets would be less than the aggregate of TLC VISION's liabilities and stated capital of all classes of shares of TLC VISION.

      Under Delaware law, subject to any restriction contained in a corporation's certificate of incorporation, the board of directors may declare, and the corporation may pay, dividends or other distributions upon the shares of its capital stock either:

      o     out of surplus; or

      o if there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, unless net assets are less than the capital of all outstanding preferred stock.

      Surplus is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation cannot be less than the aggregate par value of all issued shares of capital stock. Net assets equals total assets minus total liabilities. The LaserVision certificate of incorporation does not alter these provisions of Delaware law.

      Fiduciary Duties of Directors

      Directors of corporations governed by New Brunswick law have fiduciary obligations to the corporation. Under New Brunswick law, directors must act honestly and in good faith with a view to the best interests of the corporation, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

      Directors of corporations incorporated or organized under Delaware law have fiduciary obligations to the corporation and its shareholders. These fiduciary obligations require the directors to act in accordance with the so-called duties of due care and loyalty. Under Delaware law, the duty of care requires that the directors act in a deliberative manner and that they inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty may be summarized as the duty to act in good faith in a manner that the directors reasonably believe to be in the best interests of the corporation and its shareholders.

      Indemnification of Officers and Directors

      Under New Brunswick law, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, referred to as an indemnifiable person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or such body corporate, if:

      o he or she acted honestly and in good faith with a view to the best interests of such corporation; and

      o in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

      An indemnifiable person is entitled under New Brunswick law to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the


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

conditions set out above. A corporation may, with the approval of a court, also indemnify an indemnifiable person with respect to an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, if he or she fulfils the conditions set out above. Agreements between TLC and its directors and senior officers provide for indemnification to the fullest extent permitted by law. The proposed TLC Vision by-laws also provide for indemnification of directors and officers to the fullest extent authorized by New Brunswick law.

      Delaware law provides that a corporation may indemnify its present and former directors, officers, employees and agents, each referred to as an indemnitee, against all reasonable expenses, including attorneys fees, and, except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement of actions brought against them, if such individual acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The corporation shall indemnify a current or former director or officer of the corporation to the extent that he or she is successful on the merits or otherwise in the defense of any claim, issue or matter associated with an action. The LaserVision by-laws provide for indemnification of directors and officers to the fullest extent authorized by Delaware law.

      Delaware law allows for the advance payment of an officer or director indemnitee's expenses prior to the final disposition of an action, provided that, in the case of a current director or officer, the indemnitee undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced. The agreements with TLC directors and senior officers and the proposed TLC VISION by-laws provide for such advance payments.

      Director Liability

      New Brunswick law does not permit any limitation of a director's liability. Delaware law provides that the charter of a corporation may include a provision which limits or eliminates the liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain prescribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, the payment of unlawful dividends or expenditure of funds for unlawful stock repurchases or redemptions or transactions for which such director derived an improper personal benefit. LaserVision's by-laws contain a provision limiting the liability of its directors to the fullest extent permitted by Delaware law. Under both Delaware and New Brunswick law, corporations may purchase and maintain insurance for director and officer liability.

      Anti-Take-Over Provisions and Interested Stockholders

      Delaware law prohibits, in certain circumstances, a business combination between the corporation and an interested stockholder within three years of the stockholder becoming an interested stockholder. An interested stockholder is a holder who, directly or indirectly, controls 15% or more of the outstanding voting stock or is an affiliate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the prior three-year period. A business combination includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation or the aggregate market value of the assets, determined on a consolidated basis, or outstanding stock of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. This provision does not apply where:

      o the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors prior to the time the interested stockholder acquired such 15% interest;

      o upon the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation excluding, for the purpose of determining the number of shares outstanding, shares held by


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

            persons who are directors and also officers and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered;

      o the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the outstanding votes entitled to be cast by disinterested stockholders at an annual or special meeting;

      o the corporation does not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on the Nasdaq National Market System, or held of record by more than 2,000 stockholders unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder;

      o     the corporation has opted out of this provision; or

      o     in certain other limited circumstances.

      New Brunswick law does not contain a comparable provision with respect to business combinations. However, policies of certain Canadian securities regulatory authorities, including Rule 61-501 of the Ontario Securities Commission, contain requirements in connection with related party transactions. A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. Related party is defined in Rule 61-501 and includes directors, senior officers and holders of at least 10% of the voting securities of the issuer.

      Rule 61-501 requires more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction. Subject to certain exceptions, Rule 61-501 also requires the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in the transaction and the inclusion of a summary of the valuation in the proxy material. Rule 61-501 also requires, subject to certain exceptions, that the shareholders of the issuer, other than the related party and its affiliates, separately approve the transaction, by either a simple majority or two-thirds of the votes cast, depending on the circumstances.

                                  LEGAL MATTERS

      The validity of the TLC common shares being offered under this joint proxy statement/prospectus is being passed upon for TLC by Stewart McKelvey Stirling Scales, 10th Floor, Brunswick House, 44 Chipman Hill, Saint John, New Brunswick. Thompson Coburn LLP, One Firstar Plaza, St. Louis, Missouri, has passed upon certain U.S. federal income tax consequences for LaserVision and LaserVision shareholders.

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of TLC included in TLC's annual report on Form 10-K/A for the fiscal year ended May 31, 2001 as set forth in their report, which is incorporated by reference in this registration statement. TLC's consolidated financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

      The consolidated financial statements of LaserVision and its subsidiaries incorporated in this joint proxy statement/prospectus by reference to LaserVision's annual report on Form 10-K for the fiscal year ended April 30, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The audited consolidated financial statements of ClearVision Laser Centers, Inc. and its subsidiaries, appearing as Appendix H to, and incorporated by reference in, this joint proxy statement/prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated in, and appear as an appendix to, this joint proxy statement/prospectus upon the authority of said firm as experts in auditing and accounting. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding ClearVision's ability to continue as a going concern as discussed in Note 1 to the consolidated Financial Statements.


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

                              SHAREHOLDER PROPOSALS

TLC

      If the merger is not completed, TLC expects that its annual meeting of shareholders for fiscal 2002 will be held on or about October 22, 2002. Accordingly, any proposal of a TLC shareholder intended to be presented at TLC's annual meeting of shareholders for fiscal 2002 must be received by TLC's principal office not later than July 23, 2002, or August 22, 2002 in the event that TLC is not continued under the laws of New Brunswick, to be considered for inclusion in the proxy statement for that meeting. Shareholder proposals not included in the proxy statement may not be considered at the meeting. In the event that a TLC shareholder fails to notify TLC by August 8, 2002 of an intent to present a proposal for a vote, management of TLC will have the right to exercise its discretionary authority to vote against the proposal, if presented and not included in the proxy statement for that meeting.

LaserVision

      If the merger is not completed, LaserVision expects that its annual meeting of shareholders for fiscal 2002 will be held on or about November 11, 2002. Any shareholder proposal intended to be presented at LaserVision's 2002 annual meeting of shareholders must meet the requirements established by the U.S. Securities and Exchange Commission for shareholder proposals and must be received by LaserVision at its office in St. Louis, Missouri on or before June 13, 2002 in order to be considered for inclusion in the proxy statement for that meeting. Shareholder proposals which do not appear in the proxy statement may be considered at the 2002 annual meeting of shareholders only if notice of the proposal is received by LaserVision at its office in St. Louis, Missouri on or before August 27, 2002.

TLC VISION

      We expect that TLC VISION's annual meeting of shareholders for fiscal 2002 will be held on or about October 22, 2002. Accordingly, any proposal of a TLC VISION shareholder intended to be presented at TLC VISION's annual meeting of shareholders for fiscal 2002 must be received by TLC VISION's principal office not later than July 23, 2002 to be considered for inclusion in the proxy statement for that meeting. Shareholder proposals not included in the proxy statement may not be considered at the meeting. In the event that a TLC VISION shareholder fails to notify TLC VISION by August 8, 2002 of an intent to present a proposal for a vote, management of TLC VISION will have the right to exercise its discretionary authority to vote against the proposal, if presented and not included in the proxy statement for that meeting.

                       WHERE YOU CAN FIND MORE INFORMATION

      LaserVision and TLC are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the U.S. Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the U.S. Securities and Exchange Commission's regional office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the U.S. Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The U.S. Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other materials that are filed through the U.S. Securities and Exchange Commission's Electronic Data Gathering, Analysis, and Retrieval system. This web site can be accessed at http://www.sec.gov. In addition, reports, statements or other information that TLC files with any of the Canadian securities authorities are also electronically available to the public from the Canadian System for Electronic Document Analysis and Retrieval, the Canadian equivalent of the U.S. Securities and Exchange Commission's electronic document gathering and retrieval system, at http://www.sedar.com.


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

      TLC filed a registration statement on Form S-4 to register with the U.S. Securities and Exchange Commission TLC common shares to be issued to LaserVision shareholders in the merger. This joint proxy statement/prospectus is a part of the Form S-4 and constitutes a prospectus of TLC. As allowed by Securities and Exchange Commission rules, this joint proxy statement/prospectus does not contain all the information you can find in TLC's registration statement or the exhibits to the registration statement.

      Some of the important business and financial information relating to TLC and LaserVision that you may want to consider in deciding how to vote is not included in this joint proxy statement/prospectus. The U.S. Securities and Exchange Commission allows TLC and LaserVision to "incorporate by reference" information filed with the U.S. Securities and Exchange Commission into this joint proxy statement/ prospectus. This means that TLC and LaserVision can disclose important information to you by referring you to another document filed with the U.S. Securities and Exchange Commission. The information incorporated by reference is considered to be part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this document.

      TLC incorporates by reference the documents listed below and all documents filed by TLC with the U.S. Securities and Exchange Commission under Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the date of the TLC shareholder meeting:

      1. TLC's annual report on Form 10-K for the fiscal year ended May 31, 2001 as amended by Form 10-K/A filed on September 28, 2001 and Form 10-K/A filed on February 26, 2002;

      2. TLC's quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2001 as amended by Form 10-Q/A filed on February 26, 2002 ;

      3. TLC's quarterly report on Form 10-Q for the fiscal quarter ended November 30, 2001 as amended by Form 10-Q/A filed on February 27, 2002

      4. TLC's current reports on Form 8-K dated August 25, 2001, December 10, 2001 and December 27, 2001; and

      5. the description of TLC's common shares contained in TLC's registration statement on Form F-10 filed with the U.S. Securities and Exchange Commission on May 12, 1999.

      LaserVision incorporates by reference the documents listed below and all documents filed by LaserVision with the U.S. Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the date of the LaserVision shareholder meeting:

      1. LaserVision's annual report on Form 10-K for the fiscal year ended April 30, 2001;

      2. LaserVision's quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2001;

      3. LaserVision's quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2001 and

      4. LaserVision's current reports on Form 8-K dated June 14, 2001, August 9, 2001, August 25, 2001 and December 27, 2001 and LaserVision's current report on Form 8-K dated August 31, 2001 as amended by Form 8-K/A filed on October 11, 2001 and Form 8-K/A filed on March 1, 2002, which includes audited financial statements for ClearVision and pro forma financial information for ClearVision and LaserVision.

      Later information filed with the U.S. Securities and Exchange Commission will update and supersede the information in this joint proxy statement/prospectus and any previously filed documents. You can obtain copies of each of the documents incorporated by reference in this joint proxy statement/prospectus, without charge, by requesting them in writing or by telephoning from the appropriate company at the following addresses and telephone numbers:

      TLC Laser Eye Centers Inc.           Laser Vision Centers, Inc.
      5280 Solar Drive                     540 Maryville Centre Drive
      Suite 300                            Suite 200
      Mississauga, Ontario  L4W 5M8        St. Louis, Missouri  63141
      Attention:  Investor Relations       Attention:  Investor Relations
                  Department                           Department
      Telephone:  (905) 602-2020           Telephone:  (314) 434-6900


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      Copies of:

      o TLC's most recent annual report on Form 10-K/A, which is an annual information form under Canadian law, together with one copy of any document, or the pertinent pages of any document, incorporated by reference in TLC's most recent annual report on Form 10-K/A;

      o TLC's most recently filed comparative annual financial statements prepared in accordance with Canadian generally accepted accounting principles, together with the accompanying report of the auditor;

      o TLC's "Management's Discussion and Analysis of Financial Condition and Results of Operations" relating to TLC's most recently filed comparative annual financial statements prepared in accordance with Canadian generally accepted accounting principles; and

      o any interim financial statements of TLC that have been filed for any period after the end of TLC's most recently completed financial year,

and this joint proxy statement/prospectus, which is a management information circular under Canadian law, are available to anyone, upon request, from the Secretary of TLC, and without charge to security holders of TLC.

      If you would like to request documents, please do so by April 11, 2002 in order to receive them before the meetings. If you request any documents from either of us, the recipient will mail them to you by first class mail, or another equally prompt means, within one business day after your request is received.

      TLC has supplied all of the information contained in this joint proxy statement/prospectus relating to TLC, and LaserVision has supplied all of the information contained in this joint proxy statement/ prospectus relating to LaserVision.

      With respect to information about the merger and the meetings of TLC and LaserVision, you should only rely on the information contained in this joint proxy statement/prospectus. Neither TLC nor LaserVision has authorized any other person to provide you any different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the delivery hereof nor any distribution of the securities being offered pursuant hereto shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this joint proxy statement/prospectus. This joint proxy statement/prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


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                               DIRECTORS' APPROVAL

      The contents and sending of this joint proxy statement/prospectus have been approved by the TLC board of directors and the LaserVision board of directors.

      By Order of the TLC Board of       By Order of the LaserVision Board
      Directors                          of Directors


      /s/ Lloyd D. Fiorini               /s/ Robert W. May
      Lloyd D. Fiorini                   Robert W. May
      General Counsel and Secretary      Vice-Chairman, General Counsel
                                         and Secretary

      Mississauga, Canada                St. Louis, Missouri
      March 1, 2002                      March 1, 2002


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                                   APPENDIX A
                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of August 25, 2001, among Laser Vision Centers, Inc., a Delaware corporation ("LVCI"), TLC Laser Eye Centers Inc., an Ontario corporation ("TLC"), and TLC Acquisition II Corp., a Delaware corporation and a wholly owned subsidiary of TLC ("Merger Subsidiary");

      WHEREAS, the Boards of Directors of each of TLC, Merger Subsidiary and LVCI have determined that it is advisable and in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein in which, subject to the terms and conditions set forth herein, Merger Subsidiary will merge (the "Merger") with and into LVCI, so that the newly created LVCI is the surviving corporation in the Merger;

      WHEREAS, for U.S. federal income tax purposes, the parties intend that the Merger shall qualify as a Reorganization;

      WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a purchase; and

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1.

                                 INTERPRETATION

1.1. Definitions

      As used in this Agreement, the following terms shall have the meanings set forth below:

      1.1.1. "Accounts Receivable" means all accounts receivable, trade receivables, notes receivable and other receivables, which in any case are payable as a result of goods sold or services provided, or billed for.

      1.1.1. "Acquisition Proposal" means any merger, amalgamation, take-over bid, sale of more than 50% of the consolidated assets of LVCI (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale of assets comprising more than 50% of the consolidated assets of LVCI), liquidation, sale of shares or rights or interests therein or thereto constituting greater than 15% of the LVCI Common Shares outstanding on the date hereof (or if after the date hereof LVCI issues LVCI Common Shares in connection with the acquisition of ClearVision Laser Centers, Inc., 15% of the LVCI Common Shares outstanding on the date of such issuance) or similar transactions involving LVCI, or a proposal to do so, excluding the Merger.

      1.1.3. "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or arbitrator.

      1.1.4. "Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of this Agreement, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with" as used with respect to any Person) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise.

      1.1.5. "Average TLC Trading Price" shall mean the average of the daily closing price per share of TLC Common Shares on NASDAQ for the 10 consecutive trading days prior to the Closing Date.

      1.1.6. "Business Day" shall mean each day on which banking institutions in both of Toronto, Canada and St. Louis, Missouri are not authorized or required to close.

      1.1.7. "Canadian GAAP" shall mean Canadian generally accepted accounting principles in effect at that time and applied on a basis consistent with past periods.

      1.1.8. "Closing" means the consummation of the Merger and the other transactions contemplated hereby.

      1.1.9. "Closing Date" shall have the meaning set forth in Section 2.1.3.

      1.1.10. "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

      1.1.11. "Conversion Number" shall have the meaning set forth in Section 2.2.2.

      1.1.12. "Delaware Law" shall mean the General Corporation Law of the State of Delaware.

      1.1.13. "Effective Time" shall have the meaning set forth in Section
      2.1.3.

      1.1.14. "Employee Plan" shall mean any "employee benefit plan", within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and any employment, consulting, termination, severance, retention, change in control, deferred or incentive compensation, stock option or other equity based, vacation or other fringe benefit plan, program, policy, arrangement, agreement or commitment.

      1.1.15. "Environmental Laws" means any Laws governing or relating to pollution, protection of human health or the Environment, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste, or occupational health and safety, or any similar Law of foreign jurisdictions where LVCI or its Subsidiaries, on the one hand, and TLC or its Subsidiaries, on the other hand, respectively, do business, including without limitation the U.S. Federal Water Pollution Control Act, the U.S. Clean Air Act, the U.S. Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act (RCRA), the Hazardous Materials Transportation Act (HMTA), the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA), the U.S. Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), as amended by the Superfund Amendment and Reauthorization Act (SARA), the U.S. Emergency Planning and Community Right-To-Know Act (EPCRA), the U.S. Toxic Substances Control Act
      (TSCA), the U.S. Safe Drinking Water Act (SDWA), and the U.S. Occupational Safety and Health Act (OSHA), all as amended, and the rules and regulations thereunder as interpreted by Governmental Authorities.

      1.1.16. "ERISA" shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder and published interpretations of any Governmental Authority with respect thereto.

      1.1.17. "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      1.1.18. "Exchange Agent" shall have the meaning set forth in Section
      2.3.1.

      1.1.19. "Exchange Filing Requirements" shall have the meaning set forth in section 5.7.1.

      1.1.20. "Executive Officers" shall have the meaning set forth in Section 1.7.

      1.1.21. "FTC" shall have the meaning set forth in Section 8.4.2.

      1.1.22. "Eye Surgery Consultant" means any eye surgeon who performs laser vision correction or cataract surgery using an LVCI or TLC, as applicable, excimer laser or who performs such services at an LVCI Facility or TLC Facility, as applicable.

      1.1.23. "GAAP" means U.S. generally accepted accounting principles in effect at the time and applied on a basis consistent with past periods.

      1.1.24. "Goldman" shall have the meaning set forth in Section 4.24.

      1.1.25. "Governmental Authority" means any court, administrative agency or commission or other foreign or domestic federal, state, provincial or local governmental authority or instrumentality.

      1.1.26. "HSR Act" shall have the meaning set forth in Section 4.3.

      1.1.27. "Information" shall have the meaning set forth in Section 8.8.1.

      1.1.28. "Intellectual Property Rights" shall mean all proprietary, license and other rights in and to: (A) trademarks, service marks, brand names, trade dress, trade names, words, symbols, color schemes and other indications of origin; (B) patents, patent applications, inventors' certificates and invention disclosures; (C) trade secrets and other confidential or non-public business information, including ideas, formulas, compositions, discoveries and improvements, know-how, manufacturing and production processes and techniques, and research and development information; (D) drawings, specifications, plans, proposals and technical data; analytical models, investment and lending strategies and records, financial and other products; financial, marketing and business data, pricing and cost information; business and marketing plans and customer and supplier lists and information; in each case whether patentable, copyrightable or not; (E) computer programs and databases, in each case whether patentable, copyrightable or not, and all documentation therefor; (F) writings and other works of authorship, including marketing materials, brochures, training materials, including all copyrights and moral rights related to each of the foregoing; (G) mask works; (H) rights to limit the use or disclosure of confidential information by any Person; (I) registrations of, and applications to register, any of the foregoing with any Governmental Authority and any renewals or extensions thereof; (J) the goodwill associated with each of the foregoing; and (K) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; in each case in any jurisdiction.

      1.1.29. "Interested Third Party" shall have the meaning set forth in
      Section 6.3.2.1.

      1.1.30. "Joint Proxy Statement/Prospectus" shall have the meaning set forth in Section 4.8.

      1.1.31. "Laws" means all statutes, regulations, statutory rules, principles of law, orders, decrees, codes, published policies and guidelines, and terms and conditions of any grant of approval, permits, authority or license of any court, Governmental Authority, statutory body or self-regulatory authority (including the TSE or NASDAQ) and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

      1.1.32. "Liability" means any debt, obligation, duty or liability of any nature (including any undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP or Canadian GAAP, as applicable.

      1.1.33. "Licenses" shall have the meaning set forth in Section 4.23.

      1.1.34. "Liens" shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

      1.1.35. "LVCI 10-K" shall have the meaning set forth in Section 4.7.1.

      1.1.36. "LVCI Affiliate" shall have the meaning set forth in Section 6.5.

      1.1.37. "LVCI Benefit Arrangement" shall have the meaning set forth in
      Section 4.18.7.

      1.1.38. "LVCI Board" shall mean the Board of Directors of LVCI.

      1.1.39. "LVCI Common Shares" shall have the meaning set forth in Section 2.2.2.

      1.1.40. "LVCI Disclosure Letter" means that certain letter dated as of August 25, 2001 and delivered by LVCI to TLC.

      1.1.41. "LVCI Employee Plans" shall have the meaning set forth Section 4.18.1.

      1.1.42. "LVCI Facility" shall have the meaning set forth in Section 4.28.

      1.1.43. "LVCI Financial Statements" shall have the meaning set forth in
      Section 4.7.4.

      1.1.44. "LVCI Intellectual Property Rights" shall have the meaning set forth in Section 4.17.1.

      1.1.45. "LVCI Material Adverse Change" means any change, either individually or in the aggregate, that is materially adverse to the business, financial condition or results of operations of LVCI and its Subsidiaries taken as a whole.

      1.1.46. "LVCI Material Adverse Effect" means any effect, either individually or in the aggregate, that is materially adverse to the business, financial condition or results of operations of LVCI and its Subsidiaries taken as a whole.

      1.1.47. "LVCI Material Contract" shall have the meaning set forth in
      Section 4.13.

      1.1.48. "LVCI Nominees" shall have the meaning set forth in Section 8.1.3.

      1.1.49. "LVCI Preferred Shares" shall have the meaning set forth in
      Section 4.5.1.

      1.1.50. "LVCI SEC Filings" shall have the meaning set forth in Section 4.7.1.

      1.1.51. "LVCI Securities" shall have the meaning set forth in Section
      4.5.1.

      1.1.52. "LVCI Stock Options" shall have the meaning set forth in Section 4.5.1.

      1.1.53. "LVCI Stockholder Meeting" shall have the meaning set forth in
      Section 6.2.1.

      1.1.54. "LVCI Voting Debt" shall have the meaning set forth in Section 4.5.2.

      1.1.55. "Merger" shall have the meaning set forth in the recitals to this Agreement.

      1.1.56. "Merger Consideration" shall have the meaning set forth in Section 2.2.2.

      1.1.57. "Merger Subsidiary" shall have the meaning set forth in the first paragraph of this Agreement.

      1.1.58. "Merger Subsidiary Common Shares" shall have the meaning set forth in Section 2.1.1.

      1.1.59. "NASD" shall mean the National Association of Securities Dealers, Inc.

      1.1.60. "NASDAQ" shall mean the Nasdaq National Market Inc.

      1.1.61. "New Certificates" shall have the meaning set forth in Section 2.3.1.

      1.1.62. "Old Certificates" shall have the meaning set forth in Section 2.3.1.

      1.1.63. "Ontario Act" shall mean the Securities Act (Ontario), as amended and the rules, policies and regulations promulgated or issued thereunder.

      1.1.64. "Order" means any order, judgment, injunction, decree, determination or award by any Governmental Authority or arbitrator.

      1.1.65. "Permit" means any permit, license, certificate (including a certificate of occupancy and a certificate of need), registration, authorization, consent, or approval issued by a Governmental Authority.

      1.1.66. "Permitted Liens" means (a) Liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP or Canadian GAAP, as the case may be, (b) workers', repairmens' and similar Liens imposed by Law that have been incurred in the ordinary course of business and consistent with past practice which in the aggregate do not have or are not reasonably expected to have an LVCI Material Adverse Effect or TLC Material Adverse Effect, as the case may be, (c) Liens and other title defects, easements, encroachments and encumbrances that do not, individually or in the aggregate, materially impair the value or continued use of the property (as currently used) to which they relate, (d) the rights of others to customer deposits which in the aggregate do not have or are not reasonably expected to have an LVCI Material Adverse Effect or a TLC Material Adverse Effect, as the case may be, and (e) any of the Liens described in the foregoing clauses (a) through (d) of this definition incurred in the ordinary course of business and consistent with past practice, after the date hereof which in the aggregate do not have or is not reasonably expected to have an LVCI Material Adverse Effect or a TLC Material Adverse Effect, as the case may be.

      1.1.67. "Person" or "person" shall mean any individual, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

      1.1.68. "Registration Statement" shall have the meaning set forth in
      Section 4.8.

      1.1.69. "Reorganization" shall have the meaning given to such term in
      Section 368(a) of the Code.

      1.1.70. "Replacement Options" shall have the meaning set forth in Section 7.6.

      1.1.71. "SEC" shall mean the U.S. Securities and Exchange Commission.

      1.1.72. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      1.1.73. "SG Cowen" shall have the meaning set forth in Section 5.23.

      1.1.74. "Subsidiary" and "Significant Subsidiary" shall have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC. "Subsidiary of" any Person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person and (ii) any partnership of which such Person is a general partner.

      1.1.75. "Superior Proposal" means an unsolicited bona fide written Acquisition Proposal that the LVCI Board determines in good faith, after consultation with financial and legal advisors, would, if consummated in accordance with its terms, result in a transaction more favourable to LVCI's shareholders than the transaction contemplated by this Agreement.

      1.1.76. "Surviving Corporation" shall have the meaning set forth in
      Section 2.1.2.

      1.1.77. "Taxes" shall mean all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Closing Date.

      1.1.78. "Tax Returns" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

      1.1.79. "TLC 10-K" shall have the meaning set forth in Section 5.8.1.

      1.1.80. "TLC Benefit Arrangement" shall have the meaning set forth in
      Section 5.18.7.

      1.1.81. "TLC Board" shall mean the Board of Directors of TLC.

      1.1.82. "TLC Common Shares" shall have the meaning set forth in Section 2.2.2.

      1.1.83. "TLC Disclosure Documents" shall have the meaning set forth in section 5.7.1.

      1.1.84. "TLC Disclosure Letter" means that certain letter dated as of August 25, 2001 and delivered by TLC to LVCI.

      1.1.85. "TLC Employee Plans" shall have the meaning set forth Section 5.18.1.

      1.1.86. "TLC Facility" shall have the meaning set forth in Section 5.29.

      1.1.87. "TLC Financial Statements" shall have the meaning set forth in
      Section 5.8.2.

      1.1.88. "TLC Intellectual Property Rights" shall have the meaning set forth in Section 5.17.1.

      1.1.89. "TLC Material Adverse Change" means any change, either individually or in the aggregate, that is materially adverse to the business, financial condition or results of operations of TLC and its Subsidiaries taken as a whole.

      1.1.90. "TLC Material Adverse Effect" means any effect, either individually or in the aggregate, that is materially adverse to the business, financial condition or results of operations of TLC and its Subsidiaries taken as a whole.

      1.1.91. "TLC Material Contract" shall have the meaning set forth in
      Section 5.13.

      1.1.92. "TLC Rights" shall have the meaning set forth in Section 5.5.1.

      1.1.93. "TLC Rights Plan" shall have the meaning set forth in Section
      5.5.1.

      1.1.94. "TLC SEC Filings" shall have the meaning set forth in Section
      5.8.1.

      1.1.95. "TLC Securities" shall have the meaning set forth in Section
      5.5.1.

      1.1.96. "TLC Stock Option Plan" means the TLC Amended and Restated Stock Option Plan incorporated by reference to Exhibit 4(a) to TLC's registration statement on Form S-8 filed with the SEC on December 31, 1997, as amended.

      1.1.97. "TLC Stockholder Meeting" shall have the meaning set forth in
      Section 5.25.

      1.1.98. "TLC Voting Debt" shall have the meaning set forth in Section
      5.5.2.

      1.1.99. "TSE" shall mean The Toronto Stock Exchange.

1.2. Interpretation Not Affected by Headings, etc.

      The division of this Agreement into Articles, Sections, and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article", "Section" or "Schedule" followed by a number and/or a letter refer to the specified Article, Section or Schedule of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3. Number, etc.

      Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

1.4. Date For Any Action

      In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5. Entire Agreement

      This Agreement and the agreements and other documents referred to herein constitute the entire agreement among the parties hereto pertaining to the terms of the Merger and the other transactions contemplated hereby and supersede all other prior agreements (including any term sheets and confidentiality agreements), understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the Merger and the other transactions contemplated by this Agreement.

1.6. Currency

      Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean U.S. dollars.

1.7. Knowledge

      In this Agreement, references to "to the knowledge of" means the actual knowledge of any of the Executive Officers of LVCI or TLC, as the case may be, after reasonable inquiry, and such Executive Officers shall make such inquiry as is reasonable in the circumstances. For purposes of this Section 1.7, "Executive Officers" in the case of LVCI means the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer and the General

Counsel, and in the case of TLC means the Chief Executive Officer, the President and Chief Operating Officer, the Acting Chief Financial Officer, any permanently appointed Chief Financial Officer and the General Counsel.

                                   ARTICLE 2.

                                   THE MERGER

2.1. The Merger

      2.1.1. Immediately prior to the Effective Time, TLC shall contribute the Merger Consideration to Merger Subsidiary in exchange for common stock of Merger Subsidiary (the "Merger Subsidiary Common Shares").

      2.1.2. At the Effective Time, Merger Subsidiary shall be merged with and into LVCI in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and LVCI shall survive and continue to exist as a Delaware corporation (the "Surviving Corporation").

      2.1.3. As soon as practicable and in any event no later than the later of
      (a) the last day of the month and (b) five Business Days after satisfaction (or, to the extent permitted hereunder, waiver) of all conditions to the Merger, LVCI and Merger Subsidiary will cause to be filed a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Law in connection with the Merger. The Closing of the Merger will take place at the offices of Torys, Suite 3000, Maritime Life Tower, Box 270, TD Centre, Toronto, Ontario, M5K 1N2, or such other place as the parties may agree. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time"). The date of the Closing is referred to herein as the "Closing Date".

      2.1.4. The Merger shall have the effects prescribed by Delaware Law. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the assets (except for the Merger Consideration which the LVCI stockholders and others are entitled to receive), rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of LVCI and Merger Subsidiary, all as provided under Delaware Law.

2.2. Effect of Merger

      Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

      2.2.1. each issued and outstanding share of Merger Subsidiary Common Shares shall be converted into and become one fully-paid and non-assessable share of common stock of the Surviving Corporation;

      2.2.2. each share of common stock of LVCI ("LVCI Common Shares") outstanding immediately prior to the Effective Time (other than (i) LVCI Common Shares held by LVCI and (ii) LVCI Common Shares held by TLC or Merger Subsidiary) shall be converted into the right to receive 0.95 (the "Conversion Number") of a fully paid and non-assessable common share of TLC (a "TLC Common Share", which term shall also include the associated TLC Rights). The Conversion Number shall be subject to adjustment as provided in Section 2.4. The TLC Common Shares to be received pursuant to this Section 2.2.2 are referred to herein as the "Merger Consideration"; and

      2.2.3. each LVCI Common Share held by LVCI, TLC or Merger Subsidiary shall be cancelled and extinguished without any consideration therefor.

2.3. Surrender and Payment

      2.3.1. Prior to the Effective Time, TLC shall appoint an agent reasonably acceptable to LVCI (the "Exchange Agent") for the purpose of exchanging certificates representing LVCI Common Shares ("Old Certificates"). As of the Effective Time, Merger Subsidiary shall deposit with the Exchange Agent for the benefit of the holders of LVCI Common Shares for exchange in accordance with this Section 2.3, through the Exchange Agent, certificates representing the TLC Common Shares issuable pursuant to Section 2.2 in exchange for outstanding LVCI Common Shares ("New Certificates").

      2.3.2. Promptly after the Effective Time, TLC will send, or will cause the Exchange Agent to send, to each holder of LVCI Common Shares at the Effective Time a letter of transmittal reasonably acceptable to LVCI for use in exchanging such holder's Old Certificates for the New Certificates (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent).

      2.3.3. Each holder of LVCI Common Shares that have been converted into a right to receive TLC Common Shares, upon surrender to the Exchange Agent of Old Certificates, together with a properly completed letter of transmittal covering such Old Certificates, shall receive in exchange therefor (a) that number of whole TLC Common Shares which such holder has the right to receive pursuant to Section 2.2; (b) cash in lieu of fractional shares pursuant to Section 2.5; and (c) any dividends or distributions the payout date for which shall have occurred, and the Old Certificates so surrendered shall be cancelled. Until so surrendered, each Old Certificate shall, after the Effective Time, represent for all purposes, only the right to receive upon such surrender the New Certificates representing TLC Common Shares, cash in lieu of any fractional TLC Common Shares as contemplated by this Section 2.3 and
      Section 2.5 and any dividends or distributions.

      2.3.4. If any TLC Common Shares are to be issued to a Person other than the registered holder of the LVCI Common Shares represented by the Old Certificates surrendered in exchange therefor, it shall be a condition to such issuance that the Old Certificates shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Exchange Agent any transfer tax or other taxes required as a result of such issuance to a Person other than the registered holder of such LVCI Common Shares or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      2.3.5. At the Effective Time, holders of LVCI Common Shares shall cease to be, and shall have no rights as, stockholders of LVCI, other than the right to receive any dividend or other distribution with respect to such LVCI Common Shares with a record date occurring prior to the Effective Time and the consideration provided under this Article 2. After the Effective Time, there shall be no further registration of transfers of LVCI Common Shares. If, after the Effective Time, Old Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for New Certificates as provided for, and in accordance with the procedures set forth, in this Article 2.

      2.3.6. Any New Certificates made available to the Exchange Agent pursuant to Section 2.3.1 that remain unclaimed by the holders of LVCI Common Shares six months after the Effective Time shall be returned to TLC, upon demand, and any such holder who has not exchanged his or her LVCI Common Shares in accordance with this Section 2.3 prior to that time shall thereafter look only to TLC to exchange such LVCI Common Shares. Notwithstanding the foregoing, the Surviving Corporation and TLC shall not be liable to any holder of LVCI Common Shares for any amount paid, or any TLC Common Shares delivered to a public official pursuant to applicable abandoned property Laws. Any TLC Common Shares or amounts remaining unclaimed by holders of LVCI Common Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable Law, become the property of TLC free and clear of any claims or interest of any Person previously entitled thereto.

      2.3.7. No dividends or other distributions on TLC Common Shares shall be paid to the holder of any unsurrendered Old Certificates until such Old Certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the Person in whose name the New Certificates representing the TLC Common Shares into which such shares were converted are registered, all dividends and other distributions paid in respect of such TLC Common Shares on a date subsequent to, and in respect of a record date after, the Effective Time.

      2.3.8. If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such reasonable amount as TLC may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Old Certificate, TLC shall, in exchange for such lost, stolen or destroyed Old Certificate, deliver or cause the Exchange Agent to deliver a New Certificate in respect thereof pursuant to this Section 2.3.

2.4. Adjustments

      If, at any time during the period between the date of this Agreement and the Effective Time, the outstanding TLC Common Shares or LVCI Common Shares are changed into a different number of shares, by reason of any reclassification, recapitalization, stock split or combination, reverse stock split, consolidation, exchange or readjustment of shares, stock dividend or similar transaction with a record date (or where there is no record date, effective date) during such period, the Conversion Number shall be appropriately adjusted.

2.5. Fractional Shares

      No fractional TLC Common Shares shall be issued in the Merger. All fractional TLC Common Shares that a holder of LVCI Common Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount (in U.S. dollars) in cash (without interest) determined by multiplying the Average TLC Trading Price by the fraction of a TLC Common Share to which such holder would otherwise have been entitled. Alternatively, the Surviving Corporation shall have the option of instructing the Exchange Agent to aggregate all fractional TLC Common Shares, sell such shares in the public market and distribute to holders of LVCI Common Shares a pro rata portion of the proceeds of such sale. No such cash in lieu of fractional TLC Common Shares shall be paid to any holder of LVCI Common Shares until Old Certificates are surrendered and exchanged in accordance with Section 2.3.

                                   ARTICLE 3.

                            THE SURVIVING CORPORATION

3.1. Certificate of Incorporation

      Effective immediately following the Merger, the certificate of incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law; provided, however, that the certificate of incorporation of the Surviving Corporation shall be amended to read: "The name of the corporation is Laser Vision Centers, Inc."

3.2. Bylaws

      Effective immediately following the Merger, the bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

3.3. Directors and Officers

      From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES OF LVCI

      LVCI represents and warrants to TLC and Merger Subsidiary that, and acknowledges that TLC and Merger Subsidiary are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

4.1. Corporate Existence and Power

      LVCI and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect. LVCI has heretofore delivered or made available to TLC true and complete copies of the certificate of incorporation and bylaws or other constating documents as currently in effect for LVCI and each of its Subsidiaries.

4.2. Corporate Authorization

      LVCI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by LVCI of this Agreement and the consummation of the Merger by LVCI are within LVCI's corporate powers and, except for any required approval by LVCI's stockholders in connection with the Merger, have been duly authorized by all necessary corporate action on the part of LVCI. This Agreement has been duly executed and delivered by LVCI and constitutes a valid and binding obligation of LVCI.

4.3. Governmental Authorization

      The execution, delivery and performance by LVCI of this Agreement and the consummation of the Merger by LVCI require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in accordance with Delaware Law and (ii) compliance with applicable requirements of the Hart-Scott-Rodino

Antitrust Improvements Act of 1976 (the "HSR Act") and the Exchange Act, except where the failure of any action to be taken by any Governmental Authority or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect or prevent consummation of the Merger or the transactions contemplated hereby.

4.4. Non-Contravention

      Except as disclosed in the LVCI Disclosure Letter, the execution, delivery and performance by LVCI of this Agreement and the consummation of the Merger by LVCI do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of LVCI, (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to LVCI or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of LVCI or any of its Subsidiaries or to a loss of any benefit to which LVCI or any of its Subsidiaries is entitled under any provision of any LVCI Material Contract or other material agreement or other instrument binding upon LVCI or any of its Subsidiaries or any license, franchise, Permit or other similar authorization held by LVCI or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any material asset of LVCI or any of its Subsidiaries, except for any occurrences or results referred to in clauses
(ii), (iii) and (iv) which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

4.5. Capitalization

      4.5.1. The entire authorized capital stock of LVCI consists of (i) 50,000,000 shares of common stock and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, issuable in series ("LVCI Preferred Shares"). As of August 23, 2001, there were outstanding: (a) 25,888,487 LVCI Common Shares, (b) no LVCI Preferred Shares, (c) options to purchase an aggregate of 7,779,490 LVCI Common Shares, at the exercise prices and in the amounts listed in the LVCI Disclosure Letter, of which 687,675 were granted under the LVCI 1990 Incentive Stock Option Plan, 382,835 were granted under the LVCI 1990 Non-Qualified Stock Option Plan and 1,790,462 were granted under the LVCI 2000 Incentive Stock Plan, and (d) warrants to purchase an aggregate of 3,758,518 LVCI Common Shares to other Persons pursuant to the LVCI 1994 Non-Qualified Warrant Plan, at the exercise prices and in the amounts listed in the LVCI Disclosure Letter (the items in (c) and (d) being referred to collectively as the "LVCI Stock Options"). In addition, an aggregate of 975,750 LVCI Common Shares have been reserved for issuance under LVCI's equity based incentive plans and an aggregate of 2,201,200 LVCI Common Shares have been reserved as consideration for acquisitions previously disclosed in the LVCI SEC Filings. All outstanding shares of capital stock of LVCI have been duly authorized and validly issued and are fully paid and non-assessable and free of pre-emptive rights. Except as set forth in this Section 4.5.1 or the LVCI Disclosure Letter, there are outstanding as of the date hereof
      (i) no shares of capital stock or other voting securities of LVCI, (ii) no securities of LVCI convertible into or exchangeable for shares of capital stock or voting securities of LVCI and
      (iii) no options, warrants or other rights to acquire from LVCI, and, no obligation of LVCI to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of LVCI (the items in clauses (i), (ii) and (iii) being referred to collectively as the "LVCI Securities"). Except as disclosed in the LVCI Disclosure Letter, between the date hereof and the Effective Time, no LVCI Securities will be issued. Except as set forth in the LVCI Disclosure Letter, LVCI has not issued, granted or awarded any phantom stock, stock appreciation rights, or any similar instruments to any Person. There are no outstanding obligations of LVCI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any LVCI Securities.

      4.5.2. No bonds, debentures, notes or other evidences of indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote ("LVCI Voting Debt") that were issued by LVCI are outstanding. Except as set forth in this Section 4.5 and the LVCI Disclosure Letter, there are outstanding (A) no shares of capital stock, LVCI Voting Debt or other voting securities of LVCI, (B) no securities of LVCI or any Subsidiary of LVCI convertible into or exchangeable for shares of capital stock, LVCI Voting Debt or other voting securities of LVCI or any Subsidiary of LVCI, and (C) no options, warrants, calls, rights (including pre-emptive rights), commitments or agreements pursuant to which LVCI or any Subsidiary of LVCI is obligated to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any LVCI Voting Debt or other voting securities of LVCI or of any Subsidiary of LVCI or obligating LVCI or any Subsidiary of LVCI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, except in the case of Subsidiaries where such event would not be or would not reasonably be expected to be an LVCI Material Adverse Change.

      4.5.3. Except as disclosed in the LVCI Disclosure Letter, there are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which LVCI is a party or by which it is bound relating to the voting of any shares of the capital stock of LVCI which will limit in any way the granting of proxies by or on behalf of or from, or the casting of votes by, LVCI stockholders with respect to the Merger.

4.6. Subsidiaries

      4.6.1. LVCI has provided to TLC the name and jurisdiction of incorporation or organization of each Subsidiary of LVCI. Except as disclosed in the LVCI Disclosure Letter, all of the issued and outstanding shares of capital stock of each Subsidiary of LVCI have been duly authorized and validly issued and are fully paid and non-assessable and are owned by LVCI.

      4.6.2. Except as disclosed in the LVCI Disclosure Letter, all of the outstanding capital stock or other ownership interests, as applicable, of each Subsidiary of LVCI which is owned by LVCI, directly or indirectly, is owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, as applicable, but excluding rights of first refusal among share or equity holders of the Subsidiary). There are no outstanding obligations of LVCI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities in any LVCI Subsidiary.

      4.6.3. Except for shares of the Subsidiaries of LVCI and as disclosed in the LVCI Disclosure Letter, LVCI does not own, directly or indirectly, any shares of stock or other equity or long term debt securities of any corporation or have any equity interest in any Person.

4.7. SEC Filings and Financial Statements

      4.7.1. LVCI has delivered or made available to TLC: (i) its annual report on Form 10-K for the fiscal year ended April 30, 2001 (the "LVCI 10-K"),
      (ii) its current reports on Form 8-K dated January 12, 2001, June 14, 2001 and August 9, 2001, (iii) its proxy statement relating to the annual meeting of stockholders held on November 10, 2000, and (iv) all of its other reports, statements, schedules and registration statements filed by LVCI with the SEC since July 1, 1998 and, in each case, all materials incorporated therein by reference or filed therewith as exhibits (the filings referred to in clauses (i) through (iv) above and the materials referred to above, in each case delivered or made available to TLC prior to the date hereof, being hereinafter referred to as the "LVCI SEC Filings").

      4.7.2. As of its filing or amendment date or with respect to any proxy statements included in the LVCI SEC Filings, as of the date it was first mailed to LVCI stockholders, each such report or statement filed pursuant to the Exchange Act complied as to form and content in all material respects with the requirements of the Exchange Act, except as disclosed in the LVCI Disclosure Letter, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      4.7.3. Each such registration statement and any amendment thereto filed pursuant to the Securities Act included in the LVCI SEC Filings, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

      4.7.4. The financial statements of LVCI, including the notes thereto, included in the LVCI SEC Filings (the "LVCI Financial Statements") complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable Governmental Authorities and the SEC with respect thereto as of their respective filing dates, and have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements included in quarterly reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The LVCI Financial Statements present fairly the consolidated financial position and results of operations of LVCI and its Subsidiaries at the dates presented, subject to year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of LVCI and its Subsidiaries on a consolidated basis. There has been no change in LVCI accounting policies, except as described in the notes to the LVCI Financial Statements, since July 1, 1998.

      4.7.5. All documents that LVCI is responsible for filing with NASDAQ or any Governmental Authority in connection with the Merger will comply as to form and content in all material respects with the applicable provisions of the Securities Act, the Exchange Act and Exchange Filing Requirements.

4.8. Joint Proxy Statement/Prospectus; Registration Statement

      None of the information supplied by LVCI for inclusion in (a) the joint proxy statement relating to the LVCI Stockholder Meeting and the TLC Stockholder Meeting (also constituting the prospectus in respect of TLC Common Shares to be exchanged for LVCI Common Shares in the Merger) (the "Joint Proxy Statement/Prospectus"), to be filed by LVCI and TLC with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement on Form S-4 (the "Registration Statement") to be filed by TLC with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Joint Proxy Statement/Prospectus, at the time the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of LVCI and of TLC, at the time of the LVCI Stockholder Meeting and the TLC Stockholder Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All documents that LVCI is responsible for filing with the SEC in connection with the Merger will comply in all material respects with the applicable provisions of the Exchange Act, the Securities Act and state securities Laws.

4.9. Absence of Certain Changes

      Except as contemplated hereby or as described or provided for in any LVCI SEC Filing or as disclosed in the LVCI Disclosure Letter, since April 30, 2001, LVCI and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices and there has not been:

      4.9.1. any event, occurrence or development or state of circumstances or facts, which affects or relates to LVCI or any of its Subsidiaries which has had or would reasonably be expected to have an LVCI Material Adverse Effect;

      4.9.2. any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of LVCI, or any repurchase, redemption or other acquisition by LVCI or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, LVCI or any of its Subsidiaries;

      4.9.3. any amendment of any term of any outstanding security of LVCI or any of its Subsidiaries;

      4.9.4. any claim or threatened claim against LVCI or one or more of its Subsidiaries in respect of one or more LVCI Material Contracts where the Liability of LVCI or one or more of its Subsidiaries exceeds, or could reasonably be expected to exceed, individually or in the aggregate, $1,000,000;

      4.9.5. any material sale, lease or other disposition of any of the assets of LVCI or any of its Subsidiaries, other than assets sold, leased or otherwise disposed of in the ordinary course of business consistent with past practices which would not, in the aggregate, have or reasonably be expected to have an LVCI Material Adverse Effect;

      4.9.6. any material purchase or lease of any assets by LVCI or any of its Subsidiaries, other than assets purchased or leased in the ordinary course of business consistent with past practices;

      4.9.7. any change in any method of accounting or accounting practices by LVCI or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or to conform a Subsidiary's accounting policies and practices to those of LVCI;

      4.9.8. except for contractual obligations existing on the date hereof, any
      (i) grant of any severance or termination pay to any director, officer or employee of LVCI (other than as disclosed in the LVCI Disclosure Letter),
      (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of LVCI or any of its Subsidiaries except in the ordinary course of business consistent with past practices with persons who are not executive officers, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of LVCI or any of its Subsidiaries, other than in the ordinary course of business consistent with past practices or (v) acceleration of the exercisability or vesting of any options, as the case may be;

      4.9.9. any actual or, to the knowledge of LVCI, threatened suspension or cancellation of any Permit held by LVCI or any Subsidiary other than those the suspension or cancellation of which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect;

      4.9.10. to the knowledge of LVCI, any change in any federal or state Law applicable to LVCI or any of its Subsidiaries or in the interpretation or application thereof, which individually or in the aggregate has had or would reasonably be expected to have an LVCI Material Adverse Effect;

      4.9.11. to the knowledge of LVCI, any Action brought against or threatened against LVCI or any of its Subsidiaries by any Governmental Authority which has had or would reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect;

      4.9.12. to the knowledge of LVCI, any Action, brought or threatened by any Governmental Authority which has had or would reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect; or

      4.9.13. any agreement or commitment by LVCI or any of its Subsidiaries to take any action described in Section 4.9.

4.10. No Undisclosed Material Liabilities

      Except as disclosed in the LVCI Disclosure Letter or as disclosed in any LVCI SEC Filing, (i) there are no Liabilities of LVCI or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and (ii) there is no existing condition, situation or set of circumstances which, individually or in the aggregate, have or would reasonably be expected to have an LVCI Material Adverse Effect, other than in the case of either (i) or (ii):

      4.10.1. Liabilities disclosed or provided for in LVCI's audited consolidated balance sheet dated as of April 30, 2001 included in the LVCI 10-K;

      4.10.2. Liabilities incurred in the ordinary course of business consistent with past practices since April 30, 2001, which in the aggregate are not material to LVCI and its Subsidiaries taken as a whole; and

      4.10.3. Liabilities under this Agreement.

4.11. Personal Property

      4.11.1. Subject to Permitted Liens, except as set forth in the LVCI Disclosure Letter, LVCI or its Subsidiaries have marketable and indefeasible title to all personal property owned by LVCI or its Subsidiaries and used in the conduct of their business, other than (A) property that has been disposed of in the ordinary course of business, and
      (B) property that has been disposed of in transactions disclosed to TLC in the LVCI Disclosure Letter, except for property where the failure to have such marketable and indefeasible title would not, individually or in the aggregate, have or reasonably be expected to have an LVCI Material Adverse Effect.

      4.11.2. Except as disclosed in the LVCI Disclosure Letter, (i) to the knowledge of LVCI, all of the leases of leased personal property used in the business conducted by LVCI and its Subsidiaries are valid and binding and in full force and effect and (ii) there has been no material breach of any such lease by LVCI or its Subsidiaries or, to the knowledge of LVCI, any other Person, which breach has not been cured or waived except for any breaches of leases the absence of which would not have or reasonably be expected to have an LVCI Material Adverse Effect.

4.12. Accounts Receivable

      Except as disclosed in the LVCI Disclosure Letter, all Accounts Receivable of LVCI and its Subsidiaries reflected on the balance sheet included in the LVCI 10-K as of April 30, 2001 and all Accounts Receivable of LVCI and its Subsidiaries generated after April 30, 2001 that are reflected in the accounting records of LVCI and its Subsidiaries as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed or billed for in the ordinary course of business, except to the extent reflected in the allowances for doubtful accounts in the LVCI Financial Statements. In the reasonable judgement of management of LVCI, all Accounts Receivable not paid prior to the Closing Date are current and collectible in the ordinary course of business, except to the extent reflected in the allowances for doubtful accounts in the LVCI Financial Statements. The allowances for doubtful accounts reflected in the LVCI Financial Statements have been determined consistent with past practices and in accordance with GAAP. Except as set forth in the LVCI Disclosure Letter or as would not otherwise have or reasonably be expected to have an LVCI Material Adverse Effect, LVCI and its Subsidiaries have good and valid title to the Accounts Receivable free and clear of all Liens except Permitted Liens.

4.13. Contracts

      Except for (i) purchase orders, invoices, confirmations and similar documents involving the purchase or sale of goods or services for less than $1,000,000 over a period of 12 months or less, (ii) leases of personal property,
(iii) LVCI Benefit Arrangements, and (iv) contracts relating to intercompany obligations, the following contracts (A) to which LVCI or any of its Subsidiaries is a party or (B) by which any of the assets of LVCI or any of its Subsidiaries are bound are "LVCI Material Contracts": (1) contracts which individually or in the aggregate pertain to the borrowing of money in amounts in excess of $1,000,000; (2) contracts creating Liens other than Permitted Liens;
(3) contracts creating guarantees in amounts that, individually or in the aggregate, exceed $1,000,000; (4) contracts relating to material employment or consulting services; (5) contracts relating to any single capital expenditure by LVCI or any of its Subsidiaries in excess of $1,000,000 or aggregate capital expenditures in excess of $5,000,000; (6) contracts for the purchase or sale of real property, any business or line of business or for any merger or consolidation; (7) joint venture or partnership agreements; (8) contracts that individually require by their respective terms after the date hereof the payment or receipt of $1,000,000 or more; (9) any agreement involving derivatives, hedging or futures under which the obligations of LVCI or any of its Subsidiaries could reasonably be expected to exceed $1,000,000; (10) any contract that limits the freedom of LVCI or its Subsidiaries to compete in any line of business or to conduct business in any geographic location; and (11) any contract for the purchase or sale of all or substantially all of the assets or stock of any company or operating division. To the knowledge of LVCI, all LVCI Material Contracts are valid and binding and in full force and effect. Except as disclosed in the LVCI Disclosure Letter, there has been no material breach of any contract by LVCI or its Subsidiaries or, to the knowledge of LVCI, any other Person, which breach has not been cured or waived. LVCI has made available to TLC true and complete copies of the LVCI Material Contracts.

4.14. Litigation

      Except as described in any LVCI SEC Filing or as disclosed in the LVCI Disclosure Letter, there is no Action pending against, or to the knowledge of LVCI, threatened against LVCI or any of its Subsidiaries or any of their respective assets that is not covered by insurance. Those Actions that are pending against, or are, to the knowledge of LVCI, threatened against LVCI or any of its Subsidiaries or any of their respective assets would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect. Neither LVCI nor any of its Subsidiaries is in violation of any Order.

4.15. Taxes

      4.15.1. LVCI and its Subsidiaries have timely filed all Tax Returns required to be filed with any tax authority when due in accordance with all applicable Laws except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect, and such Tax Returns are complete and correct;

      4.15.2. Except as disclosed in the LVCI SEC Filings, no deficiency in payment of any Taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof except for deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect;

      4.15.3. LVCI is not liable and it is not reasonably likely that LVCI will be liable for any Taxes not heretofore paid or reserved against in LVCI's April 30, 2001 financial statements except those incurred in the ordinary course of business consistent with past practices, or which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect;

      4.15.4. There are no Actions now pending or made or, to the knowledge of LVCI, threatened against LVCI in respect of any Taxes, except as would not have or reasonably be expected to have an LVCI Material Adverse Effect. Neither LVCI nor any Subsidiary has received any written notification that any material issues have been raised (and are currently pending) by the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any Tax Returns;

      4.15.5. There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Tax Return or other document or the payment of any Taxes by LVCI or the period for any assessment or reassessment of Taxes; and

      4.15.6. LVCI has withheld from each amount paid by LVCI, or otherwise collected, or credited to any person the amount of Taxes required to be withheld therefrom and has remitted such Taxes to the proper tax or other Governmental Authorities within the time required under applicable Laws.

4.16. Tax Free Merger

      4.16.1. Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the net assets, and at least 70 percent of the fair market value of the gross assets, held by LVCI prior to the Merger. For purposes of this representation, amounts used by LVCI to pay reorganization expenses and all redemptions, distributions and payments, in cash or property, made by LVCI in connection with the Merger shall be included as assets of LVCI prior to the Merger.

      4.16.2. LVCI has no plan or intention to issue additional shares of its stock that would result in TLC losing control of LVCI within the meaning of Section 368(c) of the Code. At the time of the Merger, LVCI will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any Person could acquire stock in LVCI that, if exercised or converted, would affect TLC's acquisition or retention of such control.

      4.16.3. There is no intercorporate indebtedness existing between TLC and LVCI or between Merger Subsidiary and LVCI.

      4.16.4. LVCI is not an investment company as such term is defined in
      Section 368(a)(2)(F)(iii) and (iv) of the Code.

      4.16.5. LVCI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      4.16.6. On the date of the Merger, the fair market value of the assets of LVCI will exceed the sum of LVCI's liabilities plus the amount of liabilities, if any, to which the assets are subject.

      4.16.7. LVCI agrees to treat the Merger as a Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. LVCI has not knowingly taken any action that would jeopardize the qualification of the Merger as a Reorganization. During the period from the date of this Agreement through the Effective Time, unless all parties hereto shall otherwise agree in writing, LVCI shall not knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a Reorganization. LVCI shall cause one or more of its responsible officers to execute and deliver certificates to confirm the accuracy of certain relevant facts as may be reasonably requested by counsel in connection with the preparation and delivery of the tax opinion described in Section 9.1.8.

4.17. Intellectual Property

      4.17.1. LVCI and its Subsidiaries own or are licensed to use all Intellectual Property Rights currently used in the business of LVCI or its Subsidiaries or necessary to conduct the business of LVCI and its Subsidiaries as currently conducted (the "LVCI Intellectual Property Rights") other than as would not have or reasonably be expected to have an LVCI Material Adverse Effect.

      4.17.2. Except as set forth in the LVCI Disclosure Letter, LVCI and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the use of the LVCI Intellectual Property Rights.

      4.17.3. LVCI and its Subsidiaries have good and valid title to all LVCI Intellectual Property Rights owned by any of them and valid and enforceable license rights to all LVCI Intellectual Property Rights used under license, free and clear, to the knowledge of LVCI, of all Liens, and other than as set forth in the LVCI Disclosure Letter, to the knowledge of LVCI, all LVCI Intellectual Property Rights are in full force and effect and will remain in full force and effect immediately following the Effective Time other than as would not have or reasonably be expected to have an LVCI Material Adverse Effect.

      4.17.4. Except as disclosed in the LVCI SEC Filings, neither LVCI nor any of its Subsidiaries: (A) has been notified or is otherwise aware of any actual or threatened adverse proceeding of any Person pertaining to any challenge to the scope, validity or enforceability of, or LVCI's ownership of, any of the LVCI Intellectual Property Rights; (B) is the subject of any claim of infringement or misappropriation by LVCI or any of its Subsidiaries of any third party Intellectual Property Rights; or (C) has any claim for infringement or misappropriation of, or breach of any license or agreement involving, any of the LVCI Intellectual Property Rights.

4.18. Employee Benefit Plans

      4.18.1. "LVCI Employee Plans" shall mean each "employee benefit plan", as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by LVCI or any affiliate and covers any employee or former employee of LVCI or any affiliate or under which LVCI or any affiliate has any Liability. The LVCI Disclosure Letter contains a complete and correct list of each Employee Plan. With respect to each LVCI Employee Plan, true and complete copies have been made available to TLC of: (i) the plan document or agreement or, with respect to any LVCI Employee Plan that is not in writing, a written description of the terms thereof; (ii) the trust agreement, insurance contract or other documentation of any related funding arrangement; (iii) the summary plan description; (iv) the most recent required Internal Revenue Service Form 5500, including all schedules thereto; (v) any material communication to or from any Governmental Authority, including a written description of any material oral communication; and (vi) all amendments or modifications to any such document. For purposes of this Section 4.18.1, "affiliate" of any Person means other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

      4.18.2. No LVCI Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA.

      4.18.3. No LVCI Employee Plan or LVCI Benefit Arrangement constitutes a "multi-employer plan", as defined in Section 3(37) of ERISA, and no LVCI Employee Plan is maintained in connection with any trust described in
      Section 501(c)(9) of the Code. No LVCI Employee Plan is subject to Title IV of ERISA. Neither LVCI nor any of its affiliates has incurred, nor has reason to expect to incur, any Liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect.

      4.18.4. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any LVCI Employee Plan has or will make LVCI or any of its Subsidiaries or any officer or director of LVCI or any of its Subsidiaries subject to any Liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that would have, or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect.

      4.18.5. Each LVCI Employee Plan which is intended to be qualified under
      Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code, and each LVCI Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, Orders, final rules and final regulations, including but not limited to ERISA and the Code, which are applicable to such LVCI Employee Plan.

      4.18.6. Except as disclosed in the LVCI Disclosure Letter, there is no contract, agreement, plan or arrangement covering any employee or former employee of LVCI or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

      4.18.7. "LVCI Benefit Arrangement" shall mean each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for compensation, bonus, profit-sharing, stock option, stock purchase, stock appreciation or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, health or medical insurance or other benefits, but excluding any health, medical, pension or other benefit plan that is provided to employees by a Governmental Authority) which (i) is not an LVCI Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by LVCI or any of its affiliates and (iii) covers any employee or former employee of LVCI or any of its affiliates. Copies or descriptions of the LVCI Benefit Arrangements have been made available to TLC. Each LVCI Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all Laws that are applicable to such LVCI Benefit Arrangement.

      4.18.8. Except as disclosed in the LVCI Disclosure Letter, the transactions contemplated hereby will not result in any Liability for severance pay to any employee or accelerate the exercisability or vesting of any LVCI options, warrants, stock appreciation rights, phantom stock awards or any similar instruments as the case may be, nor will any employee be entitled to any payment solely by reason of such transactions.

      4.18.9. All contributions required to be made to trusts in connection with any LVCI Employee Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA) have been made in a timely manner in compliance with applicable law and regulations.

      4.18.10. Other than claims in the ordinary course for benefits with respect to LVCI Employee Plans or LVCI Benefit Arrangements, there are no Actions (including claims for Taxes, interest, penalties or fines) pending with respect to any LVCI Employee Plan or LVCI Benefit Arrangement, or any circumstances which might give rise to any such Action (including claims for any Taxes, interest, penalties or fines).

      4.18.11. All reports, returns and similar documents with respect to the LVCI Employee Plans or LVCI Benefit Arrangements required to be filed with any Governmental Authority have been so filed by the due date for such filings.

      4.18.12. LVCI does not provide, nor has it made any current or past commitment to provide, post-retirement health or medical benefits for retired employees of LVCI or its Subsidiaries, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. LVCI has substantially complied with the notice and continuation requirements of
      Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder.

      4.18.13. There has been no amendment to, written interpretation or announcement (whether or not written) by LVCI or any of its Affiliates relating to, or change in employee participation or coverage under, any LVCI Employee Plan or LVCI Benefit Arrangement which in the aggregate would increase the per employee expense of maintaining such LVCI Employee Plan or LVCI Benefit Arrangement above the level of the expense incurred on a per employee basis in respect thereof for the fiscal year ended on April 30, 2001 except to the extent, with respect to all employees, that such increase results from premium increases in the normal course or as would not have, or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect.

4.19. Environmental Matters

      All operations of LVCI and its Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws. Except as LVCI has publicly disclosed in documents filed with the SEC since July 1, 1998, LVCI is not aware that it or any Subsidiary is subject to:

      4.19.1. any Action which relates to environmental, health or safety matters or any investigation or evaluation concerning environmental, health or safety matters; or

      4.19.2. any demand or notice with respect to the breach of, or Liability under, any Environmental Laws and LVCI is not aware of facts or circumstances that could reasonably be expected to result in any such Action to which it or any Subsidiary would be subject and which could reasonably be expected to result in an LVCI Material Adverse Effect.

4.20. Employees

      4.20.1. There is no collective bargaining or other labour union agreement applicable to any employees of LVCI or any of its Subsidiaries. Neither LVCI nor any of its Subsidiaries are required to recognize any labour union or employee association representing its employees or any agent having bargaining rights for its employees and neither LVCI nor any of its Subsidiaries have any knowledge, after appropriate enquiry, of any threatened attempts to organize or establish any labour union or employee association with respect to its employee. No material work stoppage or material labour dispute against LVCI or any of its Subsidiaries in connection with their businesses is pending or, to the knowledge of LVCI, threatened and, to the knowledge of LVCI, there is no related organizational activity by any employees of LVCI or any of its Subsidiaries. Neither LVCI nor any of its Subsidiaries has, except as set forth in the LVCI Disclosure Letter, received any written notice of any material unfair labour practice in connection with the business, and no such complaints are pending before the National Labor Relations Board or other similar Governmental Authority.

      4.20.2. LVCI has complied in all material respects with all Laws applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation. There are no outstanding charges or complaints against LVCI relating to unfair labour practices or discrimination or under any legislation relating to employees. LVCI has paid in full all material amounts owing under applicable occupational health and safety legislation, and to the knowledge of LVCI, there are no circumstances that would permit a penalty assessment under such legislation. There are no Orders requiring LVCI to comply outstanding under applicable occupational health and safety legislation, except where such Order would not have or reasonably be expected to have an LVCI Material Adverse Effect.

4.21. Non-Arm's Length Transactions

      4.21.1. None of LVCI or its Subsidiaries has made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or stockholder of such company or any Person not dealing with it at arm's length or any Affiliate of the foregoing, except as disclosed in the LVCI Disclosure Letter and except for usual compensation paid in the ordinary course of business consistent with past practices.

      4.21.2. Except as disclosed in the LVCI Disclosure Letter and except for contracts made solely between LVCI and its Subsidiaries and except for consulting contracts or contracts of employment, none of LVCI or its Subsidiaries is a party to any contract with any officer, director, employee or shareholder of such company or any Person not dealing with it at arm's length or any Affiliate of any of the foregoing.

4.22. Canadian Competition Act

      The aggregate value of the assets in Canada of LVCI and its Subsidiaries, determined in accordance with the Competition Act (Canada), does not exceed $35 million Canadian dollars. The aggregate gross annual revenues from sales in or from Canada generated by those assets, determined in accordance with the Competition Act (Canada), does not exceed $35 million Canadian dollars.

4.23. Compliance with Laws

      Except as described or provided for in any LVCI SEC Filing or as disclosed in the LVCI Disclosure Letter, neither LVCI nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any Laws, other than violations which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect. Except as described or provided for in any LVCI SEC Filing or as disclosed in the LVCI Disclosure Letter, LVCI and its Subsidiaries have obtained and maintain in effect all Permits, accreditations, approvals, and consents (collectively, the "Licenses") required by any Governmental Authority to properly and legally operate or conduct the businesses in which LVCI and its Subsidiaries are engaged, other than those Licenses the absence of which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect. Except as described or provided for in any LVCI SEC Filing or as disclosed in the LVCI Disclosure Letter, LVCI is not in default or in violation of the terms of any of the Licenses and none of the Licenses are subject to pending revocation or cancellation, other than with respect to Licenses, the loss of which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect.

4.24. Finders' Fees

      Except for Goldman, Sachs & Co. ("Goldman"), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of LVCI or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

4.25. Opinion of Financial Advisor

      LVCI has received the opinion of Goldman to the effect that, as of the date of such opinion, the Conversion Number is fair to LVCI's stockholders from a financial point of view.

4.26. Vote Required

      The affirmative vote of the holders of a majority of the outstanding LVCI Common Shares is the only vote of the holders of any class or series of LVCI's capital stock necessary in order for LVCI to perform its obligations under this Agreement and consummate the transactions contemplated hereby.

4.27. Compliance with Health Care Requirements

      4.27.1. To the knowledge of LVCI, LVCI and each Subsidiary is, to the extent applicable to their operations, (i) eligible to receive payment under Titles XVIII and XIX of the Social Security Act, and (ii) in compliance with the conditions of participation in the Medicare and Medicaid programs, except where such inability in the case of item (i) or non-compliance in the case of item (ii) does not have and is not reasonably likely to have, individually or in the aggregate, an LVCI Material Adverse Effect.

      4.27.2. LVCI and each Subsidiary are not required to file cost reports and other claims and governmental filings with respect to Medicare and Medicaid programs.

      4.27.3. To the knowledge of LVCI, neither LVCI, its Subsidiaries, nor any of their current or former directors, officers, managers, agents, employees or other persons acting on behalf of them, has offered, paid, solicited or received any remuneration in order to obtain or maintain business, which offer, payment, solicitation, or receipt is in violation of Law, except where such violation does not have and is not likely to have, individually or in the aggregate, an LVCI Material Adverse Effect.

4.28. Medicare Participation/Accreditation

      To the extent applicable to their operations, all health care facilities owned or operated by LVCI or any Subsidiary (each, an "LVCI Facility") have any required certificate of need and are in substantial compliance with the conditions of participation of such programs and certificate, except where the failure to be so certified, to have such agreements, or to be in such compliance does not have and is not reasonably likely to have, individually or in the aggregate, an LVCI

Material Adverse Effect. Neither LVCI nor any Subsidiary has received notice from any Governmental Authority, fiscal intermediary, carrier or similar entity which enforces or administers the statutory or regulatory provisions in respect to any governmental health care program of any pending or threatened investigations, and to the knowledge of LVCI, no such investigations are pending, threatened or imminent, which will have or are reasonably expected to have, individually or in the aggregate, an LVCI Material Adverse Effect. All returns, cost reports and other filings made by LVCI or any Subsidiary with Medicare, Medicaid or any other governmental health care program or third party payor are complete and accurate except where the failure to be so complete and accurate is not reasonably likely to have, individually or in the aggregate, an LVCI Material Adverse Effect. No adjustment or disallowance in any such costs reports and other requests for payment, including adjustments or disallowances for late filings, has been made or, to the knowledge of LVCI, threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid or by any third party payor which individually or in the aggregate would have or reasonably be expected to have an LVCI Material Adverse Effect, and, to the knowledge of LVCI, there is no basis for any successful claims or requests for recovery of overpayments from any such agency, instrumentality, entity or third party payor except for any such claims or requests which are not reasonably likely to have, individually or in the aggregate, an LVCI Material Adverse Effect.

4.29. Exclusion

      To the knowledge of LVCI, neither LVCI nor any Subsidiary employs or contracts with any person who has been excluded from participation in a Federal Health Care Program (as defined in 42 U.S.C.ss. 1320a-7b(f)) where such action could reasonably serve as a basis for LVCI's or any Subsidiary's suspension or exclusion from the Medicare or any state Medicaid program.

4.30. Federal Health Care Programs

            Neither LVCI nor any Subsidiary nor any of their officers, directors, agents or managing employees: (a) has had a civil monetary penalty assessed against him/her/it under Section 1128A of the Social Security Act or any regulations promulgated thereunder; (b) has been excluded from participation under any federal health care program (as defined in 42 U.S.C. ss.1320a-7b(f)); or (c) has been convicted (as that term is defined in 42 C.F.R. ss.1001.2) of any of the categories of offenses as described in the Social Security Act
Section 1128(a) and (b)(1),(2),(3) or any regulations promulgated thereunder.

4.31. Third-Party Payment

      LVCI and each Subsidiary has a valid contract to participate as a provider of services in and under those third-party payment programs in which it operates. To the knowledge of LVCI, no Action is pending to suspend, limit, terminate, or revoke the status of LVCI or any Subsidiary as a provider in any such program, and neither LVCI nor any Subsidiary has been provided notice by any such third-party payor of its intention to suspend, limit, terminate, revoke, or fail to renew any contractual arrangement with LVCI or any Subsidiary as a participating provider of services in whole or in part except where any such Actions or notices are not reasonably likely to have, individually or in the aggregate, an LVCI Material Adverse Effect.

4.32. Billing

      Except as set forth in the LVCI Disclosure Letter, all billing by, or on behalf of, any of LVCI or any Subsidiary to third-party payors, including, but not limited to, Medicare, Medicaid and private insurance companies has been true and correct in all material respects.

4.33. Reimbursement Matters

      Except as disclosed in the LVCI Disclosure Letter, for the previous three years, LVCI and its Subsidiaries have not received any written notice of denial of payment or overpayment of a material nature from a U.S. federal health care program or any other third party reimbursement source (inclusive of managed care organizations) with respect to items or services provided by LVCI and/or any Subsidiary, other than those which have been finally resolved in any settlement for an amount less than $100,000.

4.34. Representations Complete

      None of the representations or warranties made by LVCI herein or in the LVCI Disclosure Letter, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 5.

          REPRESENTATIONS AND WARRANTIES OF TLC AND MERGER SUBSIDIARY

      TLC and Merger Subsidiary, jointly and severally, represent and warrant to LVCI as follows and acknowledge that LVCI is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

5.1. Corporate Existence and Power

      TLC and each of its Subsidiaries (including Merger Subsidiary) is a corporation duly organized, validly existing and in good standing under the Laws of its province or other jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect. TLC has heretofore delivered to LVCI true and complete copies of TLC's articles of incorporation and bylaws as currently in effect.

5.2. Corporate Authorization

      TLC and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by TLC and Merger Subsidiary of this Agreement and the consummation of the Merger by TLC and Merger Subsidiary are within each of TLC and Merger Subsidiary's corporate powers and, except for any required approvals by TLC's stockholders in connection with the Merger, have been duly authorized by all necessary corporate action on the part of TLC and Merger Subsidiary. This Agreement has been duly executed and delivered by TLC and Merger Subsidiary and constitutes a valid and binding obligation of TLC and Merger Subsidiary.

5.3. Governmental Authorization

      The execution, delivery and performance by TLC and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in accordance with Delaware Law;
(ii) the filing of articles of amendment of TLC to amend the name of TLC to "TLC Vision Corporation"; (iii) the filing of articles of continuance of TLC under the Laws of the Province of New Brunswick and the authorization of the continuance of TLC in accordance with the Laws of the Province of Ontario; (iv) compliance with any applicable requirements of the HSR Act, the Exchange Act and the Securities Act; (v) compliance with any applicable requirements of the Ontario Act; (vi) compliance with the listing requirements of the NASD; (vii) the filing with, and approval by the TSE and NASDAQ of the conditional listing application and satisfaction of the conditions contained therein and the approval by the TSE of the increase in the number of shares authorized for issuance under the TLC Stock Option Plan and other matters in connection with the Replacement Options (including, if applicable, approval of a new stock option plan of TLC relating thereto); and (vii) compliance with any applicable state securities or Blue Sky laws, except where the failure of any action to be taken by any Governmental Authority or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect or prevent consummation of the Merger or the transactions contemplated hereby.

5.4. Non-Contravention

      The execution, delivery and performance by TLC and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary do not and will not (i) contravene or conflict with the articles of incorporation or bylaws of TLC or Merger Subsidiary (except for the appointment of the LVCI Nominees, which is conditional upon an amendment being made to the articles of TLC to increase the size of the TLC Board), (ii) assuming compliance with the matters referred to in Section 5.3, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to TLC or any of its

Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of TLC or any of its Subsidiaries or to a loss of any benefit to which TLC or any of its Subsidiaries is entitled under any provision of any TLC Material Contract or other material agreement or other instrument binding upon TLC or any of its Subsidiaries or any License, franchise, Permit or other similar authorization held by TLC or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any material asset of TLC or any of its Subsidiaries, except for any occurrences or results referred to in clauses (ii), (iii) and
(iv) which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

5.5. Capitalization

      5.5.1. The entire authorized capital stock of TLC consists of an unlimited number of TLC Common Shares. As of July 31, 2001, there were outstanding:
      (a) 38,048,748 TLC Common Shares (with attached common share purchase rights (the "TLC Rights") in accordance with TLC's Shareholder Rights Plan (the "TLC Rights Plan") evidenced by the Shareholder Rights Plan Agreement dated as of September 21, 1999, between TLC and CIBC Mellon Trust Company), (b) warrants to purchase 100,000 TLC Common Shares at an exercise price of Cdn.$18.80 per share, and (c) employee and other stock options issued pursuant to the TLC Stock Option Plan or otherwise to purchase an aggregate of 2,798,001 TLC Common Shares. In addition, an aggregate of 500,000 TLC Common Shares have been reserved for issuance under TLC's Share Purchase Plan, an aggregate of 2,317,999 have been reserved for issuance under the TLC Stock Option Plan and an aggregate of 457,497 TLC Common Shares have been reserved for issuance as compensation for doctors as previously disclosed in the TLC SEC Filings. All outstanding shares of capital stock of TLC have been duly authorized and validly issued and are fully paid and non-assessable and free of pre-emptive rights. Except as set forth in this Section 5.5.1, there are outstanding as of the date hereof (i) no shares of capital stock or other voting securities of TLC, (ii) no securities of TLC convertible into or exchangeable for shares of capital stock or voting securities of TLC, and
      (iii) no options, warrants or other rights to acquire from TLC, and, no obligation of TLC to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of TLC (the items in clauses (i), (ii) and (iii) being referred to collectively as the "TLC Securities"). Except as disclosed in the TLC Disclosure Letter, between the date hereof and the Effective Time, no TLC Securities will be issued. TLC has not issued, granted or awarded any phantom stock, stock appreciation rights or any similar instruments to any Person. There are no outstanding obligations of TLC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any TLC Securities. The TLC Common Shares to be exchanged for LVCI Common Shares in the Merger have been duly authorized and allotted and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable and the issuance thereof is not subject to any pre-emptive or other similar right. All of the Replacement Options have been or will be, prior to the Effective Time, duly authorized and the TLC Common Shares issuable on the exercise of the Replacement Options have been or will be, prior to the Effective Time, duly authorized and allotted and when issued in accordance with the terms of this Agreement and the Replacement Options will have been or will be, prior to the Effective Time, validly issued and will be fully paid and non-assessable and the issuance thereof is not subject to any pre-emptive or other rights. TLC Common Shares issuable upon the exercise of the Replacement Options will be conditionally listed on the TSE and NASDAQ, subject only to notice of issuance. The transactions contemplated hereby will not by themselves result in the TLC Rights under the TLC Rights Plan becoming exercisable.

      5.5.2. No bonds, debentures, notes or other evidence of indebtedness of TLC having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote (the "TLC Voting Debt") are outstanding. Except as set forth in this Section 5.5, there are outstanding (A) no shares of capital stock, TLC Voting Debt or other voting securities of TLC, (B) no securities of TLC or any Subsidiary of TLC convertible into or exchangeable for shares of capital stock, TLC Voting Debt or other voting securities of TLC or any Subsidiary of TLC, and (C) no options, warrants, calls, rights (including pre-emptive rights), commitments or agreements pursuant to which TLC or any Subsidiary of TLC is obligated to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any TLC Voting Debt or other voting securities of TLC or of any Subsidiary of TLC or obligating TLC or any Subsidiary of TLC to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, except in the case of Subsidiaries where such event would not be or would not reasonably be expected to be a TLC Material Adverse Change.

      5.5.3. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which TLC is a party or by which it is bound relating to the voting of any shares of the capital stock of TLC which will limit in any way the granting of proxies by or on behalf of or from, or the casting of votes by, TLC stockholders with respect to the Merger.

5.6. Subsidiaries

      5.6.1. TLC has provided to LVCI the name and jurisdiction of incorporation or organization of each Subsidiary of TLC. Except as disclosed in the TLC Disclosure Letter, the issued and outstanding shares of capital stock of each Subsidiary of TLC have been duly authorized and validly issued and are fully paid and non-assessable and are owned by TLC.

      5.6.2. Except as disclosed in the TLC Disclosure Letter, all of the outstanding capital stock or other ownership interests, as applicable, of each Subsidiary of TLC which is owned by TLC, directly or indirectly, is owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, as applicable, but excluding rights of first refusal among share or equity holders of the Subsidiaries). There are no outstanding obligations of TLC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities in any Subsidiary of TLC.

      5.6.3. Except for shares of the Subsidiaries of TLC and as disclosed in the TLC Disclosure Letter, TLC does not own, directly or indirectly, any shares of stock or other equity or long term debt securities of any corporation or have any equity interest in any Person.

5.7. Canadian Securities Law and TLC Financial Statements

      5.7.1. TLC is a reporting issuer under the Ontario Act, is not on the list of defaulting reporting issuers maintained under the Ontario Act, and has delivered or made available to LVCI a true and complete copy of each quarterly, annual or other form, report, filing or document filed by TLC with the Governmental Authorities under the Ontario Act, or under the rules, policies, listing agreements or other requirements of the TSE or any other stock exchange on which any of TLC's securities are listed and posted for trading ("Exchange Filing Requirements"), since July 1, 1998, which are all the forms, reports, filings or documents (other than preliminary material) that TLC was required to file with the Governmental Authorities under the Ontario Act, or pursuant to Exchange Filing Requirements, since July 1, 1998. TLC will deliver to LVCI a true and complete copy of each quarterly, annual or other report or filing filed by TLC with the Governmental Authorities under the Ontario Act, or Exchange Filing Requirements, subsequent to the date of this Agreement and prior to the Closing Date. All of such forms, reports, filings or documents filed prior to the date of this Agreement are hereinafter referred to as the "TLC Disclosure Documents". TLC has not filed any confidential material change reports still maintained on a confidential basis. TLC is in compliance in all material respects with applicable securities Laws of Ontario and other applicable jurisdictions of Canada.

      5.7.2. As of their respective filing dates, the TLC Disclosure Documents complied in all material respects with the requirements of the Ontario Act, all other applicable Laws, and Exchange Filing Requirements. As of their respective filing dates, none of the TLC Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      5.7.3. As of their respective filing dates, the financial statements of TLC prepared in accordance with Canadian GAAP, including the notes thereto, included in the TLC Disclosure Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable Governmental Authorities and the Ontario Securities Commission with respect thereto as of their respective filing dates, and have been prepared in accordance with Canadian GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in quarterly reports). Such financial statements present fairly the consolidated financial position and results of operations of TLC and its Subsidiaries at the dates presented, subject to year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of TLC and its Subsidiaries on a consolidated basis. There has been no change in TLC accounting policies, except as described in the notes to such financial statements, since July 1, 1998.

5.8. SEC Filings and Financial Statements

      5.8.1. TLC has delivered or made available to LVCI (i) its annual report on Form 10-K for the fiscal year ended May 31, 2001 (the "TLC 10-K"), (ii) its proxy statement relating to the annual meeting of stockholders held on October 26, 2000, and (iii) all of its other reports, statements, schedules and registration statements filed by TLC with the SEC since July 1, 1998, and in each case all materials incorporated therein by reference or filed therewith as exhibits (the filings referred to in clauses (i) through (iii) above and the materials referred to above, in each case delivered or made available to LVCI prior to the date hereof, being hereinafter referred to as the "TLC SEC Filings").

      5.8.2. The financial statements of TLC prepared in accordance with GAAP, including the notes thereto, included in the TLC SEC Filings (the "TLC Financial Statements") complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable Governmental Authorities and the SEC with respect thereto as of their respective filing dates, and have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements included in quarterly reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The TLC Financial Statements present fairly the consolidated financial position and results of operations of TLC and its Subsidiaries at the dates presented, subject to year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of TLC and its Subsidiaries. There has been no change in TLC accounting policies, except as described in the notes to the TLC Financial Statements, since July 1, 1998.

      5.8.3. As of its filing date or with respect to any proxy statements included in the TLC SEC Filings, as of the date it was first mailed to TLC stockholders, each such report or statement filed pursuant to the Exchange Act complied as to form and content in all material respects with the requirements of the Exchange Act, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      5.8.4. Each registration statement and any amendment thereto filed pursuant to the Securities Act included in the TLC SEC Filings, as of the date such statement or amendment became effective, complied as to form and content in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

      5.8.5. All documents that TLC is responsible for filing with the TSE, NASDAQ or any Governmental Authority in connection with the Merger will comply as to form and content in all material respects with the applicable provisions of the Securities Act, the Exchange Act, the Ontario Act and Exchange Filing Requirements.

5.9. Joint Proxy Statement/Prospectus; Registration Statement

      None of the information supplied by TLC for inclusion in (a) the Joint Proxy Statement/Prospectus to be filed by LVCI and TLC with the SEC and any amendments or supplements thereto, or (b) the Registration Statement to be filed by TLC with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Joint Proxy Statement/Prospectus, at the time the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of LVCI and of TLC and at the time of the LVCI Stockholder Meeting and the TLC Stockholder Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All documents that TLC is responsible for filing with the SEC in connection with the Merger will comply as to form and content in all material respects with the applicable provisions of the Exchange Act, the Securities Act and state securities Laws.

5.10. Absence of Certain Changes

      Except as contemplated hereby or as described or provided for in any TLC SEC Filing or as disclosed in the TLC Disclosure Letter, since May 31, 2001, TLC and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices and there has not been:

      5.10.1. any event, occurrence or development or state of circumstances or facts, which affects or relates to TLC, which has had or would reasonably be expected to have a TLC Material Adverse Effect;

      5.10.2. any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of TLC, or any repurchase, redemption or other acquisition by TLC or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, TLC or any of its Subsidiaries;

      5.10.3. any amendment of any term of any outstanding security of TLC or any of its Subsidiaries;

      5.10.4. any claim or threatened claim against TLC or one or more of its Subsidiaries in respect of one or more TLC Material Contracts where the Liability of TLC or one or more of its Subsidiaries exceeds, or could reasonably be expected to exceed, individually or in the aggregate, $1,000,000;

      5.10.5. any purchase or lease of any assets by TLC or any of its Subsidiaries, other than assets purchased or leased in the ordinary course of business consistent with past practices;

      5.10.6. any change in any method of accounting or accounting practices by TLC or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Canadian GAAP or to conform a Subsidiary's accounting policies and practices to those of TLC;

      5.10.7. any material sale, lease or other disposition of any of the assets of TLC or any of its Subsidiaries, other than assets sold, leased or otherwise disposed of in the ordinary course of business consistent with past practices which would not, in the aggregate, have or reasonably be expected to have a TLC Material Adverse Effect;

      5.10.8. except for contractual obligations existing on the date hereof and as provided in the TLC Disclosure Letter, any (i) grant of any severance or termination pay to any director, officer or employee of TLC other than in the ordinary course of business, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of TLC or any of its Subsidiaries except in the ordinary course of business consistent with past practices with persons who are not executive officers, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of TLC or any of its Subsidiaries, other than in the ordinary course of business consistent with past practices or (v) acceleration of the exercisability or vesting of any options, as the case may be;

      5.10.9. any actual or, to the knowledge of TLC, threatened suspension or cancellation of any Permit held by TLC or any Subsidiary other than those the suspension or cancellation of which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect;

      5.10.10. to the knowledge of TLC, any change in any federal or state Law applicable to TLC or any of its Subsidiaries, or in the interpretation or application thereof, which individually or in the aggregate has had or would reasonably be expected to have a TLC Material Adverse Effect;

      5.10.11. to the knowledge of TLC, any Action, brought against or threatened against TLC or any of its Subsidiaries by any Governmental Authority which has had or would reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect;

      5.10.12. to the knowledge of TLC, any Action brought or threatened by Governmental Authority which has had or would reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect; or

      5.10.13. any agreement or commitment by TLC or any of its Subsidiaries to take any actions described in this Section 5.10.

5.11. No Undisclosed Material Liabilities

      Except as disclosed in any TLC SEC Filing, (i) there are no Liabilities of TLC or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and (ii) there is no existing condition, situation or set of circumstances which, individually or in the aggregate, have or would reasonably be expected to have a TLC Material Adverse Effect, other than in the case of either (i) or (ii):

      (a) Liabilities disclosed or provided for in TLC's audited consolidated balance sheet dated as of May 31, 2001;

      (b) Liabilities incurred in the ordinary course of business consistent with past practices since May 31, 2001, which in the aggregate are not material to TLC or its Subsidiaries taken as a whole; and

      (c)   Liabilities under this Agreement.

5.12. Personal Property

      5.12.1. Subject to Permitted Liens, TLC or its Subsidiaries have marketable and indefeasible title to all personal property owned by TLC or its Subsidiaries and used in the conduct of their business, other than property that has been disposed of in the ordinary course of business, except for property where the failure to have such marketable and indefeasible title would not, individually or in the aggregate, have or reasonably be expected to have a TLC Material Adverse Effect.

      5.12.2. (i) To the knowledge of TLC all of the leases of leased personal property used in the business conducted by TLC and its Subsidiaries are valid and binding and in full force and effect and (ii) there has been no material breach of any such lease by TLC or its Subsidiaries or, to the knowledge of TLC, any other Person, which breach has not been cured or waived except for any breaches of leases the absence of which would not have or reasonably be expected to have a TLC Material Adverse Effect.

5.13. Contracts

      Except for (i) purchase orders, invoices, confirmations and similar documents involving the purchase or sale of goods or services for less than $1,000,000 over a period of 12 months or less, (ii) leases of personal property,
(iii) TLC Benefit Arrangements, and (iv) contracts relating to intercompany obligations, the following contracts (A) to which TLC or any of its Subsidiaries is a party or (B) by which any of the assets of TLC or any of its Subsidiaries are bound are "TLC Material Contracts": (1) contracts which, individually or in the aggregate, pertain to the borrowing of money in amounts in excess of $1,000,000; (2) contracts creating Liens other than Permitted Liens; (3) contracts creating guarantees in amounts that, individually or in the aggregate, exceed $1,000,000; (4) contracts relating to material employment or consulting services; (5) contracts relating to any single capital expenditure by TLC or any of its Subsidiaries in excess of $1,000,000 or aggregate capital expenditures in excess of $5,000,000; (6) contracts for the purchase or sale of real property, any business or line of business or for any merger or consolidation; (7) joint venture or partnership agreements; (8) contracts that individually require by their respective terms after the date hereof the payment or receipt of $1,000,000 or more; (9) any agreement involving derivatives, hedging or futures under which the obligations of TLC or any of its Subsidiaries could reasonably be expected to exceed $1,000,000; (10) any contract that limits the freedom of TLC or its Subsidiaries to compete in any line of business or to conduct business in any geographic location; or (11) any contract for the purchase or sale of all or substantially all of the assets or stock of any company or operating division. To the knowledge of TLC, all TLC Material Contracts are valid and binding and in full force and effect. There has been no material breach of any contract by TLC or its Subsidiaries or, to the knowledge of TLC, any other Person, which breach has not been cured or waived. TLC has made available to LVCI true and complete copies of the TLC Material Contracts.

5.14. Litigation

      Except as described in any TLC SEC Filing or as disclosed in the TLC Disclosure Letter, there is no Action pending against, or, to the knowledge of TLC, threatened against TLC or any of its Subsidiaries or any of their respective assets that is not covered by insurance. Those Actions that are pending against, or are, to the knowledge of TLC, threatened against TLC or any of its Subsidiaries or any of their respective assets would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect. Neither TLC nor any of its Subsidiaries is in violation of any Order.

5.15. Taxes

      5.15.1. TLC and its Subsidiaries have timely filed all Tax Returns required to be filed with any tax authority when due in accordance with all applicable Laws except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect, and such Tax Returns, are complete and correct;

      5.15.2. No deficiency in payment of any Taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof except for deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect;

      5.15.3. TLC is not liable and it is not reasonably likely that TLC will be liable for any Taxes not heretofore paid or reserved against in the TLC May 31, 2001 financial statements except those incurred in the ordinary course of business consistent with past practice, or which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect;

      5.15.4. Canadian federal income tax assessments have been issued to TLC covering all past periods up to and including its fiscal year ended May 31, 2000. There are no Actions now pending or made or, to the knowledge of TLC, threatened against TLC in respect of any Taxes except as would not have, or reasonably be expected to have a TLC Material Adverse Effect. Neither TLC nor any Subsidiary has received any written notification that any material issues have been raised (and are currently pending) by the Canada Customs and Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any Tax Returns;

      5.15.5. There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Tax Return or other document or the payment of any Taxes by TLC or the period for any assessment or reassessment of Taxes (except that in the United States subsidiaries of TLC have filed extensions of the deadline for filing Tax Returns for the year ended May 31, 2001). Only the fiscal years of TLC subsequent to May 31, 1996 remain open for reassessment for additional Canadian federal income Taxes; and

      5.15.6. TLC has withheld from each amount paid by TLC, or otherwise collected, or credited to any person the amount of Taxes required to be withheld therefrom or collected by TLC and has remitted such Taxes to the proper tax or other Governmental Authorities within the time required under applicable Laws.

5.16. Tax Free Merger

      5.16.1. Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Merger Subsidiary prior to the Merger (excluding the Merger Consideration).

      5.16.2. TLC will acquire LVCI Common Shares solely in exchange for TLC Common Shares, and in the Merger, LVCI Common Shares representing control of LVCI as defined in Section 368(c) of the Code, will be exchanged solely for TLC Common Shares.

      5.16.3. Prior to the Merger, TLC will be in control of Merger Subsidiary within the meaning of Section 368(c) of the Code.

      5.16.4. TLC has no plan or intention as part of the plan of the Merger to cause the Surviving Corporation to issue after the Effective Time additional shares of stock that would result in TLC losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code or any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Surviving Corporation that, if exercised or converted, would affect TLC's acquisition or retention of control of the Surviving Corporation, as defined in Section 368(c) of the Code.

      5.16.5. TLC has no plan or intention to re-acquire any of the TLC Common Shares issued in the Merger.

      5.16.6. TLC has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation or to sell or otherwise dispose of the Surviving Corporation stock except for transfers of stock to a corporation controlled by TLC.

      5.16.7. TLC will cause the Surviving Corporation to attach to a timely filed U.S. income tax return for the taxable year in which the Merger occurs the statement required by Section 1.367(a)-3(c)(6) of the Treasury regulations issued under Section 367(a) of the Code.

      5.16.8. Following the Merger, the Surviving Corporation will continue LVCI's historic business or use a significant portion of its historic business assets in a business.

      5.16.9. Merger Subsidiary will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation in the Merger any assets subject to liabilities.

      5.16.10. There is no intercorporate indebtedness existing between TLC and LVCI or between Merger Subsidiary and LVCI.

      5.16.11. Except as provided in Section 10.4 of this Agreement, TLC and Merger Subsidiary will pay their respective expenses incurred in connection with the Merger.

      5.16.12. Neither TLC nor Merger Subsidiary is an investment company as such term is defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

      5.16.13. TLC agrees to treat the Merger as a Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. Neither TLC nor Merger Subsidiary has knowingly taken any action that would jeopardize the qualification of the Merger as a Reorganization. During the period from the date of this Agreement through the Effective Time, unless all parties hereto shall otherwise agree in writing, neither TLC nor Merger Subsidiary shall knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a Reorganization. TLC shall cause one or more of its responsible officers to execute and deliver certificates to confirm the accuracy of certain relevant facts as may be reasonably requested by counsel in connection with the preparation and delivery of the tax opinion described in Section 9.1.8.

      5.16.14. Following the Effective Time, TLC shall use its commercially reasonable best efforts, and shall cause the Surviving Corporation to use its commercially reasonable best efforts, to conduct its business and the Surviving Corporation's business in a manner which would not jeopardize the characterization of the Merger as a Reorganization.

5.17. Intellectual Property

      5.17.1. TLC and its Subsidiaries own or are licensed to use all Intellectual Property Rights currently used in the business of TLC or its Subsidiaries or necessary to conduct the business of TLC and its Subsidiaries as currently conducted or currently anticipated to be conducted (the "TLC Intellectual Property Rights") other than as would not have or reasonably be expected to have a TLC Material Adverse Effect.

      5.17.2. Except as set forth in the TLC Disclosure Letter, TLC and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the use of the TLC Intellectual Property Rights.

      5.17.3. TLC and its Subsidiaries have good and valid title to all TLC Intellectual Property Rights owned by any of them and valid and enforceable license rights to all TLC Intellectual Property Rights used under license, free and clear, to the knowledge of TLC, of all Liens, and other than as set forth in the TLC Disclosure Letter, to the knowledge of TLC, all TLC Intellectual Property Rights are in full force and effect and will remain in full force and effect immediately following the Effective Time other than as would not have or reasonably be expected to have a TLC Material Adverse Effect.

      5.17.4. Neither TLC nor any of its Subsidiaries: (A) has been notified or is otherwise aware of any actual or threatened adverse proceeding of any Person pertaining to any challenge to the scope, validity or enforceability of, or TLC's ownership of, any of the TLC Intellectual Property Rights; (B) is the subject of any claim of infringement or misappropriation by TLC or any of its Subsidiaries of any third party Intellectual Property Rights; or (C) has any claim for infringement or misappropriation of, or breach of any license or agreement involving, any of the TLC Intellectual Property Rights.

5.18. Employee Benefit Plans

      5.18.1. "TLC Employee Plans" shall mean each U.S.-based "employee benefit plan", as defined in Section 3(3) ERISA, which is subject to any provision of ERISA and each Canadian based employee benefit plant that is maintained, administered or contributed to by TLC or any affiliate and covers any employee or former employee of TLC or any affiliate or under which TLC or any affiliate has any Liability. The TLC Disclosure Letter contains a complete and correct list of each TLC Employee Plan. With respect to each TLC Employee Plan, true and complete copies have been made available to LVCI of: (i) the plan document or agreement or, with respect to any TLC Employee Plan that is not in writing, a written description of the terms thereof; (ii) the trust agreement, insurance contract or other documentation of any related funding arrangement; (iii) the summary plan description; (iv) the most recent required Internal Revenue Service Form 5500, including all schedules thereto; (v) any material communication to or from any Governmental Authority, including a written description of any oral communication; and (vi) all amendments or modifications to any such document. For purposes of this Section 5.18.1, "affiliate" of any Person means other Person which, together with such Person, would be treated as a single employer under
      Section 414 of the Code.

      5.18.2. No TLC Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA or applicable Canadian legislation.

      5.18.3. No TLC Employee Plan or TLC Benefit Arrangement constitutes a "multi-employer plan", as defined in Section 3(37) of ERISA or in the applicable Canadian pension benefit legislation, and no TLC Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No TLC Employee Plan is subject to Title IV of ERISA. Neither TLC nor any of its affiliates has incurred, nor has reason to expect to incur, any Liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect.

      5.18.4. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any TLC Employee Plan has or will make TLC or any of its Subsidiaries or any officer or director of TLC or any of its Subsidiaries subject to any Liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that would have, or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect.

      5.18.5. Each TLC Employee Plan which is intended to be qualified under
      Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code, and each TLC Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, Orders, final rules and final regulations, including but not limited to applicable Canadian pension legislation, ERISA and the Code, which are applicable to such TLC Employee Plan.

      5.18.6. There is no contract, agreement, plan or arrangement covering any employee or former employee of TLC or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

      5.18.7. "TLC Benefit Arrangement" shall mean each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for compensation, bonus, profit-sharing, stock option, stock purchase, stock appreciation or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, health or medical insurance or other benefits, but excluding any health, medical, pension or other benefit plan that is provided to employees by a Governmental

      Authority) which (i) is not a TLC Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by TLC or any of its affiliates and (iii) covers any employee or former employee of TLC or any of its affiliates. Copies or descriptions of the TLC Benefit Arrangements have been made available to LVCI. Each TLC Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all Laws that are applicable to such TLC Benefit Arrangement.

      5.18.8. The transactions contemplated hereby will not result in any Liability for severance pay to any employee or accelerate the exercisability or vesting of any TLC options, warrants, stock appreciation rights, phantom stock awards or any similar instruments as the case may be, nor will any employee be entitled to any payment solely by reason of such transactions.

      5.18.9. All contributions required to be made to trusts in connection with any TLC Employee Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA or applicable Canadian pension benefit legislation) have been made in a timely manner in compliance with applicable law and regulations.

      5.18.10. Other than claims in the ordinary course for benefits with respect to TLC Employee Plans or TLC Benefit Arrangements, there are no Actions (including claims for any Taxes, interest, penalties or fines ) pending with respect to any TLC Employee Plan or TLC Benefit Arrangement, or any circumstances which might give rise to any such Action (including claims for any Taxes, interest, penalties, or fines).

      5.18.11. All reports, returns and similar documents with respect to the TLC Employee Plans or TLC Benefit Arrangements required to be filed with any Governmental Authority have been so filed by the due date for such filings.

      5.18.12. TLC does not provide, nor has it made any current or past commitment to provide, post-retirement health or medical benefits for retired employees of TLC or its Subsidiaries, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. TLC has substantially complied with the notice and continuation requirements of
      Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder.

      5.18.13. There has been no amendment to, written interpretation or announcement (whether or not written) by TLC or any of its Affiliates relating to, or change in employee participation or coverage under, any TLC Employee Plan or TLC Benefit Arrangement which in the aggregate would increase the per employee expense of maintaining such TLC Employee Plan or TLC Benefit Arrangement above the level of the expense incurred on a per employee basis in respect thereof for the fiscal year ended on May 31, 2001 except to the extent, with respect to all employees, that such increase results from premium increases in the normal course or as would not have, or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect.

5.19. Environmental Matters

      All operations of TLC and its Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws. Except as TLC has publicly disclosed in documents filed with the SEC since July 1, 1998, TLC is not aware that it or any Subsidiary is subject to:

      5.19.1. any Action which relates to environmental, health or safety matters or any investigation or evaluation concerning environmental, health or safety matters; or

      5.19.2. any demand or notice with respect to the breach of, or Liability under, any Environmental Laws and TLC is not aware of facts or circumstances that could reasonably be expected to result in any such Action which it or any Subsidiary would be subject and which could reasonably be expected to result in a TLC Material Adverse Effect.

5.20. Employees

      5.20.1. There is no collective bargaining or other labour union agreement or employee association applicable to any employees of TLC or any of its Subsidiaries. Neither TLC nor any of its Subsidiaries has made any commitment to, or conducted any negotiation with, any labour union or employee association with respect to any future agreement or arrangement. Neither TLC nor any of its Subsidiaries are required to recognize any labour union or employee association representing its employees or any agent having bargaining rights for its employees. No material work stoppage or material labour dispute against TLC or any of its Subsidiaries in connection with their businesses is pending or, to the knowledge of TLC, threatened and, to the knowledge of TLC, there is no related organizational activity by any employees of TLC or any of its Subsidiaries. Neither TLC nor any of its Subsidiaries has, except as set forth in the TLC Disclosure Letter, received any written notice of any material unfair labour practice in connection with the business, and no such complaints are pending before the National Labor Relations Board or other similar Governmental Authority.

      5.20.2. TLC has complied in all material respects with all Laws applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation. Except as disclosed in the TLC Disclosure Letter, there are no outstanding charges or complaints against TLC relating to unfair labour practices or discrimination or under any legislation relating to employees. TLC has paid in full all material amounts owing under the Workplace Safety and Insurance Act (Ontario) or comparable legislation, and to the knowledge of TLC, there are no circumstances that would permit a penalty reassessment under such legislation. There are no Orders requiring TLC to comply outstanding under the Occupational Health and Safety Act (Ontario) or comparable legislation, except where such Order would not have or reasonably be expected to have a TLC Material Adverse Effect.

5.21. Non-Arm's Length Transactions

      5.21.1. None of TLC or its Subsidiaries has made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or stockholder of such company or any Person not dealing with it at arm's length or any Affiliate of the foregoing, except as disclosed in the TLC Disclosure Letter and except for usual compensation paid in the ordinary course of business consistent with past practices.

      5.21.2. Except as disclosed in the TLC 10-K and except for contracts made solely between TLC and its Subsidiaries and except for consulting contracts or contracts of employment, none of TLC or its Subsidiaries is a party to any contract with any officer, director, employee or shareholder of such company or any Person not dealing with it at arm's length or any Affiliate of any of the foregoing.

5.22. Compliance with Laws

      Except as described or provided for in any TLC SEC Filing or as disclosed in the TLC Disclosure Letter, neither TLC nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any Laws, other than violations which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect. Except as described or provided for in any TLC SEC Filing or as disclosed in the TLC Disclosure Letter, TLC and its Subsidiaries have obtained and maintain in effect all Licenses required by any Governmental Authority to properly and legally operate or conduct the business in which TLC and its Subsidiaries are engaged, other than those Licenses the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect. Except as described or provided for in any TLC SEC Filing or as disclosed in the TLC Disclosure Letter, TLC is not in default or in violation of the terms of any of the Licenses and none of the Licenses are subject to pending revocation or cancellation, other than with respect to Licenses, the loss of which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect.

5.23. Finders' Fees

      Except for SG Cowen Securities Corporation ("SG Cowen"), whose fees will be paid by TLC, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of TLC or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.24. Opinion of Financial Advisor

      TLC has received the opinion of SG Cowen to the effect that, as of the date of such opinion, the Conversion Number is fair to TLC from a financial point of view.

5.25. Votes Required

      The only votes of the holders of any class or series of TLC's capital stock necessary in order for TLC to perform its obligations under this Agreement and the transactions contemplated hereby are the affirmative vote of the holders of the following percentages of TLC Common Shares represented in person or by proxy at the meeting of stockholders of TLC (such meeting, including the adjournments thereof, the "TLC Stockholder Meeting"), (i) at least 50% in respect of this Agreement and the transactions contemplated herein; (ii) at least 66 2/3% in respect of the change of the name of TLC to "TLC Vision Corporation"; (iii) at least 66 2/3% in respect of the continuance of TLC in the Province of New Brunswick; (iv) at least 66 2/3% in respect of the resolution to increase the size of the TLC Board to eleven (11) directors; (v) at least 50% in respect of the adoption of new by-laws for TLC; and (vi) at least 50% (excluding, if required by applicable Laws, the holders of TLC Common Shares who are insiders (as defined in the Ontario Act) of TLC to whom shares may be issued pursuant to the TLC Stock Option Plan or their associates (as defined in the Ontario Act), in respect of the resolution to increase the number of options available for issuance under the TLC Stock Option Plan and, if applicable, the resolution to grant the Replacement Options (and, if applicable, approval of a new stock option plan for TLC relating thereto) and all matters in connection therewith.

5.26. Interim Operations of Merger Subsidiary

      Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

5.27. Authorization for TLC Common Shares

      Prior to the Closing Date, TLC will have taken all necessary action to permit it to issue the number of TLC Common Shares to be issued pursuant to the terms of this Agreement including those issuable upon the exercise of Replacement Options. TLC Common Shares issued pursuant to the terms of this Agreement, including those issuable upon the exercise of the Replacement Options, will, when issued, be validly issued, fully paid and non-assessable and no Person will have any pre-emptive right to subscription or purchase in respect thereof. Such TLC Common Shares will be conditionally listed on the TSE and NASDAQ, subject only to notice of issuance.

5.28. Compliance with Health Care Requirements

      5.28.1. To TLC's knowledge, TLC and each Subsidiary is, to the extent applicable to their operations, (i) eligible to receive payment under Titles XVIII and XIX of the Social Security Act, (ii) in compliance with the conditions of participation in the Medicare program, except where such inability in the case of item (i) or non-compliance in the case of item
      (ii) does not have and is not reasonably likely to have, individually or in the aggregate, a TLC Material Adverse Effect.

      5.28.2. Except as disclosed in the TLC Disclosure Letter, TLC and each Subsidiary are not required to file cost reports and other claims and governmental filings with respect to Medicare and Medicaid programs.

      5.28.3. To the knowledge of TLC, neither TLC, its Subsidiaries, nor any of their current or former directors, officers, managers, agents, employees or other persons acting on behalf of them, has offered, paid, solicited or received any remuneration in order to obtain or maintain business, which offer, payment, solicitation, or receipt is in violation of Law, except where such violation does not have and is not likely to have, individually or in the aggregate, a TLC Material Adverse Effect.

5.29. Medicare Participation/Accreditation

      To the extent applicable to their operations, all health care facilities owned or operated by TLC or any Subsidiary (each, a "TLC Facility") have any required certificate of need and are in substantial compliance with the conditions of participation of such programs and certificate, except where the failure to be so certified, to have such agreements, or to be in such compliance does not have and is not reasonably likely to have, individually or in the aggregate, a TLC Material Adverse Effect. Neither TLC nor any Subsidiary has received notice from any Governmental Authority, fiscal intermediary, carrier or similar entity which enforces or administers the statutory or regulatory provisions in respect to any governmental health care program of any pending or threatened investigations, and to the knowledge of TLC, no such investigations are pending, threatened or imminent, which will have or are reasonably expected to have, individually or in the aggregate, a TLC Material Adverse Effect. All returns, cost reports and other filings made by TLC or any Subsidiary with Medicare, Medicaid or any other governmental health care program or third party payor are complete and accurate except where the failure to be so complete and accurate is not reasonably likely to have, individually or in the aggregate, a TLC Material Adverse Effect. No adjustment or disallowance in any such costs reports and other requests for payment, including adjustments or disallowances for late filings, has been made or, to the knowledge of TLC, threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid or by any third party payor which individually or in the aggregate would have or reasonably be expected to have a TLC Material Adverse Effect, and, to the knowledge of TLC, there is no basis for any successful claims or requests for recovery of overpayments from any such agency, instrumentality, entity or third party payor except for any such claims or requests which are not reasonably likely to have, individually or in the aggregate, a TLC Material Adverse Effect.

5.30. Exclusion

      To the knowledge of TLC, neither TLC nor any Subsidiary employs or contracts with any person who has been excluded from participation in a Federal Health Care Program (as defined in 42 U.S.C. ss. 1320a-7b(f)) where such action could reasonably serve as a basis for TLC's or any Subsidiary's suspension or exclusion from the Medicare or any state Medicaid program.

5.31. Federal Health Care Programs

      To the knowledge of TLC, neither TLC nor any Subsidiary nor any of their officers, directors, agents or managing employees: (a) has had a civil monetary penalty assessed against him/her/it under Section 1128A of the Social Security Act or any regulations promulgated thereunder; (b) has been excluded from participation under any federal health care program (as defined in 42 U.S.A. ss. 1320a-7b(f)); or (c) has been convicted (as that term is defined in 42 C.F.R. ss. 1001.2) of any of the categories of offenses as described in the Social Security Act Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder.

5.32. Third-Party Payment

      TLC and each Subsidiary has a valid contract to participate as a provider of services in and under those third-party payment programs in which it operates. To the knowledge of TLC, no Action is pending to suspend, limit, terminate, or revoke the status of TLC or any Subsidiary as a provider in any such program, and neither TLC nor any Subsidiary has been provided notice by any such third-party payor of its intention to suspend, limit, terminate, revoke, or fail to renew any contractual arrangement with TLC or any Subsidiary as a participating provider of services in whole or in part, except where any such Actions or notices are not reasonably likely to have, individually or in the aggregate, a TLC Material Adverse Effect.

5.33. Billing; Gratuitous Payments

      All billing by, or on behalf of, any of TLC or any Subsidiary to third-party payors, including, but not limited to, Medicare, Medicaid and private insurance companies has been true and correct in all material respects.

5.34. Reimbursement Matters

      For the previous three years, neither TLC nor its Subsidiaries have received any written notice of denial of payment or overpayment of a material nature from a U.S. federal health care program or any other third party reimbursement source (inclusive of managed care organizations) with respect to items or services provided by TLC and/or any Subsidiary, other than those which have been finally resolved in any settlement for an amount less than $100,000.

5.35. Accounts Receivable

      All Accounts Receivable of TLC and its Subsidiaries reflected on the balance sheet included in the TLC 10-K as of May 31, 2001 and all Accounts Receivable of TLC and its Subsidiaries generated after May 31, 2001 that are reflected in the accounting records of TLC and its Subsidiaries as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed or billed for in the ordinary course of business, except to the extent reflected in the allowances for doubtful accounts in the TLC Financial Statements. In the reasonable judgment of management of TLC, all Accounts Receivable not paid prior to the Closing Date are current and collectible in the ordinary course of business, except to the extent reflected in the allowances for doubtful accounts in the TLC Financial Statements. The allowances for doubtful accounts reflected in the TLC Financial Statements have been determined consistent with past practices and in accordance with GAAP. Except as would not otherwise have or reasonably be expected to have a TLC Material Adverse Effect, TLC and its Subsidiaries have good and valid title to the Accounts Receivable free and clear of all Liens except Permitted Liens.

5.36. Representations Complete

      None of the representations or warranties made by TLC herein or in the TLC Disclosure Letter, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 6.

                                COVENANTS OF LVCI

6.1. Conduct of LVCI

      Except as expressly contemplated by this Agreement or as described or provided for in any LVCI SEC Filing or as disclosed in writing by LVCI prior to the date of this Agreement, from the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement, LVCI and its Subsidiaries shall conduct their business in the ordinary course consistent with past practices and shall use their commercially reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Except as otherwise approved in writing by TLC or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

      6.1.1. LVCI and its Subsidiaries will not adopt or propose any change in their articles of incorporation or bylaws;

      6.1.2. LVCI shall not authorize or propose, or enter into any agreement, arrangement or understanding (or permit any Subsidiary to do so) with respect to (a) any acquisition of businesses, assets or securities the value of the consideration for which (including assumed debt or other obligations) would exceed $5,000,000 individually (including in a series of related transactions) (excluding any transactions previously consented to in writing by TLC), or (b) any disposition of businesses, assets or securities the value of the consideration for which (including assumed debt or other obligations) would exceed $5,000,000 individually (including in a series of related transactions) (excluding any transactions previously consented to in writing by TLC);

      6.1.3. LVCI will not declare or pay any dividends or make any distributions on its issued and outstanding capital stock, in cash, stock, property or otherwise;

      6.1.4. LVCI will not, and will not permit any of its Subsidiaries to, (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of LVCI or any of its Subsidiaries or any options, warrants, calls, conversion privileges or rights of any kind to acquire shares of LVCI or any of its Subsidiaries (except as disclosed in the LVCI Disclosure Letter or pursuant to the exercise of stock options or currently outstanding rights under existing compensation-related share issuance plans), (ii) split, combine or reclassify any LVCI Securities or securities of a Subsidiary or (iii) repurchase, redeem or otherwise acquire any LVCI Securities or any securities of a Subsidiary;

      6.1.5. LVCI will not, and will not permit any of its Subsidiaries to, take or agree to commit to take any action that would make any representation and warranty of LVCI hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;

      6.1.6. LVCI will not create, incur, assume or suffer to exist, any indebtedness for borrowed money in excess of $1,000,000 (including capital lease obligations), other than (i) indebtedness existing as of the date of this Agreement, (ii) borrowings under existing credit lines in the ordinary course of business, consistent with past practices, and (iii) intercompany indebtedness among LVCI and its Subsidiaries arising in the ordinary course of business, consistent with past practice;

      6.1.7. LVCI will not make any capital expenditure (including, without limitation, expenditures for property, plant and equipment) or appropriations or commitments with respect thereto other than as contemplated by the LVCI projections provided to TLC or additional expenditures, appropriations or commitments which do not exceed an aggregate of $1,000,000; and

      6.1.8. LVCI will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

Notwithstanding the foregoing, TLC shall be deemed to have consented to the transactions involving LVCI listed in the LVCI Disclosure Letter.

6.2. Stockholder Meeting

      6.2.1. LVCI shall use its best efforts to cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable, but in no event later than the 50th day following the date on which the Registration Statement is declared effective under the Securities Act (such meeting, including any adjournments thereof, the "LVCI Stockholder Meeting"), for the purpose of voting on the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, and any other item of business required by or consented to in writing by TLC acting reasonably.

      6.2.2. If an Acquisition Proposal has been proposed to LVCI or announced within 10 Business Days prior to the date of the LVCI Stockholder Meeting, unless the LVCI Board has determined that the Acquisition Proposal is not a Superior Proposal, LVCI shall adjourn or delay the LVCI Stockholder Meeting for a period, which shall be not less than five Business Days, determined by the LVCI Board to be reasonably necessary to fulfill its fiduciary duties as advised by counsel and to satisfy all applicable Laws.

      6.2.3. The LVCI Board shall, unless otherwise required in accordance with their fiduciary duties as advised by its legal and financial advisors, recommend approval and adoption of this Agreement and the Merger by LVCI's stockholders. In connection with such meeting, LVCI will, subject to the foregoing, use its commercially reasonable best efforts to obtain the necessary approvals by its stockholders of the matters (including the solicitation of proxies to be voted at the LVCI Stockholder Meeting) referred to above in this Section 6.2 and such other matters as are required by Delaware Law, and will otherwise comply with all legal requirements applicable to such meetings.

6.3. Other Offers

      6.3.1. LVCI shall not, directly or indirectly, through any officer, director, employee, representative or agent of LVCI or any of its subsidiaries, solicit, initiate or knowingly encourage (including by way of furnishing any written non-public information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal.

      6.3.2. Nothing shall prevent the LVCI Board from considering, negotiating or discussing an unsolicited possible Acquisition Proposal, subject to the following:

            6.3.2.1. LVCI shall not furnish any written non-public information and/or access to the books and records of LVCI to a Person who proposes an Acquisition Proposal in respect of LVCI (an "Interested Third Party") until the Interested Third Party and LVCI execute a confidentiality agreement;

            6.3.2.2. LVCI shall furnish to TLC the name of any Interested Third Party within five days after such party executes a confidentiality agreement with LVCI, unless LVCI and Interested Third Party shall have terminated negotiations prior to such time;

            6.3.2.3. subject to the other provisions of this Agreement, LVCI shall have no obligation to advise TLC of any information submitted or made available to an Interested Third Party pursuant to this
            Section 6.3;

            6.3.2.4. LVCI shall not furnish or disclose to any Person, in writing or otherwise, any non-public information regarding TLC, regarding the combined business of TLC and LVCI or provided by TLC;

            6.3.2.5. LVCI shall not, unless required by the LVCI Board in accordance with its fiduciary duties as advised by its legal and financial advisors, withdraw or modify in a manner adverse to TLC the approval or recommendation of the LVCI Board of this Agreement and the Merger as described in Section 6.2;

            6.3.2.6. LVCI shall furnish to TLC a written summary of the material terms (including the consideration offered, the conditions to completion, the other parties thereto and any termination or similar fees payable in connection therewith) of an Acquisition Proposal that is determined by the LVCI Board at such time to be reasonably likely to constitute the final and most favourable proposal by such Interested Third Party, such summary to be furnished by the end of the fifth day following such determination by the LVCI Board unless LVCI and the Interested Third Party shall have terminated negotiations prior to such time; and

            6.3.2.7. LVCI shall not approve or recommend any Acquisition Proposal or cause LVCI to enter into a written agreement (other than a confidentiality agreement) for an Acquisition Proposal unless and until the LVCI Board shall have determined that the Acquisition Proposal is a Superior Proposal.

      6.3.3. LVCI shall ensure that its officers and directors and its Subsidiaries and their officers and directors and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this Section 6.3, and it shall be responsible for any breach of this Section 6.3 by its financial advisors or other advisors or representatives.

6.4. Notices of Certain Events

      LVCI shall promptly notify TLC of:

      6.4.1. any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement;

      6.4.2. any LVCI Material Adverse Change or any material change in the business, financial condition or results of operations of LVCI and its Subsidiaries taken as a whole;

      6.4.3. any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

      6.4.4. any Actions commenced or, to the knowledge of LVCI, threatened against, relating to or involving or otherwise affecting LVCI or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.14 or which relate to the consummation of the transactions contemplated by this Agreement, or of any event or circumstance which would cause any of LVCI's representations and warranties contained herein to be incorrect in any material respect.

6.5. Affiliates

      To ensure that the issuance of TLC Common Shares in the Merger complies with the Securities Act, prior to the Effective Time, LVCI shall cause to be delivered to TLC a list identifying each Person who might at the time of the LVCI Stockholder Meeting be deemed to be an "affiliate" of LVCI for purposes of Rule 145 under the Securities Act (each, an "LVCI Affiliate"). LVCI shall use its best efforts to obtain from each Person who is identified as a possible LVCI Affiliate prior to the Effective Time an agreement providing that such person will not offer to sell, sell or otherwise dispose of any TLC Common Shares issued to such Person in the Merger in violation of the Securities Act.

6.6. Employee Stock Options

      6.6.1. LVCI shall use its commercially reasonable best efforts to cause the directors and officers of LVCI and its Subsidiaries listed on the LVCI Disclosure Letter to consent to the repricing of the LVCI Stock Options as provided in Section 6.6.2 and conversion of the LVCI Stock Options as provided for in Section 7.6.

      6.6.2. LVCI shall take all steps required to reprice the LVCI Stock Options set forth on the LVCI Disclosure Letter which are outstanding as of the date hereof to a price of $8.688 per TLC Common Share immediately following the Effective Time, and such repricing shall be effective immediately prior to Closing.

      6.6.3. LVCI agrees that TLC may, before or after the Effective Time, reprice all or any of the TLC Stock Options disclosed in the TLC Disclosure Letter in the manner disclosed in the TLC Disclosure Letter, subject to the receipt of all necessary approvals including any required stockholder approvals.

                                   ARTICLE 7.

                     COVENANTS OF TLC AND MERGER SUBSIDIARY

7.1. Conduct of TLC and Merger Subsidiary

      Except as expressly contemplated by this Agreement or as described or provided for in any TLC SEC Filing or as described in writing by TLC prior to the date of this Agreement, from the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement, TLC and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their commercially reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Except as otherwise approved in writing by

LVCI or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

      7.1.1. TLC, its Subsidiaries and Merger Subsidiary will not adopt or propose any change in their articles of incorporation or bylaws;

      7.1.2. TLC shall not authorize or propose, or enter into any agreement, arrangement or understanding (or permit any Subsidiary to do so) with respect to (a) any acquisition of businesses, assets or securities the value of the consideration for which (including assumed debt or other obligations) would exceed $5,000,000 individually (including in a series of related transactions) (excluding any transactions previously consented to in writing by LVCI), or (b) any disposition of businesses, assets or securities the value of the consideration for which (including assumed debt or other obligations) would exceed $5,000,000 individually (including in a series of related transactions) (excluding any transactions previously consented to in writing by LVCI);

      7.1.3. TLC will not declare or pay any dividends or make any distributions on its issued and outstanding capital stock in cash, stock, property or otherwise;

      7.1.4. TLC will not, and will not permit any of its Subsidiaries to, (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of TLC or any of its Subsidiaries or any options, warrants, calls, conversion privileges or rights of any kind to acquire shares of TLC or any of its Subsidiaries (except as disclosed in the TLC Disclosure Letter or pursuant to the exercise of stock options or currently outstanding rights under existing compensation-related share issuance plans), (ii) split, combine or reclassify any TLC Common Shares or any securities of a Subsidiary or (iii) repurchase, redeem or otherwise acquire any TLC Securities or any securities of a Subsidiary;

      7.1.5. TLC will not, and will not permit any of its Subsidiaries to, take or agree or commit to take any action that would make any representation and warranty of TLC or Merger Subsidiary hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;

      7.1.6. TLC will not create, incur, assume or suffer to exist, any indebtedness for borrowed money in excess of $1,000,000 (including capital lease obligations), other than (i) indebtedness existing as of the date of this Agreement, (ii) borrowings under existing credit lines in the ordinary course of business, consistent with past practices, and (iii) intercompany indebtedness among TLC and its Subsidiaries arising in the ordinary course of business, consistent with past practice;

      7.1.7. TLC will not make any capital expenditure (including, without limitation, expenditures for property, plant and equipment) or appropriations or commitments with respect thereto other than as contemplated by the TLC projections provided to LVCI or additional expenditures, appropriations or commitments which do not exceed an aggregate of $1,000,000; and

      7.1.8. TLC will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

Notwithstanding the foregoing, LVCI shall be deemed to have consented to the transactions involving TLC listed in the TLC Disclosure Letter.

7.2. TLC Stockholder Meeting

      7.2.1. TLC shall use its best efforts to cause the TLC Stockholder Meeting to be duly called and held as soon as reasonably practicable, but in no event later than the 50th day after the date on which the Registration Statement is declared effective under the Securities Act for the purpose of (i) voting on the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, (ii) the change of name of TLC, (iii) the adoption of new by-laws, (iv) the continuance of TLC under the Laws of the Province of New Brunswick, (v) the increase in the size of the TLC Board, (vi) the increase in the number of shares reserved for issuance under the TLC Stock Option Plan, (vii) if applicable, the issuance of the Replacement Options and all matters in connection therewith, (viii) the election of directors and (ix) any other item of business necessary to be conducted at an annual meeting of stockholders or required by or consented in writing by LVCI acting reasonably.

      7.2.2. The TLC Board shall recommend approval and adoption of this Agreement and the Merger and the items set out above by TLC's stockholders. In connection with such meeting, TLC will, subject to the foregoing, use its commercially reasonable best efforts to obtain the necessary approvals by its stockholders of the matters referred to (including the solicitation of proxies to be voted at the TLC Stockholder Meeting) above in this Section 7.2 and such other matters as are required by Ontario Law, and will otherwise comply with all legal requirements applicable to such meetings.

7.3. Obligations of Merger Subsidiary

      TLC will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

7.4. NASDAQ and TSE Listing

      TLC shall use its commercially reasonable best efforts to cause the TLC Common Shares to be issued in the Merger and those to be issued upon the exercise of the Replacement Options to be conditionally approved for listing on the TSE and on NASDAQ prior to the Effective Time.

7.5. Notice of Certain Events

      Each of TLC and Merger Subsidiary shall promptly notify LVCI in writing of:

      7.5.1. any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement;

      7.5.2. any TLC Material Adverse Change or any material change in the business, financial condition or results of operation of TLC and its Subsidiaries taken as a whole;

      7.5.3. any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

      7.5.4. any Actions commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.14 or which relate to the consummation of the transactions contemplated by this Agreement.

7.6. Replacement Options

      At Closing, each outstanding LVCI Stock Option shall become an option to acquire TLC Common Stock (the "Replacement Options") with the following terms and conditions: (i) the Replacement Options shall be exercisable to purchase the number of TLC Common Shares that the corresponding LVCI Stock Options were exercisable to purchase multiplied by the Conversion Number; (ii) the exercise price of the Replacement Options shall be the exercise price(s) of the corresponding LVCI Stock Options, giving effect to the repricing of options provided for in Section 6.6.2; and (iii) the unexpired term, vesting schedule and other material terms and conditions of the Replacement Options will be the same as that of the LVCI Stock Options (as if the Merger had not taken place). The Replacement Options may be issued under a new stock option plan to be established by TLC.

                                   ARTICLE 8.

                  COVENANTS OF TLC, MERGER SUBSIDIARY AND LVCI

8.1. Corporate Governance

      8.1.1. The parties agree that the corporate governance and related arrangements respecting TLC set out in Schedule 8.1 will become effective upon the completion of the Merger.

      8.1.2. In order to give effect to the foregoing, the TLC Board has passed a resolution (a) that stockholder approval be sought to amend the articles of TLC to increase the maximum number of directors of TLC to 15 and (b) that, upon the increase in the maximum number of directors and conditional upon the consummation of the Merger in accordance with this Agreement, the number of directors of TLC be set at 11.

      8.1.3. At the TLC stockholder meeting, management of TLC shall nominate for election as directors of TLC, such election to be conditional upon the increase in the size of the TLC Board and upon consummation of the Merger in accordance with this Agreement, the following four individuals currently on the LVCI Board: John K. Klobnak, James M. Garvey, Richard Lindstrom, M.D., and David S. Joseph (the "LVCI Nominees").

      8.1.4. Subject to stockholder approval, the by-laws of TLC following consummation of the Merger in accordance with this Agreement will include
      (i) a by-law providing that management of TLC shall nominate the LVCI Nominees for re-election as directors of TLC at the next annual meeting of stockholders of TLC following the TLC Stockholders Meeting at which the Merger is approved, such directors to hold office for a term of one year or until such earlier time as their successors are elected or appointed or such directors have resigned in accordance with this Agreement or otherwise, (ii) a by-law providing that the head office of TLC will remain in Mississauga, Ontario and the head office for TLC's U.S. operations will be located in St. Louis, Missouri, and (iii) such other matters as are required by the Laws of New Brunswick and as are required by LVCI and TLC, each acting reasonably.

8.2. TLC Name Change

      At or prior to the Effective Time, TLC shall change its corporate name to "TLC Vision Corporation", provided, however, that the approval shall have been obtained therefor.

8.3. Commercially Reasonable Best Efforts

      Subject to the terms and conditions of this Agreement, each party agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement.

8.4. Certain Filings

      8.4.1. LVCI and TLC shall cooperate with one another (a) in connection with the preparation of the Registration Statement and Joint Proxy Statement/Prospectus, and (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and Joint Proxy Statement/Prospectus and seeking timely to obtain any such actions, consents, approvals or waivers.

      8.4.2. Without limiting the generality of Section 8.4.1, as soon as practicable, each of TLC and LVCI shall file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the HSR Act, which filings and supplemental information will comply in all material respects with the requirements of the HSR Act. Each of TLC and LVCI shall cooperate fully with the other in connection with the preparation of such filings and shall use best efforts to respond to any requests for supplemental information from the FTC or the Antitrust Division and to obtain early termination of any waiting period applicable to the Merger under the HSR Act. Any and all filing fees required to be paid in connection with the premerger notification pursuant to the HSR Act shall be borne and paid equally by LVCI and TLC.

      8.4.3. Following the Effective Date of the Merger, TLC and LVCI shall to the extent necessary in a timely and expeditious manner make all postmerger filings as are necessary with the SEC, the TSE and NASDAQ and in this regard, TLC shall take all reasonable steps and make all necessary filings and pay such fees as are required in accordance with the conditional listing approval of the TSE and NASDAQ in order to obtain as expeditiously as possible final listing approval for the TLC Common Shares issued in connection with this transaction or to be issued in connection with the exercise of the Replacement Options.

      8.4.4. Each of LVCI and TLC agree to cooperate and use their commercially reasonable best efforts to contest and resist any Action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administration and judicial appeal and all available legislative action. Notwithstanding any other provision of this Agreement to the contrary, each of LVCI and TLC also agree, if requested by the other, to take any and all actions as are or may be required by Governmental Authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or the other transactions contemplated hereby or as may be required to avoid, lift, vacate or reverse any legislative, administrative or judicial action which would otherwise cause any condition to closing not to be satisfied, unless any such actions individually or in the aggregate would be onerous to the combined operations of TLC and LVCI.

8.5. Public Announcements

      TLC and LVCI will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with any national securities exchange or interdealer quotation system, will not issue any such press release or make any such public statement prior to such consultation.

8.6. Further Assurances

      At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of LVCI or Merger Subsidiary, any deeds, bills of sale, assignments, assurances, instruments or other documents and to take and do, in the name and on behalf of LVCI or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of LVCI acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

8.7. Preparation of the Joint Proxy Statement/Prospectus and Registration Statements

      8.7.1. TLC and LVCI shall promptly prepare and file with the SEC a preliminary version of the Joint Proxy Statement/Prospectus and will use their commercially reasonable best efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Joint Proxy Statement/Prospectus and to file any amendments or supplements thereto as may be required by applicable Law. After receiving comments from the SEC, TLC shall promptly file with the SEC the Registration Statement containing the Joint Proxy Statement/Prospectus. Each of TLC and LVCI shall use its commercially reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. TLC shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities Laws in connection with the issuance of TLC Common Shares in the Merger and LVCI shall furnish all information concerning LVCI and the holders of LVCI Common Shares as may be reasonably requested in connection with any such action. Promptly after the effectiveness of the Registration Statement, LVCI and TLC will each cause the Joint Proxy Statement/Prospectus to be mailed to its stockholders, and if necessary, after the definitive Joint Proxy Statement/Prospectus shall have been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, re-solicit proxies.

      8.7.2. TLC shall prepare and file a registration statement on Form S-8 in order to register under the Securities Act the TLC Common Shares to be issued from time to time after the Effective Time upon the exercise of the Replacement Options, and shall use reasonable commercial efforts to cause such registration statement to become effective at or prior to the Effective Time and to maintain the effectiveness of such registration for the period of time that the Replacement Options remain outstanding and may be exercised.

8.8. Access to Information

      8.8.1. Subject to Section 8.8.2 to and including Section 8.8.10 and applicable Laws, upon reasonable notice, each of TLC and LVCI shall (and shall cause each of its Subsidiaries to) afford the representatives of the other party hereto access, during normal business hours from the date hereof and until the earlier of the Closing Date or the termination of this Agreement, to its properties, books, contracts and records as well as to its management personnel, and, during such period, each party shall (and shall cause each of its Subsidiaries to) furnish promptly to the other party all information concerning its business, properties and personnel as such party may reasonably request (the "Information").

      8.8.2. The Information will be kept strictly confidential and shall not, without the prior written consent of the disclosing party, be disclosed by the receiving party, or by its representatives, in any manner whatsoever, in whole or in part, and shall not be used by the receiving party or its representatives other than in connection with the Merger. Moreover, the receiving party agrees to reveal the Information only to its representatives who have a reasonable need to know the Information for the purposes of evaluating the Merger, who are informed by the receiving party of the confidential nature of the Information and who have agreed to act in accordance with the terms and conditions of this Agreement. Notwithstanding such agreement, the receiving party shall continue to be responsible for any breach of this Agreement by its representatives and shall indemnify and save the disclosing party harmless from any breach by any of the receiving party's representatives.

      8.8.3. The receiving party shall keep a record of the Information furnished to it, in any medium other than oral, and the location of such Information. All copies of the Information, except for that portion of the Information which consists of analyses, compilations, forecasts, studies or other documents prepared by the receiving party or its representatives will be returned to the disclosing party immediately upon its request. That portion of the Information which consists of analyses, compilations, forecasts, studies or other documents prepared by the receiving party or its representatives, will be destroyed upon the disclosing party's request and any oral Information will continue to be subject to the terms of this Agreement. Upon the request of the disclosing party, the receiving party shall provide a certificate certifying as to the complete return and destruction of all Information in accordance with the terms of this paragraph.

      8.8.4. The receiving party shall keep all of the Information disclosed or delivered to it, whether electronically stored or in a tangible form, segregated from all of its property and in a safe and secure environment and will use commercially reasonable best efforts to protect and keep safe all of the Information disclosed from any loss, harm, theft, unauthorized use, tampering, sabotage, unauthorized duplication, destruction, addition, deletion, damage or interference whatsoever.

      8.8.5. The receiving party acknowledges that the Information is confidential and a valuable asset of the disclosing party and all right, title and interest in and to the Information (including all Intellectual Property) is and at all time shall remain the exclusive property of the disclosing party.

      8.8.6. The receiving party acknowledges that other than as contained in this Agreement none of the disclosing party, its representatives or any of its or their respective affiliates makes any express or implied representation or warranty as to the accuracy or completeness of the Information.

      8.8.7. If the receiving party or anyone to whom the receiving party transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, the receiving party will provide the disclosing party with prompt notice so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained or the disclosing party waives compliance with the provisions of this Agreement, the receiving party will furnish only that portion of the Information which it is advised, by written opinion of counsel, addressed to the receiving party and to the disclosing party, is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

      8.8.8. The parties each acknowledge that disclosure of any Information may cause significant damage and harm to a disclosing party, its Affiliates, Subsidiaries and shareholders and that remedies at law may be inadequate to protect against breach of this Agreement, and the parties hereby in advance agree to the granting of injunctive relief in favour of the disclosing party without proof of actual damages, in addition to any other remedy the disclosing party may be entitled to.

      8.8.9. The parties acknowledge that certain information may be competitively sensitive and that disclosure thereof shall be limited to that which is reasonably necessary for the purpose of (i) preparing submissions or applications in order to obtain any appropriate regulatory approvals, (ii) preparing the Joint Proxy Statement/Prospectus, and (iii) avoiding conflicts.

      8.8.10. The provisions of Sections 8.8.2 to and including Section 8.8.8 and this Section 8.8.10 shall survive the termination of this Agreement.

8.9. Mutual Standstill

      From the date hereof until the Closing Date or the termination of this Agreement, each of LVCI and TLC agrees that it will not, otherwise than pursuant to this Agreement, the Merger and the transactions contemplated hereby and thereby or with the prior approval of the other, which approval may be given on such terms as the other may determine:

      8.9.1. in any manner acquire, agree to acquire or make any proposal or offer to acquire, directly or indirectly, any securities or property of the other;

      8.9.2. propose or offer to enter into, directly or indirectly, any merger or business combination involving the other or to purchase, directly or indirectly, a material portion of the assets of the other;

      8.9.3. directly or indirectly, solicit, or participate or join with any Person in the solicitation of any proxies to vote, to seek or advise or to influence any Person with respect to the voting of any voting securities of the other;

      8.9.4. otherwise act alone or in concert with others to seek to control or to influence the management, board of directors or policies of the other;

      8.9.5. make any public or private disclosure of any consideration, intention, plan or arrangement inconsistent with any of the foregoing; or

      8.9.6. advise, assist or encourage any of the foregoing or work in concert with others in respect of the foregoing.

      For the purpose of this Section 8.9, each reference to LVCI or TLC shall include its Subsidiaries and its successors. The termination of this Agreement shall also terminate any other agreements between the parties which have an effect similar to this Section 8.9, including, for greater certainty, (i) the letter dated November 16, 1999 between TLC and Goldman, on behalf of LVCI, and
(ii) the mutual confidentiality and non-disclosure agreement effective as of February 1, 2000 between LVCI and TLC.

8.10. Directors' and Officers' Insurance

      8.10.1. After the Effective Time, TLC will provide, or cause to be provided, such coverage to the officers and directors of LVCI and its Subsidiaries who shall continue as officers and directors of TLC and its Subsidiaries to the same extent that TLC provides or causes to be provided such coverage to the other officers and directors of TLC and its Subsidiaries.

      8.10.2. For a period of six (6) years after the Effective Time, TLC and LVCI agree that Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by LVCI, copies of which have been provided to TLC, covering past or future claims with respect to periods before the Effective Time (provided that TLC and LVCI agree that Surviving Corporation may substitute therefor policies with coverage no less favourable to such directors and officers with respect to claims arising from facts or events which occurred before the Effective Time).

      8.10.3. The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the LVCI Certificate of Incorporation and By-Laws on the date of this Agreement and shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of LVCI, unless such modification is required by applicable Law.

      8.10.4. This Section 8.10 shall survive the consummation of the Merger, is intended to benefit LVCI, the Surviving Corporation and each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and TLC, and shall be enforceable by the indemnified parties.

8.11. Closing Matters

      Each of LVCI, Merger Subsidiary and TLC shall deliver, at the closing of the transactions contemplated hereby, such customary certificates, resolutions and other closing documents as may be required by the other parties hereto, acting reasonably.

                                   ARTICLE 9.

                            CONDITIONS TO THE MERGER

9.1. Conditions to the Obligations of Each Party

      The respective obligations of LVCI, TLC and Merger Subsidiary to consummate the Merger are subject to the satisfaction, on or before the Closing Date, of the following conditions:

      9.1.1. this Agreement shall have been approved by the affirmative vote of the holders of a majority of the outstanding LVCI Common Shares in accordance with Delaware Law;

      9.1.2. (a) each of the Agreement and the new by-laws of TLC shall have been approved by at least 50% of the votes cast by the holders of TLC Common Shares represented at the TLC Stockholder Meeting, (b) each of the change of name of TLC, the continuance of TLC under the Laws of the Province of New Brunswick, and the increase in the size of the TLC Board shall have been approved by at least 66 2/3% of the votes cast by the holders of TLC Common Shares represented at the TLC Stockholder Meeting and (c) each of the increase in the number of options available under the TLC Stock Option Plan and, if applicable, the grant of the Replacement Options (including, if applicable, approval of a new stock option plan of TLC relating thereto) amendments relating thereto shall have been approved by at least 50% of the votes cast by the holders of TLC Common Shares represented at the Meeting (excluding, if required by applicable Laws, the holders of TLC Common Shares who are insiders (as defined in the Ontario
      Act) of TLC to whom shares may be issued pursuant to the TLC Share Option Plan or their associates (as defined in the Ontario Act);

      9.1.3. all required waiting periods under the HSR Act shall have expired or been terminated and any other appropriate regulatory approvals shall have been obtained;

      9.1.4. no provision of any applicable Law and no final, unappealable Order of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement;

      9.1.5. the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for such purpose shall be pending before the SEC;

      9.1.6. the registration statement on Form S-8 in respect of the Replacement Options shall have become effective and no stop order suspending the effectiveness of such registration statement shall have been issued and be in effect and no proceedings for such purpose shall be pending before the SEC;

      9.1.7. the TLC Common Shares to be issued in the Merger and those to be issued on the exercise of Replacement Options shall have been conditionally approved for listing on the TSE and NASDAQ subject only to notice of issuance and the satisfaction of the standard filing requirements and payment of requisite filing fees;

      9.1.8. TLC and LVCI shall have received an opinion from Thompson Coburn LLP, counsel to LVCI, based upon certain factual representations of LVCI, TLC and Merger Subsidiary reasonably requested by such counsel, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a Reorganization in which no gain or loss is recognized by LVCI Stockholders as a result of the Merger (except with respect to LVCI Stockholders who receive cash in lieu of fractional shares) in form and substance reasonably satisfactory to LVCI and TLC;

      9.1.9. LVCI shall have obtained from Goldman, a written opinion of a type customary in transactions similar to those contemplated hereby, to the effect that the Conversion Number is fair to LVCI's stockholders from a financial point of view, and such opinion shall not have been withdrawn;

      9.1.10. LVCI shall cause to be delivered within two Business Days before the date on which the Registration Statement is declared effective, to TLC and Merger Subsidiary, a comfort letter from PriceWaterhouseCoopers LLP, auditors of LVCI, in respect of the LVCI Financial Statements, in form and content satisfactory to TLC, acting reasonably.

      9.1.11. TLC shall cause to be delivered within two Business Days before the date on which the Registration Statement is declared effect, to LVCI, a comfort letter from Ernst & Young LLP, auditors of TLC, in respect of the TLC Financial Statements, in form and content satisfactory to LVCI, acting reasonably.

      9.1.12. TLC shall have obtained from SG Cowen, the opinion of SG Cowen referred to in Section 5.24 to the effect that the Conversion Number is fair to TLC from a financial point of view, and such opinion shall not have been withdrawn; and

      9.1.13. this Agreement shall not have been terminated pursuant to Article 10.

9.2. Additional Conditions to the Obligations of TLC and Merger Subsidiary

      The respective obligations of TLC and Merger Subsidiary to consummate the Merger are also subject to the satisfaction, on or before the Closing Date, of the following further conditions precedent (each of which is for the exclusive benefit of TLC and Merger Subsidiary and may be waived by TLC on behalf of itself and Merger Subsidiary and any one or more of which, if not satisfied or waived, will relieve TLC and Merger Subsidiary of any obligation under this Agreement):

      9.2.1. LVCI shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, the representations and warranties of LVCI contained in this Agreement that are qualified by materiality or LVCI Material Adverse Effect or LVCI Material Adverse Change shall be true and correct and the representations and warranties of LVCI contained in this Agreement that are not so qualified shall be true and correct in all material respects at and as of the Closing Date, and TLC shall have received a certificate signed by an executive officer of LVCI to the foregoing effect;

      9.2.2. the LVCI Board shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by LVCI and its Subsidiaries, to permit the consummation of the Merger;

      9.2.3. notwithstanding any of the representations and warranties of LVCI contained herein (and the information set out in any of the corresponding Schedules and the LVCI Disclosure Letter), there shall not be, and there shall not have occurred since the date of this Agreement, any circumstance, event, condition, change or development or any set of circumstances, events, conditions, changes or developments, which, in the reasonable judgment of TLC, has or have or would reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect or an LVCI Material Adverse Change; and

      9.2.4. the LVCI Board shall have made and shall not have modified or amended, in any material respect, prior to the LVCI Stockholder Meeting, an affirmative recommendation that the holders of the LVCI Common Shares approve this Agreement and the Merger.

9.3. Conditions to the Obligations of LVCI

      The obligation of LVCI to consummate the Merger is also subject to the satisfaction, on or before the Closing Date, of the following further conditions precedent (each of which is for the exclusive benefit of LVCI and may be waived by LVCI and any one or more of which, if not satisfied or waived, will relieve LVCI of any obligation under this Agreement):

      9.3.1. TLC and Merger Subsidiary shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of TLC and Merger Subsidiary contained in this Agreement qualified by materiality or by TLC Material Adverse Effect or TLC Material Adverse Change shall be true and correct and the representations and warranties of TLC contained in this Agreement that are not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made on and as of such date, and LVCI shall have received a certificate signed by an executive officer of each of TLC and Merger Subsidiary to the foregoing effect;

      9.3.2. each of the boards of directors of TLC and Merger Subsidiary shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by each of TLC and Merger Subsidiary and their subsidiaries, to permit the consummation of the Merger and the issue of the TLC Common Shares contemplated thereby and the issue of TLC Common Shares upon the exercise from time to time of the Replacement Options;

      9.3.3. all necessary approvals shall have been received by LVCI and TLC, respectively, to reprice the options as provided in Section 6.6.2 and, as applicable, grant the Replacement Options, as provided in Section 7.6;

      9.3.4. notwithstanding any of the representations and warranties of TLC and Merger Subsidiary contained herein (and the information set out in any of the corresponding schedules and the TLC Disclosure Letter) there shall not be, and there shall not have occurred since the date of this Agreement, any circumstance, event, condition, change or development or any set of circumstances, events, conditions, changes or developments, which, in the reasonable judgment of LVCI has or have or would reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect or a TLC Material Adverse Change; and

      9.3.5. the board of directors of TLC shall have made and shall not have modified or amended, in any material respect, prior to the TLC Stockholder Meeting, an affirmative recommendation that the holders of the TLC Common Shares approve the Merger.

                                   ARTICLE 10.

                                  TERMINATION

10.1. Termination

      This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of LVCI or TLC):

      10.1.1. by mutual written consent of LVCI and TLC;

      10.1.2. by either LVCI or TLC, if the Merger has not been consummated by December 31, 2001 or such later date as the parties may agree in unity (provided that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date);

      10.1.3. by either LVCI or TLC, if there shall be any applicable Law that makes the consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and non-appealable;

      10.1.4. by either LVCI or TLC, if the stockholder approvals referred to in
      Section 9.1.1 or 9.1.2 shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment thereof;

      10.1.5. by either LVCI or TLC, if (i) the closing price of TLC Common Shares on NASDAQ at any time after the date hereof is less than $2.15, or
      (ii) the closing price of LVCI Common Shares on NASDAQ at any time after the date hereof is less than $1.50; and

      10.1.6. by either LVCI or TLC (the "Terminating Party") if (x) there has been a breach by the other party of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a TLC Material Adverse Effect or LVCI Material Adverse Effect, as the case may be, or (y) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Terminating Party to the other party, or (z) LVCI has recommended or entered into a written agreement (other than a confidentiality agreement) for an Acquisition Proposal.

10.2. Termination by LVCI

      This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing by action of the LVCI Board in writing, if (i) LVCI is not in breach of Section 6.3, (ii) the Merger shall not have been approved by the LVCI stockholders, and (iii) the LVCI Board authorizes LVCI, subject to complying with the terms of this Agreement, to enter into a written agreement (other than a confidentiality agreement) concerning a transaction that constitutes a Superior Proposal and LVCI promptly notifies TLC in writing that it intends to enter into such an agreement.

10.3. Termination by TLC

      This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing by TLC in writing, if the LVCI Board shall have withdrawn or adversely modified its approval or recommendation of the Merger or if the LVCI Board recommends or enters into a written agreement (other than a confidentiality agreement) for a Superior Proposal.

10.4. Effect of Termination

      10.4.1. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 10, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (a) the agreements contained in Section 11.7 shall survive the termination hereof, (b) the parties shall be liable for any wilful breaches hereof, and (c) if (i) LVCI shall have entered into a written Agreement (other than a confidentiality agreement) for an Acquisition Proposal; (ii) LVCI has terminated this Agreement in accordance with Section 10.2; or (iii) TLC has terminated this Agreement in accordance with Section 10.3 as a result of (A) LVCI withdrawing or adversely modifying its approval or recommendation of the Merger as a result of a Superior Proposal or (B) LVCI recommending or entering into a written agreement (other than a confidentiality agreement) for a Superior Proposal, then LVCI shall pay to TLC an amount equal to $3,000,000 in immediately available funds designated by TLC.

      10.4.2. The payment in clause (c) of Section 10.4.1 shall be due three (3) Business Days after the date (x) in the case of an event in (i) of clause
      (c), on which the LVCI Board enters into an agreement for a Superior Proposal; (y) in the case of an event in (ii) of clause (c), on which this Agreement is terminated by the LVCI Board; and (z) in the case of an event in (iii) of clause (c), on which this Agreement is terminated by the TLC Board.

                                   ARTICLE 11.

                                  MISCELLANEOUS

11.1. Notices

      All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

      if to TLC or Merger Subsidiary, to:

            TLC Laser Eye Centers Inc.
            5280 Solar Drive
            Suite 300
            Mississauga, Ontario
            L4W 5M8

            Telephone: (905) 602-2020 ex. 3900
            Telecopy:  (905) 602-7956
            Attention: Chief Executive Officer
      with a copy to:

            Torys
            P.O. Box 270
            79 Wellington Street West
            Maritime Life Tower, Suite 3000
            Toronto, Ontario
            M5K 1N2

            Telephone: (416) 865-0040
            Telecopy:  (416) 865-7380
            Attention: David Chaikof

      if to LVCI, to:

            Laser Vision Centers, Inc.
            540 Maryville Center Drive
            Suite 200
            St. Louis, MO
            63141

            Telephone: (314) 523-8201
            Telecopy:  (314) 434-7251
            Attention: Chief Executive Officer

      with a copy to:

            Thompson Coburn LLP
            One Firstar Plaza
            St. Louis, Missouri
            63101-1693

            Telephone: (314) 552-6000
            Telecopy:  (314) 552-7000
            Attention: Thomas A. Litz

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section.

11.2. Survival of Representations and Warranties

      Except as otherwise provided in this Agreement, the representations, warranties, agreements and covenants contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time except Section 6.4, Section 7.5, Section 7.6 and Article 2.

11.3. Amendments and Waiver

      11.3.1. Any provision of this Agreement may be amended or waived prior to the Closing, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by TLC, Merger Subsidiary and LVCI or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that (i) any waiver or amendment shall be effective against a party only if the board of directors of such party approves such waiver and (ii) after the adoption of this Agreement by the stockholders of LVCI or TLC, no such amendment or waiver shall, without further approval of such stockholders and each party's board of directors, alter or change (x) the amount or kind of consideration to be received in exchange for any shares of capital stock of LVCI, (y) any term of the certificate of incorporation of the Surviving Corporation, or (z) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of LVCI.

      11.3.2. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.4. Further Assurances

      Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

11.5. Public Statements

      LVCI and TLC agree to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement or the Merger, and to use their respective reasonable efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof.

11.6. Severability

      If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

11.7. Fees and Expenses

      11.7.1. Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

      11.7.2. LVCI and TLC shall each pay one-half of all costs and expenses related to printing, filing and mailing the Registration Statement and the Joint Proxy Statement/Prospectus and all SEC and other regulatory filing fees.

11.8. Successors and Assigns

      The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

11.9. No Third Party Beneficiaries

      Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Notwithstanding the foregoing, (a) the LVCI Nominees shall be third party beneficiaries with respect to TLC's obligations to nominate them for election to the TLC Board at TLC's annual meeting in 2002; and (b) LVCI's directors and officers shall be third party beneficiaries of TLC's obligations under Section 8.10.

11.10. Governing Law

      This Agreement shall be construed in accordance with and governed by the law of the State of New York (except insofar as mandatory provisions of Delaware law are applicable), without regard to the conflicts of law principles thereof.

11.11. Counterparts; Effectiveness

      This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures of the parties, provided, however, that any party providing its signature in faxed form shall promptly forward to the other parties an original of the signed copy of this Agreement which was so faxed. This Agreement shall become effective when each party hereto shall have received by fax or otherwise counterparts hereof signed by all of the other parties hereto.

                                     * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  LASER VISION CENTERS, INC.

                                  By: /s/ John J. Klobnak
                                     --------------------------
                                     Name: John J. Klobnak
                                     Title: Chief Executive Officer

                                  By: /s/ Robert W. May
                                     --------------------------
                                     Name: Robert W. May
                                     Title: Secretary


                                  TLC LASER EYE CENTERS INC.

                                  By: /s/ Elias Vamvakas
                                     --------------------------
                                     Name: Elias Vamvakas
                                     Title: Chairman and Chief Executive Officer

                                  By: /s/ Lloyd D. Fiorini
                                     --------------------------
                                     Name: Lloyd D. Fiorini
                                     Title: Secretary and General Counsel

                                  TLC ACQUISITION II CORP.

                                  By: /s/ Elias Vamvakas
                                     --------------------------
                                     Name: Elias Vamvakas
                                     Title: Chief Executive Officer

                                  By: /s/ Lloyd D. Fiorini
                                     --------------------------
                                     Name: Lloyd D. Fiorini
                                     Title: Secretary

                                  SCHEDULE 8.1

                             GOVERNANCE ARRANGEMENTS

1. Name:            On the Closing Date, TLC will be renamed "TLC Vision
                    Corporation".

2. Directors:       For the first year following the completion of the Merger, the board of directors shall consist of eleven (11) directors, of which, subject to stockholder approval, four
                    (4) shall consist of the LVCI Nominees. At the first anniversary of the completion of the Merger, the Vice-Chairman will resign from the TLC Board and one member of the TLC Board, other than the LVCI Nominees, will also resign, following which the size of the TLC Board will be reduced to nine (9) directors. Management of TLC will nominate the LVCI Nominees for election to the TLC Board at TLC's annual meeting of stockholders in 2002. For so long as they serve on the TLC Board, the LVCI Nominees then serving on the TLC Board shall be entitled to fair representation on each committee of the TLC Board.

3. Management:      Following the completion of the Merger, the senior
                    management of TLC following the consummation of the Merger shall be comprised of the following persons:

                    Chairman and Chief    -  Chairman and Chief Executive
                    Executive Officer        Officer of TLC

                    Vice-Chairman         -  Chairman and Chief Executive
                                             Officer of LVCI

                    President and Chief   -  President and Chief Operating
                    Operating Officer        officer of LVCI

                    Chief Financial       -  Chief Financial Officer of LVCI
                    Officer

                    Co-General Counsels   -  General Counsel of TLC and General
                                             Counsel of LVCI

4. Offices:         The head office for TLC following the consummation of the
                    Merger will remain in Mississauga, Ontario, and the head office for its United States operations will be located in St. Louis, Missouri.

5. Super-Majority:  In the first year following the completion of the Merger, approval of any changes in the senior management listed above may only be made with approval of 80% or more of the TLC Board. To give effect to the foregoing, the employment agreements entered into by TLC with the senior management listed above shall provide, at a minimum, that in the first year following completion of the Merger the agreements can only be terminated with approval of 80% or more of the TLC Board.

                                   APPENDIX B
                   OPINION OF SG COWEN SECURITIES CORPORATION

                              [SG COWEN LETTERHEAD]

August 23, 2001

Board of Directors
TLC Laser Eye Centers Inc.
5280 Solar Drive, Suite 300
Mississauga, Ontario
L4W 5M8

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to TLC Laser Eye Centers Inc. ("TLC") of the Conversion Number (as defined below) pursuant to the terms of the Agreement and Plan of Merger, to be dated as of August 25, 2001 (the "Agreement"), by and among TLC, TLC Acquisition Corp. ("Merger Subsidiary") and Laser Vision Centers, Inc. ("LVCI").

As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, TLC, Merger Subsidiary and LVCI intend to effect a merger of Merger Subsidiary with and into LVCI (the "Merger"). Upon consummation of the Merger, Merger Subsidiary will cease to exist, LVCI will be the surviving corporation in the Merger and each outstanding share of LVCI Common Stock will be converted into the right to receive 0.95 TLC Common Shares (the "Conversion Number").

SG Cowen Securities Corporation ("SG Cowen"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may from time to time trade the securities of TLC and LVCI for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

We are acting as exclusive financial advisor to the Board of Directors of TLC in connection with the Merger and will receive a fee from TLC for our services pursuant to the terms of our engagement letter with TLC, dated as of March 30, 2001, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for providing this opinion to the Board of Directors.

In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

o     a draft of the Agreement dated August 22, 2001;

o certain publicly available information for TLC and certain other relevant financial and operating data furnished to SG Cowen by TLC management;

o certain publicly available information for LVCI and certain other relevant financial and operating data furnished to SG Cowen by LVCI management;

o certain internal financial analyses, financial forecasts, reports and other information concerning TLC (the "TLC Forecasts") and LVCI (the "LVCI Forecasts"), prepared by the management of TLC and LVCI, respectively;

o the amounts and timing of the cost savings and related expenses expected to result from the Merger prepared jointly by the managements of TLC and LVCI (the "Expected Synergies");

o First Call estimates ("First Call Estimates") and financial projections in Wall Street analyst reports ("Wall Street Projections") for TLC and LVCI;

o discussions we have had with certain members of the managements of each of TLC and LVCI concerning the historical and current business operations, financial conditions and prospects of TLC and LVCI, the Expected Synergies and such other matters we deemed relevant;

o certain operating results, the reported price and trading histories of the shares of the common stock of TLC and LVCI as compared to the operating results, reported price and trading histories of certain publicly traded companies we deemed relevant;

o certain financial terms of the Merger as compared to the financial terms of certain selected business combinations we deemed relevant;

o based on the TLC Forecasts and the LVCI Forecasts, the cash flows generated by each of TLC and LVCI, respectively, on a stand alone basis to determine the present value of the discounted cash flows of TLC and LVCI;

o certain pro forma financial effects of the Merger on an accretion/dilution basis; and

o such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by TLC and LVCI, respectively, or which is publicly available. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independently to verify, such information. In addition, we have not conducted, nor have we assumed any obligation to conduct, any physical inspection of the properties or facilities of TLC or LVCI. We have further relied upon the assurance of management of TLC that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have, with your consent, assumed that the TLC Forecasts, the LVCI Forecasts and the description of the Expected Synergies were reasonably prepared by the respective managements of TLC and LVCI or, in the case of the Expected Synergies, jointly by the managements of TLC and LVCI, in each case on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of TLC and LVCI, and that such forecasts and synergies and the First Call Estimates and the Wall Street Projections utilized in our analysis provide a reasonable basis for our opinion.

In addition, we have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of TLC or LVCI, nor have we been furnished with such materials. With respect to all legal matters relating to TLC and LVCI, we have relied on the advice of legal counsel to TLC. Our services to TLC in connection with the Merger have been comprised of rendering an opinion from a financial point of view with respect to the Exchange Ratio. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

For purposes of rendering our opinion we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Merger. You have informed us, and we have assumed, that the Merger will be recorded as a purchase under generally accepted accounting principles. You have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization. In addition, we have assumed that the acquisition by LVCI of the assets and liabilities of ClearVision Laser Centers, Inc. and the assets of Ophthalmic Resources, Inc. were consummated prior to the date hereof.

It is understood that this letter is intended for the benefit and use of Board of Directors of TLC in its consideration of the Merger and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, provided, however, that this opinion may be reproduced in its entirety in any proxy statement or registration statement relating to the Transaction filed by TLC or LVCI under the Securities Exchange Act of 1934, as amended, and/or similar laws of Canada, or the Securities Act of 1933, as amended (the "Securities Act") and/or similar laws of Canada, provided, that it will be reproduced in such proxy statement or registration statement in full, and any description of or reference to SG Cowen or summary of this letter in such proxy statement or registration statement will be in a form acceptable to SG Cowen and its counsel, and provided, further, that in consenting to such inclusion we do not admit or acknowledge that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger or to take any other action in connection with the Merger or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address, TLC's underlying business decision to enter into the Agreement or effect the Merger. Furthermore, we express no view as to the price or trading range for shares of TLC's Common Shares following the consummation of the Merger.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Conversion Number is fair, from a financial point of view, to TLC.

Very truly yours,


/s/ SG Cowen Securities Corporation

                                   APPENDIX C
                         OPINION OF GOLDMAN, SACHS & CO.

                           [GOLDMAN SACHS LETTERHEAD]

PERSONAL AND CONFIDENTIAL

August 25, 2001

Board of Directors
Laser Vision Centers, Inc.
540 Maryville Centre Drive
Suite 200
St. Louis, MO 63141

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than TLC Laser Eye Centers Inc. ("TLC")) of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Laser Vision Centers, Inc. (the "Company"), of the ratio of 0.95 shares of Common Stock, without par value (the "TLC Common Stock") of TLC to be received for each Share (such ratio, the "Conversion Number") pursuant to the Agreement and Plan of Merger, dated as of August 25, 2001 (the "Agreement"), among TLC, TLC Acquisition II Corp., a wholly owned subsidiary of TLC, and the Company.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to the Agreement. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of the Company and TLC for its own account and for the accounts of customers.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended April 30, 2001 and of TLC for the five fiscal years ended May 31, 2000; a draft of the Annual Report on Form 10-K of TLC for the fiscal year ended May 31, 2001; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and TLC; certain other communications from the Company and TLC to their respective stockholders; and certain internal financial analyses and forecasts for the Company and TLC prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of the Company and TLC to result from the transaction contemplated by the Agreement (the "Synergies"). We also have held discussions with members of the senior management of the Company and TLC regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the TLC Common Stock, compared certain financial and stock market information for the Company and TLC with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the refractive eye care service provider industry specifically and in other industries generally and performed such other studies and analysis as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the managements of the Company and TLC, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and TLC, and that such Synergies will be realized in the amounts and time periods contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or TLC or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the Agreement will be obtained without any adverse effect on the Company or TLC or on the contemplated benefits of the transaction contemplated by the Agreement. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Conversion Number pursuant to the Agreement is fair from a financial point of view to the holders of Shares (other than TLC).

Very truly yours,


/s/ Goldman, Sachs & Co.

                                   APPENDIX D
             PROPOSED ARTICLES AND BY-LAWS OF TLC VISION CORPORATION

          NEW BRUNSWICK                          NOUVEAU BRUNSWICK
    BUSINESS CORPORATIONS ACT                LOI SUR LES CORPORATIONS
                                                   COMMERCIALES

             FORM 7
                                                      FORMULE 7
     ARTICLES OF CONTINUANCE                   STATUTS DE PROROGATION
          (SECTION 126)                             (ARTICLE 126)

--------------------------------------------------------------------------------
1 - Name of Corporation                      Raison sociale de la corporation

                           TLC LASER EYE CENTERS INC.

--------------------------------------------------------------------------------
2 - The classes and any maximum              Les categories et le nombre maximal
number of shares that the corporation        d'actions que la corporation peut
is authorized to issue and any               emettre ainsi que le montant
maximum aggregate amount for which           maximal global pour lequel les
the share may be offered including           actions peuvent etre emises, y
shares without par value and/or with         compris les actions sans valeur au
par value and the amount of par              pair ou avec valeur au pair ou les
value.                                       deux et le montant de la valeur au
                                             pair.

  The corporation is authorized to issue an unlimited number of common shares without par value.

--------------------------------------------------------------------------------
3 - Restrictions, if any, on share           Restrictions, s'il y en a, au
transfers                                    transfert d'actions

  None

--------------------------------------------------------------------------------
4 - Number (or minimum and maximum           Nombre (ou nombre minimum et
number) of directors                         maximum) des administrateurs

  Minimum of one (1) and a maximum of
  ten (10) as determined by
  resolution of the board of
  directors of the Corporation.

--------------------------------------------------------------------------------
5 - Restrictions, if any, on                 Restrictions, s'il y en a, a
businesses the corporation may carry         l'activite que peut exercer la
on                                           corporation

  None

--------------------------------------------------------------------------------
6 -(1)If change of name effected,            (1) En cas de changement de raison
previous name                                    sociale; indiquer la derniere
                                                 en date.

  N/A

  (2)   Details of incorporation             (2) Details sur la constitution en
                                                 corporation.

  Articles of Amalgamation dated
  September 1, 1998 under the
  Business Corporations Act (Ontario)

--------------------------------------------------------------------------------
7 - Other provisions, if any                 Autres dispositions, le cas echeant

  See attached Schedule "I"

--------------------------------------------------------------------------------
Date                  | Signature            | Description of Office-Description
                      |                      | du bureau
                      |                      |
                      |                      |
--------------------------------------------------------------------------------
FOR DEPARTMENT USE ONLY                   RESERVE A L'USAGE DU MINISTERE
--------------------------------------------------------------------------------
Corporation No. - No.de corporation     | Filed-Depose
                                        |
                                        |
--------------------------------------------------------------------------------

                           TLC LASER EYE CENTERS INC.

                 (hereinafter referred to as the "Corporation")

               THIS IS SCHEDULE "I" TO THE FOREGOING FORM 7 UNDER
                   THE NEW BRUNSWICK BUSINESS CORPORATIONS ACT

1.    PLACE OF SHAREHOLDERS MEETINGS

            Notwithstanding subsections (1) and (2) of Section 84 of the Business Corporations Act, as from time to time in force, meetings of shareholders of the Corporation may be held outside New Brunswick at any location throughout the world.

2.    PRE-EMPTIVE RIGHTS

      (A) Notwithstanding subsection (2) of Section 27 of the Business Corporations Act, as from time to time in force, but subject however to any rights arising under any unanimous shareholders agreements, the holders of equity shares of any class, in the case of the proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its equity shares of any class of any shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class, shall not as such, even if the issuance of the equity shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the unlimited dividend rights of such holders, have the pre-emptive right as provided by Section 27 of the Business Corporations Act to purchase such shares or other securities.

      (B) Notwithstanding subsection (3) of Section 27 of the Business Corporations Act, as from time to time in force, but subject however to any rights arising under any unanimous shareholders agreements, the holders of voting shares of any class, in case of the proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its voting shares of any class, shall not as such, even if the issuance of the voting shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the voting rights of such holders, have the pre-emptive right as provided by Section 27 of the Business Corporations Act to purchase such shares or other securities.

3.    BORROWING AUTHORITY

            The directors of the Corporation may from time to time, in such amounts and on such terms as deemed expedient:

      (A)   borrow money upon the credit of the Corporation;

      (B)   issue, reissue, sell or pledge debt obligations of the Corporation;

      (C) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

      (D) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

            The foregoing powers may be delegated by the directors to such officers or directors of the Corporation to such extent and in such manner as determined by the directors from time to time.

            Nothing in this clause limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

4.    CUMULATIVE VOTING

            Subject to applicable law, there shall be no cumulative voting rights in favour of shareholders of the Corporation.

5.    SHAREHOLDER PROPOSAL

            Subject to Section 89(5) of the Act, a proposal by a shareholder under Section 89 of the Act may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than 5% of the shares or 5% of the shares of a class of shares of the Corporation entitled to vote at the meeting to which the proposal is to be presented, in which case the Corporation shall set out the proposal in the notice of meeting in the same manner as provided for under
Section 89(2) of the Act.

                           TLC LASER EYE CENTERS INC.

                                   BY-LAW 2002

      A by-law relating generally to the regulation of the affairs of TLC LASER EYE CENTERS INC.

      BE IT ENACTED AND IT IS HEREBY ENACTED as by-law 2002 of TLC LASER EYE CENTERS INC. (hereinafter called the "Corporation") as follows:

                                   DEFINITIONS

      1. In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

      (a) "Act" means the Business Corporations Act, Statutes of New Brunswick, 1981, c.B-9.1, as from time to time amended, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefor;

      (b) "articles" means the articles, as from time to time amended, of the Corporation;

      (c) "by-law" means any by-laws of the Corporation from time to time in force and effect;

      (d) "director" means an individual occupying the position of director of the Corporation and "directors", "board of directors" and "board" includes a single director;

      (e)   "effective date" means the effective date of the Merger;

      (f) "LVCI Nominees" has the meaning assigned thereto under the Agreement and Plan of Merger dated August 25, 2001 between Laser Vision Centers, Inc., the Corporation and TLC Acquisition II Corp.

      (f) "Merger" means the merger between TLC Acquisition II Corp. and Laser Vision Centers, Inc. pursuant to the Agreement and Plan of Merger dated August 25, 2001 between Laser Vision Centers, Inc., TLC Laser Eye Centers Inc. and TLC Acquisition II Corp.;

      (g) "unanimous shareholder agreement" means an agreement as described in subsection 99(2) of the Act or a declaration of a shareholder described in subsection 99(3) of the Act;

      (h) words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice versa; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of individuals;

      (i) the headings used in any by-law are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions; and

      (j) any term contained in any by-law which is defined in the Act shall have the meaning given to such term in the Act.

                                REGISTERED OFFICE

2. The Corporation may from time to time by resolution of the board of directors change the location of the address of the registered office of the Corporation to another place within New Brunswick.

                                   HEAD OFFICE

3. Conditional on completion of the Merger, the Corporation's head office will be located in Mississauga, Ontario and the Corporation's head office in respect of the Corporation's operation in the United States will be located in St. Louis, Missouri.

                                 CORPORATE SEAL

4. The Corporation may have one or more corporate seals which shall be such as the board of directors may adopt by resolution from time to time.

                                    DIRECTORS

5. Number and Powers. There shall be a board of directors consisting of such fixed number of directors as may be set out in the articles or as may be determined as prescribed by the articles, or failing that, as specified by by-law. Subject to any unanimous shareholder agreement, the directors shall manage the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, any special resolution of the Corporation, any unanimous shareholder agreement or by statute expressly directed or required to be done in some other manner

6. Nomination of Directors. Conditional on completion of the Merger, management of the Corporation shall nominate the LVCI Nominees for election at the first annual meeting of the shareholders of the Corporation following the effective date.

7. Vacancies. If the number of directors is increased, the resulting vacancies shall be filled at a meeting of shareholders duly called for that purpose. Notwithstanding the provisions of paragraph 9 of this by-law and subject to the provisions of the Act, if a vacancy should otherwise occur in the board, the remaining directors, if constituting a quorum, may appoint a qualified person to fill the vacancy for the remainder of the term. In the absence of a quorum the remaining directors shall forthwith call a meeting of shareholders to fill the vacancy pursuant to subsection 69(2) of the Act. Where a vacancy or vacancies exist in the board, the remaining directors may exercise all of the powers of the board so long as a quorum remains in office.

8. Duties. Every director and officer of the Corporation in exercising his powers and discharging his duties shall

(a)   act honestly and in good faith; and

(b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances,

in the best interests of the Corporation.

9. Qualification. Every director shall be an individual nineteen (19) or more years of age and no one who is of unsound mind and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt or who has been convicted of an offence under the Criminal Code, chapter C-34 of the Revised Statutes of Canada, 1970, as amended from time to time, or the criminal law of any jurisdiction outside of Canada, in connection with the promotion, formation or management of a corporation or involving fraud (unless three (3) years have elapsed since the expiration of the period fixed for suspension of the passing of sentence without sentencing or since a fine was imposed, or unless the term of imprisonment and probation imposed, if any, was concluded, whichever is the latest, but the disability imposed hereby ceases upon a pardon being granted) shall be a director.

10. Term of Office. A director's term of office shall be from the meeting at which he is elected or appointed until the annual meeting next following or until his successor is elected or appointed, or until, if earlier, he dies or resigns, or is removed or disqualified pursuant to the provisions of the Act.

11. Vacation of Office. The office of a director shall if so facto be vacated if

(a)   he dies;

(b) by notice in writing to the Corporation he resigns his office and such resignation, if not effective immediately, becomes effective in accordance with its terms;

(c)   he is removed from office in accordance with section 67 of the Act; or

(d)   he ceases to be qualified to be a director.

12. Election and Removal.

(A) Directors shall be elected by the shareholders by ordinary resolution in general meeting on a show of hands unless a poll is demanded and if a poll is demanded such election shall be by ballot. All the directors then in office shall cease to hold office at the close of the meeting of shareholders at which directors are to be elected. A director, if qualified, is eligible for re-election.

(B) Subject to sections 65 and 67 of the Act, the shareholders of the Corporation may by ordinary resolution at an annual or a special meeting remove any director before the expiration of his term of office and may, by a majority of the votes cast at the meeting, elect any person in his stead for the remainder of his term.

(C) Each shareholder entitled to vote at an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by him multiplied by the number of directors to be elected, and he may cast all such votes in favour of one candidate or distribute them among the candidates in any manner.

(D) A separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution is passed unanimously permitting two (2) or more persons to be elected by a single resolution.

(E) If a shareholder has voted for more than one candidate without specifying the distribution of his votes among the candidates, he shall be deemed to have distributed his votes equally among the candidates for whom he voted.

(F) If the number of candidates nominated for director exceeds the number of positions to be filled, the candidates who receive the least number of votes shall be eliminated until the number of candidates remaining equals the number of positions to be filled.

(G) A retiring director shall retain office until the adjournment or termination of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal.

13. Validity of Acts. An act by a director or officer is valid notwithstanding an irregularity in his election or appointment or a defect in his qualification.

                              MEETINGS OF DIRECTORS

14. Place of Meeting. Subject to the articles, meetings of directors may be held at any place within or outside New Brunswick as the directors may from time to time determine or as the person convening the meeting may give notice. A meeting of the directors may be convened by the chairman of the board (if any), the chief executive officer, the president or any director at any time. The secretary shall upon direction of any of the foregoing officers or director convene a meeting of the directors.

15. Notice. (A) Notice of the time and place of each meeting of the board shall be given in the manner provided in paragraph 63 herein to each director.

(a) not less than three (3) days before the time when the meeting is to be held, if the notice is mailed, or

(b) not less than twenty-four (24) hours before the time when the meeting is to be held if the notice is given personally or is delivered or is sent by any means of transmitted or recorded communication, such as facsimile transmission, voice-mail or electronic-mail, provided that meetings of the directors may be held at any time without notice if all the directors have waived notice.

(B) For the first meeting of the board of directors to be held immediately following the election of directors at an annual or special meeting of the shareholders, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

(C) A notice of a meeting of directors shall specify any matter referred to in subsection 73(2) of the Act that is to be dealt with at the meeting but, unless a by-law otherwise provides, need not otherwise specify the purpose of or the business to be transacted at the meeting.

      16. Waiver of Notice. Notice of any meeting of the directors or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by telegram, cable, telex or facsimile transmission addressed to the Corporation or in any other manner, and such waiver may be validly given either before or after the meeting to which such waiver relates. The attendance of a director at a meeting of directors is a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

      17. Telephone Participation. A director may participate in a meeting of directors or of a committee of directors by means of such telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means shall be deemed to be present at that meeting.

      18. Adjournment. Any meeting of the directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the continuance of the adjourned meeting need be given to any director if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

      19. Quorum and Voting. Subject to the articles, a majority of directors shall constitute a quorum for the transaction of business at any meeting of directors. No business shall be transacted by the directors except at a meeting of directors at which a quorum of the board is present. Questions arising at any meeting of the directors shall be decided by a majority of votes cast. In case of an equality of votes, the chairman of the meeting shall not have a second or casting vote. Where the Corporation has only one director, that director may constitute a meeting.

      20. Resolution in lieu of meeting. A resolution in writing, signed by all the directors or signed counterparts of such resolution by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors duly called, constituted and held. A copy of every such resolution or counterpart thereof shall be kept with the minutes of the proceedings of the directors or such committee of directors.

      21. Deemed Consent of Director Present at Meeting. A director who is present at a meeting of directors or committee of directors is deemed to have consented to any resolution passed or action taken thereat unless he:

      (a) requests that his dissent be or his dissent is entered in the minutes of the meeting;

      (b) sends his written dissent to the secretary of the meeting before the meeting is terminated; or

      (c) sends his dissent by registered mail or delivers to the registered office of the Corporation immediately after the meeting is terminated.

                            REMUNERATION OF DIRECTORS

      22. Subject to the articles or any unanimous shareholder agreement, the remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer of the corporation who is also a member of the board of directors. The directors may also be resolution award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

                     SUBMISSION OF CONTRACTS OR TRANSACTIONS
                          TO SHAREHOLDERS FOR APPROVAL

      23. The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

                  FOR THE PROTECTION OF DIRECTORS AND OFFICERS

      24. No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee of the Corporation or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the board of directors for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects of the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen to the Corporation in the execution of the duties of his respective office of trust or in relation thereto, unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or regulations made thereunder or relieve a director or officer from the duty to act in accordance with the Act or regulations made thereunder or relieve him from liability for a breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation, the fact of his being a shareholder, director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

                       INDEMNITIES TO DIRECTORS AND OTHERS

      25. Subject to section 81 of the Act, except in respect of an action by or on behalf of the Corporation or Another Body Corporate (as hereinafter defined) to procure a judgement in its favour, the Corporation shall indemnify each director and officer of the Corporation and each former director and officer of the Corporation and each person who acts or acted at the Corporation's request as a director or officer of Another Body Corporate, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or Another Body Corporate, as the case may be, if

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      "Another Body Corporate" as used herein means a body corporate of which the Corporation is or was a shareholder or creditor.

      26. Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of any person referred to in paragraph 25 as the board may, from time to time, determine.

                                    OFFICERS

      27. Appointment of Officers. Subject to the articles or any unanimous shareholder agreement, the directors may appoint a chairman of the board, a chief executive officer, a president and a secretary and, if deemed advisable, may also appoint one or more vice-presidents, a treasurer and one or more assistant secretaries and one/or more assistant treasurers. None of such officers, except the chairman of the board, need be a director of the Corporation. Any two or more of such offices may be held by the same person. In case and whenever the same person holds the offices of secretary and treasurer he may, but need not, be known as the secretary-treasurer. The directors may from time to time designate such other offices and appoint such other officers, employees and agents as it shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors.

      28. Remuneration and Removal of Officers. Subject to the articles or any unanimous shareholder agreement, the remuneration of all officers, employees and agents appointed by the directors may be determined from time to time by resolution of the directors. The fact that any officer, employee or agent is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined. The directors may by resolution remove any officer, employee or agent at any time, with or without cause.

      29. Duties of Officers may be Delegated. In the case of the absence or inability or refusal to act of any officer of the Corporation or for any reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

      30. Chairman of the Board. The chairman of the board (if any) shall, if present, preside at all meetings of the directors. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors.

      31. Chief Executive Officer. The chief executive officer (if any) of the Corporation shall exercise general supervision over the business and affairs of the Corporation and such other duties as the board may specify from time to time. During the absence or disability of the president, or if no president has been appointed, the chief executive officer shall also have the powers and duties of that office.

      32. President. The president (if any) of the Corporation shall be the chief operating officer and shall, subject to the authority of the chief executive officer, exercise general supervision over the operations of the Corporation. During the absence or disability of the chief executive officer, or if no chief executive officer has been appointed, the president shall also have the powers and duties of that office.

      33. Vice-President. The vice-president (if any) or, if more than one, the vice-presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the president in the absence or inability or refusal to act of the president. The vice-president or, if more than one, the vice-presidents in order of seniority, shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the directors.

      34. Secretary. The secretary shall give or cause to be given notices for all meetings of the directors or committees thereof (if any) and of shareholders when directed to do so, and shall have charge, subject to the provisions of paragraphs 35 and 55 hereof, of the records referred to in section 18 of the Act and of the corporate seal or seals (if any). He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers an duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

      35. Treasurer. Subject to the provisions of any resolution of the directors, the treasurer (if any) shall be the chief financial officer and shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct. He shall prepare, maintain and keep or cause to be kept adequate books of accounts and accounting records. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office. He may be required to give such bond for the faithful performance of his duties as the directors in their uncontrolled discretion may require, but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

      36. Assistant Secretary and Assistant Treasurer. The assistant secretary or, if more than one, the assistant secretaries in order of seniority, and the assistant treasurer or, if more than one, the assistant treasurers in order of seniority (if any), shall respectively perform all the duties of the secretary and treasurer, respectively, in the absence or inability to act of the secretary or treasurer as the case may be. The assistant secretary or assistant secretaries, if more than one, and the assistant treasurer or assistant treasurers, if more than one, shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by resolution of the directors.

      37. Vacancies. If the office of chairman of the board, chief executive officer, president, vice-president, secretary, assistant secretary, treasurer, assistant treasurer, or any other office created by the directors pursuant to paragraph 27 hereof, shall be or become vacant by reason of death, resignation, removal or in any other manner whatsoever, the directors may, subject to paragraph 27 hereof, appoint another person to fill such vacancy.

                             COMMITTEES OF DIRECTORS

      38. The directors may from time to time appoint from their number one or more committees of directors consisting of one or more individuals and delegate to such committee or committees any of the powers of the directors except as provided in subjection 73(2) of the Act. Unless otherwise ordered by the directors, a committee of directors shall have power to fix its quorum, elect its chairman and regulate its proceedings. All such committees shall report to the directors as required by them.

                              SHAREHOLDERS' MEETING

      39. Annual Meeting. subject to compliance with section 85 of the Act, the annual meeting of the shareholders shall be convened on such day in each year and at such time as the directors may by resolution determine.

      40. Special Meetings. (A) Special meetings of the shareholders may be convened by order of the chairman of the board, the chief executive officer, the president or a vice-president or by the directors, to be held at such time and place as may be specified in such order.

      (B) Shareholders holding between them not less than ten percent (10%) of the issued shares of the Corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders. Such requisition shall state the business to be transacted at the meeting and shall be sent to each director and the registered office of the Corporation.

      (C) Except as otherwise provided in subsection 96(3) of the Act, it shall be the duty of the directors on receipt of such requisition, to cause such meeting to be called by the secretary of the Corporation.

      (D) If the directors do not, within twenty-one (21) days after receiving such requisition call such meeting, any shareholder who signed the requisition may call the meeting.

      41. Place of Meetings. Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place within New Brunswick as the directors by resolution may determine. Notwithstanding the foregoing, a meeting of shareholders of the Corporation may be held outside New Brunswick if all the shareholders entitled to vote at that meeting so agree, and a shareholder who attends a meeting of shareholders held outside New Brunswick is deemed to have so agreed except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held. Notwithstanding either of the foregoing sentences, meetings of shareholders may be held outside New Brunswick at one or more places specified in the articles.

      42. Notice. (A) Subject to the articles or a unanimous shareholder agreement, a printed, written or typewritten notice stating the day, hour, place of meeting, the general nature of the business to be transacted and, if special business is to be transacted thereat, stating

      (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and

      (b)   the text of any special resolution to be submitted to the meeting.

shall be sent to each person who is entitled to notice of such meeting and who on the record date for notices appears on the records of the Corporation or its transfer agent as a shareholder and to each director of the Corporation and the auditor of the Corporation, if any, personally, by sending such notice by prepaid mail or in such other manner as provided by by-law for the giving of notice, not less than twenty-one (21) days nor more than fifty (50) days before the meeting. If such notice is sent by mail it shall be addressed to the latest address of each such person as shown in the records of the Corporation or its transfer agent, or if no address is shown therein, then to the last address of each such person known to the secretary.

      (B) The auditor of the Corporation, if any, is entitled to attend any meeting of shareholders of the Corporation and to receive all notices and other communications relating to any such meeting that a shareholder is entitled to receive.

      43. Waiver of Notice. A meeting of shareholders may be held for any purpose at any time and, subject to section 84 of the Act, at any place without notice if all the shareholders entitled to notice of such meeting are present in person or represented by proxy at the meeting (except where the shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the shareholders entitled to notice of such meeting and not present in person nor represented by proxy thereat waive notice of the meeting. Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholders, any directors or the auditor of the Corporation in writing, by telegram, cable, telex or facsimile addressed to the Corporation or by any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

      44. Omission of Notice. The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

      45. Record Date. (A) The directors may by resolution fix in advance a date as the record date for the determination of shareholders

            (a)   entitled to receive payment of a dividend;

            (b)   entitled to participate in a liquidation distribution; or

            (c) for any other purpose except the right to receive notice of or to vote at a meeting of shareholders, but such record date shall not precede by more than fifty (50) days the particular action to be taken.

      (B) The directors may by resolution also fix in advance the date as the record date for the determination of the shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than fifty (50) days or by less than twenty-one (21) days the date on which the meeting is to be held.

      (C) If no record date is fixed,

            (a) the record date for the determination of shareholders entitled to receive notice of a meeting of shareholder shall be

                  (i) at the close of business on the day immediately preceding the day on which the notice is given; or

                  (ii) if no notice is given, the day on which the meeting is held; and

            (b) the record date for the determination of shareholders for any purpose, other than that specified in subparagraph (a) above or to vote, shall be at the close of business on the day on which the directors pass the resolution relating thereto.

      46. Voting. (A) Votes at meetings of the shareholders may be given either personally or by proxy. At every meeting at which he is entitled to vote, every shareholder present in person and every proxyholder shall have one (1) vote on a show of hands. Upon a poll at which he is entitled to vote, every shareholder present in person or by proxy shall (subject to the provisions, if any, of the articles) have one(1) vote for every share registered in his name.

      (B) Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting. a shareholder or proxyholder may demand a ballot either before or after any vote by show of hands. In case of an equality of votes the chairman of the meeting shall not have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder or proxyholder.

      (C) At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

      (D) In the absence of the chairman of the board, the chief executive officer, the president and every vice-president, the shareholders present entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders or proxyholders present shall choose one of their number to be chairman.

      (E) If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment or termination it shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors it shall be taken in such manner and either at once or later at the meeting or at an adjourned meeting as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

      (F) Where a person holds shares as a personal representative, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

      (G) Where a person mortgages or hypothecates his shares, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of such shares unless, in the instrument creating the mortgage or hypothec, he has expressly empowered the person holding the mortgage or hypothec to vote in respect of such shares, in which case, and subject to the articles, such holder or his proxy is the person entitled to vote in respect of the shares.

      (H) Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

      47. Proxies. (A) A shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, none of whom are required to be a shareholder of the Corporation, which proxyholders shall have all the rights of the shareholder to attend and act at the meeting in the place and stead of the shareholder except to the extent limited by the proxy.

      (B) An instrument appointing a proxy shall be in writing and shall be executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof, duly authorized. A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

      (C) Unless the Act requires another form, an instrument appointing a proxyholder shall be in the form determined by the directors from time to time.

      48. Time for Deposit of Proxies. The board may by resolution specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting or an adjournment thereof by not more than 48 hours excluding Saturdays and holidays before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, only if it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

      49. The directors may from time make regulations regarding the depositing of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be sent by means of wire or wireless or any other form of transmitted or recorded communication or in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so deposited may be voted upon as though the proxies themselves were deposited with the Corporation at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept wire or wireless or any other form of transmitted or recorded or written communication as to the authority of any person claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been deposited with the Corporation, and any votes given in accordance with such communication accepted by the chairman of the meeting shall be valid and shall be counted.

      50. Adjournment. (A) The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place. If a meeting of shareholders is adjourned for less than sixty
(60) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earlier meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of sixty
(60) days or more, notice of the adjourned meeting shall be given as for an original meeting.

      (B) Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the opening thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the opening of the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

      51. Quorum. Two persons present in person and entitled to vote and holding or representing by proxy not less than 20% of the votes entitled to be cast at the meeting shall constitute a quorum of any meeting of the shareholders or any class of shareholders. No business shall be transacted at any meeting unless the requisite quorum be present at the time of the transactions of such business. If a quorum is not present at the time appointed for a meeting of shareholders or within such reasonable time thereafter as the shareholders present may determine, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business and the provisions of paragraph 39 of this by-law with regard to notice shall apply to such adjournment.

      52. Resolution in Lieu of Meeting. A resolution in writing signed by all the shareholders or signed counterparts of such resolution by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders duly called, constituted and held. A copy of every such resolution or counterpart thereof shall be kept with the minutes of the meetings of shareholders.

                              SHARES AND TRANSFERS

      53. Issuance. Subject to the articles, any unanimous shareholder agreement and to section 27 of the Act, shares in the Corporation may be issued at such times and to such persons or classes of persons and, subject to sections 23 and 24 of the Act, for such consideration as the directors may determine.

      54. Certificates. Share certificates (and the form of stock transfer power on the reverse side thereof) shall (subject to compliance with section 47 of the
Act) be in such form and be signed by such director(a) or officer(s) as the directors may from time to time by resolution determine. Such certificates shall be signed manually by at least one director or officer of the corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, and any additional signatures required on a share certificate may be printed or otherwise mechanically reproduced thereon. If a share certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the share certificate notwithstanding that the person has ceased to be a director or an officer at the date of its issue.

      55. Registrar and Transfer Agent. The directors may from time to time by resolution appoint or remove one or more registrars and/or branch registrars (which may but need not be the same person) to keep the share register and/or one or more transfer agents and/or branch transfer agents (which may but need not be the same person) to keep the register of transfers, and (subject to section 48 of the Act) may provide for the registration of issues and the registration of transfers of the shares of the Corporation in one or more places and such registrars and/or branch registrars and/or transfer agents and/or branch transfer agents shall keep all necessary books and registers of the Corporation for the registration of the issuance and the registration of transfers of the shares of the Corporation for which they are so appointed. All certificates issued after any such appointment representing shares issued by the Corporation shall be countersigned by or on behalf of one of the said registrars and/or branch registrars and/or transfer agents and/or branch transfer agents, as the case may be.

      56. Replacement of Share Certificates. The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

                                    DIVIDENDS

      57. Subject to the Act, the directors may from time to time by resolution declare and the Corporation may pay dividends on the issued and outstanding shares in the capital of the Corporation subject to the act and to the provisions (if any) of the articles of the Corporation.

      58. Dividend Cheques. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

      59. Non-receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement or expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

      60. Record Date for Dividends and Rights. The board may fix in advance a date, preceding by not more than fifty (50) days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

      61. Unclaimed Dividends. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                   VOTING SECURITIES IN OTHER BODIES CORPORATE

      62. All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the directors.

                                     NOTICE

      63. Method of Giving Notice. Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the Act, the Articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his latest address as shown in the records of the Corporation or if mailed by prepaid ordinary mail or air mail in a sealed envelope addressed to him at his latest address as shown in the records of the Corporation or if sent to such person, at the latest applicable number for such person as shown in the records of the Corporation, by any means of wire or wireless or any other form of transmitted or recorded communication. The secretary may change the address on the records of the Corporation of any shareholder in accordance with any information believed by him to be reliable. A notice, communication or document so delivered shall be deemed to have been given when it is delivered personally or at the address aforesaid. A notice, communication or document so mailed shall be deemed to have been given on the date it is deposited in a post office or public letter box. A notice sent by any means of wire or wireless or any other form of transmitted or recorded communications shall be deemed to have been given on the day on which it is transmitted.

      64. Shares Registered in More Than One Name. All notices or other documents required to be sent to a shareholder by the Act, the regulations under the Act, the articles or the by-laws of the Corporation shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

      65. Persons Becoming Entitled by Operation of Law. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to his name and address being entered on the records of the Corporation shall have been given to the person or persons from whom he derives his title to such shares.

      66. Deceased Shareholder. Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors or administrators and all persons (if any) interested with him in such shares.

      67. Signatures to Notices. The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

      68. Computation of Time. Where a given number of days' notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period and such notice shall be deemed to have been given or sent on the day of service or posting.

      69. Proof of Service. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as a to facts in relation to the mailing or delivery or service of any notice or other documents to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

                          CHEQUES, DRAFTS, NOTES, ETC.

      70. All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the directors may from time to time designate by resolution.

                              CUSTODY OF SECURITIES

      71. (A) All securities (including warrants) owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the directors, with such other depositaries or in such other manner as may be determined from time to time by the directors.

      (B) All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

                          EXECUTION OF CONTRACTS, ETC.

      72. (A) Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by the chairman of the board, the chief executive officer, the president or a vice-president and the secretary or the treasurer and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors shall have power from time to time by resolution to appoint any officer or officers, or any person or persons, on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

      (B) The corporate seal of the Corporation, if any, may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors but any such contract, document or instrument is not invalid merely because the corporate seal, if any, is not affixed thereto.

      (C) The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or person, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

      (D) In particular without limiting the generality of the foregoing the chairman of the board, the chief executive officer, the president or a vice-president and the secretary or the treasurer shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

      (E) The signature or signatures of the chairman of the board, the chief executive officer, the president, a vice-president, the secretary, the treasurer and assistant secretary or an assistant treasurer or any director of the corporation and/or of any other officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any of the foregoing officers or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the directors shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

                                     AUDITOR

      73. At each annual meeting of the shareholders of the Corporation an auditor may be appointed for the purpose of auditing and verifying the accounts of the Corporation for the then current year and his report shall be submitted at the next annual meeting of the shareholders. The auditor shall not be a director or an officer of the Corporation. Unless fixed by the meeting of shareholders at which he is appointed, the remuneration of the auditor shall be determined from time to time by the directors.

                                   FISCAL YEAR

      74. The fiscal period of the Corporation shall terminate on such day in each year as the directors may from time to time by resolution determine.

                                    BORROWING

      75. General Borrowing. The directors may from time to time:

      (a)   borrow money upon the credit of the Corporation;

      (b)   issue, reissue, sell or pledge debt obligations of the Corporation;

      (c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

      (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

      The directors may from time to time authorize any director or directors, or officer or officers, of the Corporation, to make arrangements with reference to the money borrowed or to be borrowed as aforesaid, and as to the terms and conditions of the loan thereof, and as to the securities to be given therefor, with power to vary or modify such arrangements, terms and conditions and to give such additional securities for any moneys borrowed or remaining due by the Corporation as the directors of the Corporation may authorize, and generally to manage, transact and settle the borrowing of money by the Corporation.

                                REPEAL OF BY-LAWS

76. Repeal of By-Laws. Upon this by-law coming into force, all prior by-laws presently in force other than by-laws relating to the borrowing powers of the Corporation are repealed provided that such repeal shall not affect the previous operation of such by-laws so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred or the validity of any contract or agreement made pursuant to any such by-laws prior to their repeal. all officers and persons acting under such by-laws so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or board passed under such repealed by-laws shall continue to be good and valid except to the extent that they are inconsistent with this by-law or until amended or repealed.

                      * * * * * * * * * * * * * * * * * * *

      WITNESS the corporate seal of the Corporation this      day of   , 2002.



                                              __________________________________
                                              CHIEF EXECUTIVE OFFICER


                                              __________________________________
                                              SECRETARY

                                   APPENDIX E
             SECTION 185 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

      185. (1) Rights of dissenting shareholders. Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

      (a) amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

      (b) amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

      (c)   amalgamate with another corporation under sections 175 and 176;

      (d) be continued under the laws of another jurisdiction under section 181; or

      (e) sell, lease or exchange all or substantially all of its property under subsection 184(3)

holder of shares of any class or series entitled to vote on the resolution may dissent.

      (2) Idem. If a corporation resolves to amend its articles in a manner referred to in subsection 170(1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

      (a) clause 170(1)(a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

      (b)   subsection 170(5) or (6).

      (3) Exception. A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment:

      (a) amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

      (b) deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

      (4) Shareholder's right to be paid fair value. In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

      (5) No partial dissent. A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

      (6) Objection. A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent.

      (7) Idem. The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

      (8) Notice of adoption of resolution. The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.

      (9) Idem. A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

      (10) Demand for payment of fair value. A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

      (a)   the shareholder's name and address;

      (b) the number and class of shares in respect of which the shareholder dissents; and

      (c)   a demand for payment of the fair value of such shares.

      (11) Certificates to be sent in. Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

      (12) Idem. A dissenting shareholder who fails to comply with subsections
(6), (10) and (11) has no right to make a claim under this section.

      (13) Endorsement on certificate. A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

      (14) Rights of dissenting shareholder. On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

      (a) the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

      (b)   the corporation fails to make an offer in accordance with subsection
            (15) and the dissenting shareholder withdraws notice; or

      (c) the directors revoke a resolution to amend the articles under subsection 168(3), terminate an amalgamation agreement under subsection 176(5) or an application for continuance under subsection 181(5), or abandon a sale, lease or exchange under subsection 184(8), in which case the dissenting shareholder's rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

      (15) Offer to pay. A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

      (a) a written offer to pay for the dissenting shareholder's shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

      (b) if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

      (16) Idem. Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

      (17) Idem. Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

      (18) Application to court to fix fair value. Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

      (19) Idem. If a corporation fails to apply to the court under subsection
(18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

      (20) Idem. A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

      (21) Costs. If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.

      (22) Notice to shareholders. Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

      (a)   has sent to the corporation the notice referred to in subsection
            (10); and

      (b)   has not accepted an offer made by the corporation under subsection
            (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder's right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.

      (23) Parties joined. All dissenting shareholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

      (24) Idem. Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.

      (25) Appraisers. The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

      (26) Final order. The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favor of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22)(a) and (b).

      (27) Interest. The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

      (28) Where corporation unable to pay. Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that is unable lawfully to pay dissenting shareholders for their shares.

      (29) Idem. Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

      (a) withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder's full rights are reinstated; or

      (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

      (30) Idem. A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

      (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

      (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

      (31) Court order. Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission.

      (32) Commission may appear. The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation.

                                   APPENDIX F
                          TLC SHAREHOLDERS RESOLUTIONS

                           TLC LASER EYE CENTERS INC.
                                RESOLUTION NO. 1

Resolved as a special resolution that:

1. the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached as Appendix A to the joint proxy statement/prospectus of TLC Laser Eye Centers Inc. ("TLC") and Laser Vision Centers, Inc. ("LaserVision") dated March 1, 2002, by and between TLC, LaserVision and TLC Acquisition II Corp. dated as of August 25, 2001, pursuant to which TLC Acquisition II Corp., a wholly owned subsidiary of TLC, will merge (the "Merger") with LaserVision are hereby approved;

2.    the Merger Agreement is hereby approved;

3. the board of directors of TLC is hereby authorized to revoke this special resolution at any time prior to the Merger becoming effective without further approval of the shareholders of TLC and to determine not to proceed with the Merger; and

4. any director or proper officer of TLC is hereby authorized and directed for and in the name of and on behalf of TLC to execute, whether under the corporate seal of TLC or otherwise, and to deliver, all such documents, instruments and other writings, including articles of amalgamation in prescribed form, and to perform and do all such other acts and things, as in the opinion of such director or officer may be necessary or desirable in order to implement the Merger or otherwise to give effect to the foregoing resolution or the matters contemplated thereby and by the Merger Agreement.

                           TLC LASER EYE CENTERS INC.
                                RESOLUTION NO. 2

Resolved as a special resolution that:

1. TLC Laser Eye Centers Inc. ("TLC") is hereby authorized to amend its articles of incorporation to change the name of TLC to "TLC Vision Corporation";

2. the board of directors of TLC is hereby authorized to revoke this resolution and to determine not to proceed with the change of name without the further approval of the shareholders of TLC; and

3. any director or proper officer of TLC is hereby authorized and directed for and in the name of and on behalf of TLC to execute, whether under the corporate seal of TLC or otherwise, and to deliver, all such documents, instruments and other writings, including the filing of articles of amendment, and to perform and do all such other acts and things, as in the opinion of such director or officer may be necessary or desirable in order to implement the name change or otherwise to give effect to the foregoing resolution or the matters contemplated thereby.

                           TLC LASER EYE CENTERS INC.
                                RESOLUTION NO. 3

Resolved as a special resolution that:

1. TLC Laser Eye Centers Inc. ("TLC") is hereby authorized to apply for a certificate of continuance continuing TLC as a body corporate under the laws of the province of New Brunswick (the "Continuance");

2. TLC is authorized to make application to the Director under the Business Corporations Act (Ontario) for the Director's authorization to permit the Continuance;

3. the articles of continuance, which shall be substantially in the form of the articles (the "Articles of Continuance") contained in Appendix D to the joint proxy statement/prospectus of TLC and Laser Vision Centers, Inc. dated March 1, 2002, are hereby approved;

4. upon the continuance becoming effective and without affecting the validity of the existence of TLC or of any act done under its articles, the articles of TLC be replaced by the Articles of Continuance;

5. subject to the issuance of a certificate of continuance and without affecting the existence of TLC under its currently effective articles and by-laws and any act done thereunder, By-Law 2002, a General By-Law conforming to the requirements of the Business Corporations Act (New Brunswick), a copy of which appears in Appendix D to the joint proxy statement/prospectus, adopted by the board of directors of TLC, is hereby approved and confirmed.

6. the board of directors of TLC is hereby authorized to revoke this resolution and to abandon the application for the certificate of continuance at any time prior to the issue thereof without further approval of the shareholders of TLC; and

7. any director or proper officer of TLC is hereby authorized and directed for and in the name of and on behalf of TLC to execute, whether under the corporate seal of TLC or otherwise, and to deliver, all such documents, instruments and other writings, including the application for authorization to continue under the laws of the province of New Brunswick and the filing of articles of continuance in prescribed form, and to perform and do all such other acts and things, as in the opinion of such director or officer may be necessary or desirable in order to implement the Continuance or otherwise to give effect to the foregoing resolution or the matters contemplated thereby.

                           TLC LASER EYE CENTERS INC.
                                RESOLUTION NO. 4

Resolved as a special resolution that:

1. TLC Laser Eye Centers Inc. ("TLC") is hereby authorized to amend the articles of TLC to increase the maximum number of directors from ten to fifteen directors; and

2. any director or proper officer of TLC is hereby authorized and directed for and in the name of and on behalf of TLC to execute, whether under the corporate seal of TLC or otherwise, and to deliver, all such documents, instruments and other writings, including the filing of articles of amendment, and to perform and do all such other acts and things, as in the opinion of such director or officer may be necessary or desirable in order to implement the increase in the maximum number of directors or otherwise to give effect to the foregoing resolution or the matters contemplated thereby.

                           TLC LASER EYE CENTERS INC.
                                RESOLUTION NO. 5

Resolved that:

1. TLC Laser Eye Centers Inc. ("TLC") is hereby authorized to allow the holders of outstanding options (the "Options") to purchase common shares of TLC with an exercise price of greater than $8.688 to elect to reduce the exercise price of their Options to $8.688 by surrendering a number of the existing TLC common shares subject to each repriced Option as follows:

      (i) for every Option with an exercise price of greater than $40, the holder must surrender 75% of the TLC common shares subject to such Option;

      (ii) for every Option with an exercise price of at least $30 but less than $40, the holder must surrender two-thirds of the TLC common shares subject to such Option; and

      (iii) for every Option with an exercise price of at least $20 but less than $30, the holder must surrender 50% of the TLC common shares subject to such Option.

      Every Option with an exercise price of at least $8.688 but less than $20, will be repriced at $8.688 without the holder having to surrender any of the TLC common shares subject to such Option; and

2. any director or proper officer of TLC is hereby authorized and directed for and in the name of and on behalf of TLC to execute, whether under the corporate seal of TLC or otherwise, and to deliver all such documents, instruments and other writings and to perform and do all such other acts and things, as in the opinion of such director or officer may be necessary or desirable in order to implement or otherwise give effect to the foregoing resolution or the matters contemplated thereby.

                                   APPENDIX G
                                 AUDIT COMMITTEE
                TERMS OF REFERENCE OF TLC LASER EYE CENTERS INC.

DEFINITIONS

"Outside Director" means a Director who is not an Officer or employee of the Corporation or its Affiliates.

"Unrelated Director" means a Director who is independent from management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the Director's ability to act with a view to the best interests of the Corporation, other than interests arising from shareholding.

OBJECTIVES

The main objectives of the Audit Committee are to oversee:

o The Corporation's financial reporting process and consider and make recommendations to the Board regarding the preparation, integrity and fair presentation of financial statements.

o The establishment and maintenance of a system of internal control designed to provide reasonable assurance that assets are safeguarded and reliable, timely financial information is produced.

o The management of the Corporation's financial affairs in compliance with applicable laws and regulations and the maintenance of proper standards of conduct.

STRUCTURE

o     The Audit Committee shall be composed of three Outside Directors.

o Members of the Audit Committee shall serve for a one-year term, unless they resign, and may serve consecutive terms.

o The Chairperson and the Secretary of the Audit Committee shall be appointed by the Audit Committee members.

o     A quorum at meetings of the Audit Committee shall be two members.

o The Audit Committee shall establish its own procedures, including the time and place of meetings and such other procedures as it considers necessary or advisable.

RESPONSIBILITIES

The responsibilities of the Audit Committee are to:

1. Meet on a regular quarterly basis (in person or by telephone conference). Special meetings should be authorized at the request of any member of the Audit Committee or at the request of the external or internal auditors or senior members of management. The external auditors should be expected to attend all meetings of the Audit Committee, unless informed otherwise by the Chair of the Audit Committee. At each meeting, provision should be made to meet privately with management and with the external auditors.

2. Keep the full Board informed of the Audit Committee's activities by providing a written report following each Audit Committee Meeting. Minutes of all meetings should be prepared by the Audit Committee's Secretary, to be filed in the corporate records.

3. Review all published financial statements that require approval by the Board. These would include year end audited statements, and any additional financial statements required in prospectuses or by regulatory authorities.

4. Review any report of management that accompanies published financial statements (at least to the extent that such a report discusses the financial position or operating results) for consistency of disclosure with the financial statements themselves.

5. Review the audit plans of the internal and external auditors, including the degree of coordination between the plans of the internal and external auditors where appropriate. The Audit Committee should inquire into the extent to which the planned audit scope can be relied upon to detect weaknesses in internal control or fraud or other illegal acts. Any significant recommendations made to management by auditors for the strengthening of internal controls should be reviewed.

6. Agree with the external auditors on the basis for measuring the external auditors' performance in delivering value through the audit process, and should subsequently review their performance in delivering this value.

7. With input from both the external and internal auditors, assess management's programs and policies regarding the adequacy and effectiveness of internal controls over the accounting and financial reporting systems of the Corporation.

8. Review the results of the internal and external auditors and any changes in accounting practices or policies and the financial statement impact thereof. In addition, the Audit Committee should review any accruals, provisions or estimates that have a significant effect upon the financial statements, as well as other sensitive matters such as measurement and disclosure of related-party transactions.

9. Review with management, the external auditors and, if necessary, with legal counsel, any litigation, claim or other contingency, including tax assessments, that could have a material effect upon the financial position or operating results of the Corporation, and the manner in which these matters have been disclosed in the financial statements.

10. Review policies and practices concerning regular examination of officers' expenses and perquisites, including the personal use of Corporation assets, and inquire as to the results of these examinations, whether performed internally or by the external auditors.

11. Ascertain whether the Corporation has effective processes for assessing the risk of material misstatements in the Corporation's financial statement.

12. Consider any other matter that in its judgment should be taken into account in reaching its recommendation to the Board concerning the approval of the financial statements.

13. Determine annually whether the external auditors should be reappointed and recommend accordingly to the Board. If necessary, inquire as to the reasons if a change in external auditors is proposed, including the response of the incumbent auditors, and should inquire as to the qualifications of the newly proposed auditors before making its recommendation to the Board.

14.   Review annually the responsibilities of the Audit Committee.

                                   APPENDIX H

                        CLEARVISION LASER CENTERS, INC.
               AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS

CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

As Of December 31, 2000 And 1999

Together With Report Of Independent Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of ClearVision Laser Centers, Inc.:

We have audited the consolidated balance sheets of CLEARVISION LASER CENTERS, INC. (a Nevada corporation) AND SUBSIDIARIES as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States and in Canada. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ClearVision Laser Centers, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Arthur Andersen LLP
Denver, Colorado,
March 9, 2001.

COMMENTS BY AUDITORS ON UNITED STATES-CANADA REPORTING DIFFERENCE

In Canada, reporting standards for auditors do not permit the addition of an explanatory paragraph when the financial statements account for, disclose and present in accordance with generally accepted accounting principles conditions and events that cast substantial doubt on the company's ability to continue as a going concern. Although our audits were conducted in accordance with both United States and Canadian generally accepted auditing standards, our report to the shareholders dated March 9, 2001 is expressed in accordance with United States reporting standards which require a reference to such conditions and events in the auditors' report.


/s/ Arthur Andersen LLP
Denver, Colorado
March 9, 2001

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 2000 AND 1999

                                  (Page 1 of 2)


                                 ASSETS                               2000             1999
                                                                 ------------      ------------
CURRENT ASSETS:
    Cash and cash equivalents                                    $  1,262,986      $  6,012,550
    Trade accounts receivable, net of allowance for doubtful
      accounts of $1,711,000 and $1,067,000, respectively             522,512         1,687,044
    Other receivables                                                 312,998                --
    Prepaid royalty cards                                             254,050         1,087,320
    Deferred tax asset                                                     --           616,000
    Other current assets                                              210,693           398,812
                                                                 ------------      ------------
           Total current assets                                     2,563,239         9,801,726

PROPERTY AND EQUIPMENT:                                            19,166,810        17,333,767
    Less-accumulated depreciation and amortization                (12,036,452)       (7,515,511)
                                                                 ------------      ------------
           Property and equipment, net                              7,130,358         9,818,256
                                                                 ------------      ------------

OTHER NON-CURRENT ASSETS:
    Non-compete agreements, less accumulated amortization of
      $556,772 and $375,256, respectively                                  --           389,781
    Goodwill, less accumulated amortization of $257,039 and
      $139,934, respectively                                               --           602,266
    Investments in unconsolidated affiliates                          459,032           347,737
    Deferred tax assets                                                    --         2,567,000
    Other non-current assets                                          243,555           157,547
                                                                 ------------      ------------
           Total other non-current assets                             702,587         4,064,331
                                                                 ------------      ------------
TOTAL ASSETS                                                     $ 10,396,184      $ 23,684,313
                                                                 ============      ============

                 The accompanying notes to financial statements are an integral part of these consolidated balance sheets.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 2000 and 1999

                                  (Page 2 of 2)


       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                         2000              1999
                                                                          ------------      ------------
CURRENT LIABILITIES:
     Accounts payable                                                     $  3,954,087      $  5,260,580
     Patient deposits                                                          106,591            84,526
     Accrued interest payable                                                  149,969           108,941
     Accrued expenses                                                          906,970           924,992
     Current maturities of revolving lines
         of credit and notes payable - affiliate (Note 4)                      382,808           106,950
     Current maturities of long-term debt and capitalized
         lease obligations (Notes 7 and 8)                                   4,831,893         2,565,306
     Other current liabilities                                                 158,685                --
                                                                          ------------      ------------
                 Total current liabilities                                  10,491,003         9,051,295
                                                                          ------------      ------------
LONG-TERM LIABILITIES:
     Revolving lines of credit- affiliate (Note 4)                                  --            69,841
     Notes payable - related parties (Notes 4 and 11)                        1,544,572                --
     Bank line of credit and other long-term debt (Note 7)                      20,457         1,574,564
     Capitalized lease obligations (Notes 4 and 8)                             364,154         1,828,089
                                                                          ------------      ------------
                 Total long-term liabilities                                 1,929,183         3,472,494
                                                                          ------------      ------------
SERIES A-1 REDEEMABLE PREFERRED STOCK (Note 10)                             21,780,526        19,367,010

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                        --           449,869

COMMITMENTS AND CONTINGENCIES (Notes 7, 8 and 14)

STOCKHOLDERS' EQUITY (DEFICIT):
     Series A-2 convertible preferred stock, no par value, 20,000,000
         shares authorized; 4,205,474 shares issued and outstanding         27,468,024        27,468,024
     Common stock, $.001 par value; 72,000,000 shares authorized;
         2,220,271 and 2,181,521 shares issued and 2,074,021 and
         2,035,271 shares outstanding, respectively                              2,220             2,182
     Additional paid-in capital (deficit)                                  (32,984,757)      (33,149,040)
     Warrants outstanding                                                    3,056,797         3,007,684
     Common stock held in treasury, at cost (146,250 shares)                (1,302,300)       (1,302,300)
     Accumulated deficit                                                   (20,044,512)       (4,682,905)
                                                                          ------------      ------------
                 Total stockholders' deficit                               (23,804,528)       (8,656,355)
                                                                          ------------      ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                      $ 10,396,184      $ 23,684,313
                                                                          ============      ============

                 The accompanying notes to financial statements are an integral part of these consolidated balance sheets.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                   2000             1999              1998
                                                                   ----             ----              ----

REVENUE:
     Professional medical services revenue, net                $ 28,295,530      $ 38,294,939      $ 27,092,191
     Other revenue                                                  820,968           651,681             7,413
                                                               ------------      ------------      ------------
                 Total revenue                                   29,116,498        38,946,620        27,099,604

COST OF REVENUE:
     Royalty fees and medical supplies                            7,572,473        13,022,810         9,274,556
     Salaries and wages                                           5,045,597         4,360,206         2,165,778
     Depreciation and amortization                                5,261,868         3,924,327         2,573,861
     Other cost of revenue                                        5,493,282         5,247,961         2,690,452
                                                               ------------      ------------      ------------
                 Total cost of revenue                           23,373,220        26,555,304        16,704,647
                                                               ------------      ------------      ------------
     Gross profit                                                 5,743,278        12,391,316        10,394,957

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES:
         Salaries and wages (exclusive of compensation
             expense - recapitalization shown below)              6,818,391         5,193,463         2,427,162
         Compensation expense - Recapitalization (Note 11)           79,459         3,821,168                --
         Advertising and marketing                                3,515,567         3,482,214         2,480,685
         Depreciation and amortization                              410,750           243,681           104,970
         Asset impairment (Note 2)                                  683,131                --                --
         Restructuring costs                                        748,403                --                --
         Other selling, general and administrative                2,826,174         2,566,241         1,596,784
                                                               ------------      ------------      ------------
                 Total selling, general and administrative
                     expenses                                    15,081,875        15,306,767         6,609,601
                                                               ------------      ------------      ------------
     Income (loss) from operations                               (9,338,597)       (2,915,451)        3,785,356
                                                               ------------      ------------      ------------

OTHER INCOME (EXPENSES):
     Equity in income of investees, net                             230,982           172,762           123,980
     Minority interest                                                   --          (414,483)         (186,015)
     Interest expense - affiliate                                  (310,575)         (430,373)         (737,885)
     Other interest expense                                        (497,755)         (419,569)         (313,907)
     Other income, net                                              154,158           132,185            26,857
                                                               ------------      ------------      ------------
                 Total other expenses                              (423,190)         (959,478)       (1,086,970)
                                                               ------------      ------------      ------------
     Income (loss) before income taxes                           (9,761,787)       (3,874,929)        2,698,386
     Income tax (expense) benefit                                (3,186,303)        1,635,000           777,000
                                                               ------------      ------------      ------------
NET INCOME (LOSS)                                               (12,948,090)       (2,239,929)        3,475,386

DIVIDENDS AND ACCRETION OF
     REDEEMABLE PREFERRED STOCK                                  (2,413,517)       (1,041,610)               --
                                                               ------------      ------------      ------------
NET INCOME (LOSS) ATTRIBUTABLE TO
     COMMON STOCK                                              $(15,361,607)     $ (3,281,539)     $  3,475,386
                                                               ============      ============      ============

EARNINGS (LOSS) PER SHARE:
     Basic                                                     $      (6.95)     $      (0.93)     $       0.72
                                                               ============      ============      ============
     Diluted                                                   $      (6.95)     $      (0.93)     $       0.64
                                                               ============      ============      ============

                 The accompanying notes to financial statements
             are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                  (Page 1 of 3)


                                                                     Series A
                                              Common Stock        Preferred Stock
                                          -------------------     ---------------
                                            Shares     Amount     Shares   Amount        Warrants
                                          ---------    ------     -------   ----      ----------
BALANCE, December 31, 1997                4,696,916    $4,697     103,093   $103      $  979,045
  Sale of common stock                       10,000        10          --     --              --
  Exercise of stock options                     325        --          --     --              --
  Exercise of warrants by non-
      employees (Note 12)                    84,000        84          --     --          (8,641)
  Shares issued in exchange for
      equipment                               1,867         2          --     --              --
  Warrants cancelled or forfeited                --        --          --     --         (24,149)
  Non-cash compensation from stock
      options (Note 12)                          --        --          --     --              --
  Warrants issued to non-employees               --        --          --     --              --
  Issuance of common stock in
      connection with acquisition
      of business (Note 3)                   25,000        25          --     --              --
  Issuance of common stock in
      connection with non-
      compete agreement (Note 6)              7,994         8          --     --              --
  Warrants issued in connection
      with acquisition of business
      (Note 3)                                   --        --          --     --          79,800
  Repurchase of common stock
      (56,250 shares) (Note 4)                   --        --          --     --              --
  Net income                                     --        --          --     --              --
                                          ---------    ------     -------   ----      ----------
BALANCE, December 31, 1998                4,826,102    $4,826     103,093   $103      $1,026,055
                                          =========    ======     =======   ====      ==========

                                         Additional
                                          Paid-in        Treasury      Accumulated
                                          Capital          Stock         Deficit           Total
                                         ----------     ---------      -----------     ----------
BALANCE, December 31, 1997               $3,499,636     $      --      $(4,876,752)    $ (393,271)
  Sale of common stock                       49,990            --               --         50,000
  Exercise of stock options                   1,300            --               --          1,300
  Exercise of warrants by non-
      employees (Note 12)                   113,621            --               --        105,064
  Shares issued in exchange for
      equipment                              13,998            --               --         14,000
  Warrants cancelled or forfeited            24,149            --               --             --
  Non-cash compensation from stock
      options (Note 12)                      48,725            --               --         48,725
  Warrants issued to non-employees           69,986            --               --         69,986
  Issuance of common stock in
      connection with acquisition
      of business (Note 3)                  124,975            --               --        125,000
  Issuance of common stock in
      connection with non-
      compete agreement (Note 6)             39,962            --               --         39,970
  Warrants issued in connection
      with acquisition of business
      (Note 3)                                   --            --               --         79,800
  Repurchase of common stock
      (56,250 shares) (Note 4)                   --      (225,000)              --       (225,000)
  Net income                                     --            --        3,475,386      3,475,386
                                         ----------     ---------      -----------     ----------
BALANCE, December 31, 1998               $3,986,342     $(225,000)     $(1,401,366)    $3,390,960
                                         ==========     =========      ===========     ==========

                 The accompanying notes to financial statements
             are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                  (Page 2 of 3)


                                                                         Series A               Series A-2
                                              Common Stock           Preferred Stock          Preferred Stock
                                        ----------------------     ------------------     -------------------------
                                          Shares        Amount       Shares    Amount       Shares        Amount
                                        ----------     -------     --------    ------     ---------    ------------
BALANCE, December 31, 1998               4,826,102     $ 4,826      103,093     $ 103            --    $         --

  Recapitalization (Note 11)-
     Conversion of promissory
         notes to common stock              76,666          77           --        --            --              --
     Conversion of preferred
         stock into common stock           103,000         103     (103,093)     (103)           --              --
     Issuance of series A-2
         preferred stock, net
         of offering costs of
         $1,248,639                             --          --           --        --     3,787,764      25,947,506
     Acquisition of common
         stock                          (3,088,877)     (3,089)          --        --            --              --
     Cash settlement of warrants                --          --           --        --            --              --
     Warrants issued to non-
         employees                              --          --           --        --            --      (1,478,647)
     Warrants issued to employees               --          --           --        --            --              --
  Warrants issued to non-
        employees (Note 12)                     --          --           --        --            --              --
  Exercise of warrants by non-
     employees, including tax
     benefit of $649,000                   261,750         262           --        --            --              --
  Non-cash compensation from
     stock options (Note 12)                    --          --           --        --            --              --
  Exercise of stock options                  2,880           3           --        --            --              --
  Management and Services
     Agreement (Note 4) -
     Common stock reacquired
         (90,000 shares)                        --          --           --        --            --              --
     Issuance of warrants                       --          --           --        --            --              --
  Warrants cancelled or forfeited               --          --           --        --            --              --
  Sale of Series A-2 preferred stock            --          --           --        --       417,710       2,999,165
  Dividends and accretion of
      redeemable preferred stock                --          --           --        --            --              --
  Net loss                                      --          --           --        --            --              --
                                        ----------     -------     --------     -----     ---------    ------------
BALANCE, December 31, 1999               2,181,521     $ 2,182           --     $  --     4,205,474    $ 27,468,024
                                        ==========     =======     ========     =====     =========    ============

                                                             Additional
                                                               Paid-in         Treasury       Accumulated
                                               Warrants        Capital          Stock            Deficit          Total
                                             -----------     ------------     -----------     -----------     ------------
BALANCE, December 31, 1998                   $ 1,026,055     $  3,986,342     $  (225,000)    $(1,401,366)    $  3,390,960

  Recapitalization (Note 11)-
     Conversion of promissory
         notes to common stock                        --          229,923              --              --          230,000
     Conversion of preferred
         stock into common stock                      --               --              --              --               --
     Issuance of series A-2
         preferred stock, net
         of offering costs of
         $1,248,639                                   --               --              --              --       25,947,506
     Acquisition of common
         stock                                        --      (36,970,767)             --              --      (36,973,856)
     Cash settlement of warrants                (756,209)      (2,242,554)             --              --       (2,998,763)
     Warrants issued to non-
         employees                             2,465,097               --              --              --          986,450
     Warrants issued to employees                 84,825               --              --              --           84,825
  Warrants issued to non-
        employees (Note 12)                       55,220               --              --              --           55,220
  Exercise of warrants by non-
     employees, including tax
     benefit of $649,000                        (195,527)       1,785,375              --              --        1,590,110
  Non-cash compensation from
     stock options (Note 12)                          --           44,232              --              --           44,232
  Exercise of stock options                           --           15,883              --              --           15,886
  Management and Services
     Agreement (Note 4) -
     Common stock reacquired
         (90,000 shares)                              --               --      (1,077,300)             --       (1,077,300)
     Issuance of warrants                        332,190               --              --              --          332,190
  Warrants cancelled or forfeited                 (3,967)           2,526              --              --           (1,441)
  Sale of Series A-2 preferred stock                  --               --              --              --        2,999,165
  Dividends and accretion of
      redeemable preferred stock                      --               --              --      (1,041,610)      (1,041,610)
  Net loss                                            --               --              --      (2,239,929)      (2,239,929)
                                             -----------     ------------     -----------     -----------     ------------
BALANCE, December 31, 1999                   $ 3,007,684     $(33,149,040)    $(1,302,300)    $(4,682,905)    $ (8,656,355)
                                             ===========     ============     ===========     ===========     ============

                 The accompanying notes to financial statements
             are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                  (Page 3 of 3)


                                                                     Series A                 Series A-2
                                             Common Stock         Preferred Stock           Preferred Stock
                                         -------------------    -------------------    ------------------------
                                           Shares     Amount    Shares       Amount      Shares        Amount
                                         ---------    ------    ------       ------    ---------    -----------
BALANCE, December 31, 1999               2,181,521    $2,182        --       $   --    4,205,474    $27,468,024

     Warrants issued to employees and
         non-employees (Note 12)                --        --        --           --           --             --
     Exercise of warrants by non-
         employees                           3,950         3        --           --           --             --
     Warrants exercised in exchange
         for $100,000 promissory note       25,000        25        --           --           --             --
     Exercise of stock options               9,800        10        --           --           --             --
     Non-cash compensation from
         stock options                          --        --        --           --           --             --
     Warrants cancelled or forfeited            --        --        --           --           --             --
     Dividends and accretion of
         redeemable preferred stock             --        --        --           --           --             --
     Net loss                                   --        --        --           --           --             --
                                         ---------    ------    ------       ------    ---------    -----------
BALANCE, December 31, 2000               2,220,271    $2,220        --       $   --    4,205,474    $27,468,024
                                         =========    ======    ======       ======    =========    ===========

                                                            Additional
                                                              Paid-in         Treasury      Accumulated
                                            Warrants          Capital           Stock          Deficit           Total
                                           -----------     ------------     -----------     ------------     ------------
BALANCE, December 31, 1999                 $ 3,007,684     $(33,149,040)    $(1,302,300)    $ (4,682,905)    $ (8,656,355)

     Warrants issued to employees and
         Non-employees (Note 12)               132,064               --              --               --          132,064
     Exercise of warrants by non-
         employees                                  --           18,922              --               --           18,925
     Warrants exercised in exchange
         for $100,000 promissory note          (17,448)          17,423              --               --               --
     Exercise of stock options                      --           48,490              --               --           48,500
     Non-cash compensation from
         stock options                              --           37,500              --               --           37,500
     Warrants cancelled or forfeited           (65,503)          41,948              --               --          (23,555)
     Dividends and accretion of
         redeemable preferred stock                 --               --              --       (2,413,517)      (2,413,517)
     Net loss                                       --               --              --      (12,948,090)     (12,948,090)
                                           -----------     ------------     -----------     ------------     ------------
BALANCE, December 31, 2000                 $ 3,056,797     $(32,984,757)    $(1,302,300)    $(20,044,512)    $(23,804,528)
                                           ===========     ============     ===========     ============     ============

                 The accompanying notes to financial statements
             are an integral part of these consolidated statements

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                  (Page 1 of 2)


                                                                        2000             1999           1998
                                                                    ------------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                               $(12,948,090)    $(2,239,929)    $ 3,475,386
    Adjustments to reconcile net income (loss) to net
         cash from operating activities-
             Amortization of non-compete agreements
             and goodwill                                                298,621         333,681         299,962
             Depreciation and amortization                             5,373,997       3,834,327       2,353,779
             Allowance for doubtful accounts                             644,317         437,534         240,000
             Asset impairment                                            683,131              --              --
             Equity in income of investees                              (230,982)       (172,762)       (123,980)
             Loss on disposal of fixed assets                             40,885              --              --
             Gain from Management and Services Agreement
                 (Note 4)                                               (294,160)       (235,327)             --
             Warrants issued to non-employees                             29,050          55,220          69,986
             Non-cash compensation for employee warrants                  79,459          83,385              --
             Non-cash compensation for employee options                   37,500          44,232          48,725
             Minority interest                                                --         414,483         186,015
             Deferred tax provision (benefit)                          3,183,000      (1,527,000)     (1,007,000)
             Distributions from unconsolidated affiliates                115,887         151,259          72,586
    Effect of changes in operating assets and liabilities-
         Trade accounts receivable                                       520,215        (791,317)     (1,017,567)
         Other receivables                                              (312,998)             --              --
         Prepaid royalty cards                                           833,270        (320,710)       (263,355)
         Other current assets                                            188,119         (62,032)       (300,700)
         Other non-current assets                                        (86,008)        (43,111)        (72,301)
         Accounts payable                                             (1,306,493)      2,247,395       1,554,779
         Patient deposits                                                 22,065         (61,890)         57,510
         Accrued interest payable                                         41,028         (23,013)        (49,893)
         Accrued expenses                                                434,824        (177,491)        582,148
                                                                    ------------     -----------     -----------
             Net cash provided by (used in) operating activities      (2,653,363)      1,946,934       6,106,080
                                                                    ------------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Notes receivable - related party                                          --          52,666              --
    Purchase of property and equipment, net                           (1,944,271)     (5,372,446)     (3,421,267)
    Sale of property and equipment                                       166,000              --              --
    Distribution from unconsolidated affiliates                            3,800          69,472         176,136
    Purchase of Laser Northwest                                               --        (803,135)             --
    Purchase of minority interest in subsidiary                         (439,575)             --              --
                                                                    ------------     -----------     -----------
             Net cash used in investing activities                    (2,214,046)     (6,053,443)     (3,245,131)
                                                                    ------------     -----------     -----------

               The accompanying notes to financial statements are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                  (Page 2 of 2)


                                                                        2000            1999             1998
                                                                    -----------     ------------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Recapitalization transaction-
         Proceeds from issuance of Series A-1 Redeemable
             Preferred Stock                                        $        --     $ 18,143,390     $        --
         Proceeds from issuance of Series A-2 Convertible
             Preferred Stock                                                 --       27,196,146              --
         Transaction costs from the issuance of
             preferred stock                                                 --       (2,081,030)             --
         Cash redemption of common stock                                     --      (36,973,856)             --
         Cash redemption of warrants                                         --       (2,998,763)             --
    Proceeds from line of credit                                             --        1,090,000              --
    Proceeds from notes payable - related parties                       909,000               --              --
    Net repayments under working capital
         lines of credit and other payables - affiliate                (107,124)        (482,485)       (270,594)
    Payments on notes payable                                                --               --        (391,338)
    Proceeds from long-term debt                                      3,211,318               --       1,969,141
    Payments on long-term debt and capital
         lease obligations                                           (3,962,774)      (2,372,264)     (1,951,874)
    Proceeds from issuance of common stock                                   --               --          50,000
    Purchase of treasury stock                                               --               --        (225,000)
    Proceeds from exercise of options                                    48,500           15,886           1,300
    Proceeds from exercise of warrants                                   18,925          941,110         105,064
    Distribution to minority interest                                        --         (150,629)             --
    Sale of Series A-1 and A-2 preferred stock                               --        5,000,000              --
                                                                    -----------     ------------     -----------
             Net cash provided by (used in) financing activities        117,845        7,327,505        (713,301)
                                                                    -----------     ------------     -----------
NET INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS                                                      (4,749,564)       3,220,996       2,147,648

CASH AND CASH EQUIVALENTS, beginning of year                          6,012,550        2,791,554         643,906
                                                                    -----------     ------------     -----------
CASH AND CASH EQUIVALENTS, end of year                              $ 1,262,986     $  6,012,550     $ 2,791,554
                                                                    ===========     ============     ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION:
         Interest paid during the year                              $   767,301     $    768,372     $ 1,001,899
                                                                    ===========     ============     ===========

SUPPLEMENTAL DISCLOSURES OF NON-CASH
    INVESTING AND FINANCING ACTIVITIES:
         Equipment acquired under capital lease
             obligations and notes payable                          $   948,713     $  2,956,800     $   583,687
                                                                    ===========     ============     ===========
         Common stock issued in connection with
             non-compete agreement (Note 6)                         $        --     $         --     $    39,970
                                                                    ===========     ============     ===========
         Common stock issued in connection with
             acquisition of businesses (Note 3)                     $        --     $         --     $   125,000
                                                                    ===========     ============     ===========
         Warrants issued in connection with acquisition
             of a business (Note 6)                                 $        --     $         --     $    79,800
                                                                    ===========     ============     ===========
         Common stock issued in exchange for equipment              $        --     $         --     $    14,000
                                                                    ===========     ============     ===========
         Conversion of promissory notes to common stock             $        --     $    230,000     $        --
                                                                    ===========     ============     ===========
         Accretion of Series A-1 Preferred Stock                    $   255,605     $    133,023     $        --
                                                                    ===========     ============     ===========
         Accrued dividends on Series A-1 Preferred Stock            $ 1,105,272     $    908,587     $        --
                                                                    ===========     ============     ===========
         Dividend issue of Series A-1 Preferred Stock               $ 1,961,226     $         --     $        --
                                                                    ===========     ============     ===========

                 The accompanying notes to financial statements
             are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999

1. NATURE OF ORGANIZATION:

ClearVision Laser Centers, Inc. (together with its subsidiaries, the "Company"), a Nevada corporation, was established in 1995 to develop and operate excimer laser vision correction centers throughout the United States. The Company's current operations are concentrated in the West Coast, Rocky Mountain, Midwest and Southern regions of the United States. The Company contracts with independent ophthalmologists and optometrists ("doctors") for the use of its centers. The excimer laser can be used to treat refractive optical disorders such as nearsightedness, farsightedness and astigmatism to eliminate or reduce the need for corrective lenses. For each of its owned centers, the Company manages the daily operations and provides all of the necessary services and equipment, other than those professional services performed by a doctor. In addition, the Company provides a broad range of related services, including doctor and staff training, technical support services and maintenance, and advertising and marketing programs and services.

Risks and Uncertainties

The Company competes with several other providers of fixed-site and mobile laser centers. The viability of the Company is dependent upon, among other things, the Company's ability to attract and retain commitments of doctors who perform laser vision correction procedures, and its ability to obtain new or enhanced medical devices or advanced technology as it is developed. The Company and its operations are subject to numerous federal, state and local laws, rules and regulations, many of which are subject to varying interpretations. As a result, the potential reach of the laws is uncertain, and some of the Company's activities could be challenged, which could require changes to certain of the Company's legal or fee structure or curtailment of certain of its business activities.

Liquidity and Capital Resources

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. However, since its inception and through December 31, 2000, the Company has generated net losses totaling $16,589,385, including net losses of $12,948,090 and $2,239,929 for the years ended December 31, 2000 and 1999, respectively. Additionally, the Company had a net use of cash from operations of $2,653,363 for the year ended December 31, 2000.

The laser vision correction industry has experienced a significant increase in competition, including competition from discount providers, which has had a material negative impact on the Company's results of operations. Beginning in the third quarter of 2000, management has implemented significant cost saving measures, including a reduction in the Company's workforce and consolidation of Company facilities. The Company incurred $748,403 for severance payments, the closure of under-performing sites and the elimination of excess lease space, which is reflected as restructuring costs in the accompanying statement of operations for the year ended December 31, 2000. Management continues to evaluate and implement additional cost reduction measures.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, as well as the reported amounts of revenue and expenses. Actual results could differ from those estimates.

Basis of Consolidation

The consolidated financial statements include the accounts of ClearVision Laser Centers, Inc. and its wholly and majority-owned subsidiaries. The 44.6% interest in one subsidiary that was not owned by the Company as of December 31, 1999, is presented as a minority interest in the accompanying consolidated financial statements. Effective January 1, 2000, the Company acquired the minority interest for $439,575. The $10,294 book value of the minority interest in excess of the purchase price was recorded as a reduction of goodwill. All significant intercompany accounts and transactions have been eliminated.

ClearVision does not have any ownership interest in, and does not consolidate the accounts of, any medical practices that contract for the use of its laser vision correction centers. Under its contractual arrangements with independent doctors, the Company's revenue is a variable percentage (based on the number of procedures performed by the doctor during the applicable month) of the procedure fee charged to the patient or a fixed fee per procedure performed by the doctor. The Company's revenue is reduced in certain instances if the Company and the doctor agree, in advance of the procedure, to reduce the procedure fee charged to the patient. The Company's agreements with the doctors generally provide for an initial term of one to three years with automatic one-year renewal periods until either party provides at least ninety days written notice to the other of its desire to terminate the agreement.

The Company performs the billing process, as agent, for certain doctors who contract directly with the insurance companies. The doctors and the Company are each at risk with respect to their portion of the procedure fee charged to the patient.

Investments in Unconsolidated Affiliates

The Company accounts for its investments in less than 50% owned entities using the equity method of accounting. Under the equity method of accounting, the Company recognizes, in its financial statements, its proportionate share of the income and losses of each investee. The Company's investment balances represent its initial investments, adjusted for its proportionate share of the investees' income or losses and distributions received from the investees. The Company's investments consist of the following (together, "the LeaseCos"):

       Colorado Excimer Leasing-1,     CEL, a limited liability company, was
       LLC                             formed in February 1995. As of December
                                       31, 2000, 1999 and 1998, the Company
                                       owned a 37.3% interest in CEL.

       Utah Excimer Leasing, LLC       UEL, a limited liability company, was
                                       formed in September 1995. As of December
                                       31, 2000, 1999 and 1998, the Company
                                       owned a 49.1% interest in UEL.

       Southern Colorado Excimer       SCEL, a limited liability company, was
       Leasing, LLC                    formed in October 1995. As of December
                                       31, 2000, 1999 and 1998, the Company
                                       owned an 18% interest in SCEL.

The LeaseCos were formed primarily to raise capital for the acquisition of lasers and other equipment used by the Company. The ownership interest in each of the LeaseCos that is not held by the Company is held by certain individual doctors who utilize the Company's centers. The LeaseCos obtained third-party lease financing for lasers and other equipment which were then leased to the Company for use in its centers (Note 4).

The following table summarizes financial information for the LeaseCos, for the years ended December 31, 2000, 1999 and 1998, respectively:

                                           2000          1999          1998
                                       ----------    ----------    ----------
      Rental Income                    $  735,393    $  994,012    $1,533,237
      Interest Income                      33,933       169,857        95,162
      Interest Expense                     23,267       110,849       193,671
      Net Income                          577,786       479,744       490,268
      Total Assets                      1,342,091     1,071,489     2,395,307
      Capitalized Lease Obligations            --       263,672     1,169,453
      Total Members' Capital            1,134,895       581,689       902,593

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. Cash equivalents are composed of money market funds, which are stated at cost and approximate market.

Trade Accounts Receivable

Trade accounts receivable consists of amounts due from doctors for their use of the Company's centers, or from insurance companies in cases where the Company performs billing services on behalf of the doctors, net of an estimate of uncollectable amounts. The amount of insurance claims receivable, which will be remitted to the doctors only upon collection by the Company, is included in accounts payable. The Company does not require collateral on its trade receivables.

Prepaid Royalty Cards

Prepaid royalty cards consist of cards necessary to use the Company's excimer lasers. The cost of these cards is charged to royalty fees expense as they are used.

Property and Equipment

Property and equipment, including assets acquired under capital leases, consists principally of lasers and other medical equipment and is stated at cost. Expenditures for repairs and maintenance are expensed as incurred. Depreciation and amortization are computed utilizing the straight-line method over estimated useful lives or, in the case of leasehold improvements, over the shorter of the estimated useful lives or the remaining lease term.

Goodwill

The Company recorded goodwill in connection with the acquisitions of the minority interests in certain consolidated subsidiaries, its interest in CEL and certain other acquisitions. Amortization is recorded on a straight-line basis, generally over periods of three to fifteen years (Note 3).

Non-Compete Agreements

The Company has entered into non-compete agreements with certain doctors (Notes 3, 4 and 6). The cost of each non-compete agreement is amortized over the estimated period of benefit, typically three to five years.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the difference between the carrying value and the fair value of the long-lived asset. Due to the factors described in Note 1 (Liquidity and Capital Resources), management evaluated the carrying value of its long-lived assets and recorded an impairment in 2000 of $683,131 related to its non-compete agreements and goodwill. These intangible assets were evaluated in combination with, and based on, the fair value of related long-lived assets. The estimated fair values of the Company's long-lived assets were based on recent market transactions.

Revenue

Professional medical services revenue represents fees, less discounts, earned for a doctor's use of the Company's laser vision correction centers and related services. Revenue is recognized at the time a doctor performs a laser vision correction procedure and is presented net of professional medical services fees collected on behalf of, and paid to, the independent doctors. Beginning in 1999, the Company has amended its agreements with doctors to provide that the Company receives a fixed fee per procedure performed by the doctors rather than a variable percentage of the procedure fee charged to the patient.

Other revenue includes revenue received from the sale of marketing materials and other miscellaneous sources and management services revenue.

Cost of Revenue

Cost of revenue includes expenses directly related to the operation of the laser vision correction centers, including royalty fees, medical supplies, salaries and wages, depreciation and amortization, including amortization of non-compete agreements and other expenses. Other cost of revenue includes costs related to the operation and occupancy of the laser vision correction centers, such as rent, utilities and office supplies.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include expenses that are not directly related to the operation of the laser vision correction centers, including salaries and wages, advertising and marketing expenses, depreciation and amortization, training and contract labor. Advertising and marketing costs are expensed as incurred.

Income Taxes

The Company uses the liability method for measuring and recognizing income taxes. Deferred income tax assets and liabilities are recognized for the expected future income tax consequences of temporary differences between the financial reporting and income tax bases of assets, liabilities and carryforwards.

Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of any net deferred tax asset which, more likely than not based on current circumstances, is not expected to be realized.

Earnings (Loss) per Share

Basic earnings (loss) per share is determined by dividing net income (loss) by the weighted average number of common shares outstanding during each period. Diluted earnings per share includes the effects of potentially issuable common stock, but only if dilutive. The treasury stock method, using the average price of the Company 's stock for the period, is applied to determine the dilution from stock options, warrants, convertible debt and Series A Convertible Preferred Stock. These securities were excluded for the years ended December 31, 2000 and 1999 as anti-dilutive because of the net loss reported for those years.

                                                                 Year Ended December 31,
                                                     -------------------------------------------
                                                         2000             1999           1998
                                                     ------------     -----------     ----------
      Basic Earnings (Loss) per Share:
          Numerator-
              Net income (loss) attributable
                 to common stock                     $(15,361,607)    $(3,281,539)    $3,475,386
          Denominator-
              Weighted average shares outstanding       2,211,351       3,541,880      4,803,735
                                                     ------------     -----------     ----------
          Basic Earnings (Loss) per Share            $      (6.95)    $     (0.93)    $     0.72
                                                     ============     ===========     ==========

      Diluted Earnings (Loss) per Share:
          Numerator-
              Net income (loss) attributable
                 to common stock                     $(15,361,607)    $(3,281,539)    $3,475,386
              Interest on convertible debt, net
                 of tax effect                                 --              --          8,400
                                                     ------------     -----------     ----------
                                                      (15,361,607)     (3,281,539)     3,483,786
                                                     ------------     -----------     ----------
          Denominator-
          Weighted average shares outstanding           2,211,351       3,541,880      4,803,735
          Options                                              --              --        134,633
          Warrants                                             --              --        346,865
          Convertible debt                                     --              --         76,667
          Convertible preferred stock                          --              --        103,093
                                                     ------------     -----------     ----------
                                                        2,211,351       3,541,880      5,464,993
                                                     ------------     -----------     ----------
          Diluted Earnings (Loss) per Share          $      (6.95)    $     (0.93)    $     0.64
                                                     ============     ===========     ==========

Comprehensive Income

Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income", prescribes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources (revenues, expenses, gains and losses). From its inception through December 31, 2000, the Company's comprehensive income (loss) has been the same as its net income (loss).

New Accounting Standards

In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, which delayed the effective date of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), until fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts, and for hedging activities. SFAS 133 requires the recognition of all derivatives as either assets or liabilities and the measurement of those instruments at fair value. It also specifies the accounting for changes in the fair value of a derivative instrument depending on the intended use of the instruments and whether (and how) it is designated as a hedge. As of December 31, 2000, the Company was not engaged in any derivative financial instruments and accordingly, there was no effect of adopting SFAS 133 on January 1, 2001.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.

3. ACQUISITIONS:

1998 Acquisitions

In January 1998, the Company acquired the business of Laser Visioncare, a Tacoma, Washington based laser eye surgery clinic. In connection with this transaction, the Company issued 5,000 shares of its common stock, having a fair value of $25,000, to Laser Visioncare shareholders and assumed Laser Visioncare's laser and facility leases. The doctor shareholders of Laser Visioncare agreed to reimburse the Company (subject to certain limitations) for payments made under the laser lease through a deduction from professional fees otherwise payable to the doctors for laser correction procedures performed. In connection with this transaction, the Company recorded a receivable related to the laser lease reimbursement agreement, capitalized the laser and recorded the related lease obligation.

In 1998, the Company issued 10,000 shares of its common stock, having a fair value of $50,000, to the partners of Nashville Global Vision Limited Partnership ("Global") for the purchase of Global's business. In connection with this transaction, the Company attributed the $50,000 value of the stock issued to non-compete arrangements obtained from Global's partners, capitalized the laser and recorded the related lease obligation. The cost allocated to the non-compete agreements is amortized over the period of benefit, estimated to be three years.

In 1998, the Company acquired the business of Laser Eye Care Center of Atlanta ("Laser Eye") in exchange for 10,000 shares of its common stock and the assumption of Laser Eye's laser and facility leases. The fair value of the 10,000 shares of the Company's common stock totaled $50,000 and was attributed to non-compete arrangements obtained from Laser Eye's members. This cost is being amortized over the period of benefit, estimated to be three years.

1999 Acquisition

In May 1999, the Company purchased substantially all of the assets of Laser Northwest, a Seattle, Washington based laser eye surgery clinic, for $803,135. In connection with this transaction, the Company recorded goodwill for approximately $292,000, capitalized the laser and other acquired assets, and attributed approximately $144,000 to non-compete arrangements for payments made to the physicians for each of their owned units of the partnership. The cost of both the goodwill and the non-compete arrangements were being amortized over the period of benefit, estimated to be three years. During 2000, these assets were deemed to be impaired and the remaining book value is included in the $683,131 asset impairment charge in the accompanying statement of operations.

4. RELATED PARTY TRANSACTIONS:

The Company has entered into various lease arrangements with the LeaseCos (Note
2) for lasers and other related equipment which are accounted for as capital leases by the Company (Note 8). Additionally, the LeaseCos have provided ClearVision Laser Centers - Southern Colorado, LLC ("CVSC"), ClearVision Laser Centers - Utah, LLC ("CVU") and ClearVision Laser Centers - Denver, LLC ("CVD") with revolving lines of credit to borrow up to $400,000, $400,000 and $600,000, respectively. The notes payable by CVSC and CVU were paid in full on their due dates in 1999. CVD's borrowings under its line of credit totaled $69,667 and $176,791 as of December 31, 2000 and 1999, respectively. Interest on CVD's line of credit accrues at 14% per annum and is payable quarterly. The unpaid principal and interest are due in full on July 31, 2001. Upon the occurrence of certain events of default, as defined, CVD's revolving line of credit is due and payable on demand.

During 2000, a director and former officer of the Company acquired the laser leased by CVSC from SCEL and a new laser and sold those lasers to the Company in exchange for a note payable totaling $748,713. The Company also acquired the laser under lease from UEL in exchange for a note payable for $200,000. Interest expense to the Company under these leases and working capital lines of credit totaled $310,575, $430,373 and $737,885 for the years ended December 31, 2000, 1999 and 1998, respectively. The LeaseCos are managed by Accel Holdings, Inc., a company owned by the director and former officer of the Company.

During 1997, the Company acquired two lasers from doctors. One laser was acquired in exchange for $50,000 cash and a $150,000 note. This note was fully repaid in 1998. The second laser was acquired by assuming the remaining payments due by the doctor to the vendor totaling approximately $252,000. Approximately $7,000 remained outstanding on this note as of December 31, 1999, which was fully repaid during 2000 (Note 7).

The Company also acquired other medical equipment from doctors during 1997 totaling approximately $68,250. The unpaid balances on notes issued for these purchases were fully repaid during 1998.

In March 1997, the Company loaned a doctor $50,000 under a five-year note bearing interest at 8% per annum, payable annually commencing May 1, 1998. This note was repaid in 1998. Additionally, as of December 31, 1997, the Company had a $26,885 receivable from CEL which was repaid in 1998.

In August 1998, the Company repurchased 56,250 shares of its common stock from a principal shareholder and former employee for $225,000.

Under agreements with certain doctors, the Company reimburses the doctors for marketing costs incurred.

Management and Services Agreement

The Company entered into a Management and Services Agreement with a doctor effective May 1, 1999 (the "Management Agreement"). Under the Management Agreement, the Company managed the operations of the doctor's laser center and provided marketing support through its call-center. As compensation for its services, the Company received a management fee based upon the number of procedures performed at the doctor's center each month. Additionally, the Company leased certain laser equipment to the doctor.

The Management Agreement superseded all previous agreements between the Company and the doctor, including a four-year non-compete agreement executed in April 1997, for which the Company issued the doctor a restricted stock certificate representing 90,000 shares of the Company's common stock (the "Restricted Stock"). The non-compete agreement was recorded at the $450,000 value of the Restricted Stock and was being amortized over the four-year period of the non-compete agreement. The Restricted Stock was subject to forfeiture only if the doctor and/or his employees failed to perform a specified minimum number of procedures annually at Company sites.

As consideration for executing the Management Agreement and the cancellation of the Restricted Stock, the Company issued the doctor warrants to purchase 90,000 shares of the Company's common stock at $6.53 per share. Warrants for 30,000 shares vested immediately upon grant, with warrants for an additional 30,000 shares scheduled to vest on May 1, 2001 and May 1, 2003, respectively, provided the Management Agreement was in full force and in effect at the time of vesting.

As a result of this transaction, the Company realized a gain of approximately $529,000, representing the difference between the fair value of the cancelled Restricted Stock and the total of (i) the net book value of the initial non-compete agreement and (ii) the fair value of the warrants issued. Approximately $235,000 of the gain was recognized, and is included in other revenue in the accompanying consolidated statement of operations, for the year ended December 31, 1999. The doctor terminated the Management Agreement in July 2000, and the remaining deferred gain of approximately $294,000 was fully recognized and is included in other revenue in the accompanying consolidated statement of operations for the year ended December 31, 2000. Additionally, as part of the termination agreement, the doctor's 60,000 unvested warrants for the purchase of the Company's common stock were vested.

Management Agreement

In connection with the recapitalization transaction (Note 11), the Company entered into a five-year management agreement with two purchasers of the Series A-1 Preferred Stock and the Series A-2 Preferred Stock. Under that agreement, the investors perform services relating to business and organizational strategy, financial and investment management, advisory and merchant and investment banking advice, for an aggregate fee of $250,000 per year. In July 2000, the investors agreed to suspend the fee under the Management Agreement for one year. The fee for 2000 is approximately $125,000.

5. PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                           Life
                                        (In Years)          December 31,
                                        ----------  ---------------------------
                                                        2000            1999
                                                    ------------   ------------
      Lasers and medical equipment           3      $ 15,329,470   $ 14,317,712
      Laser transport systems                3           991,362        953,018
      Computers and office equipment         3         1,401,516      1,048,742
      Furniture and fixtures                 5           499,617        379,397
      Leasehold improvements                 5           928,477        485,852
      Work in process                                     16,368        149,046
                                                    ------------   ------------
                                                      19,166,810     17,333,767
      Accumulated depreciation
           and amortization                          (12,036,452)    (7,515,511)
                                                    ------------   ------------
      Property and equipment, net                   $  7,130,358   $  9,818,256
                                                    ============   ============

6. NON-COMPETE AGREEMENTS:

In 1998, the Company issued a warrant to a doctor for the purchase of 20,000 shares of the Company's common stock for $.01 per share in exchange for a commitment by the doctor not to compete with the Company and to provide part-time consulting services for a period of three years. The fair value of this warrant totaled approximately $80,000 and is amortized over the estimated three year period of benefit.

In 1998, the Company issued 7,994 shares of its common stock to certain doctors in connection with the commencement of operations at a new location. The fair value of these shares totaled approximately $40,000 and is amortized over the period of benefit, estimated to be three years.

Amortization expense related to non-compete agreements totaled approximately $182,000, $223,000 and $269,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

As of December 31, 2000, based on the Company's results of operations for 2000, and due to the adverse conditions in certain of its markets (Note 1), the Company determined that there was no remaining value to its non-compete agreements. Accordingly, the Company wrote-off the unamortized book value of non-compete agreements totaling approximately $208,000, which is included in asset impairment in the accompanying consolidated statement of operations for the year ended December 31, 2000.

7. DEBT:

Bank Line of Credit

As of December 31, 1999, the Company had a $1,000,000 bank line of credit, of which the full amount of the credit facility was outstanding. The line of credit, which was payable in full on May 10, 2001, was repaid in full and cancelled in 2000. Borrowings under the line of credit accrued interest at the bank's prime rate.

Convertible Debt

The Company received proceeds of $40,000 and $190,000 from the sale of convertible notes during 1997 and 1996, respectively. The convertible notes accrued interest at an annual rate of 6%, payable semi-annually. In March 1999, the convertible debt was converted into shares of the Company's common stock at $3.00 per share.

Other Long-Term Debt

On February 14, 2000, the Company obtained a $10,000,000 credit facility ("Facility"). The Facility consists of: i) a $3,000,000 term loan ("Term Loan") drawn and used to refinance the existing line of credit and refinance certain capital lease obligations and ii) a currently unused $7,000,000 revolving credit loan ("Revolver"). The Facility bears a floating annual interest rate at the prime rate plus 1.75% on outstanding balances and a fee of 0.5% per annum on the unused portion of the Revolver, payable monthly. The Facility is secured by substantially all of the Company's assets. The Term Loan is payable in forty-eight equal monthly installments beginning February 1, 2001. Draws and/or repayments on the Revolver can be made monthly through February 14, 2002, at which time the Revolver converts to a senior amortizing term loan, payable in thirty-six equal monthly payments (based on a twenty year amortization) with a balloon payment due on February 13, 2005. The Revolver can be used for general working capital purposes up to $2,000,000, purchases of equipment and acquisitions subject to the Company meeting certain financial and non-financial covenants. The Facility contains financial covenants that require the Company to maintain Senior Debt Service Coverage and Total Debt Service Coverage Ratios, as defined, of no more than 3 to 1 and Minimum Tangible Net Worth, as defined, of at least $2,970,000.

As of December 31, 2000, the Company was not in compliance with certain Facility covenants. Accordingly, the Company is not currently permitted to request draws under the Revolver and the entire $3,000,000 Term Loan is classified as a current liability in the accompanying consolidated balance sheet as of December 31, 2000, based on the lender's right to demand repayment. Additionally, the interest rate on the outstanding balance of the Term Loan was increased by 2% per annum effective March 1, 2001 due to the defaults existing for certain facility covenants. Total long-term debt consists of the following:

                                                                               December 31,
                                                                        ---------------------------
                                                                            2000            1999
                                                                        -----------     -----------
      Bank line of credit                                               $        --     $ 1,000,000

      Term Loan                                                           3,000,000              --

      Revolving lines of credit - affiliate (Note 4)                         69,667         176,791

      Note payable; interest at 12% per annum; principal and
        interest due monthly through March 2000; collateralized
        by laser                                                                 --           7,325

      Notes payable to a financial institution; interest at rates ranging from 9.6% to 12.5% per annum; principal and
        interest generally due in 36 monthly payments; debt
        maturities at various dates through November 2001;
        collateralized by lasers and other equipment                             --       1,417,448

      Note payable to UEL; interest at 8.5% per annum; principal due in four equal payments through September 2001;
        interest due in September 2001 (Note 4)                             200,000              --

      Note payable to a director and former officer; interest at 10%
        per annum; principal and interest due quarterly through
        October 2006 (Note 4)                                               748,713              --

      Note payable; interest at 12% per annum; principal and
        interest due in 60 monthly payments through October 2005             25,040              --

      Notes payable to four related parties and former officers for escrow releases; interest at a rate of 10% per annum,
        principal and interest due in October 2006, or earlier upon a change in control or 91 days after payment in full of all amounts due under the Facility; subordinate to the Facility
        (Note 11)                                                           909,000              --

      Note payable to a financing company; interest at a rate
        of 9.7% per annum; principal and interest due monthly
        through April 2001                                                   84,459              --
                                                                        -----------     -----------
             Total                                                        5,036,879       2,601,564
      Less- Current portion                                              (3,471,850)       (957,159)
                                                                        -----------     -----------
      Long-term debt, net of current portion                            $ 1,565,029     $ 1,644,405
                                                                        ===========     ===========

Future annual maturities of the Company's long-term debt, including the bank line of credit and the lines of credit from the LeaseCos (Note 4), but excluding the effect of the Company's default under its Term Loan, are as follows:

              Year ending December 31,
                2001                                     $  864,707
                2002                                        540,897
                2003                                        552,659
                2004                                        565,657
                2005                                      1,471,756
                Thereafter                                1,041,203
                                                         ----------
                                                         $5,036,879
                                                         ==========

Due to the Company's default under its Term Loan, the lender may require the Company to repay the $3,000,000 outstanding balance prior to its scheduled maturity, which includes $392,857 in 2001, $428,572 in 2002 through 2004 and $1,321,427 in 2005.

8. LEASES:

The Company leases its corporate offices and certain laser center facilities under non-cancelable operating leases. Rental expense for all operating leases totaled approximately $2,128,000, $1,701,000 and $866,000 for the years ended December 31, 2000, 1999 and 1998, respectively. The Company also leases excimer lasers and related equipment under capital lease arrangements with the LeaseCos (Note 4). In 1998, Accel, as manager of the LeaseCos approved modifications to the original leases in order to reflect more closely the intended financial relationship between the LeaseCos and the Company at the inception of the leases. The implicit interest rates on these leases, as amended, range from approximately 12.5% to 58.0% per annum.

Assets under capital leases totaled approximately $4,291,000 and $6,320,000 with total net book value of $1,438,000 and $2,760,000, respectively, at December 31, 2000 and 1999, and are included in property and equipment in the accompanying consolidated balance sheets. Depreciation of leased assets was approximately $1,141,000, $1,207,000 and $1,230,000 for the years ended December 31, 2000,
1999 and 1998, respectively. The following is a summary of future minimum lease payments under capital leases and operating leases having an initial or remaining non-cancelable term of one year or more as of December 31, 2000.

                                                     Capital        Operating
                                                     Leases          Leases
                                                   -----------     ----------
      Year Ending December 31,
        2001                                       $ 1,795,122     $1,945,215
        2002                                           571,418      1,851,074
        2003                                                --      1,722,697
        2004                                                --      1,467,728
        2005                                                --        975,212
        Thereafter                                          --        466,907
                                                   -----------     ----------
        Total minimum lease payments                 2,366,540     $8,428,833
                                                                   ==========
        Less- amount representing interest            (259,535)
                                                   -----------
        Present value of minimum lease payments      2,107,005
        Current maturities of capitalized
            lease obligations                       (1,742,851)
                                                   -----------
        Capitalized lease obligations              $   364,154
                                                   ===========

9. INCOME TAXES:

As of December 31, 2000, the Company has tax net operating loss carryforwards ("NOLs") of approximately $14,621,000. Of those NOLs, approximately $77,000 expires in 2017, approximately $5,559,000 expires in 2019 and the remaining approximately $8,985,000 expires in 2020.

As of December 31, 1997, the Company had recorded net deferred tax assets of approximately $1,827,000 for the future benefit of NOLs and temporary differences between the financial reporting and income tax bases of assets and liabilities, with an offsetting valuation allowance for the full amount of those deferred tax assets. The valuation allowance had been established due to the uncertainty of the Company's ability to generate taxable income sufficient to utilize the NOLs before their expiration based upon the results of the Company's operations through December 31, 1997. For the year ended December 31, 1998, the Company reversed the entire valuation allowance due to the utilization of most of the Company's NOLs and management's estimate that it was more likely than not that the Company would realize the full benefit of the remaining net deferred tax assets. Due to the factors described in Note 1 (Liquidity and Capital Resources), a valuation allowance for the full amount of the deferred tax asset was established during the year ended December 31, 2000.

The components of the (provision for) benefit from income taxes for the years ended December 31, 2000, 1999 and 1998 are as follows:

                                                             2000            1999            1998
                                                         -----------     -----------     -----------
      Current (provision) benefit:
          Federal                                        $        --     $   123,000     $  (214,000)
          State                                               (3,303)        (15,000)        (16,000)
                                                         -----------     -----------     -----------
                Current (provision) benefit                   (3,303)        108,000        (230,000)

      Deferred (provision) benefit:
          Federal                                          3,378,000       1,947,000        (712,000)
          State                                              397,000         229,000        (108,000)
      Change in valuation allowance                       (6,958,000)             --       1,827,000
                                                         -----------     -----------     -----------
      Total deferred tax (provision) benefit              (3,183,000)      2,176,000       1,007,000
      Less:  Benefit credited to stockholders' equity             --        (649,000)             --
                                                         -----------     -----------     -----------
                Deferred (provision) benefit              (3,183,000)      1,527,000       1,007,000
                                                         -----------     -----------     -----------
                Total (provision) benefit                $(3,186,303)    $ 1,635,000     $   777,000
                                                         ===========     ===========     ===========

The income tax benefits differ from amounts computed by applying the statutory Federal income tax rate to income before taxes for the years ended December 31, 2000, 1999 and 1998, as follows:

                                             2000                      1999                       1998
                                     --------------------      --------------------      --------------------
                                        Amount         %          Amount         %          Amount         %
                                     -----------     ----      -----------     ----      -----------     ----
    Computed Federal income tax
        benefit (expense) using
        statutory rate               $ 3,319,000     34.0%     $ 1,318,000     34.0%     $  (917,452)    34.0%
    Non-deductible expenses
        and other                        (40,000)    (0.4)         (41,000)    (1.1)         (50,548)    (1.9)
    State income taxes, net of
        federal benefit                  387,000      4.0          153,000      4.0          (82,000)    (3.0)
    Management/Services
        Agreement                        100,000      1.0          153,000      4.0               --       --
    Other                                  5,697      0.1           52,000      1.3               --       --
    Change in valuation allowance     (6,958,000)   (71.3)              --       --        1,827,000     67.7
                                     -----------     ----      -----------     ----      -----------     ----
    Income tax benefit (expense)     $(3,186,303)    32.6%     $ 1,635,000     42.2%     $   777,000     28.8%
                                     ===========     ====      ===========     ====      ===========     ====

The components of the net deferred tax assets and liabilities as of December 31, 2000 and 1999 are as follows:

                                                       2000            1999
                                                   -----------     -----------
        Compensatory warrants issued               $    99,000     $   293,000
        Capitalized leases, net of depreciation        504,000         242,000
        Minority interest in CVSC                           --          11,000
        Non-compete agreements                         215,000          90,000
        Accrued expenses                               122,000         122,000
        Goodwill                                       354,000         155,000
        Net operating losses                         5,524,000       2,136,000
        AMT credit carryforward                         89,000          89,000
        Other                                           51,000          45,000
                                                   -----------     -----------
        Total deferred tax assets                    6,958,000       3,183,000
        Valuation allowance                         (6,958,000)             --
                                                   -----------     -----------
        Net deferred tax assets                             --       3,183,000
        Current portion                                     --        (616,000)
                                                   -----------     -----------
        Non-current portion                        $        --     $ 2,567,000
                                                   ===========     ===========

10. SERIES A-1 REDEEMABLE PREFERRED STOCK:

Holders of the Company's Series A-1 Redeemable Preferred Stock (the "Series A-1 Preferred Stock") are entitled to receive dividends at an annual rate of 10%. All dividends are cumulative, whether or not declared, and are payable semi-annually in arrears commencing July 1, 1999, to holders of record on the immediately preceding June 15 or December 15. The Company may, at its sole option, pay dividends in cash or in additional shares of Series A-1 Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. In 2000, the Company issued 409,439 shares of Series A Preferred Stock in payment of accrued dividends totaling $908,587 at December 31, 1999. As of December 31, 2000, accrued dividends totaled $1,105,272, which the Company paid through the issuance of 230,746 additional shares of Series A-1 Preferred Stock in January 2001.

The holders of the Series A-1 Preferred Stock are not entitled to vote on any matter to be voted upon by the Company's stockholders; however, they are entitled to a liquidation preference equal to the original issue price plus all accumulated and unpaid dividends. The Series A-1 Preferred Stock ranks senior to all classes of common stock and on a parity with the Series A-2 Preferred Stock.

The Series A-1 Preferred Stock is subject to mandatory cash redemption in whole on the earlier to occur of (i) a "Qualified Public Offering" (an underwritten public offering of the Company's common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the net proceeds from which exceeds $15 million) or (ii) seven years from the closing of the Merger, at a redemption price equal to 100% of the liquidation preference, including all accumulated and unpaid dividends. Upon proper written notice to holders, the Company may at any time redeem the Series A-1 Preferred Stock, in whole or in part, at a redemption price equal to 100% of the liquidation preference, including all accumulated and unpaid dividends.

11. SHAREHOLDERS' EQUITY:

Series A Convertible Preferred Stock

In 1996, the Company issued 103,093 shares of its $.001 par value Series A Convertible Preferred Stock (the "Series A Preferred") to Omega Health Systems, Inc. ("Omega") in exchange for $250,000 cash and a commitment by Omega to provide the Company with various marketing materials and services having an aggregate value of $250,000. The $250,000 attributed to these marketing materials and services was expensed by the Company in 1996. Omega also received warrants for the purchase of 51,546 shares of the Company's common stock, exercisable from June 30, 1997 through June 30, 1998 at an initial price of $4.85 per share. The warrants were not exercised by Omega and expired as of June 30, 1998. The fair value of the warrants issued was approximately $20,000, as determined using a Black-Scholes pricing model, and has been reclassified from warrants outstanding to additional paid in capital in the accompanying consolidated balance sheets as of December 31, 1998.

The holders of the Series A Preferred Stock converted their shares into common stock, on a one for one basis simultaneously with the recapitalization transaction discussed below.

Series A-2 Convertible Preferred Stock

Holders of the Company's Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock") are not entitled to any dividends; however, they are entitled to an initial liquidation preference equal to the original issue price. Additionally, holders of the Series A-2 Preferred Stock are entitled to vote on any matter to be voted upon by the stockholders of the Company, together with the holders of common stock or any other class or series of stock, as a single class.

The Series A-2 Preferred Stock, at the holder's option, is convertible at any time into shares of the Company's common stock, initially on a one for one basis. The conversion ratio is subject to adjustment upon the occurrence of certain events, including among other things, (i) the payment of dividends or distributions in shares of the Company's common stock, (ii) splits or reverse splits on the Company's common stock, (iii) the issuance of rights, options or warrants to all holders of the Company's common stock entitling them to subscribe for the purchase of common stock at a price per share less than the original issue price of the Series A-2 Preferred Stock and (iv) certain other transactions in which shares of the Company's common stock are converted into the right to receive stock, securities or other property of another corporation.

Recapitalization

On May 26, 1999, the Company's Board of Directors approved an Agreement and Plan of Merger (the "Agreement") through which the Company completed a recapitalization effective July 21, 1999. Pursuant to the Agreement, Laser Acquisition Corp., a newly created Nevada Corporation, merged into the Company and the Company received cash proceeds from the issuance of preferred stock. The Company received cash proceeds of approximately $43,259,000, net of offering costs totaling approximately $2,081,000, from the sale to new investors of 3,787,764 shares of both the Series A-1 Preferred Stock ($4.79 per share) and the Series A-2 Preferred Stock ($7.18 per share).

Holders of the Company's common stock as of May 26, 1999, were entitled to receive $11.97 in exchange for each share of common stock held. Alternatively, stockholders could elect to retain one-half of their shares and receive a warrant to purchase one-quarter of a share of common stock for each share of common stock retained by the stockholder (a "New Warrant") and receive $11.97 per share in cancellation of the other one-half of their shares. The Company distributed $36,973,856 for 3,088,877 shares of common stock tendered and issued 499,433 New Warrants for shares retained by shareholders.

Holders of options to purchase the Company's common stock could retain their options and receive a New Warrant for each share of common stock issuable upon exercise of the options retained. Alternatively, holders of the Company's options could elect to have one-half of their options cancelled and receive $11.97 per share of common stock issuable under such options less the applicable option exercise price. The Company distributed $3,736,343 in exchange for options cancelled, which is included in compensation expense - recapitalization in the accompanying financial statements. Additionally, the Company issued 132,016 New Warrants for options retained. The fair value of the New Warrants issued totaled approximately $190,000 and is being recognized over the remaining vesting period of options retained. For the years ended December 31, 2000 and 1999, $79,459 and $84,825, respectively, were recognized, which is also included in compensation expense - recapitalization in the accompanying consolidated financial statements. New Warrants having a fair value of $23,555 on the date of issuance had been forfeited by terminated employees as of December 31, 2000.

Holders of warrants for the purchase of the Company's common stock could retain their warrants and receive a New Warrant for each share of common stock issuable upon exercise of the warrants retained. Alternatively, holders of the Company's warrants could elect to have any or all of their warrants cancelled and receive $11.97 per share of common stock issuable under such warrants less the applicable warrant exercise price. The Company distributed $2,998,763 in settlement of warrants tendered and issued 37,625 New Warrants for warrants retained. The total fair value of New Warrants issued for common stock and warrants retained totaled $2,465,097 and has been allocated ratably to the Series A-1 Preferred Stock and the Series A-2 Preferred Stock as a cost of issuance.

Each New Warrant entitles the holder to purchase one-quarter share of the Company's common stock based upon a purchase price of $5.09 per share. The New Warrants are exercisable at any time prior to the seventh anniversary of the closing of the Merger, or the sale or other disposition of all or substantially all of the Company's assets, whichever occurs first (except that the New Warrants issued to holders of options will not become exercisable prior to the time that the associated options become exercisable and must be exercised, if at all, by the date that is seven years from the closing of the Merger). The purchase price of $5.09 per share of common stock is subject to adjustment from time to time in order to reflect the result of stock dividends, stock splits or other similar events.

Of the cash consideration to be paid to holders of the Company's common stock, options and warrants, $4.2 million was required to be placed in an escrow account for approximately two years to cover post-closing claims, if any, made by the new investors under the Agreement. The escrow account is maintained by a financial institution and is not an asset of the Company. During 2000, a portion of the escrow account was distributed to four related parties and former officers of the Company who loaned the Company $909,000 of the proceeds in exchange for notes bearing interest at 10% per annum and due in October 2006 (see Note 7).

The new investors, by virtue of their stock ownership and a Voting Trust Agreement executed by two of the Company's principal shareholders and former officers, have the voting power sufficient to control most decisions relating to the Company that require a vote of stockholders. Additionally, the new investors have the power to elect three of the Company's five directors.

On October 26, 1999, the Company sold an additional 417,710 shares of both the Series A-1 Preferred Stock and the Series A-2 Preferred Stock for $5,000,000.

12. STOCK OPTIONS AND WARRANTS:

Accounting for Stock-Based Compensation

Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation" prescribes a fair value based method of accounting for employee stock options or similar equity instruments. However, SFAS 123 allows the continued measurement of employee compensation expense for these instruments using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", provided that pro forma disclosures are made of net income or loss as if the fair value based method had been applied.

SFAS 123 requires that equity instruments issued to non-employees for goods or services be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Employee Stock Options

The Company accounts for its stock-based compensation to employees under the provisions of APB 25 and related interpretations. Under the intrinsic value based method prescribed by APB 25, no compensation expense is generally recognized if the exercise price of options or similar equity instruments granted is at least equal to the fair value of the underlying stock on the date of grant.

The Company has granted stock options to employees that generally vest over one to four years and expire three to ten years after the date of grant. The exercise prices of options granted were generally equal to the fair value of the Company's common stock on the date of grant, as determined by management. Certain options, however, contained exercise prices below the current fair value of the Company's common stock as evidenced by sales to third parties. Accordingly, the Company recognized compensation expense totaling $37,500, $44,232 and $48,725 for the years ended December 31, 2000, 1999 and 1998, respectively.

During July 1999, the Company adopted the 1999 Stock Option Plan (the "Plan") under which 1,256,455 shares of common stock are authorized for issuance to qualified participants under the Plan. The option price per share is equal to the fair market value at the time the option is granted or, with respect to a nonqualified stock option, such other price as determined by the Compensation Committee of the Board of Directors; provided however, that the option price per share for any incentive stock option granted to an employee who owns more than 10% of the combined voting power of all classes of the Company's stock shall equal 110% of the fair market value at the time the Incentive Stock Option is granted. All stock options granted under the Plan have a maximum term of ten years.

Non-Employee Warrants

The Company has granted warrants for the purchase of its common stock to certain non-employees, including vendors and physicians, for services provided or in connection with the expansion of the Company's operations into new markets. In accordance with SFAS 123, the Company accounts for the issuance of equity instruments to non-employees based upon their fair value as determined using a Black Scholes pricing model. The warrants issued to non-employees are generally exercisable upon issuance and expire three to five years after the date of grant. The Company recognized $29,050, $55,220 and $69,986 for warrants issued to non-employees which is included in general and administrative expenses in the accompanying consolidated statements of operations for the years ended December 31, 2000, 1999 and 1998, respectively.

For accounting purposes, warrants granted were valued utilizing a Black-Scholes option pricing model with the following weighted average assumptions.

                                                   Years Ended December 31,
                                            ------------------------------------
                                              2000          1999         1998
                                            ---------     ---------    ---------
           Risk-free interest rate          6.4%          5.9%         5.6%
           Expected dividend yield          0%            0%           0%
           Expected lives outstanding       7.0 years     6.7 years    3.5 years
           Expected volatility              60%           58%          0%

Summary of Options and Warrants

A summary of the Company's stock option and warrant activity for the years ended December 31, 2000, 1999 and 1998 is as follows:

                                                 Options                    Warrants
                                          -------------------------   -----------------------
                                                         Weighted                   Weighted
                                                          Average                   Average
                                                         Exercise                   Exercise
                                            Shares         Price       Shares        Price
                                          ----------   ------------   --------     ----------
      Outstanding, December 31, 1997         659,800       $3.76       855,046       $3.19
          Granted                            383,500        5.25        69,000        3.55
          Exercised                             (325)       4.00       (84,000)       1.25
          Cancelled/Forfeited                (28,900)       5.90      (123,546)       3.25
                                          ----------       -----      --------       -----
      Outstanding, December 31, 1998       1,014,075       $4.26       716,500       $3.44
                                          ==========       =====      ========       =====

          Granted                            974,000        6.53       789,164        5.30
          Exercised                           (2,880)       5.55      (261,750)       3.60
          Cancelled                         (502,083)       4.13      (348,304)       2.73
                                          ----------       -----      --------       -----
      Outstanding, December 31, 1999       1,483,112        5.79       895,610        5.31
                                          ==========       =====      ========       =====

          Granted                            162,000       $6.53        20,000       $6.53
          Exercised                           (9,800)       4.95       (28,950)       4.11
          Cancelled                         (529,786)       5.92      (117,490)       6.05
                                          ----------       -----      --------       -----
      Outstanding, December 31, 2000       1,105,526       $5.85       769,170       $5.28
                                          ==========       =====      ========       =====

                                            Options     Options      Options
                                            Granted     Granted      Granted
                                             Above         At         Below
                                          Fair Value   Fair Value   Fair Value    Warrants
                                          ----------   ----------   ----------    --------
Weighted average fair value of
  options/warrants granted during
  the year:
      1998                                 $   0.86     $   1.59      $   --      $   2.28
      1999                                 $   0.39     $   2.22      $   --      $   4.34
      2000                                       --     $   2.30      $   --      $   4.32

The following table summarizes information about the stock options outstanding and exercisable as of December 31, 2000:

                                        Options Outstanding                Options Exercisable
                                   -------------------------------     ---------------------------
                                    Weighted
                                     Average                                            Weighted
                                    Remaining          Weighted                         Average
   Range of           Number       Contractual         Average            Number        Exercise
Exercise Prices    Outstanding     Life (Years)     Exercise Price     Exercisable        Price
---------------    -----------     ------------     --------------     -----------     -----------
$ 1.50-$2.25          35,575             .2              $2.00             35,575        $2.00
$ 3.75-$4.50         160,137             .4              $4.00            159,562        $4.00
$ 4.51-$5.25         113,112            3.9              $5.00             51,570        $5.00
$ 5.26-$6.00          36,454             .2              $5.75             36,454        $5.75
$ 6.01-$6.75         753,998            7.3              $6.53            254,414        $6.53
$ 6.76-$7.50           6,250             .2              $7.50              6,250        $7.50

The following table summarizes information about the warrants outstanding and exercisable as of December 31, 2000:

                                          Warrants Outstanding              Warrants Exercisable
                                   -------------------------------     ---------------------------
                                    Weighted
                                     Average                                            Weighted
                                    Remaining          Weighted                         Average
   Range of           Number       Contractual         Average            Number        Exercise
Exercise Prices    Outstanding     Life (Years)     Exercise Price     Exercisable        Price
---------------    -----------     ------------     --------------     -----------     -----------
$.001-$0.75             8,000           1.6              $0.01              8,000         $0.01
$1.50-$2.25             6,250            .2              $2.00              6,250         $2.00
$4.50-$5.25           648,920           5.1              $5.09            640,949         $5.09
$6.01-$6.75           105,000           4.2              $6.53             35,000         $6.53
$6.76-$7.50             1,000            .7              $7.50              1,000         $7.50

Pro Forma Disclosures

As discussed above, the Company has elected to account for its employee stock options under the provisions of APB 25. In accordance with SFAS 123, the Company has computed its pro forma net income as if the Company had accounted for its employee stock options using the fair value method prescribed by that statement.

The fair value of the employee stock options was determined using the minimum value method which assumes no volatility and the following weighted-average assumptions:

                                             Year Ended December 31,
                                     --------------------------------------
                                        2000          1999          1998
                                     ----------    ----------    ----------
      Risk-free interest rate             6.40%         6.02%         5.72%
      Volatility                             0%            0%            0%
      Dividend yield                         0%            0%            0%
      Expected term                  7.00 years    7.00 years    6.75 years

The aggregate estimated fair value of stock options granted in 2000, 1999 and 1998 was $372,566, $1,986,949 and $557,152, respectively. For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting period. All options are initially assumed to vest.

Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options. The Company's pro forma net loss for the years ended December 31, 2000, 1999 and 1998 are as follows:

                                           2000           1999           1998
                                       ------------    -----------    ----------
      Net Income (Loss) Attributable
          to Common Stock:
              As Reported              $(15,361,607)   $(3,281,539)   $3,475,386
              Pro Forma                $(16,626,593)   $(4,113,087)   $3,225,227

      Net Income (Loss) per Share:
          As Reported--Diluted               $(6.95)        $(0.93)        $0.64
          Pro Forma--Diluted                 $(7.52)        $(1.16)        $0.59

13. RETIREMENT PLAN:

The Company sponsors a plan known as ClearVision Laser Centers, Inc. 401(k) Profit Sharing Plan and Trust (the "Plan"). Substantially all of the Company's employees of at least 21 years of age are eligible to participate after nine months of employment. The Company can make matching contributions at its discretion. The Company's matching contributions to the Plan totaled approximately $151,705, $97,000 and $44,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

14. COMMITMENTS AND CONTINGENCIES:

The Company previously offered, subject to certain exclusions, a lifetime warranty program through which enhancement procedures are available at no charge to qualified patients who comply with the specified terms and conditions of the program following their initial laser vision correction procedure. The Company has accrued approximately $68,000 and $68,000 for costs associated with potential future enhancement procedures related to laser vision correction procedures performed through December 31, 2000 and 1999, respectively.

The Company is subject to various legal proceedings and claims that arise in the ordinary course of its business. Management believes the ultimate resolution of these matters will not have a material adverse affect on the Company's financial position or results of operations.

15. RECONCILIATION TO CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). Any differences in Canadian generally accepted accounting principles (Canadian GAAP) as they pertain to the Company's financial statements are not material except as follows:

(a) Under Canadian GAAP, the proceeds from the issuance of the Company's convertible debt in December 1996 and January 1997 should be allocated between the liability and the equity (conversion right) components of the security. The equity component has been computed as the amount of discount that would be applied to the convertible debt to reflect an effective annual rate of 10.5% over the seven-year term of the convertible notes. This 10.5% effective rate approximates the Company's borrowing rate on other issuances of non-convertible debt in 1997. The accretion of the discount is an adjustment in the reconciliation to Net Income (Loss) under Canadian GAAP for periods prior to the conversion of the convertible debt in March 1999. Upon conversion the unamortized discount was included in the reclassification of debt to equity.

(b) Under Canadian GAAP, the re-purchase price of equity securities is charged against equity first to the extent of the related par value and additional paid-in capital with any excess purchase price charged to accumulated deficit. In connection with the Company's recapitalization transaction, the cost in excess of the par value of common shares acquired was charged entirely to additional paid-in capital as permitted under U.S. GAAP. Accordingly, the stockholders' equity accounts presented below under Canadian GAAP reflect the reclassification of part of the repurchase price from additional paid-in capital to accumulated deficit.

(c) Under Canadian GAAP, the cash paid in exchange for the cancellation of outstanding stock options in the Company's recapitalization transaction should be charged directly to accumulated deficit instead of to compensation expense as recorded under U.S. GAAP. Accordingly, that expense is reversed in the following reconciliations.

(d) Under Canadian GAAP, the Company is not required to recognize in its financial statements the compensation expense for stock-based awards to employees. Therefore, the compensation expense recorded for options and warrants issued to employees should be reversed for purposes of reconciliation to Canadian GAAP.

                                                    2000            1999            1998
                                               ------------    ------------    ------------
Net Income (Loss) under U.S. GAAP              $(12,948,090)   $ (2,239,929)   $  3,475,386
Canadian GAAP Adjustments:
  Amortization of convertible notes discount             --          (1,724)         (6,390)
  Reversal of compensation expense:
    Cash settlement of outstanding options               --       3,736,343              --
    Non-cash compensation expense for
      options and warrants issued to employees      116,959         127,617          48,725
                                               ------------    ------------    ------------
Net Income (Loss) under Canadian GAAP          $(12,831,131)   $  1,622,307    $  3,517,721
                                               ============    ============    ============

The following table presents the balance sheet items that vary under U.S. GAAP and Canadian GAAP as of December 31, 2000 and 1999, stated in Canadian GAAP:

                                                     2000              1999
                                                 ------------      ------------
STOCKHOLDERS' EQUITY (DEFICIT)

Series A-2 convertible preferred stock           $ 27,468,024      $ 27,468,024
Common stock                                            2,220             2,182
Additional paid-in capital                            633,220           506,437
Warrants outstanding                                2,893,953         2,924,299
Common stock held on treasury                      (1,302,300)       (1,302,300)
Accumulated deficit                               (53,499,645)      (38,254,997)
                                                 ------------      ------------
Total stockholders' equity (deficit)             $(23,804,528)     $ (8,656,355)
                                                 ============      ============

CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As Of June 30, 2001 and December 31, 2000
 and For The Six Months Ended June 30, 2001 and 2000

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                    AS OF JUNE 30, 2001 AND DECEMBER 31, 2000

                                  (Page 1 of 2)

                                   (Unaudited)

                               ASSETS                                June 30,          December 31,
                                                                       2001               2000
                                                                   ------------       ------------
CURRENT ASSETS:
     Cash and cash equivalents                                     $    983,913       $  1,262,986
     Trade accounts receivable, net of allowance for doubtful
         accounts of $1,208,000 and $1,711,000 , respectively           316,560            522,512
     Other receivables                                                  206,298            312,998
     Prepaid royalty cards                                              269,881            254,050
     Other current assets                                                84,125            210,693
                                                                   ------------       ------------
                 Total current assets                                 1,860,777          2,563,239

PROPERTY AND EQUIPMENT:                                              18,696,828         19,166,810
     Less-accumulated depreciation and amortization                 (13,730,015)       (12,036,452)
                                                                   ------------       ------------
                 Property and equipment, net                          4,966,813          7,130,358
                                                                   ------------       ------------

OTHER NON-CURRENT ASSETS:
     Investments in unconsolidated affiliates                           424,971            459,032
     Other non-current assets                                           221,880            243,555
                                                                   ------------       ------------
                 Total other non-current assets                         646,851            702,587
                                                                   ------------       ------------
TOTAL ASSETS                                                       $  7,474,441       $ 10,396,184
                                                                   ============       ============

                 The accompanying notes to financial statements are an integral part of these condensed consolidated balance sheets.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                    AS OF JUNE 30, 2001 AND DECEMBER 31, 2000

                                  (Page 2 of 2)

                                   (Unaudited)

      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                        June 30,         December 31,
                                                                              2001               2000
                                                                          ------------       ------------
CURRENT LIABILITIES:
    Accounts payable                                                      $  4,075,260       $  3,954,087
    Patient deposits                                                            54,253            106,591
    Accrued interest payable                                                   221,772            149,969
    Accrued expenses                                                           692,400            906,970
    Current maturities of revolving lines
        of credit and notes payable - affiliate (Note 4)                       238,111            382,808
    Current maturities of long-term debt and capitalized
        lease obligations (Notes 4 and 5)                                    4,201,662          4,831,893
    Other current liabilities                                                  103,685            158,685
                                                                          ------------       ------------
               Total current liabilities                                     9,587,143         10,491,003
                                                                          ------------       ------------
LONG-TERM LIABILITIES:
    Notes payable - related parties (Note 4)                                 1,486,753          1,544,572
    Other long-term debt (Note 4)                                               58,368             20,457
    Capitalized lease obligations (Note 5)                                      37,535            364,154
                                                                          ------------       ------------
               Total long-term liabilities                                   1,582,656          1,929,183
                                                                          ------------       ------------
SERIES A-1 REDEEMABLE PREFERRED STOCK                                       23,072,669         21,780,526

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
    Series A-2 convertible preferred stock, no par value, 20,000,000
        shares authorized; 4,205,474 shares issued and outstanding          27,468,024         27,468,024
    Common stock, $.001 par value; 72,000,000 shares authorized;
        2,220,271 shares issued and 2,074,021 shares outstanding                 2,220              2,220
    Additional paid-in capital (deficit)                                   (32,984,757)       (32,984,757)
    Warrants outstanding                                                     3,061,447          3,056,797
    Common stock held in treasury, at cost (146,250 shares)                 (1,302,300)        (1,302,300)
    Accumulated deficit                                                    (23,012,662)       (20,044,512)
                                                                          ------------       ------------
               Total stockholders' equity (deficit)                        (26,768,027)       (23,804,528)
                                                                          ------------       ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                      $  7,474,441       $ 10,396,184
                                                                          ============       ============

                 The accompanying notes to financial statements are an integral part of these condensed consolidated balance sheets.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                   (Unaudited)

                                                                  2001               2000
                                                              ------------       ------------
REVENUE:
    Professional medical services revenue, net                $ 11,846,698       $ 16,859,550
    Other revenue                                                  181,595            553,164
                                                              ------------       ------------
               Total revenue                                    12,028,293         17,412,714

COST OF REVENUE:
    Royalty fees and medical supplies                            3,412,020          4,901,346
    Salaries and wages                                           1,874,148          2,617,186
    Depreciation and amortization                                2,086,640          2,538,380
    Other cost of revenue                                        2,103,700          2,965,468
                                                              ------------       ------------
               Total cost of revenue                             9,476,508         13,022,380
                                                              ------------       ------------
    Gross profit                                                 2,551,785          4,390,334

SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES:
        Salaries and wages (exclusive of compensation
           expense - recapitalization shown below)               2,072,168          3,912,009
        Compensation expense - Recapitalization                         --             78,587
        Advertising and marketing                                  613,423          1,835,673
        Depreciation and amortization                              222,373            201,283
        Other selling, general and administrative                1,014,982          1,586,865
                                                              ------------       ------------
               Total selling, general and administrative
                  expenses                                       3,922,946          7,614,417
                                                              ------------       ------------
    Loss from operations                                        (1,371,161)        (3,224,083)
                                                              ------------       ------------

OTHER INCOME (EXPENSES):
    Equity in income of investees, net                              68,508            117,790
    Interest expense - affiliate                                  (137,303)          (171,933)
    Other interest expense                                        (237,218)          (232,256)
    Other income, net                                                5,919            513,270
                                                              ------------       ------------
               Total other income (expenses)                      (300,094)           226,871
                                                              ------------       ------------
    Loss before income taxes                                    (1,671,255)        (2,997,212)
    Income tax expense                                              (4,752)                --
                                                              ------------       ------------
NET LOSS                                                        (1,676,007)        (2,997,212)

DIVIDENDS AND ACCRETION OF
    REDEEMABLE PREFERRED STOCK                                  (1,292,143)        (1,177,673)
                                                              ------------       ------------
NET LOSS ATTRIBUTABLE TO COMMON STOCK                         $ (2,968,150)      $ (4,174,885)
                                                              ============       ============

                 The accompanying notes to financial statements are an integral part of these condensed consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                  (Page 1 of 2)

                                   (Unaudited)

                                                                         2001             2000
                                                                     -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                         $(1,676,007)      $(2,997,212)
    Adjustments to reconcile net loss to net cash
        from operating activities-
           Amortization of non-compete agreements
               and goodwill                                                   --           152,635
           Depreciation and amortization                               2,340,153         2,582,354
           Equity in income of investees                                 (68,508)         (117,790)
           Gain on disposal of fixed assets                              (31,140)               --
           Gain from Management and Services Agreement (Note 4)               --           (36,770)
           Warrants issued to non-employees                                4,650            31,863
           Non-cash compensation for employee warrants                        --            78,587
           Non-cash compensation for employee options                         --            18,750
    Effect of changes in operating assets and liabilities-
        Trade accounts receivable, net                                   225,465           557,762
        Other receivables                                                 87,188          (570,217)
        Prepaid royalty cards                                            (15,831)          681,780
        Other current assets                                             126,568           364,621
        Other non-current assets                                          21,675          (258,542)
        Accounts payable                                                 121,173          (572,191)
        Patient deposits                                                 (52,338)           (5,674)
        Accrued interest payable                                          71,803            23,375
        Accrued expenses                                                (269,569)         (384,091)
                                                                     -----------       -----------
               Net cash provided by (used in) operating activities       885,282          (450,760)
                                                                     -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment, net                              (69,070)       (1,638,119)
    Distribution from unconsolidated affiliates                          102,569            49,213
    Purchase of minority interest in subsidiary                               --          (439,572)
                                                                     -----------       -----------
               Net cash provided by (used in) investing activities        33,499        (2,028,478)
                                                                     -----------       -----------

                 The accompanying notes to financial statements are an integral part of these condensed consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                  (Page 2 of 2)

                                   (Unaudited)

                                                                       2001              2000
                                                                   -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net repayments under working capital
        lines of credit and other payables - affiliate             $   (79,372)      $   (51,661)
        Proceeds from long-term debt                                        --         3,000,000
    Payments on long-term debt and capital
        lease obligations                                           (1,118,482)       (3,148,919)
    Proceeds from exercise of options                                       --            46,029
    Proceeds from exercise of warrants                                      --           116,755
                                                                   -----------       -----------
           Net cash used in financing activities                    (1,197,854)          (37,796)
                                                                   -----------       -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                             (279,073)       (2,517,034)

CASH AND CASH EQUIVALENTS, beginning of period                       1,262,986         6,012,550
                                                                   -----------       -----------
CASH AND CASH EQUIVALENTS, end of period                           $   983,913       $ 3,495,516
                                                                   ===========       ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION:
        Interest paid during the period                            $   302,718       $   380,814
                                                                   ===========       ===========

SUPPLEMENTAL DISCLOSURES OF NON-CASH
    INVESTING AND FINANCING ACTIVITIES:
        Conversion of promissory notes to common stock             $    76,400       $        --
                                                                   ===========       ===========
        Accretion of Series A-1 Preferred Stock                    $   131,607       $   125,033
                                                                   ===========       ===========
        Accrued dividends on Series A-1 Preferred Stock            $ 1,160,536       $ 1,052,640
                                                                   ===========       ===========
        Dividend issue of Series A-1 Preferred Stock               $ 1,105,272       $   908,573
                                                                   ===========       ===========

                 The accompanying notes to financial statements are an integral part of these condensed consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

1. NATURE OF ORGANIZATION:

ClearVision Laser Centers, Inc. (together with its subsidiaries, the "Company"), a Nevada corporation, was established in 1995 to develop and operate excimer laser vision correction centers throughout the United States. The Company's current operations are concentrated in the West Coast, Rocky Mountain, Midwest and Southern regions of the United States. The Company contracts with independent ophthalmologists and optometrists ("doctors") for the use of its centers. The excimer laser can be used to treat refractive optical disorders such as nearsightedness, farsightedness and astigmatism to eliminate or reduce the need for corrective lenses. For each of its owned centers, the Company manages the daily operations and provides all of the necessary services and equipment, other than those professional services performed by a doctor. In addition, the Company provides a broad range of related services, including doctor and staff training, technical support services and maintenance, and advertising and marketing programs and services.

Risks and Uncertainties

The Company competes with several other providers of fixed-site and mobile laser centers. The viability of the Company is dependent upon, among other things, the Company's ability to attract and retain commitments of doctors who perform laser vision correction procedures, and its ability to obtain new or enhanced medical devices or advanced technology as it is developed. The Company and its operations are subject to numerous federal, state and local laws, rules and regulations, many of which are subject to varying interpretations. As a result, the potential reach of the laws is uncertain, and some of the Company's activities could be challenged, which could require changes to certain of the Company's legal or fee structure or curtailment of certain of its business activities.

Liquidity and Capital Resources

Since its inception and through June 30, 2001, the Company has generated net losses totaling $18,265,392, including net losses of $1,676,007 and $2,997,212 for the six months ended June 30, 2001 and 2000, respectively. Beginning in the third quarter of 2000, management has implemented significant cost saving measures, including a reduction in the Company's workforce and consolidation of Company facilities. Additionally, the Company has explored various financing options and strategic relationships (Note 6). The Company generated cash from operations of $885,282 for the six month period ended June 30, 2001 as compared to a net use of cash from operations of $(450,760) for the six month period ended June 30, 2000.

The auditors' report on the Company's financial statements as of, and for the year ended, December 31, 2000, expressed substantial doubt regarding the Company's ability to continue as a going concern due to its continuing losses and its net capital deficiency.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. These financial statements should be read in conjunction with the Company's audited consolidated financial statements and footnotes thereto for the year ended December 31, 2000.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

Investments in Unconsolidated Affiliates

The Company accounts for its investments in less than 50% owned entities using the equity method of accounting. Under the equity method of accounting, the Company recognizes, in its financial statements, its proportionate share of the income and losses of each investee. The Company's investment balances represent its initial investments, adjusted for its proportionate share of the investees' income or losses and distributions received from the investees. The Company's investments consist of the following (together, "the LeaseCos"):

        Colorado Excimer Leasing-1,     CEL, a limited liability company, was
        LLC                             formed in February 1995. As of June 30,
                                        2001 and December 31, 2000, the Company
                                        owned a 37.3% interest in CEL.

        Utah Excimer Leasing, LLC       UEL, a limited liability company, was
                                        formed in September 1995. As of June 30,
                                        2001 and December 31, 2000, the Company
                                        owned a 49.1% interest in UEL.

        Southern Colorado Excimer       SCEL, a limited liability company, was
        Leasing, LLC                    formed in October 1995. As of June 30,
                                        2001 and December 31, 2000, the Company
                                        owned an 18% interest in SCEL.

The LeaseCos were formed primarily to raise capital for the acquisition of lasers and other equipment used by the Company. Certain individual doctors who utilize the Company's centers hold the ownership interest in each of the LeaseCos that is not held by the Company. The LeaseCos obtained third-party lease financing for lasers and other equipment, which were then leased to the Company for use in its centers.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the difference between the carrying value and the fair value of the long-lived asset. The laser vision correction industry has experienced a significant increase in competition; including competition from discount providers, which has had a material negative impact on the Company's results of operations since the second half of 2000. Due to the expected continuing effects of the increased competition, management evaluated the carrying value of its long-lived assets and recorded an impairment as of December 31, 2000, of $683,131 related to its non-compete agreements and goodwill. These intangible assets were evaluated in combination with, and based on, the fair value of related long-lived assets. The estimated fair values of the Company's long-lived assets were based on recent market transactions. For the six month period ended June 30, 2000, amortization expense related to goodwill and non-compete agreements totaled approximately $153,000.

Income Taxes

The Company uses the liability method for measuring and recognizing income taxes. Deferred income tax assets and liabilities are recognized for the expected future income tax consequences of temporary differences between the financial reporting and income tax bases of assets, liabilities and carryforwards. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of any net deferred tax asset which, more likely than not based on current circumstances, is not expected to be realized. The Company recorded a valuation allowance sufficient to fully offset net deferred tax assets arising during the six-month periods ended June 30, 2001 and 2000, due to the uncertainty regarding realization of those deferred tax assets. Based on continuing losses through December 31, 2000 and the projected losses for 2001 , the Company increased its valuation allowance to $6,958,000 to fully offset its deferred tax assets as of December 31, 2000.

The components of the (provision for) benefit from income taxes for the six-month periods ended June 30, 2001 and 2000, are as follows:

                                               2001           2000
                                            ---------       ---------
      Current (provision) benefit:
       Federal                              $      --       $      --
       State                                   (4,752)             --
                                            ---------       ---------
       Current (provision) benefit             (4,752)             --

      Deferred (provision) benefit:
       Federal                                568,000         869,000
       State                                   67,000         120,000
      Change in valuation allowance          (635,000)       (989,000)
                                            ---------       ---------
      Deferred tax (provision) benefit             --              --
                                            ---------       ---------
            Total (provision) benefit       $  (4,752)      $      --
                                            =========       =========

3. PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                         Life        June 30,      December 31,
                                      (In Years)       2001            2000
                                      ----------   ------------    ------------

      Lasers and medical equipment        3        $ 14,793,750    $ 15,329,470
      Laser transport systems             3             991,362         991,362
      Computers and office equipment      3           1,386,909       1,401,516
      Furniture and fixtures              5             491,728         499,617
      Leasehold improvements              5           1,033,079         928,477
      Work in process                                        --          16,368
                                                   ------------    ------------
                                                     18,696,828      19,166,810
      Accumulated depreciation
           and amortization                         (13,730,015)    (12,036,452)
                                                   ------------    ------------
      Property and equipment, net                  $  4,966,813    $  7,130,358
                                                   ============    ============

4. DEBT:

On February 14, 2000, the Company obtained a $10,000,000 credit facility ("Facility"). The Facility consists of: i) a $3,000,000 term loan ("Term Loan") drawn and used to refinance the existing line of credit and refinance certain capital lease obligations and ii) a currently unused $7,000,000 revolving credit loan ("Revolver"). The Facility bears a floating annual interest rate at the prime rate plus 1.75% on outstanding balances and a fee of 0.5% per annum on the unused portion of the Revolver, payable monthly. The Facility is secured by substantially all of the Company's assets. The Term Loan is payable in forty-eight equal monthly installments beginning February 1, 2001. Draws and/or repayments on the Revolver can be made monthly through February 14, 2002, at which time the Revolver converts to a senior amortizing term loan, payable in thirty-six equal monthly payments (based on a twenty year amortization) with a balloon payment due on February 13, 2005. The Revolver can be used for general working capital purposes up to $2,000,000, purchases of equipment and acquisitions subject to the Company meeting certain financial and non-financial covenants. The Facility contains financial covenants that require the Company to maintain Senior Debt Service Coverage and Total Debt Service Coverage Ratios, as defined, of 1.35 to 1; a Senior Debt to Adjusted EBITDA Ratio, as defined, of no more than 3 to 1 and a Minimum Tangible Net Worth, as defined, of at least $2,970,000.

As of June 30, 2001 and December 31, 2000, the Company was not in compliance with certain Facility covenants and the Company is not currently permitted to request draws under the Revolver. The entire outstanding balance under the Term loan of $2,785,714 and $3,000,000 is classified as a current liability in the accompanying consolidated balance sheets as of June 30, 2001 and December 31, 2000, respectively, based on the lender's right to demand repayment. Additionally, the interest rate on the outstanding balance of the Term Loan was increased by 2% per annum effective March 1, 2001 due to the defaults existing for certain facility covenants.

Total long-term debt consists of the following:

                                                                          June 30,        December 31,
                                                                        -----------       ------------
                                                                            2001              2000
                                                                        -----------       -----------
    Term Loan                                                           $ 2,785,714       $ 3,000,000

    Revolving lines of credit - affiliate                                    10,295            69,667

    Note payable to UEL; interest at 8.5% per annum; principal due in four equal payments through September 2001;
       interest due in September 2001                                       100,000           200,000

    Note payable to a director and former officer; interest at 10%
       per annum; principal and interest due quarterly through
       October 2006                                                         725,569           748,713

    Note payable; interest at 12% per annum; principal and
       interest due in 60 monthly payments through October 2005              23,795            25,040

    Note payable; interest at 10.5% per annum; principal and
       interest due in 36 monthly payments through December
       2003                                                                  65,271                --

    Notes payable to four related parties and former officers for escrow releases; interest at a rate of 10% per annum,
       principal and interest due in October 2006, or earlier upon a change in control or 91 days after payment in full of all
       amounts due under the Facility; subordinate to the Facility          889,000           909,000

    Note payable to financing company; interest at a rate of 9.7%
       per annum; principal and interest due monthly through
       April 2001                                                                --            84,459
                                                                        -----------       -----------
               Total                                                      4,599,644         5,036,879

    Less- Current portion                                                (3,054,523)       (3,471,850)
                                                                        -----------       -----------
    Long-term debt, net of current portion                              $ 1,545,121       $ 1,565,029
                                                                        ===========       ===========

5. LEASES:

The Company leases its corporate offices and certain laser center facilities under non-cancelable operating leases. In 2001, the Company amended its operating lease for its corporate offices to terminate October 31, 2001.

Assets under capital leases totaled approximately $4,153,000 and $4,291,000 with total net book value of $885,000 and $1,438,000, respectively, at June 30, 2001 and December 31, 2000, and are included in property and equipment in the accompanying consolidated balance sheets. Depreciation of leased assets was approximately $511,000 and $694,000 for the six month periods ended June 30, 2001 and 2000, respectively.

The following is a summary of future minimum lease payments under capital leases and operating leases having an initial or remaining non-cancelable term of one year or more as of June 30, 2001.

                                                      Capital          Operating
                                                       Leases           Leases
                                                    -----------       ----------
      Year Ending June 30,
         2002                                       $ 1,593,111       $1,613,844
         2003                                            40,846        1,285,854
         2004                                                --        1,090,982
         2005                                                --          777,534
         2006                                                --          404,787
         Thereafter                                          --          365,188
                                                    -----------       ----------
         Total minimum lease payments                 1,633,957       $5,538,189
                                                                      ==========

         Less- amount representing interest            (211,172)
                                                    -----------
         Present value of minimum lease payments      1,422,785
         Current maturities of capitalized
            lease obligations                        (1,385,250)
                                                    -----------
         Capitalized lease obligations              $    37,535
                                                    ===========

6. RECONCILIATION TO CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). Any differences in Canadian generally accepted accounting principles (Canadian GAAP) as they pertain to the Company's financial statements are not material except as follows:

(a) Under Canadian GAAP, the proceeds from the issuance of the Company's convertible debt in December 1996 and January 1997 should be allocated between the liability and the equity (conversion right) components of the security. The equity component has been computed as the amount of discount that should be applied to the convertible debt to reflect an effective annual rate of 10.5% over the seven-year term of the convertible notes. This 10.5% effective rate approximates the Company's borrowing rate on other issuances of non-convertible debt in 1997. Upon conversion in March 1999, the unamortized discount was included in the reclassification of debt to equity.

(b) Under Canadian GAAP, the repurchase price of equity securities is charged against equity first to the extent of the related par value and additional paid-in capital with any excess purchase price charged to accumulated deficit. In connection with the Company's recapitalization transaction, the cost in excess of the par value of common shares acquired was charged entirely to additional paid-in capital as permitted under U.S. GAAP. Accordingly, the stockholders' equity accounts presented below under Canadian GAAP reflect the reclassification of part of the re-purchase price from additional paid-in capital to accumulated deficit.

(c) Under Canadian GAAP, the Company is not required to recognize in its financial statements the compensation expense for stock-based awards to employees. Therefore, the compensation expense recorded for options and warrants issued to employees should be reversed for purposes of reconciliation to Canadian GAAP.

                                                        2001            2000
                                                    -----------     -----------
Net income (loss) under U.S. GAAP                   $(1,676,007)    $(2,997,212)
Canadian GAAP Adjustments:
  Reversal of compensation expense:
    Non-cash compensation expense for
      options and warrants issued to employees               --          97,337
                                                    -----------     -----------
Net income (loss) under Canadian GAAP               $(1,676,007)    $ 2,899,875
                                                    ===========     ===========

The following table presents the balance sheet items that vary under U.S. GAAP and Canadian GAAP as of June 30, 2001 and December 31, 2000, stated in Canadian
GAAP:

                                                   June 30,        December 31,
                                                     2001              2000
                                                 ------------      ------------

Series A-2 convertible preferred stock           $ 27,468,024      $ 27,468,024
Common stock                                            2,220             2,220
Additional paid-in capital                            633,220           633,220
Warrants outstanding                                2,898,603         2,893,953
Common stock held on treasury                      (1,302,300)       (1,302,300)
Accumulated deficit                               (56,467,795)      (53,499,645)
                                                 ------------      ------------
Total stockholders' deficit                      $(26,768,028)     $(23,804,528)
                                                 ============      ============

7. SUBSEQUENT EVENTS:

On August 31, 2001, the Company sold substantially all assets and certain liabilities (the "Transaction") to Laser Vision Centers, Inc., ("Laser Vision") a publicly traded company in the refractive laser access business based in St. Louis, Missouri. Laser Vision paid an aggregate of approximately $4,882,000 in cash and issued 2,129,085 shares of restricted stock for the net assets acquired. An aggregate of 750,000 shares of the restricted stock issued was deposited in an escrow account for one year to be available to satisfy additional purchase price adjustments that may arise as set forth and defined in the Asset Purchase Agreement. The cash received will be distributed to the Company in the amount of $266,079 for the payout of severance to terminated employees, $375,000 for Transaction expenses and $197,229 for future ongoing operation costs. Finova Capital Corporation will receive $2,802,012 in satisfaction of all indebtedness of the Company under the Facility (Note 4). Certain related party creditors will receive $37,500 from Laser Vision proceeds and $18,750 from the Company in full satisfaction of $82,169 of outstanding obligations. Other related party creditors will receive a combination of cash of $769,784 and an amount equal to the value of an established number of shares of LVCI stock held by the Company to be paid within 90 days of the first anniversary of the Transaction in full satisfaction of $1,624,177 of outstanding obligations. The unconsolidated affiliate, Colorado Excimer Leasing-1, LLC, will receive $202,750 in full satisfaction of $883,856 of outstanding obligations and ClearVision will waive its ownership rights to any future distributions of CEL. CEL will also receive $162,500 in exchange for certain equipment. In addition, Utah Excimer Leasing, LLC will receive $69,388 in full satisfaction of approximately $136,323 of outstanding obligations and ClearVision will waive its ownership rights to any future distributions of UEL.

Following the settlement of remaining obligations, it is the intent of the Board of Directors to dissolve the Company.

                                   APPENDIX I
                           ADDITIONAL INFORMATION FOR
                          CANADIAN SHAREHOLDERS OF TLC
                  ON THE DIFFERENCES BETWEEN U.S. AND CANADIAN
                    GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

                                      INDEX

Laser Vision Centers, Inc.:

      Report of PricewaterhouseCoopers LLP ...............................   I-2

      Reconciliation to Canadian Generally Accepted Accounting
        Principles as of and for the years ended April 30, 2001, 2000
        and 1999 .........................................................   I-3

      Reconciliation to Canadian Generally Accepted Accounting
        Principles for Six Months ended October 31, 2001 (unaudited) .....   I-5

TLC VISION Corporation:

      Compilation Report of Ernst & Young LLP ............................   I-6

      Unaudited Pro Forma Combined Financial Information Prepared in
        Accordance with Canadian Generally Accepted Accounting Principles    I-7

      Unaudited Pro Forma Combined Statement of Income (Loss) Prepared in
        Accordance with Canadian Generally Accepted Accounting Principles
        for the year ended May 31, 2001 ..................................   I-9

      Unaudited Pro Forma Combined Statement of Income (Loss) Prepared in
        Accordance with Canadian Generally Accepted Accounting Principles for the six months ended November 30, 2001 .......................  I-10

      Unaudited Pro Forma Combined Balance Sheet Prepared in Accordance
        with Canadian Generally Accepted Accounting Principles as of
        November 30, 2001 ................................................  I-11

      Notes to Unaudited Pro Forma Combined Financial Statements Prepared
        in Accordance with Canadian Generally Accepted Accounting
        Principles .......................................................  I-12

                        Report of Independent Accountants

To the Board of Directors and Stockholders of Laser Vision Centers, Inc.:

We have audited the accompanying Supplementary Information - Reconciliation to Canadian Generally Accepted Accounting Principles (supplementary information) of Laser Vision Centers, Inc. and its subsidiaries (LaserVision), for the years ended April 30, 2001, 2000 and 1999. This supplementary information is the responsibility of LaserVision's management. Our responsibility is to express an opinion on this supplementary information based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and Canada. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplementary information is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the supplementary information. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the supplementary information. We believe that our audits provide a reasonable basis for our opinion.

The accompanying supplementary information was prepared for the purpose of complying with the rules and regulations of the Business Corporation Act (Ontario) (for inclusion in the Joint Proxy Statement/Prospectus of LaserVision and TLC Laser Eye Centers Inc.) and is not intended to be a complete presentation of Laser Vision's financial information.

In our opinion, the supplementary information referred to above present fairly, in all material respects, the effects of the differences between the application of United States of America and Canadian generally accepted accounting principles for LaserVision for the years ended April 30, 2001, 2000 and 1999.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri

November 1, 2001

Supplementary Information -- Reconciliation to Canadian Generally Accepted Accounting Principles as of and for the years ended April 30, 2001, 2000 and 1999 of Laser Vision Centers, Inc. and its subsidiaries (LaserVision):

The financial statements of LaserVision have been prepared in accordance with United States generally accepted accounting principles (U.S. GAAP). Any differences in Canadian generally accepted accounting principles (Canadian GAAP) as they pertain to LaserVision's financial statements are not material except as follows:

(a) Under Canadian GAAP, the Series B Convertible Preferred Stock issued in June 1997 (with automatic conversion in June 2002) would be considered a compound instrument, with values ascribed to a debt component and equity components. Of the net proceeds of approximately $5,487,000, approximately $6,187,000, less discount of approximately $1,807,000, is considered to be a debenture, with approximately $1,107,000 ascribed to the equity ($933,000 for the beneficial conversion feature and $174,000 for the warrants). Both the amortization of the discount on the debenture and annual interest expense on the debenture will be charged to income over a five year period for purposes of reconciliation to Canadian GAAP. Additionally, the deemed dividend recognized by LaserVision under U.S. GAAP will be reversed for purposes of reconciliation to Canadian GAAP. During fiscal 1998 and 2001, Series B shares of 2,750 and 3,250, respectively, were converted to common stock. Amortization of the discount of the debenture has been adjusted based on the conversion data.

(b) Under U.S. GAAP, LaserVision recorded an unrealized holding loss on a portfolio investment in fiscal 2000, which was included in other comprehensive income. Under Canadian GAAP, the portfolio investment was recorded and carried at cost during fiscal 2000. The realized gain on the investment was subsequently recognized under US and Canadian GAAP in the consolidated statement of operations upon the sale of the investment in fiscal 2001.

(c) LaserVision has adopted the standards set out in Section 3465 of the CICA Handbook for accounting for income taxes for purposes of reconciliation to Canadian GAAP. LaserVision has retroactively adopted the recommendations of this section and as such there are not significant differences from the standards of SFAS 109, "Accounting for Income Taxes" which are followed by LaserVision for U.S. GAAP purposes.

(d) LaserVision has adopted the standards set out in Section 3500 of the CICA Handbook for Earnings Per Share for purposes of reconciliation to Canadian GAAP. LaserVision has retroactively adopted the recommendations of this section and as such there are not significant differences from the methodology followed for U.S. GAAP purposes.

The following table reconciles the net income as reported on the consolidated statements of operations under U.S. GAAP for fiscal years 1999, 2000 and 2001 to the net income that would have been reported had the financial statements been prepared in accordance with Canadian GAAP.

                                                                                                LaserVision
                                                                                            Year Ended April 30,
                                                                                --------------------------------------------
                                                                                    2001            2000            1999
                                                                                ------------    ------------    ------------
Net income attributable to common shareholders in accordance with U.S.
      GAAP ..................................................................   $  1,087,000    $ 13,649,000    $  6,369,000
Amortization of discount on debenture .......................................       (407,809)       (203,905)       (203,905)
Interest expense on debenture ...............................................       (134,052)       (268,104)       (268,104)
Net tax effects of preceding line items .....................................        205,907         179,363         179,363
Deemed preferred dividends ..................................................        161,000         209,000         171,000
                                                                                ------------    ------------    ------------
Net income attributable to common shareholders in accordance with
      Canadian GAAP .........................................................        912,046      13,565,354       6,247,354
Accumulated deficit, beginning of period under Canadian GAAP ................    (11,834,997)    (25,099,352)    (31,346,706)
                                                                                ------------    ------------    ------------
Accumulated deficit, end of period under Canadian GAAP ......................   ($19,253,951)   ($11,834,997)   ($25,099,352)
                                                                                ============    ============    ============
Net income per common share under Canadian GAAP:
      Basic .................................................................         $ 0.04          $ 0.55          $ 0.31
      Diluted ...............................................................         $ 0.04          $ 0.48          $ 0.26

Weighted average shares for basic EPS .......................................     24,264,000      24,884,000      20,290,000
Weighted average shares for diluted EPS .....................................     24,326,000      28,460,000      23,930,000

Balance sheet items which vary in conformity with Canadian GAAP requirements:

                                                                                                 April 30,
                                                                                --------------------------------------------
                                                                                    2001            2000            1999
                                                                                ------------    ------------    ------------
Portfolio investment in common equity shares ................................   $         --    $  2,494,000    $         --
Convertible debenture .......................................................             --       3,351,497       3,351,497
Unamortized discount on convertible debenture ...............................             --         407,809         611,714
Shareholders' equity:
      Accumulated deficit ...................................................    (19,253,951)    (11,834,997)    (25,099,352)
      Equity components of convertible debenture ............................        174,419       1,106,902       1,106,902

Supplementary Information -- Reconciliation to Canadian Generally Accepted Accounting Principles for Six Months Ended October 31, 2001 of Laser Vision Centers, Inc. and its subsidiaries (LaserVision) (unaudited):

There are no material reconciling items impacting results of operations of LaserVision subsequent to April 30, 2001.

                             TLC VISION CORPORATION
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                 CANADIAN GAAP

                               COMPILATION REPORT

To the Board of Directors of
TLC Laser Eye Centers Inc.

We have reviewed, as to compilation only, the accompanying unaudited pro forma combined balance sheet of TLC VISION Corporation as of November 30, 2001 and the unaudited pro forma combined statements of income (loss) for the year ended May 31, 2001 and for the six months ended November 30, 2001, prepared in accordance with Canadian generally accepted accounting principles, which have been prepared for inclusion in the Amendment No. 3 to the Registration Statement (Form S-4/A) and related joint proxy statement/prospectus of TLC Laser Eye Centers Inc. and Laser Vision Centers, Inc. for the registration of 35,001,330 shares of TLC Laser Eye Centers Inc. common stock dated March 1, 2002.

In our opinion, these pro forma combined financial statements have been properly compiled to give effect to the proposed merger and combination and the assumptions described in the accompanying notes thereto.


                                                           /s/ Ernst & Young LLP

Toronto, Canada                                            Ernst & Young LLP
March 1, 2002                                              Chartered Accountants

             COMMENTS FOR THE UNITED STATES READERS ON CANADIAN AND
                      UNITED STATES REPORTING DIFFERENCES

The above report, provided solely pursuant to Canadian requirements, is expressed in accordance with standards of reporting generally accepted in Canada. Such standards contemplate the expression of an opinion with respect to the compilation of pro forma financial information. United States standards do not provide for the expression of an opinion on the compilation of pro forma financial information. To report in conformity with United States standards on the reasonableness of pro forma adjustments and their application to the pro forma financial information requires an examination or review that would be substantially greater in scope than the review as to the compilation only that we have conducted. Consequently, we are unable to express any opinion in accordance with standards of reporting generally accepted in the United States with respect to the compilation of the accompanying unaudited pro forma combined balance sheet and the unaudited pro forma statement of income (loss).


                                                           /s/ Ernst & Young LLP

Toronto, Canada                                            Ernst & Young LLP
March 1, 2002                                              Chartered Accountants

             UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION FOR
                TLC VISION PREPARED IN ACCORDANCE WITH CANADIAN
                    GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

Unaudited Pro Forma Combined Financial Statements

            The following unaudited pro forma combined financial statements for TLC VISION give effect to the merger and the combination of TLC and LaserVision through the issuance of TLC common shares for the outstanding shares of LaserVision common stock. In addition, on August 31, 2001, LaserVision acquired certain assets and liabilities of ClearVision and its subsidiaries. The unaudited pro forma combined financial statements for TLC VISION also give effect to LaserVision's acquisition of the ClearVision assets and liabilities.

            The unaudited pro forma combined statements of income (loss) for TLC VISION for the fiscal year ended May 31, 2001 and for the six months ended November 30, 2001 have been prepared in accordance with Canadian generally accepted accounting principles and reflect the merger and the combination of TLC and LaserVision and LaserVision's acquisition of assets and liabilities of ClearVision as if they had taken place on June 1, 2000. In certain respects, Canadian generally accepted accounting principles differ from U.S. generally accepted accounting principles. Accordingly, certain line items with respect to income statement data and balance sheet data would differ under U.S. generally accepted accounting principles.

            The unaudited pro forma combined statement of income (loss) of TLC VISION for the fiscal year ended May 31, 2001 combines:

            o TLC's audited historical results of operations for the year ended May 31, 2001;

            o LaserVision's audited historical results of operations for the year ended April 30, 2001; and

            o ClearVision's unaudited historical results of operations for the 12 months ended March 31, 2001,

as adjusted for the pro forma effects of the transactions described above and in the related notes. Because ClearVision had a December 31 year end, ClearVision's 12-month results were derived from ClearVision's results for the year ended December 31, 2000, less ClearVision's results for the three months ended March 31, 2000 plus ClearVision's results for the three months ended March 31, 2001.

            The unaudited pro forma combined statement of income (loss) for TLC VISION for the six months ended November 30, 2001 combines:

            o TLC's unaudited historical results of operations for the six months ended November 30, 2001;

            o LaserVision's unaudited historical results of operations for the six months ended October 31, 2001; and

            o ClearVision's unaudited historical results of operations for the four months ended August 31, 2001,

as adjusted for the pro forma effects of the transactions described above and in the related notes. Because ClearVision's assets and liabilities were acquired by LaserVision on August 31, 2001, and LaserVision's unaudited historical results of operations for the six months ended October 31, 2001 only include two months of operating results for ClearVision, in order to compile a full six months of ClearVision's unaudited historical results of operations for pro forma purposes, we have also included ClearVision's unaudited historical results of operations for the four months ended August 31, 2001.

            The unaudited pro forma combined balance sheet for TLC VISION as of November 30, 2001 has been prepared in accordance with Canadian generally accepted accounting principles and reflects the merger and the combination of TLC and LaserVision as if the transaction had occurred on November 30, 2001. LaserVision acquired certain assets and liabilities of ClearVision on August 31, 2001.

            The unaudited pro forma combined balance sheet for TLC VISION combines:

            o TLC's unaudited historical balance sheet as of November 30, 2001; and

            o LaserVision's unaudited historical balance sheet as of October 31, 2001,

as adjusted for the pro forma effects of the transaction described above and in the related notes.

            The unaudited pro forma combined financial information for TLC VISION reflects the combination using the purchase method of accounting and has been prepared on the basis of assumptions described in the related notes, including assumptions relating to the allocation of the total purchase cost to the assets and liabilities of LaserVision based upon preliminary estimates of their fair value. The actual allocation may differ materially from those assumptions after valuations and other procedures to be performed after the completion of the transaction are finalized and as a result of LaserVision's results of operations from October 31, 2001 to the completion of the acquisition.

            The summary unaudited pro forma combined financial information for TLC VISION should be read in conjunction with:

            o TLC's consolidated financial statements prepared in accordance with Canadian generally accepted accounting principles and filed with Canadian securities regulatory authorities;

            o LaserVision's consolidated financial statements, included in LaserVision's annual report on Form 10-K for the fiscal year ended April 30, 2001 and quarterly report on Form 10-Q for the quarter ended October 31, 2001, and the reconciliation to Canadian generally accepted accounting principles appearing elsewhere in this Appendix I; and

            o ClearVision's consolidated financial statements and the reconciliation to Canadian generally accepted accounting principles, appearing as Appendix H to this joint proxy statement/prospectus, and the pro forma financial information of LaserVision reflecting the ClearVision acquisition, included in LaserVision's Form 8-K dated August 31, 2001, as amended, all of which appears in or is incorporated by reference in this joint proxy statement/prospectus. Management believes that the assumptions used in preparing the unaudited pro forma combined financial information provide a reasonable basis for presenting all of the significant effects of the acquisition, that the pro forma adjustments give appropriate effect to those assumptions, and that the pro forma adjustments are properly applied in the accompanying unaudited pro forma combined financial information. The unaudited pro forma combined financial statements for TLC VISION do not purport to represent what the actual operating results would have been had the combination actually taken place on June 1, 2000, or to represent the financial position had the combination actually taken place at November 30, 2001, or to project TLC VISION's results of operations for any future period or financial condition at any future date. The information does not reflect any adjustments to historical results relating to the estimated cost savings or changes in business strategies that may result from the combination and integration of TLC, LaserVision and ClearVision.

                             TLC VISION CORPORATION
             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME (LOSS)
                           Prepared in Accordance with
               Canadian Generally Accepted Accounting Principles
                         For the year ended May 31, 2001
                      (in thousands, except per share data)

                                                                   Pro Forma       Pro Forma                Pro Forma
                                                                  ClearVision     LaserVision/             LaserVision    Pro Forma
                                        LaserVision  ClearVision  Adjustment      ClearVision      TLC     Adjustments    TLC VISION
                                        -----------  -----------  ----------      -----------   ---------  -----------    ----------
Revenues
Refractive
   Owned centers ......................  $ 13,783     $     --      $    --        $  13,783    $  78,470     $    --     $  92,253
   Management, facility and access fees    66,992       26,648           --           93,640       82,749          --       176,389
Other .................................    15,298           --           --           15,298       12,787          --        28,085
                                         --------     --------      -------        ---------    ---------     -------     ---------
   Total revenues .....................    96,073       26,648           --          122,721      174,006          --       296,727
                                         --------     --------      -------        ---------    ---------     -------     ---------
Cost of revenues
Refractive
   Owned centers ......................    11,604           --           --           11,604       55,226          --        66,830
   Management, facility and access fees    43,863       21,624       (3,624)   1      61,863       44,684      (4,609) A
                                                                                                               (1,612) A    100,326
Other .................................    10,022           --           --           10,022       10,106          --        20,128
                                         --------     --------      -------        ---------    ---------     -------     ---------
   Total cost of revenues .............    65,489       21,624       (3,624)          83,489      110,016      (6,221)      187,284
                                         --------     --------      -------        ---------    ---------     -------     ---------
   Gross margin .......................    30,584        5,024        3,624           39,232       63,990       6,221       109,443
                                         --------     --------      -------        ---------    ---------     -------     ---------
Operating expenses
   Selling, general and administrative     27,718       12,328           --           40,046       67,985          --       108,031
   Depreciation of capital assets and
     assets under capital lease .......       605          401         (309)   1         697        2,262          --         2,959
   Amortization of intangibles ........     1,184           42           --    5       1,226       12,543          --        13,769
   Restructuring ......................        --          683           --              683       19,075          --        19,758
   Reduction in fair value of
     available-for-sale investments ...        --           --           --               --           --          --            --
                                         --------     --------      -------        ---------    ---------     -------     ---------
Total operating expenses ..............    29,507       13,454         (309)          42,652      101,865          --       144,517
                                         --------     --------      -------        ---------    ---------     -------     ---------
Income (loss) from operations .........     1,077       (8,430)       3,933           (3,420)     (37,875)      6,221       (35,074)
   Interest and other .................     1,106         (538)         252  2,3         899        2,543          --         3,273
   Minority interest ..................        --           --           --               --       (1,316)         --        (1,316)
                                         --------     --------      -------        ---------    ---------     -------     ---------
Income (loss) before income taxes .....     2,093       (8,968)       4,185           (2,690)     (36,648)      6,221       (33,117)
   Income taxes .......................    (1,181)      (3,191)       5,421    4       1,049       (1,308)     (1,049) B     (1,308)
                                         --------     --------      -------        ---------    ---------     -------     ---------
Net income (loss) .....................      $912     ($12,159)     $ 9,606          ($1,641)    ($37,956)    $ 5,172      ($34,335)
                                         ========     ========      =======        =========    =========     =======     =========

Income (loss) per share:
   Basic ..............................     $0.04                                     ($0.06)      ($1.00)                   ($0.56)
   Diluted ............................     $0.04                                     ($0.06)      ($1.00)                   ($0.56)

Weighted average number of common
  shares outstanding:
   Basic ..............................    24,264                              6      26,170       37,779                    61,548
   Diluted ............................    24,326                                     26,170       37,779                    61,548

See accompanying notes to the unaudited pro forma combined financial statements.

                             TLC VISION CORPORATION
             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME (LOSS)
                           Prepared in Accordance with
               Canadian Generally Accepted Accounting Principles
                   For the six months ended November 30, 2001
                      (in thousands, except per share data)

                                                                   Pro Forma        Pro Forma              Pro Forma
                                                                  ClearVision      LaserVision/           LaserVision    Pro Forma
                                        LaserVision  ClearVision  Adjustments      ClearVision    TLC     Adjustments    TLC VISION
                                        -----------  -----------  -----------      -----------  --------  -----------    ---------
Revenues
Refractive
   Owned centers ......................   $  6,792     $    --      $    --        $  6,792     $ 22,947    $    --      $  29,739
   Management, facility and access fees     30,330       6,239           --          36,569       31,149         --         67,718
Other .................................     10,599          --           --          10,599        7,586         --         18,185
                                          --------     -------      -------        --------     --------    -------      ---------
   Total revenues .....................     47,721       6,239           --          53,960       61,682         --        115,642
                                          --------     -------      -------        --------     --------    -------      ---------
Cost of revenues
Refractive
   Owned centers ......................      5,515          --           --           5,515       18,430         --         23,945
   Management, facility and access fees     21,179       5,577         (851)    7    25,905       22,041     (2,161) C      45,785
   Reduction in carrying value of
     capital assets ...................      1,168          --           --           1,168        1,066         --          2,234
Other .................................      6,851          --           --           6,851        4,040         --         10,891
                                          --------     -------      -------        --------     --------    -------      ---------
   Total cost of revenues .............     34,713       5,577         (851)         39,439       45,577     (2,161)        82,855
                                          --------     -------      -------        --------     --------    -------      ---------
   Gross margin .......................     13,008         662          851          14,521       16,105      2,161         32,787
                                          --------     -------      -------        --------     --------    -------      ---------
Operating expenses
   Selling, general and administrative      15,232       2,308           --          17,540       28,275         --         45,815
   Depreciation of capital assets and
     assets under capital lease .......        350         127          (90)    7       387        1,172         --          1,559
   Amortization of intangibles ........         10          --           --    11        10        5,100         --          5,110
   Restructuring ......................         --          --           --              --          934         --            934
   Write down investments .............         --          --           --              --       20,031         --         20,031
                                          --------     -------      -------        --------     --------    -------      ---------
Total operating expenses ..............     15,592       2,435          (90)         17,937       55,512         --         73,449
                                          --------     -------      -------        --------     --------    -------      ---------
Income (loss) from operations .........     (2,584)     (1,773)         941          (3,416)     (39,407)     2,161        (40,662)
   Interest and other .................       (618)       (136)          71   8,9      (683)        (148)        --           (831)
   Gain (loss) from equity investments          --          --           --              --           --         --             --
   Minority interest ..................         --          --           --              --         (747)        --           (747)
                                          --------     -------      -------        --------     --------    -------      ---------
Income (loss) before income taxes .....     (3,202)     (1,909)       1,012          (4,099)     (40,302)     2,161        (42,240)
   Income taxes .......................        994          --          350    10     1,344         (562)    (1,344) D        (562)
                                          --------     -------      -------        --------     --------    -------      ---------
Net income (loss) .....................    ($2,208)    ($1,909)     $ 1,362         ($2,755)    ($40,864)   $   817       ($42,802)
                                          ========     =======      =======        ========     ========    =======      =========

Loss per share:
   Basic ..............................     ($0.08)                                  ($0.11)      ($1.07)                   ($0.69)
   Diluted ............................     ($0.08)                                  ($0.11)      ($1.07)                   ($0.69)

Weighted average number of common
  shares outstanding:
   Basic ..............................     26,170                             12    26,170       38,052                    62,331
   Diluted ............................     26,170                                   26,170       38,052                    62,331

See accompanying notes to the unaudited pro forma combined financial statements.

                             TLC VISION CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                           Prepared in Accordance with
               Canadian Generally Accepted Accounting Principles
                             As at November 30, 2001
                                 (in thousands)

                                                                   Pro Forma       Pro Forma
                                        LaserVision      TLC      Adjustments     TLC VISION
                                        -----------   ---------   -----------     ----------
              ASSETS
CURRENT ASSETS
Cash and cash equivalents ............   $  13,569    $  43,686    $      --      $  57,255
Short-term investments ...............       2,106           --           --          2,106
Accounts receivable ..................       9,280        7,981           --         17,261
Inventory ............................       3,908           --           --          3,908
Deferred tax asset ...................       1,966           --       (1,966) E          --
Prepaid expenses and sundry assets ...       2,047        4,162           --          6,209
                                         ---------    ---------    ---------      ---------
     Total current assets ............      32,876       55,829       (1,966)        86,739
Restricted cash ......................          --        4,889           --          4,889
Investments and other assets .........         788       15,146       (1,453) F
                                                                      (2,200) G      12,281
Intangibles ..........................      11,927       54,973      (11,927) I
                                                                      18,900  K      73,873
Goodwill .............................      35,654       32,740       81,629  K
                                                                     (35,654) J     114,369
Capital assets .......................      40,508       32,832           --         73,340
Assets under capital leases ..........          --       12,964           --         12,964
Deferred tax asset ...................       9,365           --       (9,365) E          --
                                         ---------    ---------    ---------      ---------
     Total assets ....................   $ 131,118    $ 209,373    $  37,964      $ 378,455
                                         =========    =========    =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued
  liabilities ........................   $   6,359    $  14,991    $  14,500  H   $  35,850
Accrued purchase obligations .........          --        3,000           --          3,000
Accrued restructuring costs ..........          --          892           --            892
Accrued wage costs ...................       1,155        3,254           --          4,409
Accrued legal settlements ............          --        2,100           --          2,100
Income taxes payable .................          --          565           --            565
Current portion of long-term debt ....       7,040        3,581           --         10,621
Current portion of obligations under
  capital lease ......................       1,919        2,463           --          4,382
Other accrued liabilities ............       6,523           --           --          6,523
                                         ---------    ---------    ---------      ---------
     Total current liabilities .......      22,996       30,846       14,500         68,342
Line of credit .......................       4,506           --           --          4,506
Long-term debt .......................       2,134        6,346           --          8,480
Obligations under capital lease ......       2,974        6,627           --          9,601
Deferred rent and compensation .......          --          515           --            515
                                         ---------    ---------    ---------      ---------
     Total liabilities ...............      32,610       44,334       14,500         91,444
                                         ---------    ---------    ---------      ---------
Minority interest ....................       1,008        8,905           --          9,913

SHAREHOLDERS' EQUITY
Common shares ........................         280      276,434         (280) N
                                                                     110,557  L     386,991
Common shares held in treasury .......          --           --       (2,432) O      (2,432)
Warrants and options .................       1,144          532       (1,144) N
                                                                      12,839  M      13,371
Paid-in-capital and other ............     117,546           --     (117,546) N          --
Treasury stock at cost ...............        (291)          --          291  N          --
Deficit ..............................     (21,179)    (120,832)      21,179  N    (120,832)
                                         ---------    ---------    ---------      ---------
     Total shareholders' equity ......      97,500      156,134       23,464        277,098
                                         ---------    ---------    ---------      ---------
     Total liabilities and
       shareholders' equity ..........   $ 131,118    $ 209,373    $  37,964      $ 378,455
                                         =========    =========    =========      =========

See accompanying notes to the unaudited pro forma combined financial statements.

                             TLC VISION CORPORATION

           Notes to Unaudited Pro Forma Combined Financial Statements
 Prepared in Accordance with Canadian Generally Accepted Accounting Principles

1. Basis of Pro Forma Presentation

            The TLC VISION unaudited pro forma combined financial statements reflect the estimated issuance of 26,496,672 TLC common shares for all of the outstanding shares of LaserVision common stock based on the outstanding shares of LaserVision common stock as of February 25, 2002, and the conversion number of 0.95 of a TLC common share for each share of LaserVision common stock. As a result of the acquisition on August 31, 2001 by LaserVision of certain assets and liabilities of ClearVision and certain of its subsidiaries, the unaudited pro forma combined financial statements also give effect to the combination of LaserVision and ClearVision. The purchase cost by TLC of LaserVision is based on the average market price per TLC common share of $4.1725 per share for the two days before and the two days after the signing of the merger agreement and the announcement of the proposed merger. The actual number of TLC common shares to be issued will depend on the actual number of outstanding shares of LaserVision common stock on the effective date. TLC currently owns 613,500 common shares of LaserVision and accordingly the 582,825 TLC common shares with an ascribed value of $2,342,000 to be issued by TLC to acquire these outstanding shares will be included as a component of shareholders' equity.

            In addition, TLC expects to issue options to purchase TLC common shares in exchange for all the outstanding LaserVision options and warrants as of the effective date. Based on the number of LaserVision options and warrants outstanding on February 25, 2002, and additional options to be issued concurrent with the closing of this transaction, TLC estimates that it would issue options to purchase approximately 7,635,127 TLC common shares at a weighted average exercise price of $5.04 per share. The actual number of options to be granted will depend on the actual number of LaserVision options and warrants outstanding at the effective date. These unaudited pro forma combined financial statements reflect the issuance of these options based on their fair value using the Black Scholes pricing model with the following weighted average assumptions: risk-free interest of 3.72%, dividend yield of 0%, volatility factor of the expected market price of TLC VISION's common shares of 0.924, and a weighted average expected option life of 1.6 years. The fair market value of the options granted is $12,839,000.

            The estimated direct transaction expenses incurred or assumed of $14,500,000 have been included as part of the total estimated purchase cost.

            The total
purchase price will be allocated to the assets acquired and liabilities assumed, based on their respective estimated fair values. The allocation of the aggregate purchase price reflected in the TLC VISION unaudited pro forma combined financial statements is preliminary and represents management's best estimate of the fair value of the assets and liabilities. The actual allocation may differ materially from those assumptions after valuations and other procedures to be performed after the completion of the merger are finalized. Such allocation may differ significantly from the preliminary allocation included herein. Following is a table of the estimated total purchase cost and the intangible assets acquired (in thousands of dollars).

Estimated purchase cost
  Estimated value of securities to be issued                          $ 110,557
  Less:  TLC ownership of 613,500 shares of LaserVision common stock     (2,432)
                                                                      ---------
                                                                        108,125
  TLC investment in LaserVision and deferred advisor fees                 3,653
  Replacement options granted for options and warrants                   12,839
                                                                      ---------
                                                                        124,617
  Direct transaction costs and expenses                                  11,700
  Accrued severance costs                                                 2,800
                                                                      ---------
     Total estimated purchase cost                                    $ 139,117
                                                                      =========

Purchase price allocation
  Tangible net assets acquired                                        $  38,588
  Intangible assets acquired:
    Goodwill                                                             81,629
    Management agreements                                                18,900
                                                                      ---------
    Total estimated purchase price allocation                         $ 139,117
                                                                      =========

            Tangible net assets of LaserVision principally include cash and cash equivalents, short-term investments, accounts receivable, fixed assets and other assets. Liabilities assumed principally include accounts payable, accrued compensation and other accrued expenses.

            The fair values assigned to the management agreements of LaserVision and its subsidiaries as of October 31, 2001 are based on (a) the amount paid, in the case of recently entered into agreements, and (b) discounted cash flow and earnings analyses, as determined by the preliminary results of an external valuation, for all other agreements. The value assigned to these agreements could change upon completion of the valuation. As of the date of the acquisition, the average remaining term of the underlying contracts range from approximately 1.5 to 5 years. In estimating the discounted cash flows, the following assumptions were used: contract retention rate of 85%-90%; procedure volumes based on experience during the last twelve months; per procedure revenue based on experience during the last twelve months; per procedure expenses based on experience during the last twelve months; income tax rate of 39%; discount rate of 15%; a charge for the use of contributory assets based on revenue experienced during the last twelve months; and rates of return ranging from 5% to 15%.

            The charge for the use of contributory assets represents the estimated required return on both the tangible and intangible assets employed to generate future income streams. For an asset to have economic value, the asset must generate adequate cash flow to provide a fair return to the owner(s) of the capital employed in such assets. The charge is computed by quantifying the charge required to amortize the return on the asset at the rate of return commensurate with the risk profile of the asset employed. Charges for the use of contributory assets include payments for the use of: (i) net working capital,
(ii) fixed assets, and (iii) assembled work force.

            Goodwill is determined based on the residual difference between the amount paid and the values assigned to identified tangible and intangible assets. Goodwill relative to the Laser Vision acquisition is not being amortized under guidance of CICA Handbook Section 1581, "Business Combinations" and CICA Handbook Section 3062, "Goodwill and Other Intangible Assets."

            If TLC and LaserVision had adopted the provisions of these standards on June 1, 2000, TLC amortization of goodwill for the year ended May 31, 2001 of $3,784,000 would not have been reflected in the pro forma combined statement of income (loss) and the pro forma loss and pro forma loss per share would have been $30,224,000 and $0.49, respectively. The new standards also require an annual impairment test related to goodwill. The amount, if any, of such an impairment loss has not been included in this unaudited pro forma financial statement.

            The unaudited pro forma combined statements of income (loss) for TLC VISION for the year ended May 31, 2001 and the six months ended November 30, 2001 have been represented in a manner which reflects management plans to present classifications of revenues and expenses in future financial statements. Management believes this presentation provides users of the financial statements with the most meaningful understanding of the combined business. Accordingly, the revenues and expenses of TLC, LaserVision and ClearVision have been reclassified from their historical presentation to reflect the proposed new classifications.

            On August 31, 2001, LaserVision acquired certain assets and liabilities of ClearVision and its subsidiaries for $4,900,000 in cash and approximately 2,100,000 shares of restricted common stock of LaserVision of which 750,000 shares are being held in escrow pending settlement of certain post acquisition purchase price contingencies. The acquisition was accounted for under the purchase method. In connection with the acquisition of ClearVision, LaserVision management does not believe there are material amounts of separately identifiable assets to be valued apart from goodwill, however, further studies which are currently in process could identify specific intangibles other than goodwill which could impact on the accompanying pro forma financial information.

ClearVision provided excimer laser access and was based in Lakewood, Colorado. Additional information with respect to this transaction is included in the LaserVision 8-K dated August 31, 2001, as amended, incorporated by reference in this joint proxy statement/prospectus.

2. Pro Forma Net Income (Loss) Per Share

            The TLC VISION unaudited pro forma combined statements of income
(loss) has been prepared as if the combination of TLC and LaserVision had occurred on June 1, 2000. The pro forma combined basic and diluted net income
(loss) per share amounts are based on the weighted average number of TLC common shares outstanding during each period and the weighted average number of shares of LaserVision common stock outstanding during each period multiplied by the conversion number. The TLC options granted for LaserVision options and warrants are not included in the computation of pro forma diluted net income (loss) per share as their effect would be antidilutive. The 582,825 common shares that TLC will issue in connection with the approximately 613,500 shares of LaserVision that TLC currently owns and which will be held by a subsidiary of TLC VISION have not been reflected in the weighted average outstanding common shares outstanding for the year. The 712,500 TLC shares expected to be issued and held in escrow from the ClearVision acquisition relating to the 750,000 LaserVision shares held in escrow are excluded from the calculation of basic earnings per share.

3. Pro Forma Adjustments

            The TLC VISION unaudited pro forma combined financial statements give effect to the preliminary allocation of the total purchase cost to the assets and liabilities of LaserVision based on their relative fair values and to the amortization over the respective useful lives of amounts allocated to intangible assets.

      Pro Forma Adjustments LaserVision/ClearVision Statement of Income (Loss) - Year Ended May 31, 2001

      1. Adjustment to depreciation of ClearVision fixed assets based on fair value of assets at acquisition and depreciation policies of LaserVision.

      2. Adjustment of $742,000 to interest expense to reverse interest on ClearVision debt not assumed or repaid at the acquisition date. Additional interest of $313,000 has been reflected on the additional $5,000,000 draw (weighted average interest rate of 6.25% for the period) on LaserVision line of credit used to finance purchase of ClearVision.

      3. Adjustment to other income to reverse income on minority ownership in leasing company, which was not continued after LaserVision acquired ClearVision.

      4. Adjustment to tax (expense) benefit to reflect a 39% income tax rate on pro forma combined income (loss) before taxes.

      5. Effective May 1, 2001, LaserVision adopted the provisions of CICA Handbook Section 1581, "Business Combinations" and CICA Handbook
            Section 3062, "Goodwill and Other Intangible Assets," and ceased amortization of goodwill. The pro forma combined statement of operations for LaserVision for the year ended April 30, 2001 does not reflect any amortization of goodwill relative to the ClearVision goodwill. If LaserVision had adopted the provisions of CICA Handbook Sections 1581 and 3062 on May 1, 2000, LaserVision goodwill amortization of $1,612,000 would not have been reflected in the pro forma combined statement of operations for the year ended April 30, 2001, and pro forma net income applicable to common stockholders and pro forma earnings (loss) per share-basic and diluted would have been $99,000, $0.00, and $0.00, respectively.

      6. 750,000 LaserVision shares held in escrow are excluded from the calculation of basic earnings per share.

      Pro Forma Adjustments LaserVision/ClearVision Statement of Income (Loss) - Six Months Ended November 30, 2001

      7. Adjustment to depreciation of TLC VISION fixed assets based on fair value of assets at acquisition and depreciation policies of LaserVision.

      8. Adjustment of $206,000 to interest expense to reverse interest on ClearVision debt not assumed or repaid at the acquisition date. Additional interest of $92,000 has been reflected on the additional $5,000,000 draw (weighted average interest rate of 5.5% for the period) on LaserVision line of credit used to finance purchase of ClearVision.

       9. Adjustment to other income to reverse income on minority ownership in leasing company, which was not continued after LaserVision acquired ClearVision.

      10. Adjustment to tax (expense) benefit to reflect a 32% income tax rate on pro forma combined income (loss) before taxes, based on permanent differences on a pro forma basis.

      11. Effective May 1, 2001, LaserVision adopted the provisions of CICA Handbook Section 1581, "Business Combinations" and CICA Handbook
            Section 3062 "Goodwill and Other Intangible Assets," and ceased amortization of goodwill. The pro forma combined statement of operations for LaserVision for the six months ended October 31, 2001 does not reflect any amortization of goodwill.

      12. 750,000 LaserVision shares held in escrow are excluded from the calculation of basic earnings per share.

      Pro Forma Adjustments TLC VISION Statement of Income (Loss) - Year Ended May 31, 2001

      A. Adjustment to depreciation expense of $4,609,000 for the LaserVision and ClearVision fixed and intangible assets based on fair value of assets at acquisition and depreciation policies of TLC. Adjustment to amortization expense of $1,612,000 for the elimination of LaserVision's goodwill amortization expense.

      B. To reverse LaserVision's pro forma adjusted tax recovery of $1,049,000 based on the need for a valuation allowance on deferred tax assets reflecting the pro forma combined losses of TLC VISION.

      Pro Forma Adjustments TLC VISION Statement of Income - Six Months Ended November 30, 2001

      C. Adjustment to depreciation expense of $2,161,000 for the LaserVision and ClearVision fixed and intangible assets based on fair value of assets at acquisition and depreciation policies of TLC.

      D. To reverse LaserVision's pro forma adjusted tax recovery of $1,344,000 based on the need for a valuation allowance on deferred tax assets reflecting the pro forma combined losses of TLC VISION.

      Pro Forma Adjustments TLC VISION Balance Sheet

      E. To write-off LaserVision's current deferred tax asset of $1,966,000 and long-term deferred tax asset of $9,365,000 as a result of the need for a valuation allowance based on the combined pro forma losses of TLC VISION.

      F. To eliminate TLC's investment at November 30, 2001 in LaserVision of 613,500 common shares valued at $1,453,000.

      G.    To reverse previously deferred advisor fees of $2,200,000.

      H. To record transaction costs of $14,500,000 to be incurred or assumed by TLC associated with the transaction consisting of $11,700,000 in advisors' fees, expenses relating to preparing, printing and mailing and filing this registration statement and other expenses and regulatory filing fees and $2,800,000 in severance costs. Severance costs relate to the expected termination of one executive of LaserVision who will be paid severance in the year following the completion of the transaction.

      I. To eliminate LaserVision's intangibles of $11,927,000 prior to the allocation of the purchase price by TLC.

      J. To eliminate LaserVision's goodwill of $35,654,000 prior to the allocation of the purchase price by TLC.

      K. To allocate the aggregate purchase price of LaserVision's net assets in accordance with the purchase method of accounting as follows:

Common shareholders' equity acquired
      before adjustments E, H, I and J .............................  $  97,500
Deduct effects of adjustments described in E, I and J ..............    (58,912)
                                                                      ---------
Net tangible assets ................................................     38,588
                                                                      ---------
Fair Value of shares to be issued ..................................    110,557
      Less TLC ownership of LaserVision shares .....................     (2,432)
                                                                      ---------
                                                                        108,125
Adjustments F and G ................................................      3,653
Fair value of replacement options granted for LaserVision options
      and warrants .................................................     12,839
Estimated acquisition costs described in H .........................     14,500
                                                                      ---------
Total purchase price ...............................................    139,117
                                                                      ---------
Excess purchase price over net tangible assets acquired ............  $ 100,529
                                                                      =========

Allocation of purchase price in excess of fair value of net tangible assets acquired
      Management contracts (includes amounts in I) .................  $  18,900
      Goodwill (includes amounts in J) .............................     81,629
                                                                      ---------
                                                                      $ 100,529
                                                                      =========

      L. The issuance of 26,496,672 TLC common shares at $4.1725 per share in exchange for all 27,891,234 outstanding LaserVision common shares as of February 25, 2002, on the basis of an exchange ratio of 0.95 of a TLC share for each common share of LaserVision.

      M. To record the fair value of $12,839,000 of TLC stock options issued in order to replace the outstanding LaserVision stock options and warrants.

      N. To eliminate on consolidation the shareholders' equity attributable to LaserVision's common shareholders in the amount of $97,500,000.

      O. To reflect the value of the 613,500 common shares of LaserVision currently owned by TLC, exchanged into 582,825 TLC common shares issued with an ascribed value of $2,432,000 as a component of shareholders' equity.

4. Application of New Goodwill Standard, CICA Handbook Section 3062

      TLC has decided to early adopt CICA Handbook Section 1581, Business Combinations, and CICA Handbook Section 3062, Goodwill and Other Intangible Assets. Effective June 1, 2001, amortization of goodwill is not required. However, the new standard introduces guidance on testing goodwill for impairment. In accordance with this new standard, TLC is required to perform a transitional impairment test on goodwill that existed as at June 1, 2001. Impairment is tested using a two-step approach, at a level of reporting referred to as a reporting unit. The first step compares the fair value of a reporting unit with its carrying amount, including goodwill, to identify potential impairment. If the fair value of a reporting unit exceeds its carrying amount, goodwill is not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, step two requires the fair value of the reporting unit's goodwill to be compared with its carrying amount to measure impairment loss, if any. The fair value of goodwill is determined in the same manner as in a business combination. An enterprise allocates the fair value of a reporting unit to all assets and liabilities, including unrecognized intangible assets, as if the reporting unit had been acquired in a business combination and the fair value was the price paid to acquire the reporting unit. In its financial results for the period ended November 30, 2001, TLC disclosed that, based on the results of step one of the transitional impairment test, TLC has identified certain reporting units for which the carrying value exceeded the fair value at June 1, 2001, indicating a potential impairment of goodwill in those reporting units. Step two of the transitional impairment test, used to determine the magnitude of a goodwill impairment, will be completed by May 31, 2002, the end of TLC's fiscal year, and any resulting impairment will be recorded as a cumulative effect of a change in accounting principle. Initial quantification of the impairment test, which may vary from the final quantification, indicates a write down of approximately $7 million to $15 million. Under the new standards, TLC VISION will also be required to perform additional tests of goodwill impairment at least annually, but more frequently if indications of impairment exist. Any impairment losses occurring after June 1, 2001 will be charged to earnings in the period the impairment is determined and recorded in operating income for that period.

      TLC VISION will re-perform the impairment test before June 1, 2002, which could result in a substantial charge to TLC VISION's earnings during the period in which the impairment test is performed. As of November 30, 2001, TLC reported goodwill of $32.7 million on its consolidated balance sheet and, on a pro forma consolidated basis the goodwill of TLC VISION was $114.4 million. The actual amount of goodwill to be recorded by TLC VISION is subject to change based upon the allocation of the purchase price to the assets acquired in the merger. For this purpose the TLC common shares issued in the merger will be valued at $4.1725, their market price immediately prior to the announcement of the merger, even though it represents a substantial premium to recent prices at which the shares have traded. Calculation of any impairment is performed at the level of reporting units and requires a comprehensive analysis; and neither the TLC VISION reporting units nor the valuations have been determined. However, the difference between the book value of a company and its market value may indicate that an impairment in the company's goodwill exists. Based upon the recent trading price of TLC's common shares, the pro forma consolidated book value of TLC VISION substantially exceeds its pro forma market capitalization. This is an indication that the impairment analysis to be conducted by TLC VISION may result in some portion or all of TLC VISION's pro forma goodwill of $114.4 million being deemed impaired and written off in the period in which the test occurs, the quarter ended May 31, 2002. Because the determination of whether there is an impairment of TLC VISION's goodwill will be completed at a future date and will involve many aspects of analyses which have not yet been undertaken, the amount of any write-down cannot be reliably predicted at this time.

                                      PROXY
                           LASER VISION CENTERS, INC.
                      540 Maryville Centre Drive, Suite 200
                            St. Louis, Missouri 63141

        For the Special Meeting of Shareholders to be held April 18, 2002

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

            The undersigned shareholder(s) of LASER VISION CENTERS, INC. ("LaserVision") does hereby nominate, constitute and appoint John J. Klobnak and Robert W. May, or each of them (with full power to act alone), true and lawful proxies and attorneys-in-fact, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote all of the shares of common stock, $0.01 par value, of LaserVision standing in the name of the undersigned on its books at the close of business on March 5, 2002 at the Special Meeting of Shareholders to be held at the Doubletree Hotel and Conference Center, 16625 Swingley Ridge Drive, Chesterfield, Missouri, on April 18, 2002, at 9:00 a.m., Central Standard Time, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as follows:

1. To consider and vote upon a proposal to approve the acquisition of LaserVision by TLC Laser Eye Centers Inc. ("TLC") in accordance with the agreement and plan of merger, dated as of August 25, 2001, by and among LaserVision, TLC and a wholly owned subsidiary of TLC, and the transactions contemplated by that agreement. Under the terms of the merger agreement, a subsidiary of TLC will merge with and into LaserVision and LaserVision will become a wholly owned subsidiary of TLC upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the accompanying joint proxy statement/prospectus.

                   |_| FOR            |_| AGAINST           |_| ABSTAIN

2. To transact such other business that may properly come before the special meeting or any adjournments or postponements of the special meeting.

                   |_| FOR            |_| AGAINST           |_| ABSTAIN

3. To authorize the Board of Directors to adjourn the special meeting to permit further solicitation of proxies, if necessary.

                   |_| FOR            |_| AGAINST           |_| ABSTAIN

    The Board of Directors recommends a vote "FOR" approval of the agreement and plan of merger and the transactions contemplated thereby.

      The undersigned hereby revokes any other proxies to vote at such meeting and hereby ratifies and confirms all that the proxies and attorneys-in-fact, or each of them, appointed hereunder may lawfully do by virtue hereof. Said proxies and attorneys-in-fact, without limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the special meeting.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given herein, this proxy will be voted "FOR" each of the proposals listed above.

 PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY SO THAT IT IS RECEIVED
              BY APRIL 17, 2002 USING THE ENVELOPE PROVIDED.

Check appropriate box and
indicate changes below:

Address Change? |_|     Name Change? |_|

                                              _________________________________
                                             |                                 |
                                             |                                 |
___________________________________          |_________________________________|
Name of Shareholder                              Signature(s) in Box
(Please print clearly)

___________________________________           _________________________________|
Number of Shares                              Date

Please sign this proxy card exactly as your shares are registered. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one person holds the power to vote the same shares, any one of them may sign this proxy card. If the shareholder is a corporation, this proxy card must be signed by a duly authorized officer of the shareholder. By signing this proxy card, you acknowledge receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus (with all enclosures and attachments), dated March 1, 2002, relating to the special meeting.

                           TLC LASER EYE CENTERS INC.

                                      PROXY

    Annual and Special Meeting of Shareholders of TLC Laser Eye Centers Inc.
                          to be held on April 18, 2002

             THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF
                           TLC LASER EYE CENTERS INC.

            The undersigned shareholder of TLC Laser Eye Centers Inc. ("TLC") hereby appoints Elias Vamvakas, Chief Executive Officer and a director of TLC, or, failing him, Lloyd D. Fiorini, General Counsel and Secretary of TLC, or instead of any of the foregoing, ___________________________, as proxy of the undersigned, to attend, vote and act for and on behalf of the undersigned at the annual and special meeting of shareholders of TLC to be held on April 18, 2002 at 11 a.m., Eastern Standard Time, at News Theatre, 98 The Esplanade, Toronto, Ontario, and at all adjournments thereof, upon the following matters:

1.          TO VOTE FOR  |_|               AGAINST   |_|       ABSTAIN   |_|

            or, if no specification is made, vote FOR a resolution approving the transactions contemplated by an agreement and plan of merger dated as of August 25, 2001 by and among Laser Vision Centers, Inc., TLC and a wholly owned subsidiary of TLC that provides for a wholly owned subsidiary of TLC to merge with and into LaserVision; in the merger, LaserVision would become a wholly owned subsidiary of TLC, as fully described in the accompanying joint proxy statement/prospectus;

2.          TO VOTE FOR  |_|               AGAINST   |_|       ABSTAIN   |_|

            or, if no specification is made, vote FOR a resolution approving the amendment of the articles of TLC to change the name of TLC to "TLC VISION Corporation";

3.          TO VOTE FOR  |_|               AGAINST   |_|       ABSTAIN   |_|

            or, if no specification is made, vote FOR a resolution approving the continuance of TLC under the laws of New Brunswick and the adoption of new by-laws of TLC;

4.          TO VOTE FOR  |_|               AGAINST   |_|       ABSTAIN   |_|

            or, if no specification is made, vote FOR a resolution approving the amendment of the articles of TLC to increase the maximum number of directors from 10 to 15;

5.          TO VOTE FOR  |_|               AGAINST   |_|       ABSTAIN   |_|

            or, if no specification is made, vote FOR a resolution approving the repricing of certain options outstanding under TLC's amended and restated stock option plan in the manner described in the accompanying joint proxy statement/prospectus;

6.          TO VOTE FOR  |_|               WITHHOLD  |_|

            or, if no specification is made, vote FOR the election of the following directors for the terms and subject to the conditions stated in the accompanying joint proxy statement/prospectus:

                   Elias Vamvakas                      Warren S. Rustand
                   Dr. Jeffery J. Machat               John J. Klobnak+
                   John F. Riegert                     James M. Garvey+
                   Howard J. Gourwitz                  Dr. Richard Lindstrom+
                   Dr. William David Sullins, Jr.      David S. Joseph+
                   Thomas N. Davidson

            Provided that the undersigned wishes to withhold vote for the following directors:

            ____________________________________________________________________

7.          TO VOTE FOR  |_|               WITHHOLD  |_|

            or if no specification is made, vote FOR the continued appointment of Ernst & Young LLP as auditors of TLC and authorizing the directors to fix the remuneration of the auditors; and

8.          TO VOTE FOR  |_|               AGAINST  |_|        ABSTAIN   |_|

            of if no specification is made, vote FOR the grant of discretion to the proxy nominee to vote on any amendments to the foregoing and on such other business as may properly come before the meeting or any adjournments thereof.

9.          TO VOTE FOR  |_|               AGAINST  |_|        ABSTAIN   |_|

            or if no specification is made, vote FOR the adjournment or postponement of the annual and special meeting.

            The shares represented by this proxy will be voted as directed. If no direction is indicated as to any item(s), they will be voted in favor of such item(s).

EXECUTED on the _____________ day of ___________, 2002


_____________________________                   ________________________________
Number of Common Shares                         Signature of Shareholder


                                                ________________________________
                                                Name of Shareholder
                                                (Please print clearly)

* Please see other side for notes on how to use this proxy.

+ The merger agreement provides for these individuals to be nominated for election as directors, conditional upon the merger becoming effective, to hold office until the next annual meeting of TLC shareholders or until his successor is elected or appointed. If the merger is not approved, these individuals will not be elected to the TLC board of directors.

NOTES:

1. A shareholder has the right to appoint a person to represent the shareholder at the meeting other than the management representatives designated in this proxy. Such right may be exercised by inserting in the space provided the name of the other person the shareholder wishes to appoint. Such other person need not be a shareholder.

2. To be valid, this proxy must be signed and deposited with CIBC Mellon Trust Company, Proxy Dept., 200 Queen's Quay East, Unit #6, Toronto, Ontario M5A 4K9 (Facsimile No. (416) 368-2502) not later than the close of business on April 16, 2002, or, if the meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned meeting.

3. If an individual, please sign exactly as your shares are registered. If the shareholder is a corporation, this proxy must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed. If the shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of the deceased or other shareholder, the shareholder's name must be printed in the space provided, the proxy must be signed by the legal representative with his name printed below his signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy.

4. Reference is made to the accompanying joint proxy statement/prospectus (which is also a management information circular under Canadian laws) for further information regarding completion and use of this proxy and other information pertaining to the meeting. Before completing this proxy, non-registered holders should carefully review the section in the accompanying joint proxy statement/prospectus entitled "Information Regarding the TLC Shareholder Meeting -- Non-Registered Shareholders" and should carefully follow the instructions of the securities dealer or other intermediary who sent this proxy.

5. Section 185 of the Business Corporations Act (Ontario) (the "OBCA") entitles registered holders of common shares to dissent from the special resolution approving the continuance of TLC under the laws of New Brunswick. A shareholder may only exercise the right to dissent under section 185 of the OBCA in respect of shares which are registered in that shareholder's name. Shareholders, including non-registered shareholders, who wish to dissent should carefully review the section entitled "Information Regarding the TLC Shareholder Meeting -- Business to be Conducted at the Meeting -- Resolution 3: Approval of the Continuance of TLC under the Laws of New Brunswick and the Adoption of New By-Laws -- Dissenters' Rights" in, and Schedule E to, the joint proxy statement/prospectus which accompanies this proxy. The failure to comply strictly with the provisions of the OBCA may result in the loss or unavailability of the right to dissent.

6. If this proxy is not dated in the space provided, it is deemed to bear the date on which it is mailed.

7. If a share is held by two or more persons, any one of them present or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote in respect thereof, but if more than one of them are present or represented by proxy, they shall vote together in respect of each share so held.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

            The Registrant is currently an Ontario corporation. At the meeting to approve the merger, shareholders of the Registrant will be asked, among other things, to approve the continuance of the Registrant into the province of New Brunswick and the change of the Registrant's name to "TLC VISION Corporation." Consequently, this Registration Statement provides information for both Ontario and New Brunswick.

      1. Ontario

            Under Section 136 of the Business Corporations Act (Ontario), a director or officer of a corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives:

      (a) may be indemnified by the corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate;

      (b) may be indemnified by the corporation, with the approval of a court, against all costs, charges and expenses reasonably incurred by the person in connection with an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate; and

      (c) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits of his or her defense of the action or proceeding.

            Provided, in all cases, such person fulfills the conditions that (a) he or she acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

            Section 7 of the Registrant's By-law No. 3 contains provisions relating to the indemnification of directors and officers, which provide, in general, that the Registrant shall indemnify its officers and directors, its former officers and directors, any person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a creditor, and their heirs and legal representatives, to the extent permitted by the Business Corporations Act (Ontario).

      2. New Brunswick

            Section 81 of the New Brunswick Business Corporations Act (NBBCA), which will govern the Registrant following its continuance under the laws of New Brunswick, provides that, except in respect of an action by or on behalf of a corporation to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the corporation and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. A corporation may with the approval of the Court of Queen's Bench of New Brunswick indemnify a person referred to above in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in (a) and (b) above. Notwithstanding the foregoing, a director or officer of a corporation is entitled to indemnification from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the corporation or body corporate if he was substantially successful on the merits in his defense of the action or proceeding, he fulfills the conditions set out in (a) and (b) above and he is fairly and reasonably entitled to indemnity. By-Law 2002, which is the proposed general by-law of the Registrant, will provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the NBBCA or otherwise by law.

            A policy of directors and officers' liability insurance is maintained by the Registrant which insures directors and officers of the Registrant and its subsidiaries for losses as a result of claims based upon the acts or omissions as directors and officers of the Registrant. The Registrant has entered into agreements with certain of its directors and officers and will enter into agreements with all of its directors and officers pursuant to which the Registrant agrees to indemnify its directors and officers to the fullest extent permitted by applicable law.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit
Number                                  Description
------                                  -----------

   2.1 -- Agreement and Plan of Merger, dated as of August 25, 2001, by and among the Registrant, TLC Acquisition II Corp. and Laser Vision Centers, Inc. (attached as Appendix A to the joint proxy statement/prospectus contained in this Registration Statement). Pursuant to Item 601(b)(2) of Regulation S-K, the disclosure letters referred to in the Agreement and Plan of Merger are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted disclosure letters to the Commission upon request.

   2.2 -- Letter dated December 27, 2001 amending the Agreement and Plan of Merger.(1)

   3.1 -- Articles of Incorporation of the Registrant dated September 1, 1998 (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K for the fiscal year ended May 31, 1998).

   3.2 -- Articles of Amendment of the Registrant dated November 5, 1999 (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended May 31, 2000).

   3.3 -- Articles of Continuance of the Registrant which will become effective prior to completion of the merger (attached as Appendix D to the joint proxy statement/ prospectus contained in this Registration Statement).

   3.4 -- By-Law No. 3 of the Registrant which will be replaced by By-Law 2002 prior to the completion of the merger (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended May 31, 1998).

   3.5 -- Amendment dated as of November 4, 1999 to By-Law No. 3 of the Registrant.(1)

   3.6 -- By-Law 2002 of the Registrant which will become effective prior to the completion of the merger (attached as Appendix D to the joint proxy statement/prospectus contained in this Registration Statement).

   4.1 -- Shareholder Rights Plan Agreement dated as of September 21, 1999 between the Registrant and CIBC Mellon Trust Company.(1)

   5.1 -- Opinion of Stewart McKelvey Stirling Scales as to legality of the Registrant's common shares.(1)

   8.1  --  Opinion of Thompson Coburn LLP as to certain tax matters.(1)

   10.1 --  The Registrant's Share Purchase Plan (incorporated by reference to
            Exhibit 4(b) to the Registrant's Registration Statement on Form S-8 filed with the Commission on December 31, 1997).

   10.2 -- Employment Agreement with Elias Vamvakas (incorporated by reference to Exhibit 10.1(e) to the Registrant's Form 10-K for the fiscal year ended May 31, 1998).

   10.3 -- Consulting Agreement with Excimer Management Corporation (incorporated by reference to Exhibit 10.1(g) to the Registrant's Form 10-K for the fiscal year ended May 31, 1998).

   10.4 -- Shareholder Agreement for Vision Corporation (incorporated by reference to Exhibit 10.1(l) to the Registrant's Form 10-K for the fiscal year ended May 31, 1998).

   10.5 -- Employment Agreement with David Eldridge (incorporated by reference to Exhibit 10.1(m) to the Registrant's Form 10-K for the fiscal year ended May 31, 2000).

   10.6 -- Employment Agreement with William Leonard (incorporated by reference to Exhibit 10.1(n) to the Registrant's Form 10-K for the fiscal year ended May 31, 2000).

   10.7 --  Intentionally deleted.

   10.8 -- Amended and Restated Share Option Plan of the Registrant (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8 filed with the Commission on December 31, 1997).

   10.9 --  Termination Agreement with Thomas O'Hare.(1)

   10.10 -- Consulting Agreement dated December 13, 2001 with Warren Rustand.(1)

   21.1 -- Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant's Form 10-K for the fiscal year ended May 31, 2001).

   23.1 --  Consent of Ernst & Young LLP, independent accountants.(2)

   23.2 -- Consent of PricewaterhouseCoopers LLP, independent accountants.(2)

   23.3 --  Consent of Arthur Andersen LLP, independent accountants.(2)

   23.4 -- Consent of Stewart McKelvey Stirling Scales (included in the opinion attached as Exhibit 5.1).

   23.5 -- Consent of Thompson Coburn LLP (included in the opinion attached as Exhibit 8.1).

   23.6 --  Consent of PricewaterhouseCoopers LLP, independent accountants.(2)

   23.7 --  Acknowledgment of Ernst & Young LLP, independent accountants (2)

   24.1 -- Power of Attorney.(1)

   99.1 --  Form of Proxy for LaserVision common stock.(2)

   99.2 --  Form of Proxy for TLC common shares.(2)

   99.3 -- Opinion of SG Cowen Securities Corporation (included as Appendix B to the joint proxy statement/prospectus contained in this Registration Statement).

   99.4 -- Opinion of Goldman, Sachs & Co. (included as Appendix C to the joint proxy statement/prospectus contained in this Registration Statement).

   99.5 --  Consent of SG Cowen Securities Corporation.(2)

   99.6 --  Consent of Goldman, Sachs & Co.(2)

----------
(1)   Previously filed.
(2)   Filed herewith.

Item 22. Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (c)   (i)   The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by other Items of the applicable form.

            (ii) The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (e) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus which forms a part of this registration statement pursuant to Items 4, 10(b), 11, or 13 of this registration statement, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

      (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Canada on February 28, 2002.

                                              TLC LASER EYE CENTERS INC.


                                          By: /s/ Elias Vamvakas
                                              ----------------------------------
                                              Elias Vamvakas
                                              Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                    Title                              Date
       ---------                                    -----                              ----
       /s/ Elias Vamvakas             Chief Executive Officer and               February 28, 2002
---------------------------------     Chairman of the Board of Directors
         Elias Vamvakas               (Principal Executive Officer)


                *                     Controller and Acting Chief               February 28, 2002
---------------------------------     Financial Officer (Principal Financial
           Brian Park                 and Accounting Officer)


                *                     Co-National Medical Director              February 28, 2002
---------------------------------     and Director
        Jeffery J. Machat


                *                     Director                                  February 28, 2002
---------------------------------
       Howard J. Gourwitz


                *                     Director
---------------------------------
 Dr. William David Sullins, Jr.


                *                     Director                                  February 28, 2002
---------------------------------
         John F. Riegert


                *                     Director                                  February 28, 2002
---------------------------------
       Thomas N. Davidson

                *                     Director
---------------------------------
        Warren S. Rustand


*By: /s/ Elias Vamvakas
     ----------------------------
     Attorney-in-fact

                                INDEX OF EXHIBITS

Exhibit
Number         Description of Exhibit Description
------         ----------------------------------

    2.1    --  Agreement and Plan of Merger, dated as of August 25, 2001, by and among the Registrant, TLC Acquisition II Corp. and Laser Vision Centers, Inc. (attached as Appendix A to the joint proxy statement/prospectus contained in this Registration Statement). Pursuant to Item 601(b)(2) of Regulation S-K, the disclosure letters referred to in the Agreement and Plan of Merger are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted disclosure letters to the Commission upon request.

    2.2    --  Letter dated December 27, 2001 amending the Agreement and Plan of
               Merger.(1)

    3.1    --  Articles of Incorporation of the Registrant dated September 1,
               1998 (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K for the fiscal year ended May 31, 1998).

    3.2    --  Articles of Amendment of the Registrant dated November 5, 1999
               (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended May 31, 2000).

    3.3    --  Articles of Continuance of the Registrant which will become effective prior to completion of the merger (attached as Appendix D to the joint proxy statement/ prospectus contained in this Registration Statement).

    3.4    --  By-Law No. 3 of the Registrant which will be replaced by By-Law
               2002 prior to the completion of the merger (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended May 31, 1998).

    3.5    --  Amendment dated as of November 4, 1999 to By-Law No. 3 of the
               Registrant.(1)

    3.6    --  By-Law 2002 of the Registrant which will become effective prior to the completion of the merger (attached as Appendix D to the joint proxy statement/prospectus contained in this Registration Statement).

    4.1    --  Shareholder Rights Plan Agreement dated as of September 21, 1999 between the Registrant and CIBC Mellon Trust Company.(1)

    5.1    --  Opinion of Stewart McKelvey Stirling Scales as to legality of the
               Registrant's common shares.(1)

    8.1    --  Opinion of Thompson Coburn LLP as to certain tax matters.(1)

    10.1   --  The Registrant's Share Purchase Plan (incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement on Form S-8 filed with the Commission on December 31, 1997).

    10.2   --  Employment Agreement with Elias Vamvakas (incorporated by reference to Exhibit 10.1(e) to the Registrant's Form 10-K for the fiscal year ended May 31, 1998).

    10.3   --  Consulting Agreement with Excimer Management Corporation
               (incorporated by reference to Exhibit 10.1(g) to the Registrant's Form 10-K for the fiscal year ended May 31, 1998).

    10.4   --  Shareholder Agreement for Vision Corporation (incorporated by reference to Exhibit 10.1(l) to the Registrant's Form 10-K for the fiscal year ended May 31, 1998).

    10.5   --  Employment Agreement with David Eldridge (incorporated by reference to Exhibit 10.1(m) to the Registrant's Form 10-K for the fiscal year ended May 31, 2000).

Exhibit
Number         Description of Exhibit Description
------         ----------------------------------

    10.6   --  Employment Agreement with William Leonard (incorporated by reference to Exhibit 10.1(n) to the Registrant's Form 10-K for the fiscal year ended May 31, 2000).

    10.7       Intentionally deleted.

    10.8   --  Amended and Restated Share Option Plan of the Registrant
               (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8 filed with the Commission on December 31, 1997).

    10.9   --  Termination Agreement with Thomas O'Hare.(1)

    10.10  --  Consulting Agreement dated December 13, 2001 with Warren
               Rustand.(1)

    21.1   --  Subsidiaries of the Registrant (incorporated by reference to
               Exhibit 21.1 to the Registrant's Form 10-K for the fiscal year ended May 31, 2001).

    23.1   --  Consent of Ernst & Young LLP, independent accountants.(2)

    23.2   --  Consent of PricewaterhouseCoopers LLP, independent
               accountants.(2)

    23.3   --  Consent of Arthur Andersen LLP, independent accountants.(2)

    23.4   --  Consent of Stewart McKelvey Stirling Scales (included in the opinion attached as Exhibit 5.1).

    23.5   --  Consent of Thompson Coburn LLP (included in the opinion attached as Exhibit 8.1).

    23.6   --  Consent of PricewaterhouseCoopers LLP, independent
               accountants.(2)

    23.7   --  Acknowledgment of Ernst & Young LLP, independent accountants (2)

    24.1   --  Power of Attorney.(1)

    99.1   --  Form of Proxy for LaserVision common stock.(2)

    99.2   --  Form of Proxy for TLC common shares.(2)

    99.3   --  Opinion of SG Cowen Securities Corporation (included as Appendix
               B to the joint proxy statement/prospectus contained in this Registration Statement).

    99.4   --  Opinion of Goldman, Sachs & Co. (included as Appendix C to the joint proxy statement/prospectus contained in this Registration Statement).

    99.5   --  Consent of SG Cowen Securities Corporation.(2)

    99.6   --  Consent of Goldman, Sachs & Co.(2)

----------
(1)   Previously filed.
(2)   Filed herewith.